 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1996

                                                 REGISTRATION NO. 33-91930
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)
         DELAWARE                    4841                    73-1435149
     (State or Other       (Primary Standard Industrial     (I.R.S. Employer
     Jurisdiction of       Classification Code Number)   Identification Number)
     Incorporation or
      Organization)
                               ----------------

                          903 NORTH BOWSER, SUITE 140
                            RICHARDSON, TEXAS 75081
                                (214) 479-9244
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                               ----------------

                                JOHN R. BAILEY
                        SENIOR VICE PRESIDENT-FINANCE,
                      CHIEF FINANCIAL OFFICER, TREASURER
                                 AND SECRETARY
                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                          903 NORTH BOWSER, SUITE 140
                            RICHARDSON, TEXAS 75081
                                (214) 479-9244
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                               ----------------

                                With a copy to:
                             JULIE M. ALLEN, ESQ.
                       O'SULLIVAN GRAEV & KARABELL, LLP
                             30 ROCKEFELLER PLAZA
                           NEW YORK, NEW YORK 10112
                                (212) 408-2400

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS     SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1996

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                 OFFER TO EXCHANGE UP TO $100,000,000 OF ITS
                      13% SERIES B SENIOR NOTES DUE 2003
                      FOR ANY AND ALL OF ITS OUTSTANDING
                           13% SENIOR NOTES DUE 2003

                                  ----------

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH , 1996, UNLESS EXTENDED.

                                  ----------

  Heartland Wireless Communications, Inc. (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 13% Series B Senior Notes due 2003 (the "New Notes") of the Company for each $1,000 principal amount of the issued and outstanding 13% Senior Notes due 2003 (the "Old Notes" and the Old Notes and the New Notes, collectively, the "Notes") of the Company from the Holders (as defined herein) thereof. As of the date of this Prospectus, there is $100,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer.

  Interest on the New Notes will accrue from October 15, 1995 and will be payable semi-annually on April 15 and October 15 of each year, commencing April 15, 1996. No interest will be payable on the Old Notes accepted for exchange.

  The New Notes will be senior obligations of the Company ranking pari passu in right of payment to all existing and future indebtedness of the Company, other than indebtedness that is expressly subordinated to the New Notes. The Company has no senior indebtedness, other than the Notes. However, subject to certain limitations set forth in the Indenture (as defined herein), the Company and its subsidiaries may incur additional indebtedness which is secured by assets of the Company and its subsidiaries. In addition, the Company is a holding company that conducts substantially all of its business through its subsidiaries. The Old Notes are, and the New Notes will be, therefore, effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. As of September 30, 1995, on a pro forma basis after giving effect to the consummation of the Transactions (as defined herein) the outstanding liabilities of the Company's consolidated subsidiaries, including all liabilities of consolidated subsidiaries that are not wholly-owned by the Company, were approximately $12.1 million. The Indenture permits the Company's subsidiaries to incur additional indebtedness.

  The Old Notes were not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The New Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 120 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

  The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the New Notes. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

  The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn as provided herein at any time prior to the Expiration Date (as defined herein). The Exchange Offer is subject to certain customary conditions.

                                  ----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE EXCHANGE OFFER.

                                  ----------

 THE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION OR ANY  STATE COMMISSION NOR  HAS THE COMMISSION  OR
     ANY STATE SECURITIES COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY
         OF  THIS PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY
                           IS  A  CRIMINAL OFFENSE.

                The date of this Prospectus is       , 1996

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                             CROSS REFERENCE SHEET

                   PURSUANT TO REGULATION S-K, ITEM 501(b),
         SHOWING LOCATION OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

             FORM S-4                                LOCATION OR
      ITEM NUMBER AND CAPTION                   CAPTION IN PROSPECTUS
      -----------------------                   ---------------------
 1. Forepart of Registration
    Statement and Outside Front
    Cover Page of Prospectus.......  Facing Page of Registration Statement;
                                     Cross-Reference Sheet; Outside Front Cover
                                     Page of Prospectus
 2. Inside Front and Outside Back
    Cover Pages of Prospectus......  Inside Front and Outside Back Cover Pages
                                     of Prospectus; Available Information
 3. Risk Factors, Ratio of Earnings
    to Fixed Charges, and Other
    Information....................  Prospectus Summary; Risk Factors; Selected
                                     Historical Financial Data
 4. Terms of the Transaction.......  Prospectus Summary; The Exchange Offer;
                                     Description of Notes; Certain Federal
                                     Income Tax Considerations
 5. Pro Forma Financial
    Information....................  Prospectus Summary; Pro Forma Financial
                                     Information Relative to the Transactions;
                                     Consolidated Financial Statements and
                                     Unaudited Pro Forma Financial Information
 6. Material Contacts with the
    Company Being
    Acquired.......................                       *
 7. Additional Information Required
    for Reoffering by Persons and
    Parties Deemed to be
    Underwriters...................  Plan of Distribution
 8. Interests of Named Experts and
    Counsel........................                       *
 9. Disclosure of Commission
    Position on Indemnification for
    Securities Act Liabilities.....                       *
10. Information With Respect to S-3
    Registrants....................                       *
11. Incorporation of Certain
    Information by
    Reference......................                       *
12. Information With Respect to S-2
    or S-3
    Registrants....................                       *
13. Incorporation of Certain
    Information by
    Reference......................                       *
14. Information With Respect to
    Registrants Other Than S-2 or
    S-3 Registrants................  Prospectus Summary; Risk Factors; Pro Forma
                                     Financial Information Relative to the
                                     Transactions; Selected Historical Financial
                                     Data; Management's Discussion and Analysis
                                     of Financial Condition and Results of
                                     Operations; Business; Wireless Cable
                                     Industry; Recent Developments; The
                                     Transactions and Planned Divestitures;
                                     Description of Certain Indebtedness;
                                     Consolidated Financial Statements and
                                     Unaudited Pro Forma Financial Information
15. Information With Respect to S-3
    Companies......................                       *

             FORM S-4                                LOCATION OR
      ITEM NUMBER AND CAPTION                   CAPTION IN PROSPECTUS
      -----------------------                   ---------------------
16. Information With Respect to S-2
    or S-3
    Companies......................                       *
17. Information With Respect to
    Companies Other Than S-2 or S-3
    Companies......................                       *
18. Information if Proxies,
    Consents or
    Authorizations Are to be
    Solicited......................                       *
19. Information if Proxies,
    Consents or Authorizations Are
    Not to be Solicited, or in an    Management; Certain Transactions; Principal
    Exchange Offer.................  Stockholders

--------
*Not applicable or answer is in the negative.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

  The Registration Statement may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees.

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such material filed by the Company with the Commission may be inspected, and copies thereof obtained, at the places, and in the manner, set forth above.

  In the event that the Company ceases to be subject to the informational reporting requirements of the Exchange Act, the Company has agreed that, so long as the Notes remain outstanding, it will file with the Commission and distribute to holders of the Notes copies of the financial information that would have been contained in annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that the Company would have been required to file with the Commission pursuant to the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. The Company will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless the context otherwise requires,
(i) all references in this Prospectus to the Company refer collectively to Heartland Wireless Communications, Inc., its predecessors and its majority-owned subsidiaries, and (ii) all information in this Prospectus concerning the Company's business and markets assumes that all of the Transactions have been consummated and excludes the Disposition Assets (as defined herein). See "The Transactions and Planned Divestitures."

                                  THE COMPANY

  Heartland Wireless Communications, Inc. develops, owns and operates wireless cable television systems, primarily in small to mid-size markets located in the central United States. As of November 30, 1995, the Company has wireless cable channel rights in 79 markets representing approximately 8.2 million households, approximately 6.8 million of which the Company believes can be served by line-of-sight ("LOS") transmissions (which generally require a direct, unobstructed transmission path from the central transmitting antenna to the antenna located on the subscriber's premises).

  The Company targets small to mid-size markets with significant numbers of LOS households that are unpassed by traditional hard-wire cable. Many of these households, particularly in rural areas, have limited access to local off-air VHF/UHF channels (such as ABC, NBC, CBS and Fox), and typically do not have access to pay television service except via satellite receivers. As a result, the Company believes that its wireless cable television service is an attractive alternative to existing choices for such households. The Company estimates that, within its 79 wireless cable markets, approximately 2.4 million LOS households, or approximately 36% of the Company's total LOS households, are unpassed by traditional hardwire cable systems, as compared to the 20 largest hard-wire cable markets in the United States, in which only approximately 2% of all households are unpassed by traditional hard-wire cable. The Company believes that it will ultimately achieve a penetration rate of the unpassed LOS households in its markets that is comparable to the average penetration rate achieved by traditional hard-wire cable operators nationally, which Paul Kagan Associates, Inc. estimates to be approximately 63% as of December 31, 1994.

  The Company's 79 markets include (i) 33 markets in which the Company has systems in operation (the "Existing Systems"), (ii) nine markets in which the Company's system is under construction, (iii) 21 near-term launch markets in which the Company has aggregated sufficient wireless cable channel rights to commence construction of a system and (iv) 16 long-term launch markets, including 11 in which the Company has aggregated sufficient wireless cable channel rights to commence construction of a system and 5 in which the Company has leases with or options from applicants for channel licenses that the Company expects to be granted by the Federal Communications Commission (the "FCC"). As of November 30, 1995, the 33 Existing Systems were providing wireless cable service to approximately 117,000 subscribers.


  The executive offices of the Company are located at 903 North Bowser, Suite 140, Richardson, Texas 75081, and the telephone number of the executive offices is (214) 479-9244. The Company's operations are based in Durant, Oklahoma.

                            WIRELESS CABLE INDUSTRY

  In 1983, the FCC allocated a portion of the radio spectrum from 2500 to 2700 megahertz ("MHz"), which had previously been allocated entirely for educational use, to commercial wireless cable operation. Simultaneously, the FCC also modified its rules on the usage of the remaining portion of such spectrum allocated for educational use. Nevertheless, regulatory and other obstacles impeded the growth of the wireless cable industry through the remainder of the 1980s. The FCC maintained burdensome restrictions on the commercial use of educational channel capacity and many program suppliers were unwilling to provide programming to wireless cable operators on terms comparable to those offered to traditional hard-wire cable operators, if at all. During the 1990s, several factors have contributed to the growth of the wireless cable industry, including (i) Congressional scrutiny of the rates and practices of the traditional hard-wire cable industry, (ii) improved technology, particularly signal encryption, (iii) regulatory reforms by the FCC to facilitate the growth and competitive impact of the wireless cable industry, including permitting channel aggregation, and (iv) increased availability of programming for wireless cable systems.

  In each of the Company's markets, 32 channels of spectrum are available for wireless cable transmission. Of these, 12 wireless cable channels can be owned by for-profit entities ("MDS" channels) and the other 20 channels generally must be owned by qualified non-profit educational organizations ("ITFS" channels). ITFS channels must be used at least 20 hours per week for educational programming, while the remaining "excess air time" may be leased to wireless cable operators for commercial use. Certain commercially available programs, such as The Discovery Channel and A&E, qualify as educational and thereby facilitate full-time usage of an ITFS channel by commercial wireless cable operators.

  Wireless cable programming is transmitted through the air via microwave frequencies from a transmission facility ("head-end") to a small receiving antenna at each subscriber's location. To a subscriber, wireless cable provides a high quality picture and a reliable signal. The Company can offer its subscribers HBO, Showtime, Disney, ESPN, CNN, USA, WGN, WTBS, Discovery, the Nashville Network, A&E and other programming services and pay-per-view, as well as local off-air VHF/UHF channels.

                               BUSINESS STRATEGY

  The Company's primary business objective is to develop, own and operate wireless cable television systems in markets in which the Company believes it can achieve positive cash flow and operating income rapidly after system launch and then expand such system while increasing such system's operating income.

  Rural Market Focus. The Company aggregates wireless cable channel rights and locates operations in geographic clusters of small to mid-size markets that have a substantial number of households not currently passed by traditional hard-wire cable. The Company believes that this size market typically has a stable economic base, less competition from alternative forms of entertainment and terrain and other conditions conducive to wireless cable transmissions.

  Managed Subscriber Penetration. The Company attempts to manage system launch and subscriber growth in order to contain system launch costs and to achieve positive cash flow rapidly. Typically, the Company's operating systems achieve positive monthly operating cash flow upon obtaining an average of approximately 1,500 subscribers. Within a system, the Company initially directs its marketing at unpassed households, which typically have limited access to local off-air VHF/UHF broadcast channels. Accordingly, the Company believes it can launch service successfully in most of its markets with only 12 channels of programming, allowing it to contain system launch costs and achieve positive cash flow with a lower number of subscribers. Generally, once a system achieves positive operating cash flow, the Company will expand the channel offering and add subscribers while increasing such system's positive operating cash flow. As of November 30, 1995, 17 of the Company's operating systems were generating positive monthly operating cash flow. The remaining operating systems that were not generating positive monthly operating cash flow had not reached an average of 1,500 subscribers.

  Low Cost Structure. Wireless cable systems typically cost significantly less to build and operate than traditional hard-wire cable systems for several reasons. First, while both traditional hard-wire cable operators and wireless cable operators must construct a head-end, traditional hard-wire cable operators must also install an extensive network of coaxial cable and amplifiers in order to transmit signals from the head-end to subscribers. Once the head-end is constructed, the Company estimates that each additional wireless cable subscriber currently requires an incremental capital expenditure by the Company of approximately $395 to $435, consisting of, on average, $275 to $300 of material, $95 to $105 of installation labor and overhead charges and $25 to $30 of direct commission. Such incremental capital expenditures are variable costs and are partially offset by installation fees paid by subscribers. Second, without an extensive cable network, wireless cable operators typically incur lower system maintenance costs and depreciation expense. Third, programming is generally available to traditional hard-wire and wireless cable operators on comparable terms, although operators that have a smaller number of subscribers often are required to pay higher per-subscriber fees. Fourth, the Company currently experiences a low rate of subscriber turnover of on average approximately 1.5% per month, as compared to the "churn" rate of approximately 3% per month typically experienced by traditional hard-wire cable operators. Reduced subscriber turnover reduces installation and marketing expenses. Finally, by locating its operations in geographic clusters, the Company can further contain costs by taking advantage of economies of scale in management, sales and customer service.

  Acquisition of ITFS Channel Rights. Because the Company believes it can launch service successfully in its markets with as few as 12 channels of programming, the Company focuses on development of the 20 available ITFS channels. In most of the Company's markets, few, if any, licenses for ITFS channels had been granted by the FCC to any non-profit educational organizations prior to the Company's initial development of such markets. The Company cooperates with many non-profit educational organizations in obtaining ITFS licenses from the FCC. Once the Company has secured rights to at least 12 ITFS channels in a market, the Company believes it can launch a commercially viable system in such market. The Company believes that its strategy of first developing the ITFS channels, in lieu of the MDS channels, has resulted in aggregate leased license expense in its systems in operation that is less than the industry-wide average leased license expense.

                                COMPANY HISTORY

  The Company's founders, David E. Webb, the President and Chief Executive Officer, and L. Allen Wheeler, a member of the Board of Directors, began acquiring licenses, leases and options to wireless cable channels in 1989, both individually and through various controlled entities. In September 1990, Messrs. Webb and Wheeler formed Wireless Communications, Inc., an Oklahoma corporation ("WCI"), and contributed to it certain of their direct and indirect wireless cable assets and liabilities. In October 1993, Hunt Capital, a principal stockholder of the Company and affiliate of J.R. Holland, Jr., the Chairman of the Board of the Company, acquired a $988,000 10% promissory note due September 14, 1994 payable by WCI (the "Hunt Note") from an affiliate of Hunt Capital, which had entered into a loan agreement with WCI in September 1993.

  The Company was incorporated in Delaware in October 1993 to succeed to the wireless cable businesses previously conducted by Messrs. Webb and Wheeler, directly and indirectly through various controlled entities, including WCI. Messrs. Webb and Wheeler contributed all capital stock of entities engaged in the wireless cable businesses owned by them to the Company for a 50% equity interest. Hunt Capital contributed the Hunt Note, including accrued interest, and $2.0 million to the Company for the remaining 50% equity interest. In addition, Messrs. Webb and Wheeler leased all other wireless cable channel license rights controlled, directly and indirectly, by them to the Company and granted the Company an option to purchase such license rights at a nominal price.

  In April and June 1994, the Company sold 2.4 million shares of common stock, $.001 par value per share (the "Common Stock"), representing 23% of its then outstanding Common Stock, in its initial public offering (the "Initial Public Offering"). The aggregate net proceeds to the Company from the Initial Public Offering were approximately $22.3 million. In November 1994, the Company consummated a private placement (the "Sale of

Convertible Notes") of $40.2 million in gross proceeds of 9% Convertible Subordinated Discount Notes due 2004 (the "Convertible Notes") to Jupiter Partners L.P. ("Jupiter") and an accredited individual. See "Principal Stockholders" and "Description of Certain Indebtedness."

                             THE TRANSACTIONS

  Upon the consummation of the Transactions, Heartland, directly or through one or more subsidiaries, will acquire all the assets and liabilities and succeed to the businesses of American Wireless Systems, Inc. ("AWS") and CableMaxx, Inc. ("CMAX") and acquire substantially all of the assets and certain of the liabilities and succeed to all of the businesses of the Fort Worth Wireless Cable T.V. Associates (the "FTW Partnership"), Wireless Cable TV Associates #38 (the "Minneapolis Partnership") and Three Sixty Corp. ("TSC"), the successor to Technivision, Inc. ("Technivision"). The Transactions are described under the caption "The Transactions and Planned Divestitures" herein.

  AWS. American Wireless Systems, Inc., a Delaware corporation, currently owns a minority interest in and manages the operations of wireless cable systems in Minneapolis, Minnesota and Fort Worth, Texas and owns certain wireless cable rights in Dallas, Texas, Los Angeles, California and Memphis, Tennessee. The Minneapolis and Fort Worth markets combined have approximately 1,500,000 households, of which AWS estimates approximately 1,325,000 are serviceable by LOS transmissions.

  AWS owns a 25% membership interest in American Wireless System of Minneapolis, LLC, a Delaware limited liability company ("Minneapolis LLC"), that owns and operates the Minneapolis system, which system was launched in March 1993. The Minneapolis system provides 29 channels of service, including eight local off-air VHF/UHF channels, to approximately 2,740 subscribers as of November 30, 1995. AWS owns an interest in and manages the operations of the Minneapolis system pursuant to joint venture and management agreements with Minneapolis LLC and its joint venture partner, the Minneapolis Partnership, the owner of a 75% membership interest in the Minneapolis LLC. In connection with these agreements, AWS has loaned to the Minneapolis Partnership $2,000,000, the proceeds of which have been contributed to the Minneapolis LLC and used to fund operating expenses and the costs of subscriber growth.

  AWS owns a 20.01% beneficial interest in a joint venture that owns and operates the Fort Worth system (the "FTW Venture"), which system was launched in November 1992. The Fort Worth system provides 27 channels of services, including 13 local off-air VHF/UHF channels, to approximately 1,550 subscribers as of November 30, 1995. AWS also has acquired the rights to eight additional wireless cable channels that AWS anticipates will be added to the Fort Worth system.

  AWS directly owns the rights to 16 wireless cable channels in Dallas, nine wireless cable channels in Los Angeles and 22 wireless cable channels in Memphis. In Dallas, AWS is negotiating to acquire additional wireless cable channel rights. On November 7, 1995, AWS entered into a contract with TruVision Cable, Inc. ("TruVision") to sell all of AWS's assets in Memphis for $3,900,000 in cash. Pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 11, 1995 (the "AWS Merger Agreement"), among the Company, AWS and Heartland Merger Sub, Inc., a wholly-owned subsidiary of the Company ("AWS Merger Sub"), at least $750,000 of the proceeds of such transaction will be held in a deposit account for the benefit of the Company pending the consummation of the merger of AWS Merger Sub with and into AWS (the "AWS Merger") and the remaining proceeds will be used to offset the permitted liabilities of AWS. AWS anticipates that this transaction will close by February 29, 1996.

  FTW Partnership. Fort Worth Wireless Cable T.V. Associates, a California general partnership, owns as its principal asset a 79.99% interest (the "FTW Interest") in the FTW Venture. AWS owns the remaining 20.01% beneficial interest in the FTW Venture.

  Minneapolis Partnership. Wireless Cable TV Associates #38, a California general partnership, owns as its principal asset a 75% membership interest (the "Minneapolis Interest") in the Minneapolis LLC, the owner and operator of the Minneapolis system. AWS owns the remaining 25% membership interest in the Minneapolis LLC.

  CableMaxx. CableMaxx, Inc., a Delaware corporation, owns, develops and operates wireless cable television systems and, as of November 30, 1995, provided subscription television services to approximately 34,300 subscribers in a cluster of wireless cable television systems located in Texas (the "Texas Cluster"). The Texas Cluster provides service to customers in a 250-mile long and 70-mile wide area encompassing the cities of San Antonio, Austin, Temple/Killeen and Waco through the utilization of four separate head-end/transmission facilities. CMAX also presently holds wireless cable channel rights in Sherman/Denison, Lubbock, Athens and Amarillo, Texas (the "Additional Texas Systems") and Salt Lake City, Utah (the "Salt Lake City System"). In connection with the Amended and Restated Agreement and Plan of Merger, dated as of September 11, 1995 (the "CMAX Merger Agreement"), among the Company, CMAX and Heartland Merger Sub 2, Inc., a wholly-owned subsidiary of the Company (the "CMAX Merger Sub"), CMAX entered into a Sublease and Purchase Agreement with the Company pursuant to which CMAX subleased to the Company all of its wireless cable channel rights in the Additional Texas Systems. CMAX estimates that the Texas Cluster, the Additional Texas Systems and the Salt Lake City System collectively representing approximately 1,614,000 households which can be served by LOS transmissions. CMAX also estimates that approximately 233,000 households in these markets are not passed by traditional hard-wire systems.

  Three Sixty Corp. Three Sixty Corp., a New Jersey corporation, is the former parent of Technivision, Inc., a Texas corporation. Technivision was merged into TSC in January 1996 in order to facilitate the acquisition of certain of the assets of TSC by the Company (the "TSC Transaction").

  Prior to its merger into TSC, Technivision developed, owned and operated wireless cable television systems in Corpus Christi, Texas and Dayton, Ohio. In addition, Technivision owned the rights to develop and operate a wireless cable television system with 27 channels in El Paso, Texas (collectively with the Corpus Christi system and the Dayton system, the "TSC Systems"). Technivision management estimates that the Corpus Christi, El Paso and Dayton markets have approximately 795,000 households of which 588,000 are serviceable by LOS transmissions. The Corpus Christi system, which was launched in April 1990, provides 31 channels of service, including six local VHF/UHF off-air channels, to approximately 15,468 subscribers as of November 30, 1995. The Dayton system, which was launched in November 1993, provides 31 channels of services, including five local VHF/UHF off-air channels, to approximately 3,242 subscribers as of November 30, 1995.

  Markets. The following table sets forth certain information with respect to the markets to be acquired by Heartland in the Transactions:

                                                                CURRENT
                                                    ESTIMATED   CHANNELS    NUMBER OF
                                         ESTIMATED   LINE-OF-  (INCLUDING SUBSCRIBERS AT
                                           TOTAL      SIGHT     OFF-AIR    NOVEMBER 30,
 TRANSACTION           MARKET            HOUSEHOLDS HOUSEHOLDS CHANNELS)       1995
 -----------           ------            ---------- ---------- ---------- --------------
 AWS/FTW      Los Angeles, CA* .......   3,029,500  2,726,500       9(1)         --
 Partnership/ Minneapolis, MN(2)* ....     958,900    882,200      29          2,744
 Minneapolis  Fort Worth, TX(2)* .....     539,700    442,500      35(3)       1,554
 Partnership  Dallas, TX* ............     981,500    872,400      16(1)         --
              Memphis, TN* ...........     376,900    350,600      22(1)         --
                                         ---------  ---------                 ------
                                         5,886,500  5,274,200                  4,298
                                         ---------  ---------                 ------
 CMAX         Salt Lake City, UT* ....     454,000    434,000      27(4)         --
              Amarillo, TX(5)(6) .....      90,000     80,000       9(7)         --
              Athens, TX(5)(6) .......      90,000     60,000       7(7)         --
              Austin, TX .............     360,000    250,000      31         12,299
              Lubbock, TX(5)(6) ......     110,000    100,000      12(8)         --
              San Antonio, TX* .......     550,000    440,000      37         11,805
              Sherman/Denison, TX ....     100,000     90,000      31(9)         --
              Temple/Killeen, TX .....     110,000     80,000      35          6,312
              Waco, TX ...............     100,000     80,000      35          3,860
                                         ---------  ---------                 ------
                                         1,964,000  1,614,000                 34,276
                                         ---------  ---------                 ------
 TSC          Dayton, OH* ............     460,000    300,000      31          3,242
              Corpus Christi, TX .....     135,000    108,000      31         15,468
              El Paso, TX ............     200,000    180,000      27            --
                                         ---------  ---------                 ------
                                           795,000    588,000                 18,710
                                         ---------  ---------                 ------
                                         8,645,500  7,476,200                 57,284
                                         =========  =========                 ======

--------

 * Constitutes part of the Disposition Assets.

(1) These systems are not in operation and current channels do not include off-air channels.

(2) Includes acquisition of assets from the FTW Partnership and the Minneapolis Partnership.

(3) Includes eight channels that must be co-located at AWS's headend transmission facility before programming may be effected on these channels.

(4) Of these channels, seven are the subject of pending applications.

(5) The Company currently has an operating system in Lubbock, Texas and certain wireless cable channel rights in the Amarillo and Corsicana/Athens, Texas markets.

(6) Currently subleased by the Company pursuant to the Sublease Agreement with CMAX.

(7) Of these channels, an application relating to four channels has been dismissed and is the subject of a reinstatement petition.

(8) Of these channels, four are the subject of an appeal by an unsuccessful applicant for the frequencies.

(9) Of these channels, eight are the subject of uncontested application proceedings.

  Planned Divestitures. The Board of Directors of the Company has identified the Maysville and Sweet Springs, Missouri, Grand Rapids/Moline, Michigan, Bloom Center/Napoleon, Indiana and Flippin, Tennessee markets currently owned by the Company, and the Los Angeles, California, Dallas, Fort Worth and San Antonio, Texas, Memphis, Tennessee, Dayton, Ohio, Salt Lake City, Utah and Minneapolis, Minnesota markets to be acquired in the Transactions (collectively, the "Disposition Assets") as being markets for which the Company should seek one or more disposition opportunities for cash, promissory notes, retained equity interests or a combination thereof. Notwithstanding its determination to seek the sale, exchange or other disposition of the Disposition Assets, the Company believes that some or all of such markets, properly developed and operated, offer attractive opportunities to participate in the wireless cable television industry.

  The Company is currently a party to an agreement relating to the disposition of the Memphis and Flippin, Tennessee markets. The Company expects to sell the Flippin market to TruVision for $1.5 million contemporaneously with the sale to TruVision by AWS of the Memphis market for $3.9 million (collectively, the "Memphis Transaction"). The Company will not retain a direct or indirect interest in these markets.

  Effective December 12, 1995, the Company, CAI Wireless Systems, Inc., a Connecticut corporation ("CAI"), and CS Wireless Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of CAI ("Newco"), entered into a Participation Agreement (the "Participation Agreement"), pursuant to which the Company or its subsidiaries will contribute or sell to Newco the wireless cable assets and all related liabilities comprising the Disposition Assets, other than the assets to be sold to TruVision as part of the Memphis Transaction and the Los Angeles, California channel rights of AWS (which the Company will seek to sell directly to a third party). Simultaneous with the Company's contribution and sale of such assets to Newco, CAI or its subsidiaries will contribute to Newco all of the outstanding capital stock of certain subsidiaries of CAI, which will retain all of their assets and liabilities related to the wireless cable markets of Bakersfield, California, Charlotte, North Carolina, Cleveland, Ohio and Stockton/Modesto, California. Subject to certain conditions, the Company or CAI may sell certain of these assets prior to the closing or contribute cash to Newco in lieu thereof (such transactions collectively being referred to as the "Newco Transaction"). The Company contemplates that the Newco Transaction will close contemporaneously with or immediately following consummation of the Transactions. The Newco Transaction will create a company with approximately 5.7 million LOS households and 54,700 subscribers.

  In connection with the Newco Transaction, the Company (or its contributing subsidiaries) will receive (i) shares of Newco common stock (the "Newco Common Stock") constituting approximately 39.76% of the shares of Newco Common Stock outstanding immediately after the closing of the Newco Transaction, (ii) approximately $28.3 million in cash payable by Newco at the closing, (iii) a promissory note in the principal sum of $25.0 million payable nine months from the closing and secured by proceeds of a contemplated issuance by Newco of $150.0 million of senior discount notes (the "Newco Financing") and (iv) a promissory note in the sum of $15.0 million payable 10 years from the closing, and prepayable upon asset sales and certain other events. Within six months of closing, CAI and the Company will complete certain so-called post-closing net working capital calculations. Components of such calculations include the relative accounts payable, accounts receivable and related working capital assets of the contributed systems, the number of granted channels represented and actually contributed to Newco for each market, increase or decrease in the number of subscribers in each contributed system from the number of subscribers stated in the Participation Agreement and related factors. Following the completion of these calculations, an increase or decrease will occur in the principal amounts of the promissory notes received by the Company from Newco, and CAI will either contribute to or be entitled to a distribution of cash from Newco, depending upon such calculations. See "The Transactions and Planned Divestitures."




                               THE EXCHANGE OFFER

Registration Rights           The Old Notes were sold by the Company on April
Agreement...................  26, 1995 to BT Securities Corporation and Lazard
                              Freres & Co. (the "Initial Purchasers"), who placed the Old Notes with institutional investors. In connection therewith, the Company and the Initial Purchasers executed and delivered for the benefit of the holders of the Old Notes a registration rights agreement (the "Registration
                              Rights Agreement") providing, among other things, for the Exchange Offer.

The Exchange Offer..........  New Notes are being offered in exchange for a like principal amount of Old Notes. As of the date hereof, $100,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the New Notes to Holders promptly following the Expiration Date. See "Risk Factors -- Consequences of Failure to Exchange."

Expiration Date.............
                              5:00 p.m., New York City time, on March , 1996, unless the Exchange Offer is extended as provided herein, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest....................
                              Each New Note will bear interest from October 15, 1995, the date of the last interest payment on the Old Notes. No interest will be paid on the Old Notes accepted for exchange.

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  customary conditions, which may be waived by the
                              Company. The Company reserves the right to amend, terminate or extend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. See "The
                              Exchange Offer -- Conditions."

Procedures for Tendering
Old Notes...................  Each Holder of Old Notes wishing to accept the
                              Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, or an Agent's Message (as defined herein), together with the Old Notes and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal or delivering an Agent's Message, each Holder will represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer by the Holder and any beneficial owners of Old Notes are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder nor such beneficial owner has an arrangement with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such New Notes and (iv) neither the Holder nor such beneficial owner is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for
 Beneficial Owners..........
                              Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal or delivering an Agent's Message and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer --
                               Procedures for Tendering."

Guaranteed Delivery
Procedures..................  Holders of Old Notes who wish to tender their Old
                              Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or an Agent's Message or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn as provided herein at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                              Offer -- Withdrawal of Tenders."

Acceptance of Old Notes and
 Delivery of New Notes......  The Company will accept for exchange any and all
                              Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Exchange Agent..............  Bankers Trust Company is serving as Exchange
                              Agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

Use of Proceeds.............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Federal Income Tax            The exchange of Old Notes for New Notes will not
 Consequences...............  be a taxable exchange for Federal income tax purposes. See "Certain Federal Income Tax
                              Considerations."

Consequences of Failure to    Holders of Old Notes who do not exchange their
 Exchange...................  Old Notes for New Notes pursuant to the Exchange
                              Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. No increased cash interest will be payable on the Old Notes from and after the Expiration
                              Date.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

  The Exchange Offer applies to $100,000,000 aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and, except as set forth in the immediately preceding sentence, will be entitled to the benefits of the Indenture, under which both the Old Notes were, and the New Notes will be, issued. See "Description of Notes."

The New Notes...............  $100,000,000 aggregate principal amount of 13%
                              Series B Senior Notes due 2003.

Maturity Date...............  April 15, 2003.

Interest Rate and Payment
Dates.......................  The New Notes will bear interest at the rate of
                              13% per annum. Interest will be payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 1996.

Escrow and Disbursement
 Agreement..................  The Company has placed approximately $24.1 million of the net proceeds realized from the sale of 100,000 units (the "Units") consisting of the Old Notes and 600,000 warrants (the "Warrants") to purchase an equal number of shares of Common Stock (the "Warrant Shares") to the Initial Purchasers, representing funds sufficient to pay two years' interest on the Notes, into an Escrow Account (as defined herein) to be held by the Escrow Agent (as defined herein) for the benefit of the holders of the Notes. Until disbursed in accordance with the Escrow and Disbursement Agreement (as defined herein), the Escrow Account is designed to secure a portion of the Company's obligations under the Notes. Funds will be disbursed from the Escrow Account only to pay interest on the Notes and, upon certain repurchases or redemptions of the Notes, to pay principal of and premium, if any, thereon. Pending such disbursement, all funds contained in the Escrow Account will be invested in Marketable Securities (as defined herein). See "Description of Notes -- Disbursement of Funds -- Escrow Account" and "Description of Notes -- Security."

Optional Redemption.........  The New Notes will be redeemable, in whole or in part, at the option of the Company at any time on or after April 15, 1999 at the redemption prices set forth herein plus accrued and unpaid interest thereon, if any, to the redemption date. See "Description of Notes -- Optional Redemption."

Repurchase Upon Sale of
Capital
 Stock to Strategic Equity    In the event of a sale by the Company prior to
Investor....................  April 15, 1998 of at least $25.0 million of its
                              Capital Stock (as defined herein) (other than
                              Disqualified Stock (as defined herein)) to a Strategic Equity Investor (as defined herein) in a single transaction, up to 25% of the Notes may be redeemed at the election of the Company upon not less than 30 nor more than 45 days' prior notice given within 30 days after such sale from the net cash proceeds thereof at the redemption price set forth herein plus accrued and unpaid interest thereon, if any, to the date of redemption, provided that at least 75% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption. See
                              "Description of Notes -- Optional Redemption."

Change of Control...........  In the event of a Change of Control (as defined herein), the Company will be required, subject to certain conditions, to make an offer to repurchase all of the Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase. There can be no assurance that the Company will have the financial resources necessary to repurchase the Notes upon a Change of Control. See "Description of Notes -- Offer to Purchase Upon Change of Control."

Ranking.....................
                              The New Notes will be senior obligations of the Company ranking pari passu in right of payment to all existing and future indebtedness of the Company, other than indebtedness that is expressly subordinated to the New Notes. The Company has no senior indebtedness, other than the Notes. The Notes are senior in right of payment to the Convertible Notes, which are expressly subordinated to the Notes. However, subject to certain limitations set forth in the Indenture, the Company and its subsidiaries may incur additional indebtedness which is secured by assets of the Company and its subsidiaries. In addition, the Company is a holding company that conducts substantially all of its business through its subsidiaries and, therefore, the Notes are effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. As of September 30, 1995, on a pro forma basis after giving effect to the consummation of the Transactions, the Company's consolidated subsidiaries had approximately $12.1 million of liabilities. The Indenture permits the Company's subsidiaries to incur additional indebtedness. See "Description of Notes -- General" and "Description of Notes -- Certain Covenants -- Limitation on Indebtedness."

Certain Covenants...........  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. These covenants are subject to important exceptions and qualifications. See "Description of Notes -- Certain Covenants."

  For additional information regarding the Notes, see "Description of Notes."

                                  RISK FACTORS

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE EXCHANGE OFFER.

                     SUMMARY HISTORICAL FINANCIAL DATA

  The following table sets forth summary historical financial and operating data of the Company. The summary historical statement of operations presented below for the years ended December 31, 1992, 1993 and 1994 were derived from the consolidated financial statements of the Company, which were audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary consolidated statement of operations and balance sheet data presented below as of September 30, 1995 and for the nine months ended September 30, 1994 and 1995 were derived from the unaudited consolidated financial statements of the Company, which are included elsewhere in this Prospectus and which, in the opinion of management of the Company, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such unaudited interim periods. The statement of operations data for interim periods are not necessarily indicative of results for subsequent periods or for the full year. The information contained in this table should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

                                                                 NINE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                         -----------------------------------  ------------------------
                            1992        1993        1994         1994         1995
                         ----------  ----------  -----------  -----------  -----------
STATEMENT OF OPERATIONS
 DATA:
  Total revenues........ $  205,382  $  868,765  $ 2,229,494  $ 1,289,526  $ 9,292,837
  Total operating
   expenses.............    218,888   1,105,982    6,043,476    3,016,138   14,309,893
  Operating loss........    (13,506)   (237,217)  (3,813,982)  (1,726,612)  (5,017,056)
  Interest expense,
   net(/1/).............       (207)    (73,306)    (210,113)      60,519   (6,864,367)
  Income tax benefit....        --          --     1,594,963      649,510    1,307,137
  Net loss..............    (50,822)   (406,101)  (3,043,321)  (1,213,894) (11,178,095)
OTHER DATA:
  EBITDA(/2/)........... $   21,413  $  (98,657) $(2,716,314) $(1,307,652) $(1,050,936)
  Capital
   expenditures(/3/)....  1,401,737   5,141,021   44,500,351   18,126,653   44,016,522
  Deficiency of earnings
   to fixed
   charges(/4/).........     50,822     406,101    4,638,284    1,863,404   12,485,232
OPERATING DATA (END OF
 PERIOD):
  Number of systems in
   operation............          1           5           13            8           30
  Estimated total LOS
   households in systems
   in operation.........     24,319     371,652    1,108,230      843,904    2,723,365
  Subscribers...........      1,076       2,731       19,838        8,040       64,357

                                                                   SEPTEMBER 30,
                                                                       1995
                                                                   -------------
BALANCE SHEET DATA:
  Cash and cash equivalents, excluding restricted investments..... $ 37,155,064
  Restricted investments..........................................   24,747,214
  Total assets....................................................  200,150,474
  Long-term debt, including current portion.......................  140,045,039
  Total stockholders' equity......................................   48,293,817

--------

(1) Interest income was $1,185, $9,610, $379,654, $189,308 and $2,044,092 for
    each of the years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively.

(2) "EBITDA" represents operating income (loss) before depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA is not a financial measure determined under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes.

(3) Capital expenditures for the period from September 1, 1990 (inception) to December 31, 1990 were comprised of $10,000 for purchases of systems and equipment and $32,065 for expenditures for leased licenses; for the year ended December 31, 1991, $25,000 for purchases of systems and equipment and $281,484 for expenditures for leased licenses; for the year ended December 31, 1992, $604,082 for purchases of systems and equipment and $797,655 of expenditures for leased licenses; for the year ended December 31, 1993, $2,072,937 for purchases of systems and equipment and $3,068,084 for expenditures for leased licenses; for the year ended December 31, 1994, $12,414,501 for purchases of systems and equipment, $3,354,471 for expenditures for leased licenses, $12,431,379 for the investment in Rural Vision Joint Venture and $16,300,000 for the purchase of certain assets from Rural Vision Joint Venture and the acquisition of the Lindsay system; for the nine months ended September 30, 1994, $4,011,480 for systems and equipment, $2,465,265 for leased licenses and $11,649,908 for the investment in Rural Vision Joint Venture; and for the nine months ended September 30, 1995, $25,575,252 for purchases of systems and equipment, $1,592,024 of expenditures for leased licenses, $5,426,432 for the investment in Rural Vision Joint Venture and $11,422,814 for the acquisition of wireless cable television systems in Lubbock, Texas and Tulsa, Oklahoma and the acquisition of certain additional assets from Rural Vision Joint Venture.

(4) In calculating the deficiency of earnings to fixed charges, earnings consists of net losses prior to income tax benefit and fixed charges. Fixed charges consists of interest expense, amortization of debt issuance costs and one-third of rental payments on operating leases (such amount having been deemed by the Company to represent the interest portion of such payments).

                  SUMMARY PRO FORMA FINANCIAL INFORMATION

  The following table sets forth summary pro forma financial data of the Company. The summary unaudited pro forma statement of operations data gives effect to (i) the Transactions and (ii) various other transactions previously consummated by the Company subsequent to January 1, 1994, as if such events had occurred on January 1, 1994. The summary unaudited balance sheet data gives effect to (i) the Transactions and (ii) various other transactions previously consummated by the Company subsequent to September 30, 1995, as if such events had occurred on September 30, 1995. The information contained in this table should be read in conjunction with "Pro Forma Financial Information Relative to the Transactions" and "Pro Forma Financial Information for Consummated Events" appearing elsewhere in this Prospectus.

                                                            PRO FORMA
                                                    ---------------------------
                                                                   NINE MONTHS
                                                     YEAR ENDED       ENDED
                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1994          1995
                                                    ------------  -------------
STATEMENT OF OPERATIONS DATA:
  Total revenues................................... $ 20,091,635  $ 20,757,529
  Total operating expenses.........................   34,716,226    33,264,971
  Operating loss...................................  (14,624,591)  (12,507,442)
  Interest expense, net............................    5,303,165     8,789,219
  Income tax benefit...............................    7,282,895     7,839,079
  Net loss.........................................  (13,649,455)  (14,253,813)
OTHER DATA:
  EBITDA(1)........................................ $ (3,449,980) $   (783,996)

                                                                     PRO FORMA
                                                                   SEPTEMBER 30,
                                                                       1995
                                                                   -------------
BALANCE SHEET DATA:
  Cash and cash equivalents, excluding restricted investments..... $ 68,613,369
  Restricted investments..........................................   24,747,214
  Total assets....................................................  428,093,782
  Long-term debt, including current portion.......................  141,407,486
  Total stockholders' equity......................................  244,133,989

--------

(1) "EBITDA" represents operating income (loss) before depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA is not a financial measure determined under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes.

                                 RISK FACTORS

  Holders should carefully consider the following risk factors, as well as the other information included in this Prospectus, prior to making a decision to tender their Old Notes in the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who do not exchange the Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 120 days from the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, the ability of any Holder to resell the New Notes is subject to applicable state securities laws as described in "Risk Factors -- Blue Sky Restrictions on Resale of New Notes." Holders of Old Notes who do not exchange the Old Notes for New Notes pursuant to the Exchange Offer will not be entitled to receive increased cash interest on the Old Notes from and after the Expiration Date.

NECESSITY TO COMPLY WITH EXCHANGE OFFER PROCEDURES

  To participate in the Exchange Offer, and to avoid the restrictions on transfer of the Old Notes, Holders of Old Notes must transmit a properly completed Letter of Transmittal or an Agent's Message, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described herein. See "The Exchange Offer."

BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES

  In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any Holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

SUBSTANTIAL INDEBTEDNESS OF THE COMPANY; INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES

  The Company has a substantial amount of indebtedness. As of September 30, 1995, on a pro forma basis after giving effect to the consummation of the Transactions, the Company would have had approximately $143.2 million of Indebtedness (as defined herein) and the Company's consolidated subsidiaries would have had approximately $12.1 million of total liabilities. The Indenture limits, but does not prohibit, the incurrence of additional indebtedness, secured or unsecured, by the Company and its subsidiaries. As a result, although funds sufficient to pay two years' interest on the Notes have been placed into the Escrow Account, thereafter a substantial portion of the Company's cash flow will be devoted to debt service. In addition, although the Convertible Notes accrete to face value and no cash interest is payable thereunder prior to the earlier of November 30, 1999 and the occurrence of certain events of default (the "Applicable Date"), a substantial portion of the Company's earnings will be reduced by non-cash debt service. The debt service requirements of any additional indebtedness could make it more difficult for the Company to make principal and interest payments on the Notes. For the years ended December 31, 1992, 1993 and 1994 and for the nine months ended September 30, 1994 and 1995, earnings were insufficient to cover fixed charges by $50,822, $406,101, $4,638,284, $1,863,404 and $12,485,232,
respectively. The ability of the Company to make payments of principal and interest will be largely dependent upon its future financial performance. Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), will affect its financial performance. There can be no assurance that the Company will be able to generate sufficient cash flow to cover required interest and principal payments. If the Company is unable to meet interest and principal payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that sufficient equity or debt financing will be available, or, if available, that it will be on terms acceptable to the Company, that the Company will be able to refinance its existing indebtedness or that sufficient funds could be raised through asset sales. The Company's high level of indebtedness has several important consequences, including, but not limited to: (i) significant interest expense and principal repayment obligations resulting in substantial annual fixed charges; (ii) significant limitations on the Company's ability to obtain financing, make capital expenditures and acquisitions and take advantage of other business opportunities that may arise; and (iii) increased vulnerability to adverse general economic and industry conditions. There can be no assurance that the Company will be profitable in the future. See "Risk Factors -- Holding Company Structure; Dependence of Company on Subsidiaries for Repayment of New Notes," "Risk Factors -- Ranking of New Notes," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Notes."

HOLDING COMPANY STRUCTURE; DEPENDENCE OF COMPANY ON SUBSIDIARIES FOR REPAYMENT OF NEW NOTES

  The New Notes will be obligations of the Company exclusively. Substantially all of the operations of the Company are conducted through direct and indirect subsidiaries. The Company's cash flow and, consequently, its ability to service debt, including the New Notes, is dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes or to make any funds available therefor, whether in the form of loans, dividends or otherwise. In addition, certain of the Company's subsidiaries may become parties to credit agreements, which may contain limitations on the ability of such subsidiaries to pay dividends or to make loans or advances to the Company. The Indenture limits the ability of the Company to create or permit restrictions on dividends and other payments by its subsidiaries. See "Description of Notes -- Certain Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries."

  Because the Company is a holding company that conducts its business through its subsidiaries, all existing and future liabilities of the Company's subsidiaries, including trade payables, will be effectively senior to the New Notes. As of September 30, 1995, on a pro forma basis after giving effect to the consummation of the Transactions, the Company's consolidated subsidiaries, including those that are not wholly-owned by the Company, had aggregate liabilities of approximately $12.1 million. The Indenture limits, but does not prohibit, the incurrence of additional indebtedness by the Company and its subsidiaries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Notes -- Certain Covenants -- Limitation on Indebtedness."

RANKING OF NEW NOTES

  The New Notes will not be secured by any of the assets of the Company except to the limited extent provided for by the Escrow and Disbursement Agreement and will become general unsecured obligations of the Company upon disbursement in full of the funds in the Escrow Account. The Company and its subsidiaries are permitted to incur secured indebtedness. See "Description of Notes -- Disbursement of Funds -- Escrow Account" and "Description of Notes -- Certain Covenants -- Limitation on Indebtedness." Any holders of secured indebtedness of the Company would be entitled to payment of their indebtedness out of the proceeds of their collateral prior to the holders of any general unsecured obligations of the Company, including the New Notes.

  The New Notes will be senior obligations of the Company ranking pari passu in right of payment as to all existing and future indebtedness of the Company, other than indebtedness that is expressly subordinated to the New Notes. The Company has no senior indebtedness, other than the Notes. The New Notes will be senior in right of payment to the Convertible Notes, which are expressly subordinated to the New Notes. However, the Company and its subsidiaries may incur additional indebtedness which is secured by assets of the Company and its subsidiaries. In the event of any distribution or payment of the assets of the Company in any foreclosure, dissolution, winding-up, liquidation or reorganization, holders of secured indebtedness will have a secured prior claim to the assets of the Company that constitute their collateral. In the event of bankruptcy, liquidation or reorganization of the Company, except to the extent assets are available to holders of the Notes under the Escrow and Disbursement Agreement, holders of the Notes will participate ratably with all holders of indebtedness of the Company which is unsecured and all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company, and there is no assurance that there will be sufficient assets to pay amounts due on the New Notes.

MANAGEMENT OF GROWTH; INTEGRATION OF ACQUIRED BUSINESSES

  The Company has experienced rapid growth in the number of its employees and the scope of its operating and financial systems. This growth has resulted in an increased level of responsibility for both existing and new management personnel. The consummation of the Transactions will result in additional significant growth of the Company's operations, particularly if the planned divestitures of assets by the Company are not consummated. To manage its growth effectively, the Company will be required to implement and improve its operating and financial systems and controls and to expand, train and manage its employee base. In addition, the Company may be required to integrate into its business one or more of the businesses acquired from CMAX, AWS, the FTW Venture, the Minneapolis LLC and TSC, although the Company anticipates disposing of all of the businesses acquired from AWS, the FTW Venture and the Minneapolis LLC. The Company currently has no plans to retain any of the executive officers of AWS, CMAX or TSC, other than Steven G. Johnson, the President of AWS, with whom the Company has entered into a consulting and non-competition agreement. As a result, the Company will be dependent upon existing management to assume and perform the management functions formerly performed by management of each of the parties to the Transactions. To the extent that the Company's existing management is unable to assume or perform these combined duties, the Company could be adversely affected. There can be no assurance that the management, systems and controls currently in place or any steps taken to improve such management, systems and controls will be adequate in the future, whether or not the Company consummates one or more of the Transactions.

  In addition, promptly following the consummation of the Transactions, management of the Company will be required to make and implement a number of strategic and operational decisions regarding the integration of the entity's various operations and the exploitation of its assets and businesses. The timing and manner of the implementation of decisions made with respect to the ongoing business of the Company following the consummation of the Transactions will materially affect the operations of the Company. Given the range of potential outcomes arising from such decisions, and the interrelationships among decisions to be made, it is difficult to quantify with precision the composition of the Company. There can also be no assurance that any acquired businesses will be integrated successfully into the Company's business.

NEED FOR ADDITIONAL FINANCING FOR GROWTH

  The growth of the Company's business requires substantial investment on a continuing basis to finance capital expenditures and expenses related to subscriber growth and system development. Although the Company believes that its cash and cash equivalent assets will be sufficient to fund the Company's operations and expansion through at least the end of 1996, there is no assurance that additional funds will not be necessary to complete the launch, build-out and expansion of all of the Company's wireless cable systems and to bring such systems to a mature state or that any such required additional funds would be available on satisfactory terms and conditions, if at all. In addition, the Company's capital needs will depend in part upon the success of the Company's efforts to sell or otherwise dispose of the Disposition Assets and the nature of any consideration received as a result of such dispositions. To the extent assets and markets designated for disposition are not sold, or are not sold for cash, the Company's requirements for additional funds will be increased. There is also no assurance that, subject to certain limitations set forth in the Indenture, the Company will not pursue, from time to time, other opportunities to acquire additional wireless cable channel rights and businesses that may utilize the capital currently expected to be available for its current markets. The amount and timing of the Company's future capital requirements, if any, will depend upon a number of factors, including programming costs, equipment costs, marketing expenses, staffing levels, subscriber growth and competitive conditions, many of which are not within the Company's control. Failure to obtain any required additional financing could materially adversely affect the growth, cash flow or earnings of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

POTENTIAL SIGNIFICANT INDUSTRY TRANSACTIONS

  Significant industry transactions such as acquisitions and dispositions of channel rights, joint ventures and other business transactions between and among participants in the wireless cable television industry have occurred with some frequency in the past, and the Company's management expects this trend to continue in the foreseeable future. Although the Company regularly engages in discussions concerning such industry transactions with other industry participants, the Company is not currently subject to any material definitive agreements in such regard except as disclosed herein. Whether the Company proceeds with any of these discussions and whether the Company ultimately negotiates and/or consummates any additional significant industry transactions will depend, among other things, upon the business and prospects of the Company, industry conditions, investment and growth opportunities available to the Company, stock market conditions, availability and suitability of financing for such transactions, regulatory and legal considerations and other plans and requirements of the Company. No assurance can be given that, if consummated, any such significant industry transaction could be successfully integrated into the Company's business.

INVESTMENT IN NEWCO

  Pursuant to the Newco Transaction, the Company shall contribute or sell the Disposition Assets, other than the Memphis and Flippin, Tennessee markets to be disposed of in the Memphis Transaction and the Los Angeles channel rights (which the Company will seek to sell directly to a third party), to Newco in exchange for cash, promissory notes and a retained equity interest. The Stockholders Agreement (as defined herein) provides that the Company will have the right to appoint less than a majority of the directors of Newco. Therefore, the

Company will not control the management of Newco, and it will be dependent upon the skill, expertise and managerial efforts of the management of Newco to achieve a return on this proposed substantial investment. To the extent that Newco proves unsuccessful in its business, the value of the Company's investment therein will be adversely affected. Further, consummation of the Newco Transaction is subject to significant customary closing conditions. No assurance can be given that such conditions will be satisfied. See "The Transactions and Planned Divestitures."

LIMITED OPERATING HISTORY; NET LOSSES SINCE INCEPTION

  Although the Company's business commenced in 1990, it did not generate any revenues until April 1992. Holders, therefore, have limited historical financial information about the Company upon which to base an evaluation of the Company's performance and a decision to tender Old Notes in the Exchange Offer. As of September 30, 1995, the Company had recorded net losses of approximately $14.8 million since inception, due primarily to start-up costs, interest expense and charges for depreciation and amortization of capital expenditures to develop its wireless cable systems. Until such time as the Company substantially increases its subscriber base, resulting in higher subscription fee revenues, it will continue to experience losses. Because of the costs associated with launching a wireless cable television system and expanding its subscriber base, continued growth by the Company will tend to reduce net income, if any, or increase net losses. As a result, the Company expects to continue to experience net losses whether or not the Transactions are consummated for an indefinite period while it develops and expands its wireless cable systems even if mature individual systems of the Company are profitable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


DEPENDENCE ON EXISTING MANAGEMENT; KEY EMPLOYEES

  The Company is dependent in large part on the experience and knowledge of existing management. The Company has not entered into any employment agreements with, or obtained key-man life insurance for, any of its executive officers. Thomas W. Dixon, the Company's Senior Vice President -- Operations, intends to resign upon the consummation of the Newco Transaction and to join Newco as its Senior Vice President -- Operations. In addition, upon consummation of the Newco Transaction, John R. Bailey, the Senior Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary of the Company, will serve as Acting Chief Financial Officer of Newco until Newco names a full-time Chief Financial Officer, in addition to performing his duties as an officer and employee of the Company. The Company's success is also dependent upon its ability to attract and retain qualified employees to develop and operate its wireless cable systems.

COMPETITION

  The pay television industry is highly competitive. Wireless cable television systems face or may face competition from several sources, such as traditional hard-wire cable companies, Satellite Master Antenna Television ("SMATV") systems, Direct Broadcast Satellites ("DBS") and other alternative methods of distributing and receiving television transmissions. Further, premium movie services offered by cable television systems have encountered significant competition from the home video cassette recorder ("VCR") industry. In areas where several local off-air VHF/UHF broadcast signals can be received without the benefit of subscription television, cable television systems also have experienced competition from the availability of broadcast signals generally and have found market penetration to be more difficult. In addition, within each market, the Company initially must compete with others to acquire, from the limited number of channel licenses issued, rights to a minimum number of channels needed to establish a viable system. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from local telephone companies, from a proposed new wireless service known as local multi-point distribution and from emerging trends and technologies. In the Existing Systems, the Company has targeted its marketing to households that are unpassed by traditional hard-wire cable and that have limited access to local off-air VHF/UHF broadcast channels. Accordingly, to date, the Company has not encountered significant direct competition from traditional hard-wire cable companies. It is likely, given the markets involved in the Transactions, that the Company will face significant direct competition from traditional hard-wire cable companies in the future, especially in the urban markets acquired in the Transactions if the planned divestiture of such markets described herein is not consummated. The basic programming package offered in each of the Existing Systems is comparable to that offered by the local traditional hard-wire cable operators. However, certain of such local traditional hard-wire cable operators currently offer more premium, pay-per-view and public access channels than the Company. In addition, as the telecommunications industry continues to evolve, the Company may face additional competition from new providers of entertainment and data services. In particular, there are a rapidly growing number of information and data service providers serving consumers via informal communications networks, such as the Internet and World Wide Web. Although the Company is unaware of any such provider delivering programming like that available on wireless cable television, there can be no assurance that continuing advances in technology will not make such delivery possible. Even if such direct competition does not exist in the future, however, the Company's services will compete, indirectly, with entertainment services generally, including those provided by operators using evolving technology. Many actual and potential competitors have greater financial, marketing and other resources than the Company. No assurance can be given that the Company will compete successfully. See "Wireless Cable Industry -- Competition."

GOVERNMENT REGULATION

  The right to transmit on wireless cable channels is regulated by the FCC and the copyright for the retransmission of local off-air VHF/UHF broadcasts is regulated by the United States Copyright Office (the "U.S. Copyright Office") pursuant to the Copyright Act of 1976, as amended (the "Copyright Act").

  Federal Legislation. Pursuant to the Cable Television Consumer Protection and Competition Act of 1992, as amended (the "Cable Act"), the FCC adopted rate regulations exclusively for traditional hard-wire cable systems. Both Houses of Congress recently passed the "Telecommunications Act of 1996." The President has announced his intention to sign the legislation into law. Pursuant to the Telecommunications Act of 1996, all cable rate regulation will be eliminated after three years, and for "small systems" as defined in the Act, and under certain other circumstances, rate regulation will be eliminated immediately. The Company cannot predict precisely what effect these regulations or other governmental regulations may have on traditional hard-wire cable operators as to price and service. While current FCC regulations are intended to promote the development of a competitive pay television industry, the rules and regulations affecting the wireless cable industry may change, and any future changes in FCC rules, regulations, policies and procedures could have an adverse effect on the industry as a whole and on the Company in particular.

  Copyright Act. Secondary transmission of a broadcast signal is permissible only if approved by the copyright holder or if subject to compulsory licensing under the Copyright Act. The United States Congress has adopted legislation extending the compulsory copyright licensing system to include wireless cable systems. As a result of this action, wireless cable operators may engage in secondary transmissions of distant programming without the copyright holder's approval, provided that such operators file certain reports and pay certain fees set by the Copyright Royalty Tribunal.

  Regulation of Retransmission. Effective October 6, 1993, pursuant to the Cable Act, local broadcasters may require that cable operators obtain their consent before retransmitting local off-air VHF/UHF broadcasts. The FCC has exempted wireless cable operators from the retransmission consent rules if the receive-site antenna is either owned by the subscriber or within the subscriber's control and available for purchase by the subscriber upon the termination of service. In all other cases, wireless cable operators must obtain consent to retransmit local broadcast signals. The Company has obtained such consents in each of its Existing Systems where the Company is retransmitting on a wireless cable channel. Such consents will be required in the Company's other markets. There can be no assurance that the Company will be able to obtain such consents on terms satisfactory to the Company.

  Other Regulations. Wireless cable operators are also subject to regulation by the Federal Aviation Administration (the "FAA") with respect to the construction of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There may also be restrictions imposed by local authorities. There can be no assurance that the Company will not be required to incur additional costs in complying with such regulations and restrictions. No assurance can be given that new regulations will not be imposed or that existing regulations will not be changed. Any such new or modified regulations could have a material adverse effect on the wireless cable industry as a whole and on the Company in particular. See "Wireless Cable Industry -- Regulatory Environment."

DEPENDENCE ON CHANNEL LEASES; LOSS OF LICENSES BY LESSORS

  The Company is dependent on leases with unaffiliated third parties for most of its wireless cable channel rights. The Company has entered into leases for substantially all of its wireless cable channel rights with channel license holders, applicants for channel licenses and applicants that have had previously-filed applications returned without prejudice by the FCC and which will be refiled. The Company's channel leases typically cover four ITFS and one to four MDS channels each. Generally, ITFS channels may only be owned by qualified non-profit educational organizations and in general must use a minimum of 20 hours per week per channel for educational programming. The remaining excess ITFS channel air time may be leased to wireless cable operators for commercial use without further restriction. MDS channels may be owned by commercial entities and allow full-time usage without programming restrictions. See "Wireless Cable Industry -- Regulatory Environment." Under the rules of the FCC, the term of an ITFS channel lease cannot exceed ten years. There is no such restriction for MDS channel leases. ITFS licenses generally are granted for a term of ten years and are subject to renewal by the FCC. MDS licenses generally will expire on May 1, 2001, unless renewed. The use of such channels by the license holders is subject to regulation by the FCC and the Company's ability to continue to enjoy the benefits of its leases with channel license holders is dependent upon the continuing compliance by the channel license holders with applicable regulations including the requirement that ITFS license holders must meet certain educational use requirements in order to lease transmission capacity to wireless cable operators. The remaining initial terms of most of the Company's channel leases are approximately 5 to 10 years, although certain of the Company's channel leases have initial terms expiring during the next several years. Most of the Company's leases grant the Company a right of first refusal to purchase the channels after the expiration of the lease if FCC rules and regulations so permit, provide for automatic renewal of the lease term upon FCC renewal of the license and/or require the parties to negotiate lease renewals in good faith. The termination of or failure to renew a channel lease or termination of the channel license, or the failure to grant an application for an extension of time to construct an authorized station, would result in the Company being unable to deliver television programming on such channel(s). Although the Company does not believe that the termination of or failure to renew a single channel lease or license would adversely affect the Company, several of such terminations or failures in one or more markets that the Company actively serves could have a material adverse effect on the Company. Additionally, FCC licenses also specify construction deadlines, which, if not met, could result in the loss of the license. Requests for additional time to construct may be filed and are subject to review pursuant to FCC rules. Certain of the Company's channel rights are subject to pending extension requests and it is anticipated that additional extensions will be required. There can be no assurance that the FCC will grant any particular extension request or license renewal request.

UNCERTAINTY OF GRANT OF PENDING APPLICATIONS

  Applications for wireless cable licenses are subject to approval by the FCC. Applicants with whom the Company has entered into leases have filed a series of applications with the FCC for a number of wireless cable channels and the Company has entered into leases for additional channels with applicants that have had previously-filed applications returned without prejudice by the FCC and which will be refiled. The vast majority of such leases are in the form of lease agreements with qualified non-profit educational organizations for ITFS channels. These ITFS applications are expected to undergo review by the FCC's engineers and staff attorneys over the next several months. There is no limit on the time that may elapse between filing an application with the FCC for a modification or new license and action thereon by the FCC. Once the FCC staff determines that the applications meet certain basic technical and legal qualifications, the staff will then determine whether each application is proximate to the transmit and receive-site locations of other applications. Those applications that would result in signal interference to other pending applications ("Competing Applications") must then undergo a comparative selection process. The FCC's ITFS application selection process is based on a set of objective criteria that includes whether an applicant is located in the community to be served and the number of students that will receive the applicant's educational programming. Thus, the outcome of the selection process when two or more qualified applicants are competing for the same channels lends itself to a degree of predictability that varies according to the circumstances. Most of the Company's lease agreements with applicants for channel licenses involve channel licenses for which Competing Applications have been filed. In each market, the

Company has carefully considered the FCC's selection criteria in choosing the educational entities with which it has entered into lease agreements. However, because the FCC's application review process does not lend itself to complete certainty, and given the considerable number of applications involved, no assurance can be given as to the precise number of applications that will be granted. A number of competing applicants for channel licenses have filed with the FCC petitions to deny the applications in which the Company has acquired channel rights, based upon alleged substantive defects in the applicant or in technical or other aspects of the application. The Company anticipates that the FCC will deny most of the current petitions to deny the applications in which the Company has acquired channel rights. However, no assurance can be given as to the precise number of such petitions that will be denied. Although the Company does not believe that any single award of a channel license to an applicant that has filed a Competing Application or the granting of any single petition to deny an application in which the Company has acquired channel rights would adversely affect the Company, several of such awards or grants could have a material adverse effect on the Company. See "Risk Factors -- Dependence on Channel Leases."

UNCERTAINTY OF ABILITY TO OBTAIN FCC AUTHORIZATIONS

  Wireless cable systems transmit programming over wireless cable channels that are licensed by the FCC. Generally, the Company believes that a minimum of 12 wireless cable channels is necessary to offer a commercially viable wireless cable system in most rural markets and that more channels are required in more competitive markets, such as those well served by traditional cable television systems. In some of its long-term launch markets, the Company does not currently have the right to operate 12 channels from the same transmitter site. In those markets, the Company is dependent upon (i) the grant of pending applications for modification of existing licenses for unbuilt ITFS stations, (ii) the grant of such license modification applications which have not been filed and/or (iii) the grant of applications for new ITFS licenses, some of which have not been filed. There can be no assurance that any or all of the modification applications and new license applications actually made or anticipated to be made by the Company will be granted by the FCC. Although the Company does not believe that the denial of any single modification or new license application will adversely affect it, the denial of several such applications, particularly if concentrated in one or a few of the Company's markets, could have a material adverse effect on its growth. See "Wireless Cable Industry -- Cable Industry Overview" and "Wireless Cable Industry -- Regulatory Environment."

INTERFERENCE ISSUES

  Under current FCC regulations, a wireless cable operator may install receive-site equipment and serve any point where its signal can be received, subject to the interference protection rights of certain other wireless cable systems. Interference from other wireless cable systems can limit the ability of a wireless cable system to serve particular points, in the same manner that interference from one television station limits the ability of a viewer to receive another television station broadcasting on the same frequency. In licensing ITFS and MDS stations, a primary concern of the FCC is avoiding situations where proposed stations are predicted to cause interference to the reception of existing station signals. Pursuant to current FCC regulations, a wireless cable license holder is generally protected from interference within 35 miles of the transmission site. The Company's business plan involves moving the authorized transmitter site of various of its MDS and ITFS licensed stations and obtaining the grant of licenses to new stations that the Company will use in its wireless cable systems. The FCC interference protection standards may make one or more of those proposed relocations or new grants unavailable. In any such event, it may be necessary to negotiate interference agreements with the licensees of stations which would otherwise block such relocations or new grants. There can be no assurance that the Company will be able to negotiate any required interference agreements on terms acceptable to it. In the event that the Company cannot obtain interference agreements required to implement its plans for a given market, the Company may have to curtail or modify operations in that market. Any substantial modification or curtailment of the Company's operations in its markets could have a material adverse effect on its growth or financial performance. In addition, the Company's leases with MDS and ITFS licensees require their cooperation, it is possible that one or more of the Company's channel lessors may hinder or delay the Company's efforts to use the channels in accordance with its plans for a particular market.

AUCTION OF BASIC TRADING AREAS

  As a result of legislation authorizing the FCC to utilize competitive bidding (auctions) for the award of initial licenses or construction permits for certain commercial services when mutually exclusive applications have been filed, on June 15, 1995, the FCC adopted new rules replacing lottery procedures with auctions for the awarding of commercial licenses where two or more parties have filed applications for the same frequencies. Auctions under the new rules began November 13, 1995 for the award of initial commercial licenses for "Basic Trading Areas" or "BTA's" (as defined by Rand McNally); however, the new auction rules do not apply when a license is to be renewed. The new rules are effective although pleadings have been filed which might result in changes in the rules, and any auctions conducted pursuant thereto. License holders that obtain an MDS license via an auction must provide interference protection to the 35-mile protected service area of existing license holders. Under the statutory auction authority enacted in 1993, ITFS licenses are exempt from the auction process and applications for ITFS licenses are expected to continue to be awarded according to the FCC's objective criteria.

DEPENDENCE ON PROGRAM MATERIAL AGREEMENTS

  In connection with its distribution of television programming, the Company is dependent on fixed-term contracts with various program suppliers. Generally, the terms of such contracts are for periods of one to five years and began to expire in 1995. Although the Company has no reason to believe that any such contracts will be cancelled or will not be renewed upon expiration, if such contracts are cancelled or not renewed, the Company will have to seek program material from other sources. There is no assurance that other program material will be available to the Company on acceptable terms or at all or, if so available, that such material will be acceptable to the Company's subscribers. The likelihood that program material will be unavailable to the Company is significantly mitigated by the Cable Act and various FCC regulations issued thereunder, which, among other things, impose limits on exclusive programming contracts and generally prohibit cable programmers in which a cable operator has an attributable interest from discriminating against cable competitors with respect to the price and terms and conditions of sale of programming. Only a few of the major cable television programming services carried by the Company are not currently directly owned by a vertically integrated cable operator, and the Company historically has not had difficulty in arranging satisfactory contracts for these services. The Cable Act is the subject of various legal challenges and if it were found to be unconstitutional, program suppliers might raise their prices or make their program material unavailable to the Company. See "Wireless Cable Industry -- Availability of Programming."

PHYSICAL LIMITATIONS OF WIRELESS CABLE TRANSMISSION

  Wireless cable programming is transmitted through the air via microwave frequencies from a transmission facility to a small receiving antenna at each subscriber's location, which generally requires a direct, unobstructed line-of-sight from the transmission facility to the subscriber's receiving antenna. Therefore, in communities with tall trees, hilly terrain, tall buildings or other obstructions in the transmission path, wireless cable transmission can be difficult or impossible to receive at certain locations without the use of signal boosters. Consequently, the Company may not be able to supply services to certain potential subscribers. In addition, in limited circumstances, extremely adverse weather can damage transmission and receiving antennas as well as transmit site equipment.

DIFFICULTIES AND UNCERTAINTIES OF A NEW INDUSTRY

  While wireless cable television is not a new technology, it is a relatively new industry with a short operating history. Holders should be aware of the difficulties and uncertainties that are normally associated with new industries, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in technology and changes in laws and regulations. There can be no assurance that the wireless cable industry will develop or continue as a viable or profitable industry.

POSSIBLE ADDITIONAL CAPITAL EXPENDITURES FOR DISPOSITION ASSETS

  No assurance can be given that the planned disposition of the Disposition Assets will be consummated. Consummation of such planned disposition may require, among other items, consents of CAI's lenders to the Newco Transaction, financing secured by Newco on terms acceptable to CAI and the Company and consents of the licensees to the assignment of channel leases to Newco and of the Flippin and Memphis channel rights to TruVision. Accordingly, the Company may be required to expend a substantial amount of additional capital to maintain certain assets and/or fund lease payments attributable to the Disposition Assets. Further, no assurance can be given that the disposition of the Disposition Assets will have the desired impact on the Company's business or financial affairs.

POSSIBLE ADVERSE TAX CONSEQUENCES ATTRIBUTABLE TO DISPOSITION ASSETS

  The cash and promissory note portion of the consideration received by the Company and/or its subsidiaries from consummation of the Memphis Transaction and Newco Transaction may result in the recognition of gain for Federal income tax purposes. The amount of any tax liability attributable thereto will depend upon numerous factors, including the tax basis of the assets conveyed, the net operating losses available to the Company and other factors. Certain of these factors will depend upon the tax attributes of CMAX, AWS and TCS as of the closing of the Transactions. There can be no assurance that sufficient tax bases and net operating losses will exist to defray a material amount of any such gain, thereby requiring the Company to pay certain tax liabilities to Federal and/or state authorities. Any such payments would negatively impact the Company's cash flow.

ASSIGNABILITY OF DISPOSITION ASSETS CHANNEL LEASES

  Substantially all of the channel leases associated with the Disposition Assets require the consents of the licensees prior to the assignment thereof. No assurance can be given that such consents will be obtained to the assignment of such channel leases to Newco in the Newco Transaction. The failure to obtain any such consents may prevent the Newco Transaction from being consummated, which could have a material adverse effect on the Company's business or financial affairs. See "Risk Factors -- Possible Additional Capital Expenditures for Disposition Assets." Further, the consent of the FCC is required prior to the assignment of any MDS channels associated with the Disposition Assets. The Company will take appropriate action to obtain such consents with respect to such MDS channels to be acquired by the Company and thereafter conveyed to Newco as part of any Newco Transaction. Such consents are generally received three to five months after application is made to the FCC. Although the Company expects to lease any acquired MDS channels to Newco as part of any Newco Transaction pending receipt of such consents, there can be no assurance that the FCC will consent to the assignment of such licenses to the Company or Newco.

CERTAIN SUBSIDIARIES NOT WHOLLY-OWNED

  The Company generally conducts its business through subsidiaries. The Company's subsidiaries include non-operating subsidiaries that hold interests in channels, subsidiaries that operate systems and subsidiaries that do both. The Company also has an operating subsidiary that installs wireless cable systems in various markets served by the Company and its subsidiaries. Certain of the Company's subsidiaries are not wholly-owned and most subsidiaries are indirectly owned by the Company as a result of its majority ownership of other entities. Although the Company has a sufficient interest in its subsidiaries to be able to exercise control over them, the Company may owe a fiduciary duty to the holders of various minority interests in its subsidiaries. Accordingly, the Company may not exercise unfettered control over such subsidiaries and may be required to deal with such subsidiaries on terms no less favorable to such subsidiaries than could be obtained from unaffiliated third parties. The Company believes that all of its dealings with its subsidiaries have been on such terms. In addition, dividends or other distributions paid or made by such subsidiaries must be paid or made on a pro rata basis to all stockholders.

WIRELESS ONE AND NEWCO MINORITY INVESTMENTS

  The Company owns approximately 27% of the outstanding common stock of Wireless One, Inc., a Delaware corporation ("Wireless One"). Although David E. Webb and J. R. Holland, Jr., directors of the Company, serve as directors of Wireless One, the Company cannot exercise unfettered control over this substantial investment. Similarly, upon consummation of the Newco Transaction, the Company will own approximately 39.76% (prior to dilution) of the outstanding common stock of Newco. Although David E. Webb and J. R. Holland, Jr., directors of the Company, are expected to serve as directors of Newco, and John R. Bailey, an executive officer of the Company, is expected to serve as Acting Chief Financial Officer of Newco until Newco names a full-time Chief Financial Officer, the Company will not be able to exercise unfettered control over this proposed substantial investment.

CONTROL BY PRINCIPAL STOCKHOLDERS; AGREEMENT TO VOTE FOR BOARD DESIGNEE OF JUPITER; CO-SALE RIGHT

  David E. Webb, the President and Chief Executive Officer of the Company, L. Allen Wheeler, a member of the Board of Directors of the Company, and Hunt Capital Group ("Hunt Capital"), a principal stockholder of the Company and affiliate of J. R. Holland, Jr., the Chairman of the Board of the Company, collectively own approximately 62.7% of the outstanding Common Stock and, if they act together, will be able to control the election of the members of the Company's Board of Directors and generally to exercise control over the Company's affairs. Assuming consummation of each of the Transactions and an average closing price of the Common Stock of $28, such parties will own approximately 40.8% (33.9% if the maximum number of shares is issued) of the outstanding Common Stock of the Company. Accordingly, following consummation of the Transactions, such persons acting together will not be able to control the election of the members of the Company's Board of Directors. See "Management" and "Principal Stockholders." Pursuant to the terms of a Stockholders' Agreement (the "Stockholders' Agreement"), for so long as Jupiter, the purchaser of $40.0 million gross proceeds of the Convertible Notes, retains a 25% interest in the Convertible Notes originally purchased by it and/or the shares of Common Stock issued or issuable upon conversion thereof (the "Conversion Shares") originally issuable to it, each of Hunt Capital, David E. Webb and L. Allen Wheeler, have agreed to vote their shares
(i) in favor of the election to the Company's Board of Directors of one designee of Jupiter and (ii) in favor of the Company's Board of Directors consisting of at least three and not more than seven members. The agreement of such stockholders to elect Jupiter's designee to the Board of Directors may restrict the ability of such stockholders to elect their preferred slate of directors to manage the Company, which may result in a member of the Board of Directors having interests that conflict with those of the other stockholders of the Company. In addition, under the terms of the Stockholders' Agreement, each of Hunt Capital, David E. Webb and L. Allen Wheeler have agreed that, for so long as Jupiter holds such 25% interest, in the event of any proposed sale or series of sales of Common Stock by any such stockholder to a non-affiliate for aggregate consideration greater than $15.0 million or representing in excess of 5% of the outstanding Common Stock at such time, such stockholder shall not effect such sale unless Jupiter is permitted to participate in such sale on a pro rata basis with such stockholder. The co-sale right may reduce the likelihood of a change in control of the Company, because any potential purchaser of stock held by the controlling stockholders may also be required to purchase shares owned by Jupiter.

POSSIBLE FUTURE ACQUISITIONS

  The Company has in the past and is in the process of making a number of acquisitions and may in the future make additional acquisitions. The Company can be expected to seek to acquire additional channel rights, both in its existing markets and in other markets, both directly and indirectly by acquiring other wireless cable television providers. Such acquisitions may be in geographic areas or markets outside of the Company's traditional focus of small to mid-sized markets in the central United States. In addition, it is possible that the Company might make one or more acquisitions outside of the business of providing wireless cable television services. Any such acquisitions may be made for cash, securities, including Common Stock, or combinations thereof. Under applicable law and regulations, in many circumstances, approval by the Company's stockholders of any such acquisitions may not be required. The Company may pay for such acquisitions in cash or by issuing equity or debt securities. The issuance of equity to effect or finance such acquisitions would have the effect of reducing the percentage ownership of the Company held by each pre-acquisition stockholder and the incurrence of indebtedness in connection with such acquisitions could adversely affect the liquidity, results of operations and financial condition of the Company.

RESCISSION RIGHTS OF PARTNERS OF MINNEAPOLIS PARTNERSHIP AND FTW PARTNERSHIP

  Prior to the date hereof, a predecessor of AWS, through an affiliate, participated in the offer and sale of approximately $29 million of general partnership interests in three general partnerships, including the FTW Partnership and the Minneapolis Partnership, without registration under any federal or state securities laws. Following an investigation by the Commission, AWS, Steven G. Johnson, a director and officer of AWS, Jeffrey D. Howes, formerly a director and officer of AWS, and Dexter S. Cohen and Kevin
C. King, each of whom own greater than five percent of AWS Common Stock, without admitting or denying any wrongdoing, consented to a Commission order to cease and desist from committing or causing any violation and any future violations of the securities registration provisions of the Securities Act and the broker-dealer registration provisions of the Exchange Act. In addition, securities administrators in 22 states have also investigated or are presently investigating the activities related to the unregistered sale of the general partnership interests described above. The actions taken by the various state securities administrators range from no action taken to the issuance of 15 cease and desist orders and consent orders pursuant to which AWS, the issuing general partnerships and Messrs. Johnson and Howes, as officers of AWS, were required to cease selling general partnership interests without registration, to offer rescission to individuals who purchased general partnership interests and, in certain cases, to pay administrative penalties. In certain cases, such parties have entered into consent decrees with state regulatory authorities, including an order in Arizona requiring AWS to offer to purchase such general partnership interests sold to residents of Arizona or to pay the Arizona Corporation Commission an amount equal to the amount of the investment made by all general partners who are Arizona residents, or approximately $566,000, plus interest from the time of investment. AWS has advised the Arizona Corporation Commission that it does not intend to make such offer to purchase pending consummation of the Transactions described herein.

  On September 29, 1995, AWS and the third general partnership in which interests were sold (the "Pittsburgh Partnership") jointly sold (the "Pittsburgh Sale") their respective interest in the joint venture operating the wireless cable television system in Pittsburgh, Pennsylvania to CAI. General partners holding approximately 72% of the general partnership interests in the Pittsburgh Partnership (the "Pittsburgh Partners") executed and delivered written consents to such sale, each of which included a release of AWS and certain related parties from certain contingent claims including claims arising from the offer and sale of the general partnership interests to the Pittsburgh Partners. There can be no assurance that the Minneapolis Partners and the FTW Partners who do not vote in favor of the Minneapolis Transaction or the FTW Transaction, respectively, or the Pittsburgh Partners who did not vote in favor of the Pittsburgh Sale, or any governmental agency will not institute proceedings against AWS or the Company, as the successor to AWS, based on a failure to register the general partnership interests in connection with a public offering or for damages based on alleged omissions or misrepresentations of material information in connection with the sale of such interests. No assurance can be given that a successful claim against the predecessors of AWS could not be asserted against the Company based on a number of theories involving successor liability. The institution of legal action against the Company arising out of the offer and sale of general partnership interests by AWS's predecessors could result in substantial defense costs to the Company and the diversion of efforts by the Company's management, and the imposition of liabilities against the Company could have an adverse effect on the Company.

LACK OF PUBLIC MARKET FOR THE NEW NOTES

  The Old Notes are designated for trading in the PORTAL market. There is no established trading market for the New Notes. Although the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and they may discontinue such market-making at any time without notice. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development of any market or the liquidity of any market that may develop for the New Notes. If such a market were to exist, no assurance can be given as to the trading prices of the New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were sold by the Company on April 26, 1995 to the Initial Purchasers, who placed the Old Notes with institutional investors. In connection therewith, the Company and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which the Company agreed, for the benefit of the Holders of the Old Notes, that the Company would, at its sole cost, (i) within 30 days following the original issuance of the Old Notes, file with the Commission the Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Company identical in all material respects to the series of Old Notes (except that such new notes would not contain terms with respect to transfer restrictions) and (ii) cause such Registration Statement to be declared effective under the Securities Act within 120 days following the original issuance of the Old Notes. Upon the effectiveness of the Registration Statement, the Company will offer, pursuant to this Prospectus, to the Holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which may, generally, be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

  The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business, such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such Holder nor any other such person is engaging in or intends to engage in a distribution of such New Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any Holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 120 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  If (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 150 days of the date of original issuance of the Old Notes, (iii) in certain circumstances, any Initial Purchaser or any Holder that is not entitled to participate in the Exchange Offer so requests within 120 days after the consummation of the Exchange Offer or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and Federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities
Act) and so notifies the Company within 60 days after such Holder first becomes aware of any such restriction and provides the Company with a reasonable basis for its conclusion, in the case of each of clauses (i) through (iv) of this sentence, then the Company shall promptly deliver to the Holders and the Trustee written notice thereof and the Company shall, at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"), (b) use all reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 150th day after the original issuance of the Old Notes and (c) use all reasonable efforts to keep effective the Shelf Registration Statement until three years after its effective date, or such shorter period ending when (i) all of the Old Notes covered by such Shelf Registration Statement have been sold in the manner set forth and as contemplated therein or (ii) a subsequent Shelf Registration Statement covering all unregistered Old Notes has been declared effective under the Securities Act. The Company will, in the event of a Shelf Registration Statement, provide to each Holder of the Old Notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A Holder of Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification obligations).

  In the event that either (i) the Registration Statement is not filed with the Commission on or prior to the 30th calendar day following the date of original issuance of the Old Notes, (ii) the Registration Statement is not declared effective on or prior to the 120th calendar day following the date of original issuance of the Old Notes or (iii) the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective on or prior to the 150th calendar day following the date of original issuance of the Old Notes or the Shelf Registration Statement ceases to be effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company has agreed to pay increased cash interest to each Holder of the Old Notes during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to 0.50% per annum. The amount of the additional cash interest will increase by an additional 0.50% per annum for each subsequent 90-day period until the Registration Statement is filed, the Registration Statement is declared effective, the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be, up to a maximum amount of additional cash interest of 2.00% per annum. All accrued cash interest shall be paid to record holders of the Old Notes by wire transfer of immediately available funds or by Federal funds check by the Company on each interest payment date for the Old Notes. Upon (x) the filing of the Registration Statement in the case of clause (i) above, (y) the effectiveness of the Registration Statement in the case of clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, in the case of clause (iii) above, and provided that none of the conditions set forth in clauses (i), (ii) and
(iii) above continues to exist, such additional interest shall cease to accrue on the Old Notes from the date of such filing, effectiveness or consummation. No increased cash interest will be payable on the Old Notes from and after the Expiration Date.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all of the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

  The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, Holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of the Old Notes are outstanding. The Company has fixed the close of business on February , 1996 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there were registered Holders of the Old Notes.

  Holders of the Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law (the "DGCL") or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral notice (confirmed in writing) oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of the exchange of Old Notes.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on March , 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral notice (confirmed in writing) or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "The Exchange Offer -- Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral notice (confirmed in writing) or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

  Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES

  The New Notes will bear interest from October 15, 1995, the date of the last interest payment on the Old Notes. No interest will be paid on the Old Notes accepted for exchange.

PROCEDURES FOR TENDERING

  The tender of Old Notes by a Holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will first be sent on or about February , 1996, to all Holders of Old Notes known to the Company and the Exchange Agent.

  Only a Holder of the Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender any Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, or an Agent's Message, including any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

  The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS

RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED AND PROPER INSURANCE BE OBTAINED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal or delivering an Agent's Message and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  By tendering, each Holder will represent to the Company, among other things, that (i) the New Notes acquired by the Holder and any beneficial owners of Old Notes pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder nor such beneficial owner has an arrangement with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Each broker-dealer that receives

New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, or an Agent's Message, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "The Exchange Offer --
 Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) or an Agent's Message, together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) or an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the persons withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "The Exchange Offer -- Procedures for Tendering" at any time prior to the Expiration Date.

  Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission; or

    (b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "The Exchange Offer -- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

EXCHANGE AGENT

  Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

             Mail:                      By Facsimile:            Hand/Overnight Delivery:
     Bankers Trust Company              (212) 250-6961            Bankers Trust Company
Corporate Trust and Agency Group        (212) 250-6392       Corporate Trust and Agency Group
      Reorganization Dept.                                      Receipt & Delivery Window
        P.O. Box 1458                                         123 Washington Street, 1st Floor
      Church Street Station                                     New York, New York 10006
New York, New York 10008-1458

                                 Confirm by Telephone:
                                    (212) 250-6270

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, which is face value less accrued original issue discount, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

                     PRO FORMA FINANCIAL INFORMATION

                       RELATIVE TO THE TRANSACTIONS

  The following unaudited pro forma condensed consolidated financial information presents pro forma financial information of the Company in three sets of pro forma financial statements. The pro forma financial information consists of (1) an Unaudited Pro Forma Condensed Combined Balance Sheet for the Transactions as of September 30, 1995 and the related Unaudited Pro Forma Condensed Combined Statements of Operations for the Transactions for the year ended December 31, 1994 and the nine months ended September 30, 1995 (collectively, the "Combined Pro Forma Statements for the Transactions"), (2) an Unaudited Pro Forma Condensed Balance Sheet for each of the Transactions as of September 30, 1995 and the related Unaudited Pro Forma Condensed Consolidated Statements of Operations for each of the Transactions for the year ended December 31, 1994 and the nine months ended September 30, 1995 (collectively, the "Individual Pro Forma Statements for the Transactions") and
(3) an Unaudited Pro Forma Condensed Consolidated Balance Sheet for Consummated Events as of September 30, 1995 and the related Unaudited Pro Forma Condensed Consolidated Statements of Operations for Consummated Events for the year ended December 31, 1994 and the nine months ended September 30, 1995 (collectively, the "Pro Forma Statements for Consummated Events") (all such pro forma financial information together, the "Pro Forma Statements"). The Pro Forma Statements for the Transactions and the Individual Pro Forma Statements for the Transactions follow on pages 36 to 60 of this Prospectus. The Pro Forma Statements for Consummated Events have been included on pages F-85 to F-90 of this Prospectus.

  The Pro Forma Statements for the Transactions adjust the Pro Forma Statements for Consummated Events to give effect to the Transactions as if the Transactions had occurred on September 30, 1995 for balance sheet information and January 1, 1994 for statement of operations information. The Pro Forma Statements for the Transactions assume that all the Transactions and the proposed disposition of the Disposition Assets will be consummated by the Company. However, because there can be no certainty regarding which of the Transactions, if any, will be consummated and because, correspondingly, it is impossible to precisely determine the ultimate plan of disposition (some assets from each of the Transactions will potentially be disposed of by the Company or its predecessors), a large number of other potential pro forma outcomes are possible. As a result, the Company has presented the Individual Pro Forma Statements for the Transactions which include pro forma adjustments related to each separate Transaction and associated disposition. This method of presentation provides readers with all of the information necessary to recalculate, should they so desire, the Company's pro forma financial information under any possible scenario that might arise from the acquisition and disposition plans described in this Prospectus.

  The Transactions will be accounted for by the purchase method of accounting. With respect to the Transactions, the purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of such assets and liabilities.

  The Pro Forma Statements and accompanying notes should be read in conjunction with the Company's consolidated financial statements (including notes thereto) appearing elsewhere in this Prospectus. The Pro Forma Statements do not purport to represent what the Company's results of operations or financial position actually would have been had such transactions or events occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that the Company's management believes are reasonable. In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET FOR THE TRANSACTIONS

                            SEPTEMBER 30, 1995

                                  ASSETS

                                                             FTW     MINNEAPOLIS
                    HEARTLAND       CMAX         AWS     PARTNERSHIP PARTNERSHIP TECHNIVISION
                       PRO          PRO          PRO         PRO         PRO         PRO        PRO FORMA
                     FORMA(A)     FORMA(B)    FORMA(C)    FORMA(D)    FORMA(E)     FORMA(F)    ADJUSTMENTS       PRO FORMA
                   ------------ ------------ ----------- ----------- ----------- ------------ -------------     ------------
Cash and cash
 equivalents.....  $ 47,155,064 $    786,392 $ 5,082,653 $        -- $        -- $    56,297  $ (10,807,500)(G) $ 68,613,369
                                                                                                 (2,000,000)(H)
                                                                                                 28,340,463 (I)
Restricted
 investments.....    11,669,874          --          --          --          --          --                       11,669,874
Net assets held
 for cash sale or
 exchange........     2,200,000          --    7,250,000         --          --          --                        9,450,000
Note receivable..           --           --          --          --          --          --      25,000,000 (I)   25,000,000
Other current
 assets..........     3,035,281      673,913      89,724         --          --      281,895        (74,316)(I)    4,006,497
                   ------------ ------------ ----------- ----------- ----------- -----------  -------------     ------------
 Total current
  assets.........    64,060,219    1,460,305  12,422,377         --          --      338,192     40,458,647      118,739,740
Systems and
 equipment, net..    43,368,952   17,035,351     218,404         --          --    6,151,964     (2,038,608)(I)   64,736,063
Leased license
 investment,
 net.............    60,482,276   32,556,597         --          --          --   18,687,753     (2,482,706)(I)  109,243,920
Investment in
 Wireless One....    14,602,442          --          --          --          --          --                       14,602,442
Investment in CS
 Wireless........           --           --          --          --          --          --      55,875,666 (I)   55,875,666
Excess of cost
 over fair value
 of net assets
 acquired........     4,470,286    8,549,540   9,015,248         --          --    6,066,024                      28,101,098
Net assets held
 for exchange....           --    43,610,341  27,498,434  16,191,304  21,913,052  10,720,791   (119,933,922)(I)          --
Restricted
 investments.....    13,077,340          --          --          --          --          --                       13,077,340
Note receivable..           --           --          --          --          --          --      15,000,000 (I)   15,000,000
Other assets,
 net.............    10,435,034          --       77,179         --          --        5,300     (1,800,000)(G)    8,717,513
                   ------------ ------------ ----------- ----------- ----------- -----------  -------------     ------------
                   $210,496,549 $103,212,134 $49,231,642 $16,191,304 $21,913,052 $41,970,024  $ (14,920,923)    $428,093,782
                   ============ ============ =========== =========== =========== ===========  =============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion
 of long-term
 debt............  $    616,610 $    787,500 $    99,442 $       --  $       --  $ 1,263,005  $    (787,500)(G) $  1,979,057
Other current
 liabilities.....    10,130,631    3,042,950   1,468,523         --          --    2,890,995       (313,423)(I)   17,219,676
                   ------------ ------------ ----------- ----------- ----------- -----------  -------------     ------------
 Total current
  liabilities....    10,747,241    3,830,450   1,567,965         --          --    4,154,000     (1,100,923)      19,198,733
Long-term debt,
 less current
 portion.........   139,428,429   10,020,000   1,800,000         --          --          --     (11,820,000)(G)  139,428,429
Deferred income
 taxes...........     1,189,080    8,549,540   9,015,248         --          --    6,066,024            --        24,819,892
Other
 liabilities.....       279,695          --      233,044         --          --          --             --           512,739
Stockholders'
 equity..........    58,852,104   80,812,144  36,615,385  16,191,304  21,913,052  31,750,000     (2,000,000)(H)  244,133,989
                   ------------ ------------ ----------- ----------- ----------- -----------  -------------     ------------
                   $210,496,549 $103,212,134 $49,231,642 $16,191,304 $21,913,052 $41,970,024  $ (14,920,923)    $428,093,782
                   ============ ============ =========== =========== =========== ===========  =============     ============

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           FOR THE TRANSACTIONS

                       YEAR ENDED DECEMBER 31, 1994

                                                              FTW     MINNEAPOLIS
                     HEARTLAND       CMAX         AWS     PARTNERSHIP PARTNERSHIP TECHNIVISION      PRO
                        PRO           PRO         PRO         PRO         PRO         PRO          FORMA           PRO
                      FORMA(A)     FORMA(B)     FORMA(C)   FORMA(D)    FORMA(E)     FORMA(F)    ADJUSTMENTS       FORMA
                    ------------  -----------  ---------- ----------- ----------- ------------  -----------    ------------
Total revenues....  $  7,590,823  $ 6,765,741  $      --   $    --     $    --    $ 5,735,071   $      --      $ 20,091,635
                    ------------  -----------  ----------  --------    --------   -----------   ----------     ------------
Operating
 expenses:
 Systems
  operations......     4,188,612    3,270,598         --        --          --      2,662,495                    10,121,705
 Selling, general
  and
  administrative..     6,377,969    5,229,087         --        --          --      1,812,854                    13,419,910
 Depreciation and
  amortization....     3,263,717    4,934,844         --        --          --      2,976,050                    11,174,611
                    ------------  -----------  ----------  --------    --------   -----------   ----------     ------------
 Total operating
  expenses........    13,830,298   13,434,529         --        --          --      7,451,399          --        34,716,226
                    ------------  -----------  ----------  --------    --------   -----------   ----------     ------------
  Operating loss..    (6,239,475)  (6,668,788)        --        --          --     (1,716,328)                  (14,624,591)
Interest expense..    (4,185,033)    (459,536)        --        --          --     (1,388,263)                   (6,032,832)
Equity in losses
 of investment....    (1,004,594)         --          --        --          --            --                     (1,004,594)
Interest income
 and other........       152,450      577,217         --        --          --            --                        729,667
                    ------------  -----------  ----------  --------    --------   -----------   ----------     ------------
 Loss before
  income taxes....   (11,276,652)  (6,551,107)        --        --          --     (3,104,591)         --       (20,932,350)
Income tax
 benefit..........     2,458,812    2,265,743         --        --          --      1,148,699    1,409,641(J)     7,282,895
                    ------------  -----------  ----------  --------    --------   -----------   ----------     ------------
 Net loss.........  $ (8,817,840) $(4,285,364) $       --  $    --     $    --    $(1,955,892)  $1,409,641     $(13,649,455)
                    ============  ===========  ==========  ========    ========   ===========   ==========     ============
Net loss per
 share............  $      (0.70) $       --   $      --   $    --     $    --    $       --    $      --      $      (0.71)
                    ============  ===========  ==========  ========    ========   ===========   ==========     ============
Weighted average
 shares
 outstanding......    12,541,444    2,886,148   1,307,692   578,261     782,609     1,133,929          --        19,230,083
                    ============  ===========  ==========  ========    ========   ===========   ==========     ============

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           FOR THE TRANSACTIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                              FTW     MINNEAPOLIS
                      HEARTLAND       CMAX         AWS    PARTNERSHIP PARTNERSHIP TECHNIVISION
                         PRO           PRO         PRO        PRO         PRO         PRO        PRO FORMA
                       FORMA(A)     FORMA(B)    FORMA(C)   FORMA(D)    FORMA(E)     FORMA(F)    ADJUSTMENTS     PRO FORMA
                     ------------  -----------  --------- ----------- ----------- ------------  -----------    ------------
Total revenues.....  $  9,944,209  $ 6,674,530  $     --    $   --      $   --    $ 4,138,790   $      --      $ 20,757,529
                     ------------  -----------  ---------   -------     -------   -----------   ----------     ------------
Operating expenses:
 Systems
  operations.......     3,371,531    2,973,011        --        --          --      2,056,387                     8,400,929
 Selling, general
  and
  administrative...     7,689,026    4,294,351        --        --          --      1,157,219                    13,140,596
 Depreciation and
  amortization.....     4,396,920    5,210,043        --        --          --      2,116,483                    11,723,446
                     ------------  -----------  ---------   -------     -------   -----------   ----------     ------------
 Total operating
  expenses.........    15,457,477   12,477,405        --        --          --      5,330,089          --        33,264,971
                     ------------  -----------  ---------   -------     -------   -----------   ----------     ------------
  Operating loss...    (5,513,268)  (5,802,875)       --        --          --     (1,191,299)         --       (12,507,442)
Interest expense...    (8,908,459)    (945,475)       --        --          --       (625,728)                  (10,479,662)
Equity in losses of
 investees.........    (1,049,583)         --         --        --          --            --                     (1,049,583)
Interest income and
 other.............     1,568,946      121,497        --        --          --        253,352                     1,943,795
                     ------------  -----------  ---------   -------     -------   -----------   ----------     ------------
 Loss before income
  taxes............   (13,902,364)  (6,626,853)       --        --          --     (1,563,675)         --       (22,092,892)
Income tax
 benefit...........           --     2,333,311        --        --          --        494,394    5,011,374(J)     7,839,079
                     ------------  -----------  ---------   -------     -------   -----------   ----------     ------------
 Net loss..........  $(13,902,364) $(4,293,542) $     --    $   --      $   --    $(1,069,281)  $5,011,374     $(14,253,813)
                     ============  ===========  =========   =======     =======   ===========   ==========     ============
Net loss per
 share.............  $      (1.10) $       --   $     --    $   --      $   --    $       --    $      --      $      (0.74)
                     ============  ===========  =========   =======     =======   ===========   ==========     ============
Weighted average
 shares
 outstanding.......    12,591,927    2,886,148  1,307,692   578,261     782,609     1,133,929          --        19,280,566
                     ============  ===========  =========   =======     =======   ===========   ==========     ============

              See accompanying notes to Pro Forma Statements

       NOTES TO COMBINED PRO FORMA STATEMENTS FOR THE TRANSACTIONS

(A) Reflects pro forma information for events previously consummated by the Company. See pages F-85 to F-90 for detailed pro forma adjustments related to events previously consummated by the Company.

(B) Reflects pro forma information for the CMAX Merger (as defined herein). See pages 40 to 43 for detailed pro forma adjustments relating to the CMAX Merger.

(C) Reflects pro forma information for the AWS Merger. See pages 44 to 47 for detailed pro forma adjustments relating to the AWS Merger.

(D) Reflects pro forma information for the FTW Transaction (as defined herein). See pages 48 to 51 for detailed pro forma adjustments relating to the FTW Transaction.

(E) Reflects pro forma information for the Minneapolis Transaction (as defined herein). See pages 52 to 55 for detailed pro forma adjustments relating to the Minneapolis Transaction.

(F) Reflects pro forma information for the TSC Transaction. See pages 56 to 59 for detailed pro forma adjustments relating to the TSC Transaction.

(G) Reflects the repayment of certain indebtedness of CMAX by the Company upon consummation of the CMAX Merger and the elimination of the Company's $1.8 million note receivable from AWS. Any differences between historical interest expense recognized by CMAX on the retired indebtedness and interest expense which would be recognized by the Company on a pro forma basis is not material.

(H) Reflects estimated costs to be incurred in connection with the issuance of the Company's Common Stock upon consummation of the Transactions.

(I) Reflects the Company's contribution to Newco of the Disposition Assets and the receipt by the Company of (i) 39.76% of the outstanding common shares of Newco, (ii) approximately $28.3 million in cash payable by Newco at the closing, (iii) a $25 million promissory note payable nine months from closing and (iv) a $15 million promissory note payable 10 years from the closing of the Participation Agreement.

(J) Reflects the adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

             CMAX UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                            SEPTEMBER 30, 1995

                                  ASSETS

                                        PURCHASE
                          HISTORICAL   ACCOUNTING                   DISPOSITION         CMAX
                             CMAX     ADJUSTMENTS       SUB-TOTAL   ADJUSTMENTS      PRO FORMA
                          ----------- ------------     ------------ -----------     ------------
Cash and cash
 equivalents............  $   786,392 $                $    786,392 $               $    786,392
Other current assets....      938,437                       938,437    (264,524)(D)      673,913
                          ----------- ------------     ------------ -----------     ------------
 Total current assets...    1,724,829          --         1,724,829    (264,524)       1,460,305
Systems and equipment,
 net....................   26,447,933                    26,447,933  (9,412,582)(D)   17,035,351
Leased license
 investment, net........   21,271,892   45,899,604 (B)   67,171,496 (34,614,899)(D)   32,556,597
Excess of cost over fair
 value of net assets
 acquired...............          --     8,549,540 (C)    8,549,540                    8,549,540
Net assets held for
 exchange...............          --                            --   43,610,341 (D)   43,610,341
                          ----------- ------------     ------------ -----------     ------------
                          $49,444,654 $ 54,449,144     $103,893,798 $  (681,664)    $103,212,134
                          =========== ============     ============ ===========     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-
 term debt..............  $   787,500 $                $    787,500 $               $    787,500
Other current
 liabilities............    3,724,614                     3,724,614    (681,664)(D)    3,042,950
                          ----------- ------------     ------------ -----------     ------------
 Total current
  liabilities...........    4,512,114          --         4,512,114    (681,664)       3,830,450
Long-term debt, less
 current portion........   10,020,000                    10,020,000                   10,020,000
Deferred income taxes...          --     8,549,540 (C)    8,549,540                    8,549,540
Stockholders' equity....   34,912,540   80,812,144 (A)   80,812,144                   80,812,144
                                       (34,912,540)(A)
                          ----------- ------------     ------------ -----------     ------------
                          $49,444,654 $ 54,449,144     $103,893,798 $  (681,664)    $103,212,134
                          =========== ============     ============ ===========     ============

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

        CMAX UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1994

                                        PURCHASE
                          HISTORICAL   ACCOUNTING                   DISPOSITION         CMAX
                             CMAX      ADJUSTMENTS      SUB-TOTAL    ADJUSTMENTS      PRO FORMA
                          -----------  -----------     -----------  ------------     -----------
Total revenues..........  $11,283,709  $       --      $11,283,709  $(4,517,968)(D)  $ 6,765,741
                          -----------  ----------      -----------  -----------      -----------
Operating expenses:
 Systems operations.....    5,310,478                    5,310,478   (2,039,880)(D)    3,270,598
 Selling, general and
  administrative........    9,027,094  (1,382,000)(E)    7,645,094   (2,416,007)(D)    5,229,087
 Depreciation and
  amortization..........    6,106,007   1,385,643 (F)    7,919,127   (2,984,283)(D)    4,934,844
                                          427,477 (G)
                          -----------  ----------      -----------  -----------      -----------
 Total operating
  expenses..............   20,443,579     431,120       20,874,699   (7,440,170)      13,434,529
                          -----------  ----------      -----------  -----------      -----------
  Operating loss........   (9,159,870)   (431,120)      (9,590,990)   2,922,202       (6,668,788)
Interest expense........     (459,536)                    (459,536)                     (459,536)
Interest income and
 other..................      577,217                      577,217                       577,217
                          -----------  ----------      -----------  -----------      -----------
 Loss before income
  taxes.................   (9,042,189)   (431,120)      (9,473,309)   2,922,202       (6,551,107)
Income tax benefit......          --    3,346,958 (H)    3,346,958   (1,081,215)(D)    2,265,743
                          -----------  ----------      -----------  -----------      -----------
 Net loss...............  $(9,042,189) $2,915,838      $(6,126,351) $ 1,840,987      $(4,285,364)
                          ===========  ==========      ===========  ===========      ===========
Net loss per share......                               $     (2.12)                  $     (1.48)
                                                       ===========                   ===========
Weighted average shares
 outstanding............                2,886,148 (A)    2,886,148                     2,886,148
                                       ==========      ===========                   ===========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

        CMAX UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1995

                                        PURCHASE
                          HISTORICAL   ACCOUNTING                   DISPOSITION         CMAX
                             CMAX      ADJUSTMENTS      SUB-TOTAL    ADJUSTMENTS      PRO FORMA
                          -----------  -----------     -----------  ------------     -----------
Total revenues..........  $10,621,647  $       --      $10,621,647  $(3,947,117)(D)  $ 6,674,530
                          -----------  ----------      -----------  -----------      -----------
Operating expenses:
 Systems operations.....    4,937,148                    4,937,148   (1,964,137)(D)    2,973,011
 Selling, general and
  administrative........    6,829,999  (1,364,926)(E)    5,465,073   (1,170,722)(D)    4,294,351
 Depreciation and
  amortization..........    7,251,068     607,918 (F)    8,179,594   (2,969,551)(D)    5,210,043
                                          320,608 (G)
                          -----------  ----------      -----------  -----------      -----------
 Total operating
  expenses..............   19,018,215    (436,400)      18,581,815   (6,104,410)      12,477,405
                          -----------  ----------      -----------  -----------      -----------
  Operating loss........   (8,396,568)    436,400       (7,960,168)   2,157,293       (5,802,875)
Interest expense........     (945,475)                    (945,475)                     (945,475)
Interest income and
 other..................      121,497                      121,497                       121,497
                          -----------  ----------      -----------  -----------      -----------
 Loss before income
  taxes.................   (9,220,546)    436,400       (8,784,146)   2,157,293       (6,626,853)
Income tax benefit......          --    3,131,509 (H)    3,131,509     (798,198)(D)    2,333,311
                          -----------  ----------      -----------  -----------      -----------
 Net loss...............  $(9,220,546) $3,567,909      $(5,652,637) $ 1,359,095      $(4,293,542)
                          ===========  ==========      ===========  ===========      ===========
Net loss per share......                               $     (1.96)                  $     (1.49)
                                                       ===========                   ===========
Weighted average shares
 outstanding............                2,886,148 (A)    2,886,148                     2,886,148
                                       ==========      ===========                   ===========

              See accompanying notes to Pro Forma Statements

            NOTES TO PRO FORMA STATEMENTS FOR THE CMAX MERGER

  The CMAX historical statement of operations for the year ended December 31, 1994 has been derived utilizing CMAX's historical audited statement of operations for the year ended June 30, 1994 and unaudited statements of operations for the six months ended December 31, 1993 and 1994. The CMAX historical statement of operations for the nine months ended September 30, 1995 has been derived utilizing CMAX's historical audited statement of operations for the year ended June 30, 1995 and unaudited statements of operations for the six months ended December 31, 1994 and three months ended September 30, 1995. No material adjustments were recorded in determining such amounts.

(A) Reflects the elimination of CMAX's historical equity and the issuance of 2,886,148 shares of Company Common Stock at an estimated average closing price of $28 per share in exchange for all outstanding shares of CMAX Common Stock. In addition, subsequent to September 30, 1995, the Company paid CMAX a $2.4 million deposit with respect to the sublease of certain wireless cable channel rights in various Texas markets and agreed to loan CMAX up to $1,000,000. With respect to the $1,000,000 loan, $500,000 was advanced on December 29, 1995 to be used for working capital purposes and $500,000 may be used for subscriber growth.

(B) Reflects the fair value of approximately $67.2 million assigned to leased license investment for the acquisition of CMAX, net of historical leased license investment. Historical balances of working capital are assumed to approximate their fair values. The Company has evaluated the propriety of the carrying amounts of leased license investment with respect to each market based on management's estimate of the fair value of each market and expected future operating cash flows from subscribers in an individual market, and believes such amounts to be recoverable.

(C) Reflects the recognition of deferred income taxes at an estimated 37% effective tax rate on excess book value over tax basis relating to the CMAX net assets acquired. The related increase in excess purchase price over the fair value of net identifiable assets acquired will be amortized over an estimated useful life of 20 years. The Company has evaluated the propriety of the carrying amount of excess cost over fair value of net assets acquired based on management's estimate of the fair value of the Company's markets and expected future operating cash flows from subscribers, and believes such amount to be recoverable.

(D) Reflects the reclassification of certain assets and liabilities acquired in the CMAX Merger to net assets held for exchange based on management's expectations with respect to such net assets. Accordingly, historical operating results relating to such net assets have been eliminated from the pro forma statements of operations.

(E) Reflects the elimination of certain historical corporate general and administrative expenses of CMAX that, in the opinion of Company management, will not be incurred by the Company. Such expenses consist primarily of management fees, salaries of officers and other duplicative corporate personnel and professional fees.

(F) Reflects incremental depreciation and amortization of leased license investment associated with the CMAX Merger. Amortization of leased license investment is calculated beginning with inception of service in each respective market over an estimated useful life of 20 years. For purposes of the Pro Forma Statements for the CMAX Merger, additional amortization of leased license investment has been calculated from January 1, 1994 since all current operating systems (except for the Waco and Temple/Kileen, Texas systems) began service prior to such date.

(G) Reflects incremental amortization of excess purchase price over the fair value of net identifiable assets acquired in the CMAX Merger.

(H) Reflects the adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

              AWS UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                            SEPTEMBER 30, 1995

                                  ASSETS

                                      PURCHASE
                          HISTORICAL ACCOUNTING                  DISPOSITION          AWS
                             AWS     ADJUSTMENTS      SUB-TOTAL  ADJUSTMENTS       PRO FORMA
                          ---------- -----------     ----------- ------------     -----------
Cash and cash equiva-
 lents..................  $1,182,653 $ 3,900,000 (B) $ 5,082,653 $                $ 5,082,653
Net assets held for cash
 sale or exchange.......                                            7,250,000 (E)   7,250,000
Other current assets....      89,724                      89,724                       89,724
                          ---------- -----------     ----------- ------------     -----------
 Total current assets...   1,272,377   3,900,000       5,172,377    7,250,000      12,422,377
Systems and equipment,
 net....................     218,404                     218,404                      218,404
Leased license invest-
 ment, net..............   2,987,940  23,478,317 (B)  23,396,257  (23,396,257)(E)         --
                                      (3,900,000)(B)
                                         830,000 (D)
Investment in joint ven-
 tures..................   2,998,398   8,353,779 (B)  11,352,177  (11,352,177)(E)         --
Excess of cost over fair
 value of net assets
 acquired...............         --    9,015,248 (C)   9,015,248                    9,015,248
Net assets held for ex-
 change.................         --                                27,498,434 (E)  27,498,434
Other assets, net.......      77,179                      77,179                       77,179
                          ---------- -----------     ----------- ------------     -----------
                          $7,554,298 $41,677,344     $49,231,642 $        --      $49,231,642
                          ========== ===========     =========== ============     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-
 term debt..............  $   99,442 $               $    99,442 $                $    99,442
Other current liabili-
 ties...................     638,523     830,000 (D)   1,468,523                    1,468,523
                          ---------- -----------     ----------- ------------     -----------
 Total current liabili-
  ties..................     737,965     830,000       1,567,965          --        1,567,965
Long-term debt, less
 current portion........   1,800,000                   1,800,000                    1,800,000
Deferred income taxes...         --    9,015,248 (C)   9,015,248                    9,015,248
Other liabilities.......     233,044                     233,044                      233,044
Stockholders' equity....   4,783,289  36,615,385 (A)  36,615,385                   36,615,385
                                      (4,783,289)(A)
                          ---------- -----------     ----------- ------------     -----------
                          $7,554,298 $41,677,344     $49,231,642 $        --      $49,231,642
                          ========== ===========     =========== ============     ===========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

         AWS UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1994

                                        PURCHASE
                          HISTORICAL   ACCOUNTING                   DISPOSITION        AWS
                              AWS      ADJUSTMENTS      SUB-TOTAL   ADJUSTMENTS     PRO FORMA
                          -----------  -----------     -----------  -----------     ----------
Total revenues..........  $    83,333  $       --      $    83,333  $   (83,333)(E) $       --
                          -----------  ----------      -----------  -----------     ----------
Operating expenses:
 Systems operations.....          --
 Selling, general and
  administrative........    3,521,413    (960,001)(F)    2,911,412   (2,911,412)(E)        --
                                          350,000 (G)
 Depreciation and amor-
  tization..............      637,049     450,762 (I)    1,087,811   (1,087,811)(E)        --
                          -----------  ----------      -----------  -----------     ----------
 Total operating ex-
  penses................    4,158,462    (159,239)       3,999,223   (3,999,223)           --
                          -----------  ----------      -----------  -----------     ----------
  Operating loss........   (4,075,129)    159,239       (3,915,890)   3,915,890            --
Interest expense........     (976,867)                    (976,867)     976,867 (E)        --
Equity in losses of
 investees..............     (200,436)   (281,439)(H)     (481,875)     481,875 (E)        --
Interest income and oth-
 er.....................     (474,348)                    (474,348)     474,348 (E)        --
                          -----------  ----------      -----------  -----------     ----------
 Loss before income tax-
  es....................   (5,726,780)   (122,200)      (5,848,980)   5,848,980            --
Income tax benefit......          --    1,997,341 (J)    1,997,341   (1,997,341)(E)        --
                          -----------  ----------      -----------  -----------     ----------
 Net loss...............  $(5,726,780) $1,875,141      $(3,851,639) $ 3,851,639            --
                          ===========  ==========      ===========  ===========     ==========
Net loss per share......                               $     (2.95)                 $       --
                                                       ===========                  ==========
Weighted average shares
 outstanding............                1,307,692 (A)    1,307,692                   1,307,692
                                       ==========      ===========                  ==========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

         AWS UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1995

                                        PURCHASE
                          HISTORICAL   ACCOUNTING                   DISPOSITION        AWS
                              AWS      ADJUSTMENTS      SUB-TOTAL   ADJUSTMENTS     PRO FORMA
                          -----------  -----------     -----------  -----------     ----------
Total revenues..........  $    75,000  $      --       $    75,000  $   (75,000)(E) $      --
                          -----------  ----------      -----------  -----------     ----------
Operating expenses:
 Systems operations.....
 Selling, general and
  administrative........    1,533,152    (315,035)(F)    1,480,617   (1,480,617)(E)        --
                                          262,500 (G)
 Depreciation and amor-
  tization..............       66,079     338,072 (I)      404,151     (404,151)(E)        --
                          -----------  ----------      -----------  -----------     ----------
 Total operating ex-
  penses................    1,599,231     285,537        1,884,768   (1,884,768)           --
                          -----------  ----------      -----------  -----------     ----------
  Operating loss........   (1,524,231)   (285,537)      (1,809,768)   1,809,768            --
Interest expense........     (126,119)                    (126,119)     126,119 (E)        --
Equity in losses of
 investees..............     (136,298)   (196,338)(H)     (332,636)     332,636 (E)        --
Interest income and oth-
 er.....................      802,078                      802,078     (802,078)(E)        --
                          -----------  ----------      -----------  -----------
 Loss before income tax-
  es....................     (984,570)   (481,875)      (1,466,445)   1,466,455            --
Income tax benefit......          --      417,498 (J)      417,498     (417,498)(E)        --
                          -----------  ----------      -----------  -----------     ----------
 Net loss...............  $  (984,570) $  (64,377)     $(1,048,947) $ 1,048,947     $      --
                          ===========  ==========      ===========  ===========     ==========
Net loss per share......                               $     (0.80)                 $      --
                                                       ===========                  ==========
Weighted average shares
 outstanding............                1,307,692 (A)    1,307,692                   1,307,692
                                       ==========      ===========                  ==========

              See accompanying notes to Pro Forma Statements

             NOTES TO PRO FORMA STATEMENTS FOR THE AWS MERGER

(A) Reflects the elimination of AWS's historical equity and the issuance of 1,307,692 shares of Company Common Stock at an estimated market price of $28 per share in exchange for all outstanding shares of AWS Common Stock. Pursuant to the terms of the AWS Merger Agreement and AWS Escrow Agreement (as defined herein), shares of Company Common Stock having an aggregate exchange value of $3.25 million ($2.75 million if certain litigation pending against AWS is resolved prior to the AWS Effective Time (as defined herein)) will be placed in escrow for approximately one year to satisfy certain indemnification obligations of AWS to the Company.

(B) Reflects the fair values of approximately $23.4 million and $11.4 million assigned to leased license investment and investment in the Fort Worth and Minneapolis joint ventures, respectively, net of historical balances. The sale by AWS of the Memphis market for cash of $3.9 million has also been reflected in the pro forma balance sheet. Historical balances of working capital are assumed to approximate their fair values. The Company has evaluated the propriety of the carrying amounts of leased license investment with respect to each market based on management's estimate of the fair value of each market and expected future operating cash flows from subscribers in an individual market, and believes such amounts to be recoverable.

(C) Reflects the recognition of deferred income taxes at an estimated 37% effective tax rate on excess book value over tax basis relating to the AWS net assets acquired. The related increase in excess purchase price over the fair value of net identifiable assets acquired will be amortized over an estimated useful life of 20 years. The Company has evaluated the propriety of the carrying amount of excess cost over fair value of net assets acquired based on management's estimate of the fair value of the Company's markets and expected future operating cash flows from subscribers, and believes such amount to be recoverable.

(D) Reflects the recognition of liabilities for severance payments to certain executive officers of AWS.

(E) Reflects the reclassification of certain assets and liabilities acquired in the AWS Merger to net assets held for exchange based on management's expectations with respect to such net assets. Accordingly, historical operating results relating to such net assets have been eliminated from the pro forma statements of operations.

(F) Reflects the elimination of certain historical corporate general and administrative expenses of AWS that, in the opinion of Company management, will not be incurred by the Company. Such expenses consist primarily of management fees, salaries of officers and other duplicative corporate personnel, directors and officers insurance and professional fees.

(G) Reflects the additional expense from the non-competition and consulting agreement with an AWS executive officer.

(H) Reflects AWS's portion of the additional losses of the Fort Worth and Minneapolis joint ventures.

(I) Reflects incremental amortization of excess purchase price over the fair value of net identifiable assets acquired in the AWS Merger.

(J) Reflects the adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

        FTW PARTNERSHIP UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                            SEPTEMBER 30, 1995

                                  ASSETS

                          HISTORICAL   PURCHASE                                        FTW
                              FTW     ACCOUNTING                  DISPOSITION      PARTNERSHIP
                          PARTNERSHIP ADJUSTMENTS      SUB-TOTAL  ADJUSTMENTS       PRO FORMA
                          ----------- -----------     ----------- ------------     -----------
Cash and cash equiva-
 lents..................  $   25,014  $               $    25,014 $    (25,014)(C) $       --
Other current assets....      62,456                       62,456      (62,456)(C)         --
                          ----------  -----------     ----------- ------------     -----------
 Total current assets...      87,470          --           87,470      (87,470)            --
Systems and equipment,
 net....................   1,001,027                    1,001,027   (1,001,027)(C)         --
Leased license invest-
 ment, net..............   2,178,002   17,542,631 (B)  19,720,633  (19,720,633)(C)         --
Net assets held for ex-
 change.................         --                                 16,191,304 (C)  16,191,304
                          ----------  -----------     ----------- ------------     -----------
                          $3,266,499  $17,542,631     $20,809,130 $ (4,617,826)    $16,191,304
                          ==========  ===========     =========== ============     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-
 term debt..............  $      --   $               $       --  $                $       --
Other current liabili-
 ties...................   1,207,311     (637,311)(B)     570,000     (570,000)(C)         --
                          ----------  -----------     ----------- ------------     -----------
 Total current liabili-
  ties..................   1,207,311     (637,311)        570,000     (570,000)            --
Minority interest.......      99,742    3,948,084 (B)   4,047,826   (4,047,826)(C)         --
Stockholders' equity....   1,959,446   16,191,304 (A)  16,191,304                   16,191,304
                                       (1,959,446)(A)
                          ----------  -----------     ----------- ------------     -----------
                          $3,266,499  $17,542,631     $20,809,130 $ (4,617,826)    $16,191,304
                          ==========  ===========     =========== ============     ===========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

   FTW PARTNERSHIP UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1994

                          HISTORICAL    PURCHASE                                      FTW
                              FTW      ACCOUNTING                  DISPOSITION     PARTNERSHIP
                          PARTNERSHIP  ADJUSTMENTS     SUB-TOTAL   ADJUSTMENTS      PRO FORMA
                          -----------  -----------    -----------  -----------     -----------
Total revenues..........  $   667,260   $     --      $   667,260  $ (667,260)(C)   $    --
                          -----------   ---------     -----------  ----------       --------
Operating expenses:
 Systems operations.....      567,461                     567,461    (567,461)(C)        --
 Selling, general and
  administrative........      695,990    (100,000)(D)     595,990    (595,990)(C)        --
 Depreciation and amor-
  tization..............      786,572     535,809 (E)   1,322,381  (1,322,381)(C)        --
                          -----------   ---------     -----------  ----------       --------
 Total operating ex-
  penses................    2,050,023     435,809       2,485,832  (2,485,832)           --
                          -----------   ---------     -----------  ----------       --------
  Operating loss........   (1,382,763)   (435,809)     (1,818,572)  1,818,572            --
Interest income and oth-
 er.....................       62,281      87,161 (F)     149,442    (149,442)(C)        --
                          -----------   ---------     -----------  ----------       --------
 Loss before income tax-
  es....................   (1,320,482)   (348,648)     (1,669,130)  1,669,130            --
Income tax benefit......          --                          --                         --
                          -----------   ---------     -----------  ----------       --------
 Net loss...............  $(1,320,482)  $(348,648)    $(1,669,130) $1,669,130       $    --
                          ===========   =========     ===========  ==========       ========
Net loss per share......                              $     (2.89)                  $    --
                                                      ===========                   ========
Weighted average shares
 outstanding............                  578,261 (A)     578,261                    578,261
                                        =========     ===========                   ========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

   FTW PARTNERSHIP UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1995

                          HISTORICAL    PURCHASE                                       FTW
                             FTW       ACCOUNTING                  DISPOSITION     PARTNERSHIP
                          PARTNERSHIP  ADJUSTMENTS     SUB-TOTAL   ADJUSTMENTS      PRO FORMA
                          -----------  -----------    -----------  -----------     -----------
Total revenues..........  $   451,581   $     --      $   451,581  $  (451,581)(C)  $    --
                          -----------   ---------     -----------  -----------      --------
Operating expenses:
 Systems operations.....      396,302                     396,302     (396,302)(C)       --
 Selling, general and
  administrative........      503,910     (75,000)(D)     428,910     (428,910)(C)       --
 Depreciation and amor-
  tization..............      581,451     408,612 (E)     990,063     (990,063)(C)       --
                          -----------   ---------     -----------  -----------      --------
 Total operating ex-
  penses................    1,481,663     333,612       1,815,275   (1,815,275)          --
                          -----------   ---------     -----------  -----------      --------
  Operating loss........   (1,030,082)   (333,612)     (1,363,694)   1,363,694           --
Interest income and oth-
 er.....................       44,048      66,722 (F)     110,770     (110,770)(C)       --
                          -----------   ---------     -----------  -----------      --------
 Loss before income tax-
  es....................     (986,034)   (266,890)     (1,252,924)   1,252,924           --
Income tax benefit......          --                          --                         --
                          -----------   ---------     -----------  -----------      --------
 Net loss...............  $  (986,034)  $(266,890)    $(1,252,924) $ 1,252,924      $    --
                          ===========   =========     ===========  ===========      ========
Net loss per share......                              $     (2.17)                  $    --
                                                      ===========                   ========
Weighted average shares
 outstanding............                  578,261 (A)     578,261                    578,261
                                        =========     ===========                   ========

              See accompanying notes to Pro Forma Statements

          NOTES TO PRO FORMA STATEMENTS FOR THE FTW TRANSACTION

(A) Reflects the elimination of the FTW Partnership's historical equity and the issuance of 578,261 shares of Company Common Stock at an estimated market price of $28 per share to the FTW Partnership. In addition, subsequent to September 30, 1995, the Company had deposited in escrow $265,000 on behalf of the FTW Partnership and agreed to make cash loans of $500,000 to the FTW Partnership.

(B) Reflects the fair values of approximately $19.7 million and $4.0 million assigned to leased license investment and AWS's minority interest in the Fort Worth and Minneapolis joint ventures, respectively, net of historical balances. Historical balances of working capital are assumed to approximate their fair values. Under terms of the FTW Agreement (as defined herein), total liabilities to be assumed by the Company will not exceed $570,000 of certain types of liabilities (including disputed liabilities). The Company has evaluated the propriety of the carrying amounts of leased license investment with respect to each market based on management's estimate of the fair value of each market and expected future operating cash flows from subscribers in an individual market, and believes such amounts to be recoverable.

(C) Reflects the reclassification of certain assets and liabilities acquired in the FTW Transaction to net assets held for exchange based on management's expectations with respect to such net assets. Accordingly, historical operating results relating to such net assets are eliminated from the pro forma statements of operations.

(D) Reflects the elimination of certain historical corporate general and administrative expenses of the FTW Partnership that, in the opinion of Company management, will not be incurred by the Company. Such expenses consist primarily of management fees.

(E) Reflects incremental depreciation and amortization of leased license investment associated with the FTW Transaction. Amortization of leased license investment is calculated beginning with inception of service in each respective market over an estimated useful life of 20 years. For purposes of the Pro Forma Statements for the FTW Transaction, additional amortization of leased license investment has been calculated from January 1, 1994 since the Fort Worth system began service prior to such date.

(F) Reflects the adjustment of minority interest for AWS's portion of the additional losses of the Fort Worth and Minneapolis joint ventures.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

    MINNEAPOLIS PARTNERSHIP UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                            SEPTEMBER 30, 1995

                                  ASSETS

                          HISTORICAL   PURCHASE                                    MINNEAPOLIS
                          MINNEAPOLIS ACCOUNTING                  DISPOSITION      PARTNERSHIP
                          PARTNERSHIP ADJUSTMENTS      SUB-TOTAL  ADJUSTMENTS       PRO FORMA
                          ----------- -----------     ----------- ------------     ------------
Cash and cash equiva-
 lents..................  $  177,941  $               $   177,941 $   (177,941)(C) $       --
Other current assets....     223,218                      223,218     (223,218)(C)         --
                          ----------  -----------     ----------- ------------     -----------
 Total current assets...     401,159          --          401,159     (401,159)            --
Systems and equipment,
 net....................   1,480,218                    1,480,218   (1,480,218)(C)         --
Leased license invest-
 ment, net..............   4,603,199   25,543,892 (B)  30,147,091  (30,147,091)(C)         --
Net assets held for ex-
 change.................                                            21,913,052 (C)  21,913,052
                          ----------  -----------     ----------- ------------     -----------
                          $6,484,576  $25,543,892     $32,028,468  (10,115,416)    $21,913,052
                          ==========  ===========     =========== ============     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-
 term debt..............  $2,000,000  $           (B) $ 2,000,000 $ (2,000,000)(C) $       --
Other current liabili-
 ties...................     811,065                      811,065     (811,065)(C)         --
                          ----------  -----------     ----------- ------------     -----------
 Total current liabili-
  ties..................   2,811,065          --        2,811,065   (2,811,065)            --
Minority interest.......     289,737    7,014,614 (B)   7,304,351   (7,304,351)(C)         --
Stockholders' equity....   3,383,774   21,913,052 (A)  21,913,052                   21,913,052
                                       (3,383,774)(A)
                          ----------  -----------     ----------- ------------     -----------
                          $6,484,576  $25,543,892     $32,028,468 $(10,115,416)    $21,913,052
                          ==========  ===========     =========== ============     ===========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

           MINNEAPOLIS PARTNERSHIP UNAUDITED PRO FORMA CONDENSED

                          STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1994

                          HISTORICAL    PURCHASE                                   MINNEAPOLIS
                          MINNEAPOLIS  ACCOUNTING                  DISPOSITION     PARTNERSHIP
                          PARTNERSHIP  ADJUSTMENTS     SUB-TOTAL   ADJUSTMENTS      PRO FORMA
                          -----------  -----------    -----------  -----------     -----------
Total revenues..........  $   535,046   $     --      $   535,046  $  (535,046)(C)  $    --
                          -----------   ---------     -----------  -----------      --------
Operating expenses:
 Systems operations.....    1,187,795                   1,187,795   (1,187,795)(C)       --
 Selling, general and
  administrative........      463,156     (83,333)(D)     379,823     (379,823)(C)       --
 Depreciation and
  amortization..........      977,471     860,445 (E)   1,837,916   (1,837,916)(C)       --
                          -----------   ---------     -----------  -----------      --------
 Total operating
  expenses..............    2,628,422     777,112       3,405,534   (3,405,534)          --
                          -----------   ---------     -----------  -----------      --------
  Operating loss........   (2,093,376)   (777,112)     (2,870,488)   2,870,488           --
Interest income and
 other..................      138,155     194,278 (F)     332,433     (332,433)(C)       --
                          -----------   ---------     -----------  -----------      --------
 Loss before income
  taxes.................   (1,955,221)   (582,834)     (2,538,055)   2,538,055           --
Income tax benefit......          --                          --           --            --
                          -----------   ---------     -----------  -----------      --------
 Net loss...............  $(1,955,221)  $(582,834)    $(2,538,055) $ 2,538,055      $    --
                          ===========   =========     ===========  ===========      ========
Net loss per share......                              $     (3.24)                  $    --
                                                      ===========                   ========
Weighted average shares
 outstanding............                  782,609 (A)     782,609                    782,609
                                        =========     ===========                   ========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

           MINNEAPOLIS PARTNERSHIP UNAUDITED PRO FORMA CONDENSED

                          STATEMENT OF OPERATIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1995

                          HISTORICAL    PURCHASE                                   MINNEAPOLIS
                          MINNEAPOLIS  ACCOUNTING                  DISPOSITION     PARTNERSHIP
                          PARTNERSHIP  ADJUSTMENTS     SUB-TOTAL   ADJUSTMENTS      PRO FORMA
                          -----------  -----------    -----------  -----------     -----------
Total revenues..........  $   740,595   $     --      $   740,595  $ (740,595)(C)    $   --
                          -----------   ---------     -----------  ----------        -------
Operating expenses:
 Systems operations.....    1,092,248                   1,092,248  (1,092,248)(C)        --
 Selling, general and
  administrative........      373,069     (75,000)(D)     298,069    (298,069)(C)        --
 Depreciation and amor-
  tization..............      799,154     593,465 (E)   1,392,619  (1,392,619)(C)        --
                          -----------   ---------     -----------  ----------        -------
 Total operating ex-
  penses................    2,264,471     518,465       2,782,936  (2,782,936)           --
                          -----------   ---------     -----------  ----------        -------
  Operating loss........   (1,523,876)   (518,465)     (2,042,341)  2,042,341            --
Interest income and oth-
 er.....................       90,628     129,616 (F)     220,244    (220,244)(C)        --
                          -----------   ---------     -----------  ----------        -------
 Loss before income tax-
  es....................   (1,433,248)   (388,849)     (1,822,095)  1,822,095            --
Income tax benefit......          --                          --                         --
                          -----------   ---------     -----------  ----------        -------
 Net loss...............  $(1,433,248)  $(388,849)    $(1,822,095) $1,822,095        $   --
                          ===========   =========     ===========  ==========        =======
Net loss per share......                              $     (2.33)                   $   --
                                                      ===========                    =======
Weighted average shares
 outstanding............                  782,609 (A)     782,609                    782,609
                                        =========     ===========                    =======

              See accompanying notes to Pro Forma Statements

      NOTES TO PRO FORMA STATEMENTS FOR THE MINNEAPOLIS TRANSACTION

(A) Reflects the elimination of the Minneapolis Partnership historical equity and the issuance of 782,609 shares of Company Common Stock at an estimated market price of $28 per share to the Minneapolis Partnership. The Pro Forma Statements for the Minneapolis Transaction do not assume the issuance of any additional shares of Company Common Stock for additional subscribers added by the Minneapolis Partnership. In addition, subsequent to September 30, 1995, the Company made cash loans to the Minneapolis LLC in the amount of $1,059,000.

(B) Reflects the fair values of approximately $30.1 million and $7.3 million assigned to leased license investment and AWS's minority interest in the Fort Worth and Minneapolis joint ventures, respectively, net of historical balances. Historical balances of working capital are assumed to approximate their fair values. The Company has evaluated the propriety of the carrying amounts of leased license investment with respect to each market based on management's estimate of the fair value of each market and expected future operating cash flows from subscribers in an individual market, and believes such amounts to be recoverable.

(C) Reflects the reclassification of certain assets and liabilities acquired in the Minneapolis Transaction to net assets held for exchange based on management's expectations with respect to such net assets. Accordingly, historical operating results relating to such net assets are eliminated from the pro forma statements of operations.

(D) Reflects the elimination of certain historical corporate general and administrative expenses of the Minneapolis Partnership that, in the opinion of Company management, will not be incurred by the Company. Such expenses consist primarily of management fees.

(E) Reflects incremental amortization of leased license investment associated with the Minneapolis Transaction. Amortization of leased license investment is calculated beginning with inception of service in each respective market over an estimated useful life of 20 years. For purposes of the Pro Forma Statements for the Minneapolis Transaction, additional amortization of leased license investment has been calculated from January 1, 1994 since the Minneapolis system began service prior to such date.

(F) Reflects the adjustment of minority interest for AWS's portion of the additional losses of the Fort Worth and Minneapolis joint ventures.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

         TECHNIVISION UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                            SEPTEMBER 30, 1995

                                  ASSETS

                                         PURCHASE
                           HISTORICAL   ACCOUNTING                  DISPOSITION     TECHNIVISION
                          TECHNIVISION ADJUSTMENTS       SUB-TOTAL  ADJUSTMENTS      PRO FORMA
                          ------------ ------------     ----------- -----------     ------------
Cash and cash
 equivalents............  $    78,124  $                $    78,124 $  (21,827)(D)  $    56,297
Other current assets....      477,325                       477,325   (195,430)(D)      281,895
                          -----------  ------------     ----------- ----------      -----------
 Total current assets...      555,449           --          555,449   (217,257)         338,192
Systems and equipment,
 net....................    9,001,797                     9,001,797 (2,849,833)(D)    6,151,964
Leased license
 investment, net........    3,552,846    23,634,608 (B)  27,187,454 (8,499,701)(D)   18,687,753
Excess of cost over fair
 value of net assets
 acquired...............          --      6,066,024 (C)   6,066,024                   6,066,024
Net assets held for
 exchange...............                                        --  10,720,791 (D)   10,720,791
Other assets, net.......    1,441,093    (1,435,793)(B)       5,300                       5,300
                          -----------  ------------     ----------- ----------      -----------
                          $14,551,185  $ 28,264,839     $42,816,024 $ (846,000)     $41,970,024
                          ===========  ============     =========== ==========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-
 term debt..............  $13,232,882  $(11,874,953)(B) $ 1,357,929 $  (94,924)(D)  $ 1,263,005
Other current
 liabilities............    3,642,071                     3,642,071   (751,076)(D)    2,890,995
                          -----------  ------------     ----------- ----------      -----------
 Total current
  liabilities...........   16,874,953   (11,874,953)      5,000,000   (846,000)       4,154,000
Long-term debt, less
 current portion........    6,061,259    (6,061,259)(B)         --                          --
Deferred income taxes...          --      6,066,024 (C)   6,066,024                   6,066,024
Stockholders' equity....  (8,385,027)    31,750,000 (A)  31,750,000                  31,750,000
                                          8,385,027 (A)
                          -----------  ------------     ----------- ----------      -----------
                          $14,551,185  $ 28,264,839     $42,816,024 $ (846,000)     $41,970,024
                          ===========  ============     =========== ==========      ===========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

    TECHNIVISION UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1994

                                         PURCHASE
                           HISTORICAL   ACCOUNTING                   DISPOSITION     TECHNIVISION
                          TECHNIVISION  ADJUSTMENTS      SUB-TOTAL   ADJUSTMENTS      PRO FORMA
                          ------------  -----------     -----------  -----------     ------------
Total revenues..........  $ 6,587,547   $      --       $ 6,587,547  $  (852,476)(D) $ 5,735,071
                          -----------   ----------      -----------  -----------     -----------
Operating expenses:
 Systems operations.....    3,726,212                     3,726,212   (1,063,717)(D)   2,662,495
 Selling, general and
  administrative........    2,977,792     (270,000)(E)    2,707,792     (894,938)(D)   1,812,854
 Depreciation and amor-
  tization..............    2,552,134      864,668 (F)    3,718,634     (742,584)(D)   2,976,050
                                           301,832 (G)
                          -----------   ----------      -----------  -----------     -----------
 Total operating ex-
  penses................    9,256,138      896,500       10,152,638   (2,701,239)      7,451,399
                          -----------   ----------      -----------  -----------     -----------
  Operating loss........   (2,668,591)    (896,500)      (3,565,091)   1,848,763      (1,716,328)
Interest expense........   (1,491,725)                   (1,491,725)     103,462 (D)  (1,388,263)
                          -----------   ----------      -----------  -----------     -----------
 Loss before income tax-
  es....................   (4,160,316)    (896,500)      (5,056,816)   1,952,225      (3,104,591)
Income tax benefit......          --     1,759,344 (H)    1,759,344     (610,645)(D)   1,148,699
                          -----------   ----------      -----------  -----------     -----------
 Net loss...............  $(4,160,316)  $  862,844      $(3,297,472) $ 1,341,580     $(1,955,892)
                          ===========   ==========      ===========  ===========     ===========
Net loss per share......                                $     (2.91)                 $     (1.72)
                                                        ===========                  ===========
Weighted average shares
 outstanding............                 1,133,929 (A)    1,133,929                    1,133,929
                                        ==========      ===========                  ===========

              See accompanying notes to Pro Forma Statements

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

    TECHNIVISION UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1995

                                         PURCHASE
                           HISTORICAL   ACCOUNTING                     DISPOSITION     TECHNIVISION
                          TECHNIVISION  ADJUSTMENTS     SUB-TOTAL      ADJUSTMENTS      PRO FORMA
                          ------------  -----------    -----------     -----------     ------------
Total revenues..........  $ 5,029,037    $     --      $ 5,029,037     $ (890,247)(D)   $4,138,790
Operating expenses:
 Systems operations.....    2,675,570                    2,675,570       (619,183)(D)    2,056,387
 Selling, general and
  administrative........    1,777,721     (202,500)(E)   1,575,221       (418,002)(D)    1,157,219
 Depreciation and
  amortization..........    2,311,943      576,755 (F)   3,116,174       (999,691)(D)    2,116,483
                                           227,476 (G)
                          -----------    ---------     -----------     ----------      -----------
 Total operating
  expenses..............    6,765,234      601,731       7,366,965     (2,036,876)       5,330,089
                          -----------    ---------     -----------     ----------      -----------
  Operating loss........   (1,736,197)    (601,731)     (2,337,928)     1,146,629       (1,191,299)
Interest expense........     (708,446)                    (708,446)        82,718 (D)     (625,728)
Interest income and
 other..................      253,352                      253,352                         253,352
                          -----------    ---------     -----------     ----------      -----------
 Income before income
  taxes.................   (2,191,291)    (601,731)     (2,793,022)     1,229,347       (1,563,675)
Income tax benefit......          --       949,252 (H)     949,252 (H)   (454,858)         494,394
                          -----------    ---------     -----------     ----------      -----------
 Net income.............  $(2,191,291)   $(601,731)    $(1,843,770)    $  774,489      $(1,069,281)
                          ===========    =========     ===========     ==========      ===========
Net income per share....                               $     (1.63)                    $      (.94)
                                                       ===========                     ===========
Weighted average shares
 outstanding............                 1,133,929 (A)   1,133,929                       1,133,929
                                         =========     ===========                     ===========

              See accompanying notes to Pro Forma Statements

          NOTES TO PRO FORMA STATEMENTS FOR THE TSC TRANSACTION

  The Technivision Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1995 and Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1994 and nine months ended September 30, 1995 have been determined utilizing the historical unaudited balance sheet of Technivision as of November 30, 1995 and unaudited statements of operations for the year ended November 30, 1994 and nine months ended November 30, 1995. The Technivision historical statement of operations for the year ended November 30, 1994 has been derived utilizing Technivision's historical audited statement of operations for the year ended May 31, 1995 and unaudited statements of operations for the six months ended May 31, 1994 and 1995. The Technivision historical statement of operations for the nine months ended November 30, 1995 has been derived utilizing Technivision's historical statement of operations for the six months ended November 30, 1995 and three months ended May 31, 1995. No material adjustments were recorded in determining such amounts.

(A) Reflects the elimination of Technivision historical equity and the issuance of 1,133,929 shares of Common Stock at an estimated market price of $28 per share to TSC. The Pro Forma Statements for the TSC Transaction do not assume the issuance of any additional shares of Common Stock for additional subscribers added by TSC. Pursuant to the terms of the TSC Agreement and the TSC Escrow Agreement (as such terms are defined herein), shares having an aggregate exchange value of $5 million will be placed in escrow for approximately 18 months to satisfy certain indemnification obligations of TSC to the Company, and shares having an aggregate exchange value of up to $3.6 million (currently estimated to be $1 million) will be placed in escrow for up to six months (subject to extension) to satisfy certain post-closing obligations of TSC to the Company regarding third party consents to the transfer of certain assets to the Company.

(B) Reflects the fair value of approximately $27.2 million assigned to leased license investment for the acquisition of TSC, net of historical leased license investment. Historical balances of working capital are assumed to approximate their fair values. In addition, under terms of the TSC Agreement, certain marketable securities of TSC will not be acquired by the Company and total liabilities to be assumed by the Company will not exceed $5 million of liabilities of TSC. The Company has evaluated the propriety of the carrying amounts of leased license investment with respect to each market based on management's estimate of the fair value of each market and expected future operating cash flows from subscribers in an individual market, and believes such amounts to be recoverable.

(C) Reflects the recognition of deferred income taxes at an estimated 37% effective tax rate on excess book value over tax basis relating to the TSC net assets acquired. The related increase in excess purchase price over the fair value of net identifiable assets acquired will be amortized over an estimated useful life of 20 years. The Company has evaluated the propriety of the carrying amount of excess cost over fair value of net assets acquired based on management's estimate of the fair value of the Company's markets and expected future operating cash flows from subscribers, and believes such amount to be recoverable.

(D) Reflects the reclassification of certain assets and liabilities acquired in the TSC Transaction to net assets held for exchange based on management's expectations with respect to such net assets. Accordingly, historical operating results relating to such net assets are eliminated from the pro forma statements of operations.

(E) Reflects the elimination of certain historical corporate general and administrative expenses of TSC that, in the opinion of Company management, will not be incurred by the Company. Such expenses consist primarily of management fees.

(F) Reflects incremental depreciation and amortization of leased license investment associated with the TSC Transaction. Amortization of leased license investment is calculated beginning with inception of service in each respective market over an estimated useful life of 20 years. For purposes of the Pro Forma Statements for the TSC Transaction, additional amortization of leased license investment has been calculated from January 1, 1994 since the Corpus Christi and Dayton systems began service prior to such date.

(G) Reflects incremental amortization of excess purchase price over the fair value of net identifiable assets acquired in the TSC Transaction.

(H) Reflects the adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.

                      SELECTED HISTORICAL FINANCIAL DATA

  The selected historical statement of operations and balance sheet data presented below as of December 31, 1993 and 1994 and for the years ended December 31, 1992, 1993 and 1994 were derived from the consolidated financial statements of the Company, which were audited by KPMG Peat Marwick LLP, independent certified public accountants, and which are included elsewhere in this Prospectus. The selected consolidated statement of operations and balance sheet data presented below as of December 31, 1990, 1991 and 1992 and for the period from September 1, 1990 (inception) to December 31, 1990 and the year ended December 31, 1991 were derived from consolidated financial statements of the Company, which were audited by KPMG Peat Marwick LLP, but which are not included in this Prospectus. The selected consolidated statement of operations and balance sheet data presented below as of September 30, 1995 and for the nine months ended September 30, 1994 and 1995 were derived from the unaudited consolidated financial statements of the Company, which are included elsewhere in this Prospectus and which, in the opinion of management of the Company, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such unaudited interim periods. The statement of operations data for interim periods are not necessarily indicative of results for subsequent periods or for the full year. This selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements (including the notes thereto) included elsewhere in this Prospectus.

                          PERIOD FROM
                          SEPTEMBER 1,
                              1990                                                         NINE MONTHS ENDED
                         (INCEPTION) TO          YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                          DECEMBER 31,  ---------------------------------------------  ---------------------------
                              1990        1991       1992        1993        1994          1994           1995
                         -------------- --------  ----------  ----------  -----------  -------------  ------------
STATEMENT OF OPERATIONS
 DATA:
 Revenues...............    $     --    $     --  $  205,382  $  868,765  $ 2,229,494  $  1,289,526   $  9,292,837
                            --------    --------  ----------  ----------  -----------  ------------   ------------
 Operating expenses:
 Systems operations ....         --          --       36,042     118,649      527,476       320,029      2,894,074
 Cost of goods sold ....         --          --          --      202,162      235,025       235,025            --
 Selling, general and
  administrative........      21,026      64,158     147,927     646,611    4,183,307     2,042,124      7,449,699
 Depreciation and amor-
  tization..............       1,000       2,000      34,919     138,560    1,097,668       418,960      3,966,120
                            --------    --------  ----------  ----------  -----------  ------------   ------------
   Total operating ex-
    penses..............      22,026      66,158     218,888   1,105,982    6,043,476     3,016,138     14,309,893
                            --------    --------  ----------  ----------  -----------  ------------   ------------
 Operating loss.........     (22,026)    (66,158)    (13,506)   (237,217)  (3,813,982)   (1,726,612)    (5,017,056)
 Interest income (ex-
  pense), net ..........         --          --         (207)    (73,306)    (210,113)       60,519     (6,864,367)
 Equity in losses of
  joint venture.........         --          --          --          --      (386,985)     (163,119)      (128,663)
 Other income (ex-
  pense)................         --          --      (37,109)    (95,578)    (227,204)      (34,192)      (475,146)
 Income tax benefit.....         --          --          --          --     1,594,963       649,510      1,307,137
                            --------    --------  ----------  ----------  -----------  ------------   ------------
   Net loss.............     (22,026)    (66,158)    (50,822)   (406,101)  (3,043,321)   (1,213,894)   (11,178,095)
                            ========    ========  ==========  ==========  ===========  ============   ============
OTHER DATA:
 EBITDA(1)..............     (21,026)    (64,158)     21,413     (98,657)  (2,716,314)   (1,307,652)    (1,050,936)
 Capital expendi-
  tures(2)..............      42,065     306,484   1,401,737   5,141,021   44,500,351    18,126,653     44,016,522
 Deficiency of earnings
  to fixed charges(3)...      22,026      66,158      50,822     406,101    4,638,284     1,863,404     12,485,232
                                               DECEMBER 31,
                         ------------------------------------------------------------
                                                                                       SEPTEMBER 30,
                              1990        1991       1992        1993        1994          1995
                         -------------- --------  ----------  ----------  -----------  -------------
BALANCE SHEET DATA:
 Cash and cash
  equivalents, excluding
  restricted
  investments...........    $  8,399    $ 53,246  $  164,971  $  815,305  $11,985,953  $ 37,155,064
 Restricted invest-
  ments.................         --          --          --          --           --     24,747,214
 Total assets...........      49,514     426,771   2,267,500   8,665,066   77,921,528   200,150,474
 Long-term debt,
  including current
  portion...............         --          --          --    1,592,529   40,505,852   140,045,039
 Total stockholders' eq-
  uity..................       6,357     173,409   1,003,882   4,492,568   30,080,885    48,293,817

--------

(1) "EBITDA" represents operating income (loss) before depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA is not a financial measure determined under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes.

(2) Capital expenditures for the period from September 1, 1990 (inception) to December 31, 1990 were comprised of $10,000 for purchases of systems and equipment and $32,065 for expenditures for leased licenses; for the year ended December 31, 1991, $25,000 for purchases of systems and equipment and $281,484 for expenditures for leased licenses; for the year ended December 31, 1992, $604,082 for purchases of systems and equipment and $797,655 of expenditures for leased licenses; for the year ended December 31, 1993, $2,072,937 for purchases of systems and equipment and $3,068,084 for expenditures for leased licenses; for the year ended December 31, 1994, $12,414,501 for purchases of systems and equipment, $3,354,471 for expenditures for leased licenses, $12,431,379 for the investment in Rural Vision Joint Venture and $16,300,000 for the purchase of certain assets from Rural Vision Joint Venture and the acquisition of the Lindsay system; for the nine months ended September 30, 1994, $4,011,480 for systems and equipment, $2,465,265 for leased licenses and $11,649,908 for the investment in Rural Vision Joint Venture; and for the nine months ended September 30, 1995, $25,575,252 for purchases of systems and equipment, $1,592,024 of expenditures for leased licenses, $5,426,432 for the investment in Rural Vision Joint Venture and $11,422,814 for the acquisition of wireless cable television systems in Lubbock, Texas and Tulsa, Oklahoma and the acquisition of certain additional assets from Rural Vision Joint Venture.
(3) In calculating the deficiency of earnings to fixed charges, earnings consists of net losses prior to income tax benefit and fixed charges. Fixed charges consists of interest expense, amortization of debt issuance costs and one-third of rental payments on operating leases (such amount having been deemed by the Company to represent the interest portion of such payments).

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  The Company develops, owns and operates wireless cable television systems. The Company has wireless cable channel rights in small to mid-size wireless cable television markets, located principally in the central United States, with a significant number of households not currently passed by traditional hard-wire cable systems. The Company launched its first system, located in Ada, Oklahoma, in April 1992. Subsequently, the Company also launched service in Wichita Falls, Texas; Midland, Texas; Abilene, Texas; Lawton, Oklahoma; Laredo, Texas; Enid, Oklahoma; Monroe, Louisiana; Ardmore, Oklahoma; Mt. Pleasant, Texas; Lufkin, Texas; Texarkana, Texas; and Stillwater, Oklahoma. On December 1, 1994, the Company purchased the Milano system from RuralVision Joint Venture. On December 29, 1994, the Company acquired the Lindsay system, for approximately $2.3 million. In addition, the Company received the distribution of the Shaw system from RuralVision Joint Venture on January 27, 1995. On May 3, 1995, the Company acquired the Lubbock system for approximately $5.4 million. The systems described in this paragraph are referred to in this Management's Discussion as the "Existing Systems."

  The Company was incorporated in Delaware in October 1993 to succeed to the wireless cable businesses previously conducted by its founders, David E. Webb, the President and Chief Executive Officer and a principal stockholder of the Company, and L. Allen Wheeler, a director and principal stockholder of the Company. The Company's primary business strategy is to develop, own and operate wireless cable television systems in markets in which the Company believes it can achieve positive cash flow and operating income in a particular market rapidly after system launch and then expand such system while increasing such system's operating income. The Company executes this strategy by developing wireless cable channel rights and locating operations in geographic clusters of small to mid-size markets with a significant number of households not currently passed by traditional hard-wire cable. The Company's strategy allows it to contain system launch costs because the Company can launch its service with fewer channels of programming and initially utilize lower power transmission equipment. In addition, by developing wireless cable channel rights and locating its operations in geographic clusters, the Company can further contain costs by taking advantage of economies of scale in management, sales and customer service. Although the Company has recorded net losses since inception, four operating systems had positive cash flow in their first year of operations. None of the other Existing Systems has achieved positive cash flow or generated operating income, primarily as a result of their early stages of development and number of subscribers.

RESULTS OF OPERATIONS FOR THE THREE YEARS ENDED DECEMBER 31, 1994

  Management believes that period-to-period comparisons of the Company's consolidated financial results to date are not necessarily meaningful and should not be relied upon as an indication of future performance due to the Company's historically high growth rate and system launches during the periods presented.

  The table below sets forth for each of the Existing Systems the launch or acquisition date, the current channel offering and the approximate number of subscribers at December 31, 1994:

                                                                   APPROXIMATE
                                       LAUNCH OR       CURRENT    SUBSCRIBERS AT
                                      ACQUISITION      CHANNEL     DECEMBER 31,
MARKET                                    DATE      OFFERING(/1/)      1994
------------------------------------ -------------- ------------- --------------
Ada, Oklahoma....................... April 1992           32          5,020
Wichita Falls, Texas................ October 1993         28          2,690
Midland, Texas...................... December 1993        26          1,420
Abilene, Texas ..................... February 1994        23          2,020
Lawton, Oklahoma.................... August 1994          27          3,150
Other Existing Systems:
  Laredo, Texas..................... September 1994       27          1,110
  Enid, Oklahoma(/2/)............... October 1994         21            970
  Monroe, Louisiana(/3/)............ N/A                  27            200
  Lindsay, Oklahoma(/4/)............ December 1994        32          1,410
  Ardmore, Oklahoma................. December 1994        20            170
  Mt. Pleasant, Texas(/5/).......... December 1994        16            --
  Lufkin, Texas(/6/)................ N/A                  12            --
  Milano, Texas(/7/)................ December 1994        26          1,680
  Shaw, Kansas(/8/)................. January 1995         30          3,520

--------
 (1) Includes local off-air VHF/UHF channels, some of which are retransmitted by the Company over wireless cable channels.

 (2) Construction of the Enid system was completed in February 1993. However, the Company did not begin actively marketing its service in the Enid system until October 1994 when it achieved an increase in its channel offering.

 (3) Construction of the Monroe system was completed in March 1993. The Company is not actively marketing its service in the Monroe system because it is awaiting action by the FCC to grant licenses, which would increase the number of wireless cable channels available to the Company.

 (4) The Company acquired the Lindsay system on December 29, 1994.

 (5) The Company launched the Mt. Pleasant system in December 1994.

 (6) The Company completed construction of the Lufkin system in December 1994. The Company is not actively marketing its service in the Lufkin system because it is awaiting action by the FCC to grant licenses, which would increase the number of wireless channels available to the Company.

 (7) The Company acquired the Milano system on December 1, 1994.

 (8) The Company acquired the Shaw system on January 27, 1995.

 Revenues

  The Company's first system, the Ada system, was launched in April 1992 and the Company had no revenues prior to 1992. The Company's revenues were generated from the following sources for the three years ended December 31, 1994:

                                                     YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1992     1993      1994
                                                   -------- -------- ----------
   Subscription revenues:
     Ada System................................... $170,457 $591,741 $  893,126
     Wichita Falls System.........................      --    15,861    313,729
     Midland System...............................      --     3,516    164,816
     Abilene System...............................      --       --     171,830
     Lawton System................................      --       --     154,424
     Other Existing Systems.......................      --    14,343    155,929
   Installation and service revenues..............   34,925  243,304    375,640
                                                   -------- -------- ----------
       Total...................................... $205,382 $868,765 $2,229,494
                                                   ======== ======== ==========

  The following table sets forth the number of subscribers in the Existing Systems on the dates indicated:

                  JUNE 30, SEPT. 30, DEC. 31, MARCH 31, JUNE 30, SEPT. 30, DEC. 31, MARCH 31, JUNE 30, SEPT. 30, DEC. 31,
                    1992     1992      1992     1993      1993     1993      1993     1994      1994     1994      1994
                  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
Ada System......    475       760     1,075     1,460    1,540     1,970    2,110     2,235    2,275     3,440    5,020
Wichita Falls
 System.........    --        --        --        --       --        --       315       475      710     1,530    2,690
Midland System..    --        --        --        --       --        --       130       370      450       690    1,420
Abilene System..    --        --        --        --       --        --       --        140      330     1,230    2,020
Lawton System...    --        --        --        --       --        --       --        --       --        790    3,150
Other Existing
 Systems........    --        --        --        --        10       120      180       205      220       360    5,540

  Historically, the Company's subscribers have been located predominantly in single-family homes. In the fiscal year ended December 31, 1994, the number of subscribers located in multiple-dwelling units in the Existing Systems (including the Shaw system) increased as a percentage of total subscribers to approximately 9.6%. Multiple-dwelling unit subscribers typically generate lower per-subscriber revenue than single-family units due to discounted programs offered to these subscribers.

  Subscription Revenues from Ada System. Revenues from the Ada system consist principally of television subscription revenues. The increase in television subscription revenues from $170,457 for 1992 to $591,741 for 1993 (a 247% increase) and to $893,126 for 1994 (a 51% increase) is principally attributable to an increase in the number of subscribers. The Ada system was not yet operational on December 31, 1991. The Ada system had approximately 1,075 subscribers on December 31, 1992, approximately 2,110 subscribers on December 31, 1993 and approximately 5,020 subscribers on December 31, 1994, of which approximately 1,580 subscribers (or 46%) were added in the last quarter of 1994.

  Television subscription revenues consist of monthly fees paid by subscribers for the Ada system's basic programming package, for premium programming services and for equipment rental. The average monthly television subscription revenue per Ada system subscriber in 1992, 1993 and 1994 was $27.90, $30.27 (a 9% increase) and $26.98 (a 10% decrease), respectively. The increase in average monthly subscription revenue per subscriber in 1993 as compared to 1992 was primarily due to the increase in the percentage (from 61% to 80%, respectively) of customers that rented, rather than purchased, the receive-site equipment. The decrease in average monthly subscription revenue per subscriber in 1994 as compared to 1993 was primarily due to the number of subscribers added during the fourth quarter of 1994 who live in multiple-dwelling units, which typically generate lower per-subscriber revenue than single-family units, and certain promotional offerings of premium channel units. During 1994, the standard charge for the basic Ada system programming package of 29 channels (including one local off-air VHF/UHF channel) was $17.95 per month, $9.95 per month for each premium programming service and $6.00 per month for rental of the basic receive-site equipment package. The Ada system had approximately 5,020 subscribers on December 31, 1994, in excess of 80% of whom rented, rather than purchased, the receive-site equipment. The Company initiated pay-per-view programming in the Ada system on April 1, 1995.

  Subscription Revenues from Wichita Falls System. The Wichita Falls system was launched in October 1993 with 24 channels (including four local off-air VHF/UHF channels). The Wichita Falls system had approximately 315 subscribers on December 31, 1993 and approximately 2,690 subscribers on December 31, 1994. The Wichita Falls system currently offers 28 channels (including two local off-air VHF/UHF channels which are being retransmitted). The average monthly television subscription revenue per Wichita Falls system subscriber for 1994 was $26.46, which consisted of the standard charge of $17.95 per month for the basic Wichita Falls system programming package, $9.95, $8.95 and $2.95 per month, respectively, for certain premium programming services and $6.85 per month for rental of the basic receive-site equipment package. Substantially all subscribers rent the receive-site equipment in the Wichita Falls System.

  Subscription Revenues from Midland System. The Midland system was launched in December 1993 with 24 channels (including four local off-air VHF/UHF channels). The Midland system had approximately 130 subscribers on December 31, 1993 and approximately 1,420 subscribers on December 31, 1994. The average monthly television subscription revenue per Midland system subscriber for 1994 was $23.54, which consisted of the standard charge of $19.95 per month for the basic Midland system programming package, $9.95 for premium programming services and $9.85 per month for rental of the basic receive-site equipment package. Substantially all subscribers rent the receive-site equipment in the Midland system.

  Subscription Revenues from Abilene System. The Abilene system was launched in February 1994 with 23 channels (including three local off-air VHF/UHF channels). The Abilene system had approximately 2,020 subscribers on December 31, 1994. The average monthly television subscription revenue for Abilene system subscribers in 1994 was $23.20, which consisted of the standard charge of $18.95 per month for the basic Abilene system programming package, $10.95 and $2.95 per month, respectively, for premium programming services and $8.90 per month for rental of the basic receive-site equipment package. Substantially all subscribers rent the receive-site equipment in the Abilene system.

  Subscription Revenues from Lawton System. The Lawton system was launched in August 1994 with 19 channels (including seven local off-air VHF/UHF channels). The Lawton system had approximately 3,150 subscribers on December 31, 1994. The average monthly television subscription revenue for Lawton system subscribers was $26.65 in 1994, which consisted of the standard charge of $17.95 per month for the basic Lawton system programming package, $9.95 per month for a premium programming service and $8.00 per month for rental of the basic receive-site equipment package. Substantially all single-family unit subscribers in the Lawton system rent the receive-site equipment. Multiple-dwelling unit subscribers in the Lawton system (approximately one-third of the total number of subscribers) do not pay a fee to rent the receive-site equipment.

  Subscription Revenues from Other Existing Systems. Television subscription revenues from Existing Systems other than the Ada System, the Wichita Falls system, the Midland system, the Abilene system and the Lawton system were $155,929 in 1994 compared to $14,343 in 1993. This increase is attributable to the increase in subscriber base related to these systems, the number of systems launched in 1994 and the acquisition in December 1994 of one of these systems.

  The Laredo system was launched in September 1994 with 23 channels (including three local off-air VHF/UHF channels). The Laredo system had approximately 1,110 subscribers on December 31, 1994.

  The Company completed construction of the Enid system in February 1993 in anticipation of action by the FCC to grant licenses which would increase the number of wireless cable channel rights available to the Company. Initially, subscribers were obtained without active marketing efforts by the Company. An increase in the Enid system channel offering was achieved in September 1994 and the Company began actively marketing its service in the Enid system in October 1994. The Enid system currently offers 21 channels (including two local off-air VHF/UHF channels). The Enid system had approximately 970 subscribers on December 31, 1994.

  The Company completed construction of the Monroe system in March 1993. The Monroe system had approximately 160 subscribers on December 31, 1994. The Monroe system was constructed in anticipation of action by the FCC to grant licenses which would increase the number of wireless cable channel rights available to the Company.

  The Company acquired the Lindsay system on December 29, 1994. The Lindsay system currently offers 32 channels (including 10 local off-air VHF/UHF channels). The Lindsay system had approximately 1,410 subscribers on December 31, 1994.

  The Ardmore system was launched in December 1994 with 20 channels (including four local off-air VHF/UHF channels). The Ardmore system had approximately 170 subscribers on December 31, 1994.

  The Mt. Pleasant system was launched in December 1994 with 14 channels (including four local off-air VHF/UHF channels). The Mt. Pleasant system had no subscribers on December 31, 1994.

  The Company completed construction of the Lufkin system, which currently offers 12 channels (including four local off-air VHF/UHF channels), in December 1994. The Lufkin system was constructed in anticipation of action by the FCC to grant licenses which would increase the number of wireless cable channel rights available to the Company. However, such action has not yet been taken by the FCC. Accordingly, the Company is not actively marketing, and does not currently intend to actively market, its service in the Lufkin market until an increase in its channel offering is achieved, which the Company expects to occur within the next 12 months.

  The Milano system was acquired on December 1, 1994 from RuralVision Joint Venture. The Milano system currently offers 26 channels (including six local off-air VHF/UHF channels). The Milano system had approximately 1,680 subscribers on December 31, 1994.

  The Shaw system was acquired on January 27, 1995, in accordance with the terms of the Venture Distribution Agreement (as defined herein). The Shaw system currently offers 30 channels (including four local off-air VHF/UHF channels). The Shaw system had approximately 3,520 subscribers on December 31, 1994.

  Installation and Service Revenues. Installation and service revenues represent installation fees charged by the Company to certain new subscribers, sales of receive-site equipment to certain subscribers and service income. Installation fees are recognized upon origination of service to a customer to the extent of subscriber acquisition costs incurred to obtain subscribers. Revenue from the sale of receive-site equipment to subscribers is recognized upon delivery of such equipment to a subscriber. Installation revenues included installation fees of $34,925 in 1992, $27,289 in 1993 and $107,803 in 1994. Installation fees declined as a percentage of revenues in 1994 due to selected promotional campaigns in several of the Company's markets during the period from August 1994 to December 1994 and a higher level of revenues. Sales of receive-site equipment to subscribers were $213,005 for 1993 and $237,730 for 1994, respectively. Through September 1993, installations and sales of receive-site equipment were performed by a formerly affiliated installation company. Subsequent to this period, such installations and sales have been conducted through two subsidiaries of the Company that were merged together in December 1994. Additionally, the Company recorded service income of $30,107 in 1994, a 900% increase from $3,010 in 1993.

  In order to conserve its capital, upon system launch, the Company initially required the purchase (rather than the rental) of its receive-site equipment by subscribers. Upon system launch in 1992, a new Ada system subscriber was required to purchase the receive-site equipment for approximately $325, but no installation fee was charged. Since September 1992, the Company has offered potential subscribers in the Ada system the option of purchasing the receive-site equipment or renting such equipment for a monthly charge of approximately $6. In the Ada system, an installation fee of $25 and a deposit of $25 (designed to encourage the return of receive-site equipment) is currently charged to subscribers selecting the monthly rental option. Additional fees are charged for various other installation services. The Company believes that charging an up-front installation fee better qualifies potential subscribers, reducing subscriber turnover. Reduced subscriber turnover reduces installation and marketing expenses incurred by the Company. The Company currently experiences a low rate of subscriber turnover of approximately 1.5% per month, as compared to the rate of approximately 3% per month typically experienced by traditional hard-wire cable operators. Currently, approximately 80% of the subscribers in the Ada system rent the receive-site equipment. Through April 1994, the other Existing Systems required a new subscriber to purchase the receive-site equipment. In order to accelerate system expansion subsequent to the Initial Public Offering, the Company began offering new subscribers the option to rent receive-site equipment. Typically, an installation fee of $50 is currently charged to subscribers selecting the monthly rental option in the Existing Systems other than the Ada system. From time to time, the Company offers no-fee installation on a promotional basis.

  Systems Operations and Cost of Goods Sold. Systems operations include programming costs, channel lease payments, transmitter site and tower rentals, cost of program guides and certain repairs and maintenance expenditures. Programming costs (with the exception of minimum payments), cost of program guides and channel lease payments (with the exception of certain fixed payments) are variable expenses which increase as the number of subscribers increases. Prior to 1992, the Company had no operations and therefore no systems operations expense. The Company incurred $36,042 of systems operations expense in 1992 (all related to the Ada system). For 1993, the Company incurred systems operations expense of $118,649 (a 229% increase). The increase is attributable primarily to the 96% increase in the number of subscribers during 1993 as compared to 1992. Systems operations for 1994 increased 345% to $527,476. The increase was attributable primarily to the 240% increase in the average number of subscribers for 1994 compared to 1993.

  Cost of goods sold includes the cost of receive-site equipment sold to subscribers. Such costs amounted to $202,162 in 1993 and $235,025 in 1994. Through September 1993, receive-site equipment was sold to subscribers by a formerly affiliated installation company. Subsequent to this period, such sales have been conducted through two subsidiaries of the Company that were merged together in December 1994. Subsequent to the Initial Public Offering, sales of receive-site equipment have been nominal.

  Selling, General and Administrative Expenses. The Company has experienced increasing selling, general and administrative expenses ("SG&A") since its inception as a result of its increasing wireless cable activities and associated administrative costs, including costs related to opening and maintaining additional offices, additional accounting and support costs and additional sales commissions relating to the increasing number of subscribers and additional compensation expense. SG&A increased from $147,927 for 1992 to $646,611 for 1993 (a 337% increase). During 1992, the Ada system was launched and SG&A increased significantly due to the expense incurred in launching such system and additional accounting and support costs and sales commissions relating to the increasing number of subscribers. These factors and the expense incurred in launching two more systems and constructing two other systems caused the increase in SG&A for 1993 as compared to 1992. SG&A increased 547% to $4,183,307 in 1994 compared to $646,611 in 1993, principally due to the commencement of the direct payment of compensation to certain of the Company's executive officers who had previously served as consultants and the addition of personnel, and, to a lesser extent, increased sales commissions relating to the increasing number of subscribers, bonuses to management and employees, implementation of a group health insurance plan and the expenses of being a public company.

  Depreciation and Amortization. Depreciation and amortization expense includes depreciation of systems and equipment and amortization of channel rights and the excess of cost over fair value of net assets acquired. Depreciation and amortization relating to the Ada system equipment and channel rights began in 1992 and totaled $34,920. The year ended December 31, 1993 included depreciation on the equipment in the Ada, Enid, Monroe and Midland systems as well as amortization of channel rights for such systems and totaled $138,560, a 297% increase over the same period in 1992 during which only the Ada system was operational. Depreciation and amortization expense for 1994 increased 692% to $1,097,668 compared to $138,560 in 1993. The increase was due to additional systems and equipment in connection with systems launched throughout 1994, and increased amortization expense on leased license investment of systems in operation and excess of cost over fair value of net assets acquired related to the acquisition (the "U.S. Wireless Acquisition") of minority interests in certain of the Company's subsidiaries held by United States Wireless Cable, Inc. ("U.S. Wireless") and the acquisition of minority interests in certain other subsidiaries of the Company. The Company anticipates that depreciation and amortization expense will increase as a result of such acquisition of minority interests and as additional systems are launched and more subscribers continue to rent, rather than purchase, the receive-site equipment.

  Interest Expense. In 1993, the Company incurred interest expense of $82,916 compared to $1,392 in 1992 due to an increase in borrowed funds. In 1994, the Company incurred interest expense of $589,767, which included non-cash interest of $301,125 related to one month's interest on the Convertible Notes. The remaining interest expense is principally related to (i) the portion of a bridge loan that was used by RuralVision Joint Venture to acquire certain assets that the Company expects to retain and (ii) interest expense on short-term borrowings that were repaid in connection with the Initial Public Offering in April 1994.

  Interest Income. Interest income for the year ended December 31, 1994 relates to interest earned on the Company's cash equivalents since the Initial Public Offering.

  Other Expenses. Other expenses are comprised primarily of other non-operating expenses. In 1992, the Company incurred $18,003 of other non-operating expenses. For the year ended December 31, 1993, the Company incurred $60,467 of other non-operating expenses, which included a charge of $57,163 relating to a settlement with a formerly affiliated installation company (see
Note 9 of Notes to Consolidated Financial Statements appearing elsewhere in this Prospectus). In 1994, the Company incurred a recapitalization charge of $205,575. This charge related to costs incurred in connection with a rescinded offering of securities.

  Minority Interests. In connection with the development of certain wireless cable markets, the Company has sold stock in certain of its subsidiaries principally for cash. In addition to providing a portion of the cash necessary for market development, the sales of subsidiary stock were intended to provide for local community involvement and ownership in such systems. Minority ownership interests in such subsidiaries range from 5% to 49.9999% (other than (i) Northern Oklahoma Wireless Cable, Inc., serving the Enid, Oklahoma area, in which minority interest holders own 18% of the outstanding common stock and 100% of the outstanding preferred stock; and (ii) Central Oklahoma Wireless Cable, Inc., serving the Ada, Oklahoma area, in which minority interest holders own 50% of the outstanding preferred stock). Minority interests in earnings of subsidiaries of $19,106 and $35,111 for the years ended December 31, 1992 and 1993, respectively, relate to the minority interest owners' share of net earnings from the Ada system and net losses from the Enid system subsidiaries and dividends on preferred stock of the Ada and Enid system subsidiaries. The increase in the minority interests in earnings of subsidiaries during these periods is related to increased earnings in the Ada system, offset partially by losses during 1993 in the Enid system. Minority interests in losses of subsidiaries of $20,108 for the year ended December 31, 1994 relate to the minority interest owners' share of net earnings from the Ada system subsidiary through April 1994, losses of the Enid system subsidiary and dividends on preferred stock issued by the Ada system ($16,715) and Enid system ($19,600) subsidiaries. On March 15, 1995, the Company issued an aggregate of 304,038 shares of Common Stock in exchange for minority interests in 21 subsidiaries (the "Minority Interests Exchange").

  Income Tax Benefit. Income tax benefit of $1,594,963 for the year ended December 31, 1994 represents the tax benefit related to the Company's net operating losses incurred during the period April 28, 1994 through December 31, 1994. The Company has recognized such tax benefit to the extent of future reversals of existing taxable temporary differences.

  Net Loss. During 1991, the Company had no revenues and incurred a loss of $66,158, primarily due to SG&A. During 1992, the Company's Ada System was launched and generated operating income of $71,071 on total revenues of $205,382, which substantially offset the Company's expenses. The Company incurred a net loss of $50,822 for the year ended December 31, 1992, primarily due to the increase in SG&A at the corporate level, the increase in other non-operating expenses and accrued dividends on preferred stock of subsidiaries. For 1993, the Company's Ada system generated operating income of $256,856 on total revenues of $602,837. Nonetheless, due to increased SG&A related to the development of the Company's other wireless cable markets and increased other expenses (including a settlement charge of $57,163), the Company incurred a net loss of $406,101. As a result of the above factors, for the year ended December 31, 1994, the Company incurred a net loss of $3,043,321 as compared to a net loss of $406,101 for the same period in 1993. The Company expects to continue to incur net operating losses at least through the end of 1996.

RESULTS OF OPERATIONS FOR THE NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 1995 COMPARED TO THE NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 1994

  Revenues consist principally of subscription revenues, installation fees (for 1994 periods) and sales of receive-site equipment to subscribers. Subscription revenues principally consist of monthly fees paid by subscribers for the basic programming package and for premium programming services. Subscription revenues for the nine-month period ended September 30, 1995 increased to $9,292,837 from $984,299 for the same period in 1994, an increase of 944%. Subscription revenues for the three-month period ended September 30, 1995 increased to $4,176,855 from $359,595 for the same period in 1994, an increase of 1,062%. The increase in subscription revenues is principally attributable to a 891% increase in the average number of subscribers for the first nine months of 1995 compared to the same period in 1994. The increase in subscribers is due to the Company's launching two systems in the third quarter of 1994 (Lawton, Oklahoma and Laredo, Texas) and two systems in the fourth quarter of 1994 (Ardmore, Oklahoma and Mt. Pleasant, Texas); the acquisition oftwo operating systems in the fourth quarter of 1994 (Lindsay, Oklahoma and Milano, Texas); the acquisition of one system (Shaw, Kansas) in the first quarter of 1995; the launching of the system in Texarkana, Texas in the first quarter of 1995; the acquisition of one system (Lubbock, Texas) and the launching of five systems (McLeansboro, Vandalia, Olney and Taylorville, Illinois and Stillwater, Oklahoma) in the second quarter of 1995; the launching of the systems in Peoria, Illinois, Manhattan, Kansas, Olton and O'Donnell, Texas, Grand Rapids, Michigan and Monroe City, Missouri in the third quarter of 1995; and the acquisition of the operating systems in Bucyrus, Ohio, Paragould, Arkansas and Sikeston, Missouri in the third quarter of 1995. The number of subscribers in the Company's wireless cable systems increased to 64,350 at September 30, 1995 compared to 43,500 at June 30, 1995.

  On a "same system" basis (comparing systems that were operational for all of each of the three-month periods ended September 30, 1994 and 1995), subscription revenues increased $1,102,038, or 301%, to $1,468,157 as compared to $380,648 for the three-month period ended September 30, 1994. Same systems during this period consisted of the Company's Ada, Wichita Falls, Midland, Abilene and Enid systems. The average number of subscribers in these systems increased approximately 331% during the three months ended September 30, 1995 as compared to the same period in 1994.

  For the three and nine months ended September 30, 1994, revenues included installation fees of $54,530 and $100,159, respectively. Installation fees for the three and nine months ended September 30, 1995 of $63,355 and $452,853, respectively, were offset against direct costs of subscriber installations (see note 2 to consolidated condensed financial statements regarding change in accounting method). Sales of receive-site equipment to subscribers were $205,068 in 1994 (none in 1995). The increase in installation fees is due to the increased number of installations during the three- and nine-month periods ended September 30, 1995, partially offset by lower per subscriber installation charges in certain systems, compared to the same period of 1994. Installation fees vary widely by system based on local market conditions. Recently, the Company has waived installation charges as part of selected promotional campaigns. Since the Initial Public Offering, predominately all new subscribers rent, rather than purchase, receive-site equipment, resulting in decreased revenues from the sale of receive-site equipment during the nine-month period ended September 30, 1995 compared to the nine-month period ended September 30, 1994.

  Systems operations expenses include programming costs, channel lease payments, transmitter site and tower rentals, cost of program guides and repairs and maintenance expenditures. Programming costs, cost of program guides and channel lease payments (with the exception of minimum payments) are variable expenses which increase as the number of subscribers increases. Systems operations expenses for the three- and six-month periods ended September 30, 1995 increased 775% to $1,326,358 from $151,499 and 804% to
$2,894,074 from $320,029 compared to the same periods in 1994. This increase is attributable primarily to the 416% and 700% increases, respectively, in the average number of subscribers for such periods in 1995 compared to such periods in 1994 and rental expense under channel rights lease agreements of $977,241 related to non-operational systems.

  Costs of goods sold include the cost of receive-site equipment sold to subscribers. The decrease in costs of goods sold of $65,808 and $235,025 for the three- and nine-month periods ended September 30, 1995 from the same periods in 1994 is related to the corresponding decrease in sales of receive-site equipment.

  SG&A increased 139% to $2,796,889 from $1,169,598 and 265% to $7,449,699 from $2,042,124, respectively, for the three- and nine-month periods ended September 30, 1995 and 1994, respectively. The Company has experienced increasing SG&A as a result of its increasing wireless cable activities and associated administrative costs, including costs related to opening and maintaining additional offices, additional accounting and support costs and additional sales commissions relating to the increasing number of subscribers. Additionally, SG&A increased during the first half of 1995 as compared to the corresponding period in 1994 due to the implementation of a group health insurance plan in August 1994 and investor relations expenses.

  Depreciation and amortization expense for the nine-month period ended September 30, 1995 increased 847% to $3,966,120 from $418,960 for the corresponding period in 1994. Additionally, depreciation and amortization expense for the three-month period ended September 30, 1995 increased 764% to $1,948,576from $229,055 for the corresponding period in 1994. The increase is due to additional systems and equipment related to systems launched and acquired in 1994 and 1995 and additional amortization expense on leased license investment of systems in operation and excess of costs over the fair value of assets acquired due to acquisitions of minority interests. The Company anticipates that depreciation and amortization expense will increase as a result of the acquisition of minority interests in March 1995 and as additional systems are launched and more subscribers continue to rent, rather than purchase, the receive-site equipment.

  Interest expense increased to $8,908,459 for the nine-month period ended September 30, 1995 from $128,789 for the corresponding period in the preceding year. Interest expense increased to $4,516,446 for the three-month period ended September 30, 1995 from $72,089 for the corresponding period in the preceding year. The increase is principally due to the accretion on the Convertible Notes that were issued in the fourth quarter of 1994 and the interest on the Old Notes that were issued on April 26, 1995.

  Interest income increased to $1,034,441 from $91,130 and $2,044,092 from $189,308, respectively, for the three- and nine-month periods ended September 30, 1995 compared to the same periods in 1994, principally due to interest earned on the increase in the Company's cash equivalents since the Initial Public Offering and the Company's debt offerings in November 1994 and April 1995.

  Equity in losses of RuralVision Joint Venture for the nine-month period ended September 30, 1995 relates to the Company's 50% share of losses related to the joint venture for the period January 1, 1995 through January 27, 1995.

  Income tax benefit increased to $1,307,137 from $649,510 for the nine-month period ended September 30, 1995 compared to the same period in 1994. Income tax benefit has been recognized to the extent deferred tax assets can be realized through future reversals of existing taxable temporary differences.

LIQUIDITY AND CAPITAL RESOURCES

  The wireless cable television business is a capital intensive business. Since inception, the Company has expended funds to lease or otherwise acquire channel rights in various markets and systems in operation, to construct or acquire operating systems in more than 30 markets, to commence construction of the systems under construction, to install equipment in new subscribers' homes and to finance initial operating losses and other working capital requirements. The Company intends to expand the Existing Systems and launch additional wireless cable systems and may require funds therefor in excess of the funds currently available to it. See "Risk Factors -- Need for Additional Financing for Growth."

  The Company's capital expenditures during the years ended December 31, 1992, 1993 and 1994 were approximately $1.4 million, $5.1 million and $44.5 million, respectively. For the nine months ended September 30, 1994 and 1995, the Company's capital expenditures were approximately $18.1 million and $44.0 million, respectively. Such expenditures were primarily for the construction and expansion of the Company's wireless cable systems, installation of equipment in new subscribers' homes and the acquisition of operating systems and channel rights in other markets.

  The Company estimates that a launch of a wireless cable system in a typical market (assuming an initial programming package of 12 channels) will involve the initial expenditure of approximately $350,000 to $500,000 for wireless cable system transmission equipment and tower construction and incremental installation costs of approximately $395 to $435 per subscriber for equipment, labor and overhead charges and direct commission. Other launch costs include the cost of securing adequate space for marketing and warehouse facilities, as well as costs related to employees. As a result of these costs, operating losses are likely to be incurred by a system during the start-up period. Subsequent additions of transmission equipment to enhance the channel offering of the system will approximate $400,000, but may vary depending upon the power of the transmission equipment.



  The Company expects that under its current plans it will have capital expenditures of approximately $13.0 million during the fourth quarter of 1995 and $60.0 million in 1996 for system construction, development, launch and expansion activities associated with its current operating systems, systems under construction, near-term launch markets and certain long-term launch markets. The Company currently expects to launch an aggregate of approximately 20, and as many as 25, systems during the period through the end of 1996. The Company does not anticipate any other material capital requirements, except as set forth below with regard to certain assets to be acquired in connection with the Transactions. The Company expects to continue to incur significant capital expenditures in 1997 and subsequent years in connection with system construction, development, launch and expansion activities.

  Under the Company's existing debt structure, no material principal or interest payment obligations are required (other than interest due on the Notes which has been escrowed through April 1997) until October 1997. Commencing in October 1997 and every six months thereafter through April 2003, semi-annual accrued interest of $6.5 million on the Notes is due and payable.

  On April 26, 1995, the Company sold the Units to the Initial Purchasers. The Company placed approximately $24.1 million of the approximately $96.0 million net proceeds from the sale of the Units into the Escrow Account and used approximately $3.0 million of such proceeds to repay indebtedness. Additionally, the Company has used approximately $9.5 million in connection with acquisitions for operating systems in Lubbock, Texas and wireless cable channel rights in Tulsa, Oklahoma. During the second and third quarters of 1995, the Company sold certain wireless cable channel rights in 12 markets for approximately $3.3 million in cash and a $562,500 note receivable, plus additional contingent consideration of up to $280,000 in cash. Additionally, the

Company contributed other wireless cable markets for consideration consisting of approximately 35% of the outstanding common stock of Wireless One and approximately $10 million in notes which was paid upon consummation of an equity and debt offering by Wireless One and in November 1995, the Company entered into an agreement to sell its wireless cable channel rights in Flippin, Tennessee for $1.5 million in cash. The Company intends to use the balance of the net proceeds of the sale of the Units, together with cash on hand and cash generated from operations or sales of assets, for system construction, development, launch and expansion activities, to provide working capital and for other general corporate purposes. Subject to certain limitations set forth in the Indenture, the Company may use a portion of such net proceeds to acquire additional wireless cable channel rights, including the purchase of MDS and multichannel MDS ("MMDS") wireless cable channel rights in the current BTA auction.

  Upon consummation of the Transactions, the Company, directly or through its ownership of AWS and CMAX, will be required to pay between $15 million and $20 million of liabilities associated with the assets acquired in the Transactions. Such liabilities include bank indebtedness, payables, severance obligations and similar liabilities which will be due and owing upon, or shortly following, consummation of the Transactions. As a result of consummating the Transactions, the Company expects that it will incur additional capital expenditures of approximately $15.0 million in 1996 for system construction, development, launch and expansion activities associated with the acquired operating systems and other acquired markets that it expects to launch in 1996. All of the operating markets to be acquired and retained are currently generating positive monthly operating cash flow which will supplement the Company's capital in 1996.

  In connection with the Newco Transaction, the Company expects to receive $28.3 million in cash payable by Newco at the closing and a promissory note in the principal sum of $25.0 million payable nine months from the closing. The Company expects that the remaining proceeds from the sale of the Units and the proceeds from the Newco Transaction, together with cash on hand and cash generated from operations, will be sufficient to satisfy the Company's capital needs through at least the end of 1996. In order to accelerate its growth rate, to respond to competitive pressures or regulatory changes and, subject to certain limitations set forth in the Indenture and the note purchase agreement relating to the Convertible Notes (the "Note Purchase Agreement"), to finance the acquisition of additional wireless cable channel rights and businesses, general corporate activities and the launch or build-out of additional systems, the Company may, subject to the provisions of the Note Purchase Agreement and the Indenture, supplement its existing sources of funds with financing arrangements at the operating system level, or through additional borrowings, the sale of debt or equity securities, joint ventures or other arrangements. The Company is presently in the initial stages of locating and negotiating for a suitable revolving credit facility consistent with the terms of the Indenture and Note Purchase Agreement with one or more third parties. Assuming such financing can be secured on acceptable terms, management of the Company currently intends to draw down funds under such facility upon consummation of the Transactions to repay certain of the obligations incurred or assumed in the Transactions. No assurance can be given that the Company will locate such an acceptable credit facility. As a further capital resource, subject to the terms of the Note Purchase Agreement and the Indenture, the Company may sell or lease certain wireless cable channel rights as appropriate opportunities become available.

  As an alternative source of financing, the Company believes that a primary factor in obtaining debt financing at the operating system level is the generation of positive operating cash flow. As of November 30, 1995, 17 of the Existing Systems were generating positive monthly cash flow. The Company expects that the other Existing Systems and the wireless cable systems anticipated to be launched will generate positive operating cash flow, typically within six months from commencement of operations and after attaining 1,500 subscribers, thereby making further bank debt financing available at the operating system level. There can be no assurance, however, that such positive operating cash flow will be generated or will be maintained or that debt financing will be available.

  Although the Company believes that its cash and cash equivalent assets will be sufficient to fund the Company's operations and expansion through at least the end of 1996, there is no assurance that additional funds will not be necessary to complete the launch, build-out and expansion of all of the Company's wireless cable systems and to bring such systems to a mature state or that any such required additional funds would be available on satisfactory terms and conditions, if at all. In addition, the Company's capital needs will depend in part upon the success of the Company's efforts to sell or otherwise dispose of the Disposition Assets and the nature of any consideration received as a result of such dispositions. To the extent assets and markets designated for disposition are not sold, or are not sold for cash, the Company's requirements for additional funds will be increased. There is also no assurance that the Company will not pursue, from time to time, other opportunities to acquire additional wireless cable channel rights and businesses that may utilize the capital currently expected to be available for its current markets. The amount and timing of the Company's future capital requirements, if any, will depend upon a number of factors, including programming costs, equipment costs, marketing expenses, staffing levels, subscriber growth and competitive conditions, and any purchases or dispositions of assets, many of which are not within the Company's control. Failure to obtain any required additional financing could materially adversely affect the growth, cash flow or earnings of the Company.

INCOME TAX MATTERS

  The Company and certain of its subsidiaries will file a consolidated Federal tax return. Subsidiaries in which the Company owns less than 80% of the voting stock will file separate Federal tax returns. The Company has had no material state or Federal income tax expense since inception. As of December 31, 1994, the Company had approximately $2.9 million in net operating losses for tax purposes, expiring in years 2005 through 2009. The Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of loss carryforwards that a company can use to offset future income upon the occurrence of certain changes in ownership. As a result of the investment in the Company by Hunt Capital and the Initial Public Offering, the Company has undergone more than a 50% change in ownership and will therefore be limited in its utilization of its tax loss carryforwards.

INFLATION

  Management does not believe that inflation has had or is likely to have any significant impact on the Company's operations. Management believes that the Company will be able to increase subscriber rates, if necessary, to keep pace with inflationary increases in costs.

OTHER

  The Company does not provide post-retirement or post-employment benefits requiring charges under Statements of Financial Accounting Standards Nos. 106 and 112.

  The Company currently intends to adopt Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," in 1996 with respect to its financial statement disclosure. The Company does not intend to change its accounting method with regard to this statement.

                                   BUSINESS

OVERVIEW

  The Company develops, owns and operates wireless cable television systems, primarily in small to mid-size markets located in the central United States. As of November 30, 1995, the Company has wireless cable channel rights in 79 markets representing approximately 8.2 million households, approximately 6.8 million of which the Company believes can be served by LOS transmissions (which generally require a direct, unobstructed transmission path from the central transmitting antenna to the antenna located on the subscriber's premises).

  The Company targets small to mid-size markets with significant numbers of LOS households that are unpassed by traditional hard-wire cable. Many of these households, particularly in rural areas, have limited access to local off-air VHF/UHF channels (such as ABC, NBC, CBS and Fox), and typically do not have access to pay television service except via satellite receivers. As a result, the Company believes that its wireless cable television service is an attractive alternative to existing choices for such households. The Company estimates that within its 79 wireless cable markets, approximately 2.4 million LOS households, or approximately 36% of the Company's total LOS households, are unpassed by traditional hardwire cable systems, as compared to the 20 largest hard-wire cable markets in the United States, in which only approximately 2% of all households are unpassed by traditional hard-wire cable. The Company believes that it will ultimately achieve a penetration rate of the unpassed LOS households in its markets that is comparable to the average penetration rate achieved by traditional hard-wire cable operators nationally, which Paul Kagan Associates, Inc. estimates to be approximately 63% as of December 31, 1994.

  The Company's 79 markets include (i) 33 markets in which the Company has systems in operation, (ii) nine markets in which the Company's system is under construction, (iii) 21 near-term launch markets in which the Company has aggregated sufficient wireless cable channel rights to commence construction of a system and (iv) 16 long-term launch markets, including 11 in which the Company has aggregated sufficient wireless cable channel rights to commence construction of a system and five in which the Company has leases with or options from applicants for channel licenses that the Company expects to be granted by the FCC. As of November 30, 1995, the 33 Existing Systems were providing wireless cable service to approximately 117,000 subscribers.

  Wireless cable programming is transmitted through the air via microwave frequencies from a transmission facility to a small receiving antenna at each subscriber's location, which generally requires a direct, unobstructed line-of-sight from the transmission facility to the subscriber's receiving antenna, by utilizing up to 200 MHz of radio spectrum allocated by the FCC to wireless cable operators. Traditional hard-wire cable systems also transmit signals from a transmission facility, but deliver the signal to a subscriber's location through an extensive network of coaxial cable and amplifiers. Since wireless cable systems do not require such an extensive cable network, wireless cable operators such as the Company can provide subscribers with a high quality picture and a reliable signal resulting in fewer transmission disruptions at a significantly lower system capital cost per installed subscriber than traditional hard-wire cable systems. In addition, operating costs of wireless cable systems are generally lower than those of comparable traditional hard-wire systems due to lower network maintenance and depreciation expense.

  Like traditional hard-wire operators, the Company can offer its subscribers local off-air VHF/UHF channels, as well as HBO, Showtime, Disney, ESPN, CNN, USA, WGN, WTBS, Discovery, the Nashville Network, A&E and other programming services. The Company currently offers a majority of such channels in the markets served by the Existing Systems. The channels that the Company offers in each market will vary depending upon the channel rights secured in such market at the time of system launch. In addition, the available channels in a market will typically change as the Company continues to acquire channel rights.

  Substantially all of the Company's subscribers have set-top converters that are fully "impulse addressable," which will allow its subscribers to receive impulse pay-per-view programming. Only approximately 35% of traditional hard-wire cable operators use addressability and approximately 5% use impulse addressability.

BUSINESS STRATEGY

  The Company's primary business objective is to develop, own and operate wireless cable television systems in markets in which the Company believes it can achieve positive cash flow and operating income rapidly after system launch and then expand such system while increasing such system's operating income.

  Rural Market Focus. The Company aggregates wireless cable channel rights and locates operations in geographic clusters of small to mid-size markets that have a substantial number of households not currently passed by traditional hard-wire cable. The Company believes that this size market typically has a stable economic base, less competition from alternative forms of entertainment and terrain and other conditions conducive to wireless cable transmissions.

  Managed Subscriber Penetration. The Company attempts to manage system launch and subscriber growth in order to contain system launch costs and to achieve positive cash flow rapidly. Typically, the Company's operating systems achieve positive monthly operating cash flow upon obtaining an average of approximately 1,500 subscribers. Within a system, the Company initially directs its marketing at unpassed households, which typically have limited access to local off-air VHF/UHF broadcast channels. Accordingly, the Company believes it can launch service successfully in most of its markets with only 12 channels of programming, allowing it to contain system launch costs and achieve positive cash flow with a lower number of subscribers. Generally, once a system achieves positive operating cash flow, the Company will expand the channel offering and add subscribers while increasing such system's positive operating cash flow. As of November 30, 1995, 17 of the Company's operating systems were generating positive monthly operating cash flow. The remaining operating systems that were not generating positive monthly operating cash flow had not reached an average of 1,500 subscribers.

  Low Cost Structure. Wireless cable systems typically cost significantly less to build and operate than traditional hard-wire cable systems for several reasons. First, while both traditional hard-wire cable operators and wireless cable operators must construct a head-end, traditional hard-wire cable operators must also install an extensive network of coaxial cable and amplifiers in order to transmit signals from the head-end to subscribers. Once the head-end is constructed, the Company estimates that each additional wireless cable subscriber currently requires an incremental capital expenditure by the Company of approximately $395 to $435, consisting of, on average, $275 to $300 of material, $95 to $105 of installation labor and overhead charges and $25 to $30 of direct commission. Such incremental capital expenditures are variable costs and are partially offset by installation fees paid by subscribers. Second, without an extensive cable network, wireless cable operators typically incur lower system maintenance costs and depreciation expense. Third, programming is generally available to traditional hard-wire and wireless cable operators on comparable terms, although operators that have a smaller number of subscribers often are required to pay higher per subscriber fees. Fourth, the Company currently experiences a low rate of subscriber turnover of on average approximately 1.5% per month, as compared to the "churn" rate of approximately 3% per month typically experienced by traditional hardwire cable operators. Reduced subscriber turnover reduces installation and marketing expenses. Finally, by locating its operations in geographic clusters, the Company can further contain costs by taking advantage of economies of scale in management, sales and customer service.

  Acquisition of ITFS Channel Rights. Because the Company believes it can launch service successfully in its markets with as few as 12 channels of programming, the Company focuses on development of the 20 available ITFS channels. In most of the Company's markets, few, if any, licenses for ITFS channels had been granted by the FCC to any non-profit educational organizations prior to the Company's initial development of such markets. The Company cooperates with many non-profit educational organizations in obtaining ITFS licenses from the FCC. Once the Company has secured rights to at least 12 ITFS channels in a market, the Company believes it can launch a commercially viable system in such market. The Company believes that its strategy of first developing the ITFS channels, in lieu of the MDS channels, has resulted in aggregate leased license expense in its systems in operation that is less than the industry-wide average leased license expense.

EXISTING SYSTEMS AND THE COMPANY'S MARKETS

  The table below provides information regarding the 79 markets in which the Company has wireless cable channel rights that it intends to retain and develop (assuming consummation of the Transactions and excluding the Disposition Assets).

                                         ESTIMATED                       NUMBER OF
                         ESTIMATED        LINE-OF-                     SUBSCRIBERS AT
                           TOTAL           SIGHT            CURRENT     NOVEMBER 30,
         MARKET          HOUSEHOLDS      HOUSEHOLDS      CHANNELS(/1/)      1995
------------------------ ----------      ----------      ------------- --------------
EXISTING SYSTEMS
 Ada, OK................    30,399          24,319             32           6,508
 Wichita Falls, TX......    78,290          74,376             28           6,093
 Midland, TX............   120,037         114,035             26           5,017
 Abilene, TX............    86,676          82,344             23           4,020
 Lawton, OK.............    97,023          92,172             27           6,334
 Laredo, TX.............   313,406(/2/)    297,736(/2/)        27           5,420
 Enid, OK...............    76,602          72,772             21           3,694
 Lindsay, OK............    51,041          40,833             32           3,267
 Ardmore, OK............    60,192          51,163             20           3,233
 Mt. Pleasant, TX.......    33,589          26,871             16           1,684
 Lufkin, TX.............   117,534          88,150             12              --(/3/)
 Shaw, KS...............    47,223          42,763             30           3,961
 Texarkana, TX..........   118,204          94,563             20           1,997
 Stillwater, OK.........    54,562          40,922             20           5,428
 Lubbock, TX............   123,934         105,323             34(/4/)      5,934
 McLeansboro, IL........    80,136          60,102             18             859
 Vandalia, IL...........    73,593          55,195             20           1,365
 Olney, IL..............    67,812          50,859             20           1,195
 Lykens, OH.............   210,800         168,640             24             700
 Paragould, AR..........    77,523          58,500             21           2,157
 Sikeston, MO...........    69,837          52,378             24           2,163
 Taylorville, IL........   159,596         119,697             20           1,336
 Peoria, IL.............   276,446         248,801             22             762
 Manhattan, KS..........    56,473          42,355             20             945
 O'Donnell, TX..........    68,940          65,493             20           1,053
 Olton, TX..............    32,548          30,921             20             933
 Monroe City/Lakenan,
 MO.....................    46,376          34,782             27             978
 Paris, TX..............    55,445          41,584             20              79
 Champaign, IL(/5/).....   164,992         148,493             23           2,120
 Austin, TX(/6/)........   360,000         250,000             31          12,299
 Temple/Killeen,
 TX(/6/)................   110,000          80,000             35           6,312
 Waco, TX(/6/)..........   100,000          80,000             35           3,860
 Corpus Christi,
 TX(/6/)................   135,000         108,000             31          15,468
                         ---------       ---------                        -------
  Total -- Existing
  Systems............... 3,554,229       2,944,142                        117,174
                         ---------       ---------                        -------

                                                   ESTIMATED
                                        ESTIMATED   LINE-OF-      EXPECTED
                                          TOTAL      SIGHT      CHANNELS AT
           MARKET                       HOUSEHOLDS HOUSEHOLDS LAUNCH(/1/)(/7/)
           ------                       ---------- ---------- ----------------
SYSTEMS UNDER CONSTRUCTION(/8/)
 Corsicana/Athens, TX..................    69,161     62,245         23(/9/)
 Hamilton, TX..........................    28,551     21,413         20
 Harper/Freeport, IL...................   125,269     93,952         20
 Marion, KS............................    53,881     40,411         19
 Peaksville, MO........................    48,157     36,118         15
 Sherman/Denison, TX...................   100,000     90,000         31(/1//1/)
 Sterling, KS..........................    45,213     38,431         24
 Strawn/Ranger, TX.....................    34,488     25,866         20
 Walnut Grove, IL......................    84,226     63,170         20
                                        ---------  ---------
    Total -- Systems Under Construction
     ..................................   588,946    471,606
                                        ---------  ---------
NEAR-TERM LAUNCH MARKETS(/1//2/)
 Adairsville, GA(/1//0/)...............   205,662    154,247         16
 Amarillo, TX..........................   106,670    101,337         26(/1//3/)
 Anthony, KS...........................    15,798     11,845         16
 Bellflower, MO........................    63,384     57,046         20
 Bluffs, IL............................    46,389     34,792         20
 Columbia, MO..........................   149,622    127,179         18
 Forrest City, AR......................    55,642     41,732         21
 Holdenville, OK.......................    50,637     45,573         16
 Kossuth, TX...........................    52,490     39,368         20
 Lenapah, OK...........................    51,921     38,941         12
 Mayfield, KY..........................   175,948    155,972         21
 Muskogee, OK..........................    66,510     53,208         18
 Powers Crossroads, GA(/1//0/).........   135,037    101,278         20
 Purdin, MO............................    25,001     18,751         20
 Rutledge, GA(/1//0/)..................   141,370    106,028         16
 Shreveport, LA........................   214,315    182,168         24
 Springfield, MO.......................   139,706    118,750         16
 Tulsa, OK.............................   321,922    273,634         16
 Tyler, TX.............................   233,416    186,734         14
 Weatherford, OK.......................    31,445     29,873         16
 Wick, OH..............................   336,098    268,878         21
                                        ---------  ---------
    Total -- Near-Term Launch Markets.. 2,618,983  2,147,334
                                        ---------  ---------
LONG-TERM LAUNCH MARKETS(/1//4/)
 Altus, OK.............................    30,653     29,120         16
 Burnet, TX............................    24,917     18,688         16
 Charlotte, TX.........................    32,771     24,578         16
 Crow, TX..............................    71,421     57,137         12
 Des Moines, IA........................   267,279    240,551         16
 El Dorado, AR.........................    54,727     38,310         16
 El Paso, TX(/6/)......................   200,000    180,000         27
 Elk City, OK..........................    26,379     21,103         16
 Fischer, TX...........................   317,039    237,779         20
 Henryetta, OK.........................    31,968     25,574         16
 Ingram, TX............................    26,235     19,676         20
 McAlester, OK.........................    36,475     25,533         16
 Miami, OK.............................    70,820     60,197         15
 Sabinal, TX...........................    15,795     11,846         20
 Seminole, OK..........................    42,204     35,873         19
 Topeka, KS............................   211,762    190,586         16
                                        ---------  ---------
    Total -- Long-Term Launch Markets.. 1,460,445  1,216,551
                                        ---------  ---------
         Total -- All Company Markets.. 8,222,603  6,779,633
                                        =========  =========

--------

 (1) Includes local off-air VHF/UHF channels, some of which are retransmitted by the Company over wireless cable channels.
 (2) Includes households located in Mexico, to which the Company would be permitted to provide service in conjunction with a Mexican-owned company.

 (3) Construction of the Lufkin system was completed in December 1994. The Company is not actively marketing its service in the Lufkin system because it is awaiting action by the FCC to grant licenses, which would increase the number of wireless cable channels available to the Company.

 (4) Includes additional channels acquired pursuant to the Sublease Agreement with CMAX. Channel capacity has been increased by 12 channels in the Lubbock system, of which four are the subject of an appeal by an unsuccessful applicant for the frequencies.

 (5) The Company acquired the system in Champaign, Illinois on January 16,
   1996.

 (6) The Company will acquire the Austin, Temple/Killeen, Waco, Corpus Christi and El Paso, Texas markets upon the consummation of the Transactions.

 (7) The Company's business strategy is generally to launch a market with approximately 12 wireless cable channels. Although the Company has no current intention to launch any market with less than 12 channels, the Company will launch certain markets with more than 12 channels and may, at some point in the future, launch one or more markets with less than 12 channels due to FCC construction deadlines or competitive considerations in such markets. Expected channels at launch includes channels with respect to which the Company has a lease with or an option from a channel license holder, an applicant for a channel license or an entity that has had an application for a channel license returned without prejudice by the FCC and which will be refiled. In certain markets, the Company has rights to additional wireless cable channels but does not expect to utilize such channels upon system launch.

 (8) Systems in which the system head-end is under construction. Expected channels at launch for such systems include channels with respect to which the Company has a lease with or an option from a channel license holder or an applicant for a channel license.

 (9) Includes additional channels acquired pursuant to the Sublease Agreement with CMAX. Channel capacity has been increased by seven channels, of which an application relating to four channels has been dismissed and is the subject of a reinstatement petition.

(10) Wireless One has the option to purchase these markets through February 28, 1996 for $7.2 million.

(11) Channels acquired pursuant to the Sublease Agreement with CMAX. Of these channels, eight are the subject of uncontested application proceedings.

(12) The Company has aggregated sufficient wireless cable channel rights in such markets to commence construction of a system.

(13) Includes additional channels acquired pursuant to the Sublease Agreement with CMAX. Channel capacity has been increased by nine channels, of which an application relating to four channels has been dismissed and is the subject of a reinstatement petition.

(14) Such markets include seven markets with respect to which the Company has aggregated sufficient wireless cable channel rights to commence construction of a system and four markets with respect to which the Company has a lease with or an option from an applicant for a channel license or an entity that has had an application for a channel license returned without prejudice by the FCC and which will be refiled. The Company expects a substantial number of such licenses to be granted by the FCC.

  Existing Systems. The Company has 33 Existing Systems. The Company generally offers 16 to 24 basic wireless cable channels, one to three premium channels (HBO, Showtime and Cinemax) and one pay-per-view channel. Local off-air channels are received by the subscriber along with the Company's wireless cable channels, thereby adding an average of three to six channels to the basic channels offered, resulting in aggregate offerings of approximately 18 to 32 channels. Generally, the Company's Existing Systems lease all of their wireless cable channels. The terms of such leases typically expire 10 years from the license grant date, ranging from years 1998 to 2005, and such leases provide for either a right of first refusal or two automatic five-year renewal periods or one 10-year renewal period. The Existing Systems transmit at 10 to 50 watts of power from a transmission tower that generally has a signal pattern covering a radius of 35 to 50 miles.

  Systems Under Construction. The Company currently has nine additional systems under construction, which are located in Corsicana/Athens, Texas (certain channels of which were subleased from CMAX pursuant to the Sublease Agreement), Hamilton, Texas, Harper/Freeport, Illinois, Marion, Kansas, Peaksville, Missouri, Sherman/Denison, Texas (which was subleased from CMAX pursuant to the Sublease Agreement), Sterling, Kansas, Strawn/Ranger, Texas and Walnut Grove, Illinois. In each of the systems under construction, the Company has ordered equipment to commence construction necessary to transmit on its channels in such markets.

  Generally, the Company's systems under construction lease all of their wireless cable channels. The terms of such leases typically expire 10 years from the license grant date, ranging from 2001 to 2005, and such leases provide for either a right of first refusal or two automatic five-year renewal periods or one 10-year renewal period. The systems under construction will transmit at 10 to 50 watts of power from a transmission tower that generally will have a signal pattern covering a radius of 35 to 50 miles.

  Near-term and Long-term Launch Markets. In these markets, the Company has aggregated or is aggregating additional wireless cable channel rights. In the near-term launch markets, the Company has aggregated sufficient wireless cable channel rights to commence construction of a system. In eleven of the long-term launch markets, the Company has aggregated sufficient wireless cable channel rights to commence construction of a system and in five of such markets, the Company has leases with or options from applicants for channel licenses that the Company expects to be granted by the FCC. The vast majority of the Company's channel rights in the long-term launch markets are in the form of lease agreements with educational entities that have pending applications for ITFS channels or that have had applications returned without prejudice by the FCC which will be refiled. These ITFS applications are expected to undergo review by the FCC's engineers and staff attorneys over the next 24 months. Once the FCC staff determines that the applications meet certain basic technical and legal qualifications, the staff will then determine whether each application is proximate to the transmit and receive-site locations of other applications. Those applications that would result in signal interference to other pending applications must then undergo a comparative selection process. The FCC's ITFS application selection process is based on a set of objective criteria that includes whether an applicant is located in the community to be served and the number of students that will receive the applicant's educational programming. Thus, the outcome of the selection process when two or more qualified applicants are competing for the same channels lends itself to a degree of predictability that varies according to the circumstances. Most of the Company's lease agreements with applicants for channel licenses involve channel licenses for which Competing Applications have been filed and Competing Applications may be filed with respect to the applications to be refiled. In each market, the Company has carefully considered the FCC's selection criteria in choosing the educational entities with which it has entered into lease agreements. The Company therefore anticipates that a substantial number of the pending applications and applications to be refiled will be granted by the FCC. However, because the FCC's application review process does not lend itself to complete certainty, and given the considerable number of applications involved, no assurance can be given as to the precise number of applications that will be granted. See "Risk Factors -- Dependence on Channel Leases" and "Risk Factors -- Uncertainty of Grant of Pending Applications."

  The Company currently plans to finish construction of all systems currently under construction during the first quarter of 1996. In addition, the Company currently expects to construct 20 to 25 additional systems through the end of 1996. Construction will entail the construction of a transmission building near a transmission tower and the installation of transmission equipment and, in certain cases, the construction of the transmission tower. The construction of the transmission facility will enable the Company to launch wireless cable service in such markets. The Company is analyzing the appropriate construction schedule for its additional markets. This analysis is being performed based upon multiple factors, including, but not limited to, the expiration dates of leases and FCC construction permits, the number of potential subscribers in each market, the availability of capital and the proximity of a market to the Existing Systems or other markets ready for construction.

SYSTEM COSTS

  Traditional hard-wire cable systems typically cost significantly more to build than wireless cable systems. The Company estimates that the current cost per market for transmission (or head-end) equipment for its wireless cable systems will average approximately $750,000 to $900,000 depending upon the type and sophistication of the equipment and whether the Company is required to construct a transmission tower. Although traditional hard-wire cable operators must also construct a transmission (or head-end) facility, hard-wire systems must also install

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a network of coaxial cable and amplifiers in order to deliver signals to their subscribers. This considerable cost is not incurred by wireless cable operators and is only partially offset by the cost a wireless cable operator incurs to purchase and install the wireless frequency receiving antenna and related equipment necessary for each subscriber's location. The Company estimates that each additional wireless cable subscriber currently requires an incremental capital expenditure by the Company of approximately $395 to $435, consisting of, on average, $275 to $300 of material, $95 to $105 of installation labor and overhead charges and $25 to $30 of direct commission. Such incremental capital expenditures are variable costs and are partially offset by installation fees paid by subscribers.

  The system operating costs for wireless cable systems also are generally lower than those for comparable traditional hard-wire systems. This is attributable to lower system network maintenance and depreciation expense. Programming is generally available to traditional hard-wire and wireless cable operators on comparable terms, although operators that have a smaller number of subscribers often are required to pay higher per subscriber fees. Accordingly, operators in the initial operating stage generally pay higher programming fees on a per subscriber basis. The Company currently experiences a low rate of subscriber turnover of approximately 1.5% per month, as compared to the "churn" rate of approximately 3% per month typically experienced by traditional hard-wire cable operators. Reduced subscriber turnover reduces installation and marketing expenses. By locating its operations in geographic clusters, the Company can further contain costs by taking advantage of economies of scale in management, sales and customer service. Each of the Company's operating systems or system clusters is managed by a general manager who reports directly to a regional manager. General managers are responsible for the day-to-day operations of their respective systems. Each operating system is staffed with customer service and sales representatives and service technicians. All other functions, including engineering, marketing, billing and finance and administration, are centralized.

MARKETING AND CUSTOMER SERVICE

  The Company markets its wireless cable service by highlighting four major competitive advantages over traditional hard-wire cable services and other pay-television alternatives: picture quality and reliability, customer service, programming features and price.

  Picture Quality and Reliability. The Company's transmission facilities use the latest available technology. The Company believes that it is positioning itself as a reliable alternative to traditional hard-wire cable by delivering a high quality signal throughout the entire signal area of the Existing Systems. Wireless cable subscribers enjoy substantially outage-free, highly reliable picture quality because there is no coaxial cable, amplifiers or processing and filtering equipment between the head-end and the subscriber's household, as in the case of traditional hard-wire cable. Within the signal range of the Existing Systems, the picture quality of the Company's service is at least as good as that typically received by traditional hard-wire cable subscribers because, absent any line-of-sight obstruction, there is less opportunity for signal degradation between the Company's head-end and the subscriber. See "Risk Factors -- Physical Limitations of Wireless Cable Transmission."

  Customer Service. The Company has established the goal of maintaining high levels of customer satisfaction. In furtherance of that goal, the Company emphasizes responsiveness and convenient installation scheduling. The Company has established customer retention and referral programs in an effort to obtain and retain new subscribers. The Company plans to expand its customer service operations and management information systems as its systems in operation expand. Because municipal franchises created virtual monopolies for traditional hard-wire cable companies, in the past, few have had an incentive to provide as high levels of customer service as the Company provides. The regulations authorized under the Cable Act will require traditional hard-wire cable companies to provide improved customer service which may decrease the Company's competitive advantage in this area.

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


  Programming Features. In the Existing Systems (other than the Lufkin system) and markets under construction, the Company believes that it has assembled sufficient channel rights and programming agreements to provide a programming package competitive with those offered by traditional hard-wire cable operators. Additionally, the Company has the capacity to offer pay-per-view programming and impulse addressability not currently widely offered by traditional hard-wire cable operators. The Company's typical channel offering includes between 16 and 24 basic cable channels, one to three premium channels (HBO, Showtime or Cinemax) and one pay-per-view channel on an event-by-event basis. Specific programming packages vary according to particular market demand. Local off-air channels are received by the subscriber along with the Company's wireless channels, thereby adding an average of three to six channels to the basic channels offered and resulting in aggregate offerings of approximately 18 to 32 channels.

  Price. The Company offers its subscribers a programming package consisting of basic service and premium programs. The Company can offer a price to its subscribers for basic service that is competitive with traditional hard-wire cable operators because of lower capital and operating costs. The Company believes it will continue to be price competitive with traditional hard-wire cable operators with respect to comparable programming. The Company's typical pricing structure is $17.95 to $19.95 for basic service and $5.95 to $9.95 for one premium service channel or $14.95 for a combination premium service. Depending on market demand and competition, the Company offers a combination package consisting of basic service, rental of the receive-site equipment and two premium channels for $29.95 per month.

LEGAL PROCEEDINGS

  On June 21, 1995, TruVision filed a lawsuit in the Circuit Court of Rankin County, Mississippi naming the Company and AWS as defendants. TruVision asserted in its original pleadings that it had an agreement to purchase from AWS certain wireless cable assets in Memphis, Tennessee ("Memphis Market") for approximately $2,200,000, which agreement the Company interfered with by entering into negotiations and an alleged agreement with AWS. In its original pleadings, TruVision alleged that the Company entered into an agreement to acquire AWS, which agreement is alleged to have valued AWS's assets relating to the Memphis Market at $7,000,000. As a result, TruVision sought actual damages of $4,800,000. Subsequently, on June 29, 1995, TruVision filed its First Amended Complaint asserting that, in addition to damages sought in its original pleadings, TruVision was entitled to additional damages of an amount as yet undetermined by TruVision, but estimated by TruVision to be $28,196,642, in respect of diminution in the value of TruVision's assets outside of the Memphis Market caused by the alleged agreement between AWS and the Company and actions related thereto. TruVision is also seeking $20,000,000 in punitive damages. On July 26, 1995, the Company filed a Motion to Dismiss this litigation for lack of personal jurisdiction. The Company intends to vigorously defend this lawsuit. On November 7, 1995, the Company and TruVision entered into an Asset Purchase Agreement providing for the sale by the Company to TruVision of the Flippin, Tennessee wireless cable market for $1.5 million in cash. On November 7, 1995, TruVision and AWS entered into an Asset Purchase Agreement providing for the sale by AWS to TruVision of the Memphis, Tennessee wireless cable market for $3,900,000 in cash, subject to adjustment. Consummation of each such agreement is contingent upon the consummation of the other agreement. Further, each agreement provides that, prior to closing, each party agrees that the lawsuit would be stayed. Assuming consummation of each transaction, TruVision agreed to dismiss such lawsuit with prejudice within five days of the closing, and each party agreed to enter into a Settlement Agreement and Release in form satisfactory to the other parties. If such closings do not occur, TruVision shall have the right to prosecute the lawsuit, and AWS and the Company shall have the right to raise all defenses and counterclaims associated therewith.

  Certain subsidiaries of the Company are named as defendants in a lawsuit in the United States District Court, Western Division of Louisiana, Monroe Division, commenced on May 15, 1995 by TCG of Monroe, Inc. On May 18, 1995, a subsidiary of the Company acquired for $100,000 cash all of the outstanding capital stock of Cotton Country Cable, Inc. ("Cotton Country") which held certain wireless cable channel rights in the Monroe, Louisiana market. Cotton Country owes its former shareholders $500,000, which sum is subject to offset

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


for any damages suffered by Cotton Country or the Company as a result of this lawsuit. These former shareholders are also named as defendants in the lawsuit. The plaintiff has requested, among other items, declaratory relief and specific performance to enforce an alleged prior contract of sale of these cable rights to it from Cotton Country. Further, the plaintiff sought injunctive relief, which was denied on August 8, 1995. The Company believes all claims against its subsidiaries are without merit and intends to vigorously defend the lawsuit. In addition, the Company believes that an adverse outcome, if any, would not have a material adverse effect on the Company. In connection with consummation of the Wireless One Transaction (as defined herein), the Company conveyed its rights in the Monroe, Louisiana wireless cable market to Wireless One, and agreed to indemnify, defend and hold harmless Wireless One from and against this lawsuit.

  The Company is a party, from time to time, to routine litigation or employment litigation incident to its business. No provision has been reflected in the Company financial statements for any litigation. It is the opinion of management that no pending litigation matter will have a material adverse effect on the Company's financial condition, results of operations or properties.

EMPLOYEES

  As of December 31, 1995, the Company had approximately 790 employees. None of the Company's employees is subject to a collective bargaining agreement. The Company has experienced no work stoppages and believes that it has good relations with its employees. The Company also presently utilizes the services of independent contractors to build and install its wireless cable systems and market its services.

PROPERTIES

  The Company leases approximately 5,500 square feet of office space for its executive offices in Richardson, Texas, under a lease that expires September 30, 1998. The Company pays approximately $35,000 per annum rent for such space. The Company leases from an affiliate of Messrs. Webb and Wheeler approximately 2,400 square feet for its operating offices in Durant, Oklahoma under a lease that expires May 31, 2000. The Company pays $18,000 per annum rent for such space and the utilities are provided by the owner of the building. The Company leases approximately an additional 5,000 square feet of office space in Durant, Oklahoma from an affiliate of Messrs. Webb and Wheeler under a lease that expires March 1, 2000 subject to a five-year renewal option. The Company pays $29,004 per annum rent for such space. The Company leases approximately an additional 1,126 square feet from an affiliate of Messrs. Webb and Wheeler under a lease that expires on May 31, 2000. The Company pays $8,448 per annum rent for such space and the utilities are provided by the owner of the building. The Company leases approximately an additional 1,987 square feet from an affiliate of Messrs. Webb and Wheeler under a lease that expires on May 31, 2000. The Company pays $23,844 per annum rent for such space and the utilities are provided by the owner of the building. The Company leases approximately an additional 10,000 square feet of warehouse space in Durant, Oklahoma from an affiliate of Messrs. Webb and Wheeler under a lease that expires on August 1, 2000. The Company pays $16,000 per annum rent for such space. See "Certain Transactions." The Company believes that these facilities are adequate for the foreseeable future.

  The principal physical assets of a wireless cable system consist of satellite signal reception equipment, radio transmitters and transmission antennae, as well as office space and transmission tower space. The Company leases office space for the Existing Systems and will, in the future, purchase or lease additional office space in other locations where it launches other wireless cable systems. The Company also owns transmission towers or leases space on transmission towers located in its markets. The current capacity range of the Company's transmission facilities is from 10 to 50 watts, capable of generating a signal over a 35 to 50 mile range. The Company believes that office space and space on transmission towers currently is readily available on acceptable terms in the markets where the Company intends to operate wireless cable systems.

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

                            WIRELESS CABLE INDUSTRY

CABLE INDUSTRY OVERVIEW

  The cable television industry began in the late 1940s and 1950s to serve the needs of residents in predominantly rural areas with limited access to local off-air VHF/UHF broadcasts. The cable television industry expanded to metropolitan areas due to, among other things, better reception and more programming. Today, cable television systems offer various types of programming, which generally include basic service, premium service and, in some instances, pay-per-view service.

WIRELESS CABLE TECHNOLOGY

  Initially, most cable systems were hard-wire systems, using coaxial cable and amplifiers to transmit television signals. In 1983, the FCC allocated a portion of the radio spectrum from 2500 to 2700 MHz, which had previously been allocated entirely for educational use, to commercial wireless cable operation. Simultaneously, the FCC also modified its rules on the usage of the remaining portion of such spectrum allocated for educational use. Nevertheless, regulatory and other obstacles impeded the growth of the wireless cable industry through the remainder of the 1980s. The FCC maintained burdensome restrictions on the commercial use of educational channel capacity. In addition, before the Cable Act became effective, many program suppliers were unwilling to provide programming to wireless cable operators on terms comparable to those offered to traditional hard-wire cable operators, if at all. During the 1990s, several factors have contributed to the growth of the wireless cable industry, including (i) Congressional scrutiny of the rates and practices of the traditional hard-wire cable industry, (ii) improved technology, particularly signal encryption, (iii) regulatory reforms by the FCC to facilitate the growth and competitive impact of the wireless cable industry, including permitting channel aggregation, (iv) increased availability of programming for wireless cable systems, (v) consumer demand for alternatives to traditional hard-wire cable service and (vi) increased availability of capital to wireless cable operators in the public and private markets.

  Like a traditional hard-wire cable system, wireless cable operates from a head-end, consisting of satellite reception and other equipment necessary to receive the desired programming. Programming is then transmitted by microwave transmitters from an antenna located on a tower to a small receiving antenna located on a subscriber's rooftop. At the subscriber's location, the microwave signals are converted to frequencies that can pass through conventional coaxial cable into an addressable descrambling converter located on top of a television set. Wireless cable requires a clear line-of-sight, because the microwave frequencies used will not pass through large trees, hills, tall buildings or other obstructions. However, many signal blockages can be overcome with the use of signal boosters which retransmit an otherwise blocked signal over a limited area. The Company believes that its coverage will be further enhanced upon the implementation of digital technology and/or cellularization. Because wireless cable systems do not require an extensive network of coaxial cable and amplifiers, wireless cable operators can provide subscribers with a high quality picture and a reliable signal resulting in fewer transmission disruptions at a significantly lower system capital cost per installed subscriber than traditional hard-wire cable systems.

TRADITIONAL HARD-WIRE CABLE TECHNOLOGY

  Traditional hard-wire cable operators transmit signals from a head-end, delivering local and satellite-delivered programming via a distribution network consisting of coaxial cable, amplifiers and other components to subscribers. As a direct result of the use of coaxial cable to deliver signals throughout a service area, traditional hard-wire cable systems are susceptible to signal problems. Signals can only be transmitted via coaxial cable a fixed distance without amplification. Each time a television signal passes through an amplifier, some measure of noise is added. A series of amplifiers between the head-end and the viewer leads to progressively greater noise and, accordingly, for some viewers a grainier picture. Also, an amplifier must be properly balanced or the signal may be improperly amplified. Failure of any one amplifier in the chain will black out all of the system drawing signal from that point. Regular system maintenance is required due to water ingress, temperature changes and

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

other equipment problems, all of which may affect the quality of signals delivered to subscribers. Some traditional hard-wire cable companies have begun installing fiber optic cable networks. While this technology will substantially improve the transmission and reception problems currently experienced by traditional hard-wire cable systems, the high costs associated with such technology may slow the conversion to all fiber optic systems and further enhance the typical cost advantages of wireless cable.

REGULATORY ENVIRONMENT

  General. The wireless cable industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act empowers the FCC, among other things, to issue, revoke, modify and renew licenses within the spectrum available to wireless cable; to approve the assignment and/or transfer of control of such licenses; to approve the location of wireless cable systems; to regulate the kind, configuration and operation of equipment used by wireless cable systems; and to impose certain equal employment opportunity and other reporting requirements on wireless cable operators.

  In the 50 largest markets, 33 channels are available for wireless cable (in addition to local off-air VHF/UHF broadcast channels that are not retransmitted over the microwave channels). In the Company's markets, 32 channels are available for wireless cable (in addition to local off-air VHF/UHF broadcast channels that are not retransmitted over the microwave channels), 12 of which can be owned by for-profit entities for full-time usage without programming restrictions (MDS channels). Except in limited circumstances, the other 20 wireless cable channels can generally only be owned by qualified non-profit educational organizations, and, in general, each must be used a minimum of 20 hours per week for educational programming (ITFS channels). The remaining excess air time on an ITFS channel may be leased to wireless cable operators for commercial use, without further restrictions (other than the right of the ITFS license holder, at its option, to recapture up to an additional 20 hours of air time per week for educational programming). Certain programs (e.g., The Discovery Channel and A&E) qualify as educational and thereby facilitate full-time usage of an ITFS channel by commercial wireless cable operators. Additionally, a technique known as "channel mapping" permits ITFS licensees to meet their minimum educational programming requirements by transmitting educational programming over several ITFS channels at different times, but the viewer sees the transmission as one channel. In addition, lessees of ITFS excess air time, including the Company, generally have the right to transmit to their subscribers the educational programming provided by the lessor at no incremental cost. The remaining 12 wireless cable channels (commonly referred to as MDS or commercial channels) available in most of the Company's operating and targeted markets are made available by the FCC for full-time commercial usage without programming restrictions. The FCC recently amended its rules to permit "channel loading." Channel loading permits ITFS license holders to consolidate their educational programming on one or more of their ITFS channels thereby providing wireless cable operators leasing such channels, including the Company, with greater flexibility in their use of ITFS channels. The FCC's allocation of frequencies to wireless cable is subject to change and in the future the FCC might propose to alter the present wireless cable allocation to provide a portion of the spectrum for other emerging technologies. Recently, the FCC formally inquired as to whether certain wireless cable frequencies should be reallocated for new computer-based communications services. This inquiry is at a preliminary stage, and it is uncertain whether any definitive action will be taken with respect to this inquiry. The Company believes that if any such action were taken to reallocate these channels, the FCC would allocate substitute frequency rights to the wireless cable industry or provide other concessions. See "Wireless Cable Industry -- Competition -- Local Multi-Point Distribution Service."

  In 1985, the FCC established a lottery procedure for awarding MDS licenses. In 1990, the FCC established a filing "window" system for new multichannel MDS ("MMDS") applications. The FCC's selection among more than one acceptable MMDS application filed during the same filing window was determined by a lottery. Generally, once an MMDS application is selected by the FCC and the applicant resolves any deficiencies identified by the FCC, a conditional license is issued, allowing construction of the station to commence. Construction generally must be completed within one year of the date of grant of the conditional license, in the case of MMDS channels, or 18 months, in the case of ITFS channels. ITFS and MMDS licenses generally have

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

terms of 10 years. Licenses must be renewed and may be revoked for cause in a manner similar to other FCC licenses. FCC rules prohibit the sale for profit of an MMDS conditional license or of a controlling interest in the conditional license holder prior to construction of the station or, in certain instances, prior to the completion of one year of operation. The FCC, however, does permit the leasing of 100% of an MMDS license holder's spectrum capacity to a third party and the granting of options to purchase a controlling interest in a license once the required license holding period has lapsed and certain other conditions are met.

  In April 1992, the FCC imposed a freeze on the filing of applications and amendments to applications for new MMDS channel licenses. In February 1993, the FCC imposed a similar freeze on the filing of applications for new ITFS licenses and for major ITFS modifications. The freezes were intended to allow time for the FCC to update its wireless cable data base and to allow the FCC to review and possibly modify its application rules related to these services. The FCC subsequently lifted the freeze on the filing of applications for major ITFS modifications, but indicated that it would accept such applications only until September 15, 1995. Subsequent to the September 15, 1995 deadline, the FCC announced that it would accept new ITFS station applications, and major ITFS modification applications not filed on or before September 15, 1995, from October 16 through October 20, 1995. Competing applications filed in the same window would be processed under existing comparative criteria.

  Recently the FCC adopted a competitive bidding (auction) mechanism for the award of initial licenses for MDS channels to replace the lottery procedure. Auctions to award initial MDS licenses began on November 13, 1995. Successful bidders will receive a blanket authorization to serve entire "Basic Trading Areas" or "BTAs" (as defined by Rand McNally) on all MDS channels. The blanket authorization will be subject to the submission of applications for MDS channels demonstrating interference protection to the 35-mile-radius protected service areas of MDS and ITFS stations licensed, or for which there is an application for a license pending as of September 15, 1995. A BTA license holder must show coverage of at least two-thirds of the BTA within five years of receiving the BTA authorization. Auctions for each of the 493 BTAs commenced on November 13, 1995 for qualified bidders that had filed initial "short-form" applications and submitted appropriate upfront payments by specified deadlines. Under the statutory auction authority enacted in 1993, ITFS licenses are exempt from the auction process and applications for ITFS licenses are expected to continue to be awarded according to the FCC's existing comparative criteria.

  Application for renewal of MDS and ITFS licenses must be filed within a certain period prior to expiration of the license term, and petitions to deny applications for renewal may be filed during certain periods following the filing of such applications. Licenses are subject to revocation or cancellation for violations of the Communications Act or the FCC's rules and policies. Conviction of certain criminal offenses may also render a licensee or applicant unqualified to hold a license. The Company's lease agreements with license holders typically require the license holders, at the Company's expense, to use their best efforts, in cooperation with the Company, to make various required filings with the FCC in connection with the maintenance and renewal of licenses. The Company believes this reduces the likelihood that a license will be revoked, cancelled or not renewed by the FCC.

  Wireless cable transmissions are governed by FCC regulations governing interference and reception quality. These regulations specify important signal characteristics such as modulation (i.e., AM/FM) or encoding formats (i.e., analog or digital). Current FCC regulations require wireless cable systems to transmit only analog signals.

  The FCC also regulates transmitter locations and signal strength. The operation of a wireless cable television system requires the collocation of a commercially viable number of channels operating with common technical characteristics. In order to commence operations in many of the Company's unlaunched markets, the Company has filed or will be required to file applications with the FCC to modify licenses for unbuilt stations. In applying for these modifications, the Company must demonstrate that its proposed signal does not violate interference standards in the FCC-protected area of another wireless cable channel license holder. A wireless cable license holder generally is protected from interference within 35 miles of the transmission site. An ITFS license holder has protection to all of its receive sites, but only a 35 mile protected service area during excess capacity use by a

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wireless cable operator. If such changes would cause the Company's signal to cause interference in the FCC-protected area of another wireless cable channel license holder, the Company would be required to obtain the consent of such other license holder; however, there can be no assurance that such consent would be received and the failure to receive such consent could adversely affect the Company's ability to serve the affected market.

  When the FCC implements competitive bidding in the awarding of initial MMDS licenses, the Company cannot predict whether any increase in costs of renewing its leases will result from increased license costs to the initial licensee. However, the Company does not believe that any such increased costs would materially affect the Company's operations or financial condition.

  The Cable Act. On October 5, 1992, Congress passed the Cable Act, which imposes greater regulation on traditional hard-wire cable operators and permits regulation of prices in areas in which there is no "effective competition." Pursuant to the Cable Act, the FCC, among other things, adopted comprehensive new Federal standards for local regulation of certain rates charged by traditional hard-wire cable operators. The Cable Act also provided for deregulation of traditional hard-wire cable in a given market once other multi-channel video providers serve, in the aggregate, at least 15% of the cable franchise area. Rates charged by wireless cable operators, typically already lower than traditional hard-wire cable rates, are not subject to regulation under the Cable Act.

  On May 3, 1993, the FCC issued new regulations implementing the rate regulation provisions in the Cable Act. Traditional hard-wire cable operators with rates above a price benchmark average for basic services were directed to reduce their rates by approximately 10%. On February 22, 1994, the FCC announced that it would require traditional hardwire cable operators to implement a further reduction in rates of another 7%. On November 18, 1994, the FCC adopted some exceptions to its cable rate regulations which would allow certain flow-through item rate increases and after rate flexibility. These and other aspects of the FCC's rate regulation of traditional hard-wire cable subscriber fees have and will continue to be met by challenges both in the courts and at the FCC. The FCC has also adopted regulations implementing the Cable Act that require traditional hard-wire cable operators to establish standardized levels of customer service. The Company is currently unable to predict what effect these regulations may have on the Company's price and service competitiveness.

  Both Houses of Congress recently passed the "Telecommunications Act of 1996." The President has announced his intention to sign the legislation into law. Pursuant to the Telecommunications Act of 1996, all cable rate regulation will be eliminated after three years, and for "small systems" as defined in the Act, and under certain other circumstances, rate regulation will be eliminated immediately. Until the Telecommunications Act of 1996 is signed into law, and the FCC adopts implementing regulations, hard-wire cable operators will continue to be subject to rate regulations.

  While current FCC regulations are intended to promote the development of a competitive pay television industry, the rules and regulations affecting the wireless cable industry may change, and any future changes in FCC rules, regulations, policies and procedures could have a material adverse effect on the industry as a whole and on the Company in particular. In addition, a number of legal challenges to the Cable Act and the regulations promulgated thereunder have been filed, both in the courts and before the FCC. These challenges, if successful, could substantially increase the Company's operating costs, make some programming unavailable to the Company and otherwise have a material adverse effect on the wireless cable industry as a whole or the Company in particular. In particular, those sections of the Cable Act which prohibit discriminatory or unfair practices in the sale of satellite cable and satellite broadcast programming to competing multichannel video programming distributors have been challenged. The Company's costs to acquire satellite cable and broadcast programming may be affected by the outcome of those challenges. See "Wireless Cable Industry -- Availability of Programming." Other aspects of the Cable Act that have been challenged, the outcome of which could adversely affect the Company and the wireless cable industry in general, are the Cable Act's provisions governing rate regulation and customer service standards to be met by traditional hard-wire cable companies. The Cable Act empowered the FCC to regulate the subscription rates charged by traditional hard-wire cable operators. As described above, the FCC recently issued rules requiring such cable operators, under certain circumstances, to

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

reduce the rates charged for basic services by 17%. The Cable Act also empowered the FCC to establish certain minimum customer service standards to be maintained by traditional hard-wire cable operators. These standards include prompt responses to customer telephone inquiries, reliable and timely installations and repairs and readily understandable billing practices. Should these provisions withstand court and regulatory challenges, the extent to which wireless cable operators may continue to maintain an advantage over traditional hard-wire cable operators in price and customer service practices could be diminished.

  Legislation currently pending before Congress could materially impact wireless cable ownership rules and the competitive environment in which the Company operates. The House and the Senate have passed bills, H.R. 1555 and S.652, that, if enacted into law, would remove certain barriers to investment by telephone companies in hard-wire cable companies. The proposed legislation would lift the current statutory cross-ownership ban contained in the Communications Act, that prevents a telephone company from using hard-wire facilities to provide cable television service to the same community where it provides telephone service. The constitutionality of this statutory cross-ownership ban is currently being considered by the U.S. Supreme Court. This statutory ban has never been applied to a telephone company's investment in wireless cable. If the pending legislation is enacted in its current form or the U.S. Supreme Court determines that the cross-ownership ban is unconstitutional, telephone companies operating in the markets serviced by the Company would be legally permitted to build, lease or purchase hard-wire cable systems and become competitors of the Company.

  Other Regulations. Since the vast complex of coaxial cable utilized by traditional hard-wire cable operators requires a "right of way" to cross municipal streets, such operators must acquire a municipal franchise and pay municipal franchise fees. Since wireless cable uses FCC approved frequencies, it does not require a municipal right of way. Accordingly, wireless cable operators are not subject to those franchise fees. Traditional hard-wire cable operators are also required to set aside public access channels for municipal and local resident use. Wireless cable operators are not subject to these requirements.

  Wireless cable license holders are subject to regulation by the FAA with respect to the construction of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There may also be restrictions imposed by local authorities. There can be no assurance that the Company will not be required to incur additional costs in complying with such regulations and restrictions.

AVAILABILITY OF PROGRAMMING

  Once a wireless cable operator has obtained the right to transmit programming over specified frequencies, the operator must then obtain the right to use the programming to be transmitted.

  General. Currently, with the exception of the retransmission of local off-air VHF/UHF broadcast signals, programming is made available in accordance with contracts with program suppliers under which the system operator pays a royalty based on the number of subscribers receiving service each month. Individual program pricing varies from supplier to supplier; however, more favorable pricing for programming is generally afforded to operators with larger subscriber bases. The likelihood that program material will be unavailable to the Company has been significantly mitigated by the Cable Act and various FCC regulations issued thereunder which, among other things, impose limits on exclusive programming contracts and prohibit cable programmers in which a cable operator has an attributable interest from discriminating against cable competitors with respect to the price, terms and conditions of programming. Only a few of the major cable television programming services carried by the Company are not currently directly owned by vertically integrated multiple cable system operators and the Company historically has not had difficulty in arranging satisfactory contracts for these services. The basic programming package offered in each of the Existing Systems is comparable to that offered by the local traditional hard-wire cable operators. However, several of such local traditional hard-wire cable operators currently offer more premium, pay-per-view and public access channels than the Company.

  Copyright. Under the Federal copyright laws, permission from the copyright holder generally must be secured before a video program may be retransmitted. Under Section 111 of the Copyright Act, certain "cable

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

systems" are entitled to engage in the secondary transmission of programming without the prior permission of the holders of copyrights in the programming. In order to do so, a cable system must secure a compulsory copyright license. Such a license may be obtained upon the filing of certain reports and the payment of certain fees set by the Copyright Royalty Tribunal.

  Wireless cable operators may rely on Section 111. The United States Congress recently enacted legislation that confirmed the ability of wireless cable operators to obtain the benefit of the compulsory copyright license. Periodically, Congress has considered proposals to phase out the compulsory license. Since the Existing Systems retransmit only a limited number of broadcast channels, the Company does not believe that the termination of the compulsory copyright license would have a material adverse effect on the Company.

  Effective October 6, 1993, local broadcasters may require that cable operators obtain their consent before retransmitting local off-air VHF/UHF broadcasts. The FCC has exempted wireless cable operators from the retransmission consent rules if the receive-site antenna is either owned by the subscriber or within the subscriber's control and available for purchase by the subscriber upon the termination of service. In all other cases, wireless cable operators must obtain consent to retransmit local broadcast signals. The Company has obtained such consents in each of its Existing Systems where the Company is retransmitting on a wireless cable channel. Such consents will be required in the Company's other markets. There can be no assurance that the Company will be able to obtain such consents on terms satisfactory to the Company, if at all.

PAY TELEVISION INDUSTRY TRENDS

  The Company's business will be affected by pay television industry trends and, in order to maintain and increase its subscriber base in the years ahead, the Company will need to adapt rapidly to industry trends and modify its practices to remain competitive. Due to the limited number of physical components of the wireless transmission system, the Company believes it will be less expensive for it to adapt to coming industry trends than for traditional hard-wire cable operators. The cost of such adaptation by the Company could nonetheless be substantial.

  Compression. Several decoder manufacturing companies are developing digital compression technology, which would allow several programs to be carried in the amount of bandwidth where only one program is carried now. Manufacturers have projected varying compression ratios for future equipment, with more conservative estimates ranging from 3-to-1 to 10-to-1. Within 12 months, the Company believes compression technology, allowing six to 10 channels within one 6-MHz bandwidth, will be available. It is generally expected that the intended use for this expanded channel capacity would be for pay-per-view video services. Wireless cable will be able to use immediately digital compression technology when it becomes available, through existing and upgraded set-top converters. The Company believes traditional hard-wire cable companies will be required to expend significant funds on upgrading current systems in order to utilize digitally-compressed signals.

  Addressability and Pay-Per-View. "Addressability" means the ability to implement specific orders from or send other communications to each subscriber without having to modify a subscriber's equipment. "Impulse" addressability allows a subscriber to select specialized programming, such as pay-per-view, on an immediate basis simply through the remote control. While the Company, like many wireless cable operators, uses impulse addressable set-top convertors, only approximately 35% of traditional hard-wire cable operators use addressability and approximately 5% use impulse addressability. Without addressability, a traditional hard-wire cable customer not subscribing to a premium channel must make two trips to the traditional hard-wire cable operator's offices, once to obtain the descrambling device and once to return it. A customer subscribing to a premium channel must telephone the traditional hard-wire cable operator in advance. The Company believes this lack of convenience has hindered pay-per-view sales. Pay-per-view is expected to become more popular as additional exclusive events become available for distribution on pay-per-view. Compression technology will greatly expand the channel capacity available for such programming. The Company believes that it will then have an additional advantage over most traditional hard-wire cable operators because its impulse addressable converters provide greater convenience for its subscribers. Traditional hard-wire cable operators will incur significant expenditures to upgrade their systems to be able to offer impulse addressability.

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

  Advertising. Until recently, most advertising on cable has been sold by program suppliers, who sell national advertising time as part of the signal they deliver to cable operators. Recently, however, advertisers have begun placing advertisements on channels dedicated exclusively to advertising, as well as in local available time (typically, two minutes each hour) set aside by program suppliers for local insertions in their programming of advertisements sold by cable operators. Use of local available time requires automatic spot insertion equipment, which is readily available today at a minimal capital cost.

  Interactivity. Certain traditional hard-wire cable operators have announced their intentions to develop interactive features for use by their subscribers. Interactivity would allow subscribers to utilize their televisions for two-way communications such as video games and home shopping. Wireless cable operators will be able to utilize a frequency which the FCC has made available for interactive communications. At this time, the Company believes that commercial viability of interactivity in the Company's markets is at least several years away.

COMPETITION

  In addition to competition from established traditional hard-wire cable television systems, wireless cable television operators face competition from a number of other sources, including potential competition from emerging trends and technologies in the pay television industry, some of which are described below.

  Satellite Receivers. Satellite receivers are generally seven to 12 foot dishes mounted in the yards of homes to receive television signals from orbiting satellites. Until the implementation of encryption, these dishes enabled reception of any and all signals without payment of fees. Having to purchase decoders and pay for programming has reduced their popularity, although the Company will to some degree compete with these systems in marketing its services.

  Direct Broadcast Satellite. DBS involves the transmission of an encoded signal direct from a satellite to the home user. Because the signal is at a higher power level and frequency than most satellite transmitted signals, its reception can be accomplished with a relatively small (18 inch) dish mounted on a rooftop or in the yard. In 1994, Hughes Communications, Inc. began offering DBS services capable of delivering approximately 150 channels of programming. DBS receiver equipment for a single television set costs approximately $700 per customer, plus installation fees. Each additional, independent outlet requires a separate descrambling device at additional cost to the subscriber. Primestar is offering DBS service for a monthly fee covering programming services and equipment financing and is capable of providing approximately 70 channels of programming. DBS subscribers pay monthly subscription fees.

  Satellite Master Antenna Television. SMATV is a multi-channel television service offered through a wired plant very similar to a traditional hard-wire cable system, except that it operates without a franchise from a local authority. SMATV operates under an agreement with a private landowner to service a specific multiple-dwelling unit. The FCC has recently amended its rules to provide point-to-point delivery of video programming by SMATV operators and other video delivery systems in the 18 gigahertz band.

  Telephone Companies. Under the Communications Act, local exchange carriers ("LECs") are currently prohibited from providing video programming directly to subscribers in their respective telephone service areas. The FCC has recently ruled, however, that LECs may acquire wireless cable channel operations. Moreover, certain U.S. District Courts and Courts of Appeal have held that the "telco-cable cross-ownership ban" abridges the First Amendment rights of LECs to free expression under the U.S. Constitution. Such rulings are currently under appeal or are expected to be appealed. The United States Senate and the United States House of Representatives have each passed a bill which, if enacted into law, could lift barriers to the provision of cable television service by telephone companies. The FCC already permits LECs to provide "video dial-tone" service, thereby allowing such carriers to make available to multiple service providers, on a nondiscriminatory common carrier basis, a basic platform that will permit end users to access video program services provided by others.

  Video Stores. Retail stores rent VCRs and/or video tapes, and are a major participant in the television program delivery industry. According to Paul Kagan Associates, Inc., there are over 75.5 million households with VCRs now in use in the United States.

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

  Local Off-Air VHF/UHF Broadcasts. Local off-air VHF/UHF broadcasts (such as ABC, NBC, CBS and Fox) provide a free programming alternative to the public. Previously, wireless cable systems could retransmit these broadcast signals without permission. However, effective October 6, 1993, pursuant to the Cable Act, local broadcasters may require that cable operators obtain their consent before retransmitting local off-air VHF/UHF broadcasts. The Company has obtained such consents in the Existing Systems where the Company is retransmitting on a wireless cable channel. See "Risk Factors -- Government Regulation." The FCC also has recently permitted broadcasters to acquire, subject to certain restrictions, ownership interests in traditional hard-wire cable systems.

  Local Multi-Point Distribution Service. In 1993, the FCC proposed to redesignate the 28 gigahertz band to create a new video programming delivery service referred to as local multipoint distribution service ("LMDS"). In July 1995, the FCC proposed to award licenses in each of 493 BTAs pursuant to auctions. Sufficient spectrum for up to 49 analog channels has been designated for the LMDS service. The FCC has not determined how many licenses it will award in each BTA. Final rules for LMDS have not been established. Auctions are not expected to begin until later in 1996.

  Low Power Television ("LPTV"). LPTV utilizes a limited portion of the spectrum allocated by the FCC for local off-air VHF/UHF broadcasts, but LPTV utilizes lower power transmission equipment than local off-air VHF/UHF broadcasts and its signal may be encrypted. LPTV typically has only a 15 to 20 mile signal range. LPTV requires a separate transmitter for each channel and a standard antenna at the receiving site.

                           RECENT TRANSACTIONS

CONSENT SOLICITATION

  Between September 12, 1995 and September 29, 1995, the Company engaged in the solicitation of consents (the "Consent Solicitation") of the holders of the Old Notes to (i) amend certain provisions of the indenture then in effect governing the Notes (the "Original Indenture") to permit the Company to consummate the Wireless One Transaction and the Transactions and (ii) additionally amend certain definitions and covenants in the Original Indenture, which imposed restrictions on the Company's ability to pursue certain additional acquisition, divestiture, financing and other opportunities that the Company believed were necessary to enhance the value of the Company. The amendments referred to in (i) and (ii) above and sought by the Company in the Consent Solicitation are referred to herein as the "Amendments."

  In the Original Indenture, the Company agreed, among other things, to certain restrictions on its and its subsidiaries's ability to make certain investments, to incur certain indebtedness and to consummate certain asset sales. Accordingly, in order to enable the Company to consummate the Transactions and to facilitate the Company's ability to pursue such additional opportunities, if and when they arise, the Company engaged in the Consent Solicitation.

  The Amendments required the approval of at least a majority in aggregate principal amount of the Old Notes that were outstanding on or prior to September 29, 1995, the expiration date of the Consent Solicitation. The Amendments received approval of approximately 95.5% in aggregate principal amount of the Old Notes and, accordingly, became effective as of October 2, 1995 upon the execution of a supplemental indenture embodying such Amendments. Promptly after the effectiveness of the supplemental indenture including the Amendments, the Company paid to each holder of the Old Notes who delivered a properly completed and executed consent form $10 in cash for each $1,000 principal amount of Old Notes for which such consent form was delivered by such holder. The Company paid an aggregate of $955,000 to the holders of the Old Notes in this regard.

THE WIRELESS ONE TRANSACTION

  Effective October 24, 1995, the Company and certain affiliates of Wireless One, a newly formed Delaware corporation, consummated a transaction (the "Wireless One Transaction") pursuant to which the Company and such affiliates contributed all of their respective wireless cable assets in various markets in Alabama, Florida, Georgia, Louisiana and Texas in exchange for $10 million and common stock of Wireless One. The Company contributed assets relating to 28 markets, including 16 of which were either previously held for sale or were markets in which the Company had not yet aggregated sufficient wireless cable channel rights to launch a commercially viable wireless cable system. As a result of the Wireless One Transaction, and after giving effect to the initial public offering of its common stock contemporaneously therewith, the Company became the beneficial owner of approximately 26% (after exercise of the over-allotment option granted to the underwriters of such initial public offering) of the outstanding common stock of Wireless One (the "Wireless One Common Stock").

  In connection with the Wireless One Transaction, the Company granted Wireless One the option to purchase the wireless cable channel rights of the Company and its subsidiaries in certain additional markets located in

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


Florida, for either Wireless One Common Stock or cash, at Wireless One's option. Further, following consummation of the Wireless One Transaction, the Company and Wireless One entered into a letter of intent providing Wireless One an option, exercisable prior to February 29, 1996, to purchase the wireless cable channel rights of the Company in three markets in Georgia for aggregate consideration of approximately $7.2 million, payable in cash.

  The Company and certain of the other Wireless One stockholders, who beneficially own in the aggregate 57.3% of the outstanding Wireless One Common Stock, are parties to a stockholders agreement (the "Wireless One Stockholders Agreement") whereby, among other things, they agreed to vote their shares of Wireless One Common Stock so that the Board of Directors of Wireless One will have up to seven members, up to three of whom will be designated by the Company (at least one of whom cannot be an affiliate of Wireless One or the Company), up to three of whom will be designated by the other Wireless One stockholders who are parties to the Wireless One Stockholders Agreement, including Chase Manhattan Capital Company ("CMCC") (at least one of whom must be independent of Wireless One and such stockholders), and one of whom will be designated by CMCC.

  In addition, the Company has agreed that with certain exceptions, from and after the closing until the earlier to occur of (i) the third anniversary of the closing and (ii) the time when the Company and its affiliates cease to own at least five percent (5%) of the outstanding Wireless One Common Stock, the Company will not, and will cause each of its subsidiaries to not, engage in the wireless cable television business or acquire wireless cable television assets or related rights in any market in any of the states of Alabama, Georgia, Florida, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina or Tennessee, except for the Memphis, Tennessee market and certain existing markets owned by the Company in these states as of the date of consummation of the Wireless One Transaction. Wireless One has agreed that, also subject to certain exceptions, from and after the closing until the earlier to occur of (i) the third anniversary of the closing and (ii) the time when the Company and its affiliates cease to own at least five percent (5%) of the outstanding Wireless One Common Stock, Wireless One will not, and will cause each of its subsidiaries to not, engage in the wireless cable television business or acquire wireless cable television assets or related rights in any market in any of the states of Arizona, Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Michigan, Missouri, New Hampshire, Oklahoma, Ohio, Texas and Wyoming, except for certain existing wireless cable markets owned by Wireless One in these states as of the closing of the Wireless One Transaction.

AMENDMENT TO NOTE PURCHASE AGREEMENT

  On October 3, 1995, the Company and Jupiter entered into that certain Second Amendment to Note Purchase Agreement (the "Second Amendment") to the Note Purchase Agreement for the Convertible Notes (the "Note Purchase Agreement"). The Company agreed to such amendments in connection with Jupiter's agreement to consent, pursuant to the terms of the Note Purchase Agreement, to the CMAX Merger. Such amendments included the following:

    (a) the Company's agreement that Jupiter's consent would be required for all acquisitions prior to December 31, 1997, except the acquisition of channel rights in any wireless cable market where the Company previously owned or leased 16 or more channels or a lease of channel rights in any wireless cable market where the Company previously owned or leased 12 or more channels, in each case subject to maximum aggregate consideration of $900,000 in cash and 100,000 shares of restricted Common Stock, without registration rights;

    (b) the parties clarification that an acquisition of channel rights for purposes of the foregoing restriction would include any loan made in connection with an agreement to enter into a purchase transaction, including any option agreement;

    (c) the Company's agreement that Permitted Dispositions (as defined in the Note Purchase Agreement) would be limited to dispositions for cash, with Jupiter's approval required for any non-cash dispositions and the contribution of assets to any non-wholly owned entity;

    (d) the definition of a Change of Control (as defined in the Note Purchase Agreement) being amended to include a series of transactions consummated prior to December 31, 1997, culminating in a Change of Control;

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


    (e) the period for which a Change of Control triggers a Material Default (as defined in the Note Purchase Agreement) being extended until December 31, 1997;

    (f) the definition of a Material Default being clarified to confirm that a Change of Control is a Material Default, whether or not the transaction resulting in a Change of Control is approved by Jupiter; and

    (g) the Jupiter nominee who is elected to the Board of Directors of the Company serving as a member of the Compensation Committee of the Company.

NEWCO TRANSACTION

  Effective December 12, 1995, the Company, CAI and Newco, entered into the Participation Agreement, pursuant to which the Company or its subsidiaries will contribute or sell to Newco the wireless cable assets and all related liabilities of certain specified Disposition Assets. Simultaneous with the Company's contribution and sale of these assets to Newco, CAI or its subsidiaries will contribute to Newco all of the outstanding capital stock of certain of its subsidiaries. See "The Transactions and Planned Divestitures."

                THE TRANSACTIONS AND PLANNED DIVESTITURES

MERGER OF HEARTLAND AFFILIATE WITH AND INTO AWS

  AWS Merger; Consideration. Upon the consummation of the AWS Merger, AWS Merger Sub will be merged with and into AWS, and AWS will be the surviving corporation. Under the AWS Merger Agreement, all of the shares of the Common Stock of AWS (the "AWS Common Stock") outstanding immediately prior to the effective time of the AWS Merger (the "AWS Effective Time") will be converted into the right to receive a proportionate number of newly issued publicly tradeable shares of Common Stock having an aggregate exchange value of approximately $34 million (subject to certain reductions and the escrow requirements discussed below), resulting in each such share of AWS Common Stock, subject to certain adjustments, being converted into the right to receive shares of Common Stock having an exchange value of approximately $5.90 per share of AWS Common Stock, of which shares having an exchange value of approximately $0.56 per share of AWS Common Stock will be held in the escrow described below. The exchange value of the Common Stock to be issued in the AWS Merger will be equal to the average closing price of the Common Stock as reported on the Nasdaq National Market System (the "Nasdaq-NMS") over the ten-trading-day period ending on the fifth business day preceding the consummation of the AWS Merger (or February 15, 1996 based upon a contemplated closing date of February 23, 1996); provided, however, that if such average is less than $20 or more than $26 per share, then the number of shares of Common Stock to be issued in the AWS Merger will be based upon an exchange value of $20 or $26 per share, as applicable. As a result, a maximum of 1,700,000 shares of Common Stock are issuable in connection with the AWS Merger.

  At the closing of the AWS Merger, shares of Common Stock to be delivered to the AWS stockholders having an aggregate exchange value of up to $3.25 million will be held in escrow pursuant to the terms of an escrow agreement ("AWS Escrow Agreement") for a period of approximately one year. Pursuant to the terms of the AWS Escrow Agreement, Heartland will have the right to submit claims to the Exchange Agent (as defined in the AWS Escrow Agreement) and, following a claims procedure, seek to recover the escrowed shares or proceeds thereof for any claims for which indemnity is proper pursuant to the terms of the AWS Merger Agreement. The AWS Escrow Agreement includes provisions pursuant to which certain claims are fully indemnified by AWS from the escrow fund (including all liabilities in excess of $3.15 million, subject to adjustment) and other claims are shared equally by the escrow fund and the Company. Pursuant to the terms of the AWS Escrow Agreement, if certain litigation pending against AWS is dismissed prior to the consummation of the AWS Merger, the exchange value of the shares of Common Stock to be held in escrow will be reduced from $3.25 million to $2.75 million and the exchange value of the shares of Common Stock initially to be distributed to the AWS stockholders will be increased from $30.75 million to $31.25 million.

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


  The Company has previously loaned to AWS the principal sum of $1.8 million (the "AWS Loan"). The AWS Loan is secured by a first lien on the wireless cable channel rights of AWS in the Dallas, Texas market. Upon the consummation of the AWS Merger, the AWS Loan will remain in place as an intercompany obligation from AWS to the Company. The AWS Merger Agreement provides that specified amounts ("Exclusivity Fees") are to be periodically offset against the AWS Loan as additional consideration for the non-solicitation covenant contained in the AWS Merger Agreement. The AWS Merger Agreement and documents relating to the AWS Loan further provide that (a) if the AWS Merger Agreement is terminated as a result of a competing proposal to acquire AWS or its material assets, then the aggregate amount of all previously offset Exclusivity Fees will be added back to the AWS Loan and the AWS Loan will be immediately due and payable; (b) if the AWS Merger Agreement is terminated as a result of certain specified events (generally arising from the conduct or past conduct of AWS or its predecessors), then the aggregate amount of all previously offset Exclusivity Fees will be added back to the AWS Loan and the AWS Loan is to be repaid in accordance with its terms; (c) if the Company fails to consummate the AWS Merger after all of the conditions precedent to its obligations to consummate the AWS Merger Agreement have been satisfied or waived, then the remaining balance of the AWS Loan will be forfeited by the Company as liquidated damages; and (d) upon any other termination under the AWS Merger Agreement, the AWS Loan (reduced by any previously offset Exclusivity Fees) is to be repaid to the Company within one year following the date of termination of the AWS Merger Agreement.

  Stock Options; Warrants. Upon the AWS Effective Time, no options or warrant agreements allowing the holder to exercise rights thereunder to receive shares of AWS Common Stock shall exist. However, at the AWS Effective Time, any unexercised warrants will be converted into warrants to purchase shares of Common Stock on an adjusted basis. The holders of such warrants have certain demand registration rights attached to the warrant agreements that will survive the AWS Merger.

  Conditions to Consummation of the AWS Merger. Consummation of the AWS Merger is conditioned upon the fulfillment or waiver (where permissible) of certain conditions set forth in the AWS Merger Agreement.

  Effective Time of the AWS Merger. If the AWS Merger is approved by the requisite vote of the stockholders of AWS and the other conditions to the consummation of the AWS Merger are satisfied or waived (where permissible), the AWS Merger will become immediately effective at the time a Certificate of Merger is duly filed with the Secretary of State of the State of Delaware. The Certificate of Merger for the AWS Merger will be filed only upon satisfaction or waiver of the conditions contained in the AWS Merger Agreement.

  Termination of the AWS Merger Agreement. In general, the AWS Merger Agreement may be terminated (i) by mutual consent of the Company and AWS, (ii) by either the Company or AWS if the AWS Merger has not been consummated by February 29, 1996 and (iii) under certain other circumstances.

TRANSACTION WITH FTW PARTNERSHIP

  Asset Purchase; Consideration. Pursuant to the Amended and Restated Asset Purchase Agreement dated as of October 4, 1995 (the "FTW Agreement"), between the Company and the FTW Partnership, (i) the FTW Partnership will assign to the Company the FTW Interest, (ii) the FTW Partnership and the FTW partners approving the FTW Transaction will assign (the "FTW Claim Assignment") to the Company or release (the "FTW Claim Release") the FTW Claims (as defined in the FTW Agreement), (iii) the Company will assume up to $570,000 of certain types of liabilities (including disputed liabilities) of the FTW Partnership to AWS, and (iv) the Company will issue to the FTW Partnership the shares of Common Stock having an aggregate exchange value of $13.3 million (the "FTW Transaction"). The exchange value for the shares of Common Stock to be issued in connection with the FTW Agreement will be equal to the average closing price of the Common Stock as quoted on the Nasdaq-NMS over the ten-trading-day period ending on the fifth business day preceding the consummation of the FTW Agreement (or February 15, 1996 based upon a contemplated closing date of February 23, 1996) provided that if such average closing price is in excess of $23 per share, the exchange value will be $23 per share. Further, either FTW Partnership or the Company, at its option, may terminate the FTW Agreement if such average closing price is below $17 per share. The Company currently intends to exercise such right, if applicable. As a result, a maximum of 782,353 shares of Common Stock are issuable in connection with the FTW Agreement. The FTW Agreement also grants to the Company a right of first refusal with regard to the FTW Interest.

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


  In connection with the FTW Agreement, the Company (a) deposited in escrow $100,000 on October 12, 1995, $55,000 on November 7, 1995, $55,000 on December
1, 1995, $55,000 on January 5, 1996 and has agreed to deposit in escrow an additional $55,000 on the first day of each month thereafter (collectively, "FTW Earnest Money"), and (b) has agreed to loan to the FTW Partnership up to $500,000 ("FTW Loan"), $350,000 of which has been advanced through January 15, 1996, to enable the FTW Partnership to pay accrued expenses of the FTW Partnership, primarily legal fees, accounting fees, and reimbursable expenses incurred by members of the FTW Committee (as defined in the FTW Agreement). The FTW Loan is secured by a first lien on the FTW Interest pursuant to the terms of a security agreement between the Company and the FTW Partnership. Upon the consummation of the FTW Transaction, the FTW Loan will be repaid to the Company from the proceeds of FTW Shares to be liquidated in connection with the dissolution of the FTW Partnership.

  Conditions to Consummation of the FTW Transaction. The consummation of the FTW Transaction is conditioned upon the fulfillment or waiver (where permissible) of certain conditions set forth in the FTW Agreement.

  Consummation of the FTW Agreement. If the FTW Transaction is approved by the requisite vote of the FTW partners and the other conditions to the consummation of the FTW Transaction are satisfied or waived where permissible, the FTW Transaction will be consummated upon the transfer of the FTW Interest, the assignment or release of the FTW Claims, and the delivery of the FTW Shares to the Exchange Agent (as defined in the FTW Agreement). It is anticipated that such transactions will occur as soon as practicable after the satisfaction or waiver where permissible of the conditions noted above.

  Termination of the FTW Agreement. In general, the FTW Agreement may be terminated (i) by mutual consent of the Company and the FTW Partnership, (ii) by either the Company or the FTW Partnership if the FTW Transaction has not been consummated by March 15, 1996 and (iii) under certain other circumstances.

TRANSACTION WITH MINNEAPOLIS PARTNERSHIP

  Asset Purchase; Consideration. Pursuant to the terms of the Amended and Restated Asset Purchase Agreement dated as of October 4, 1995 (the "Minneapolis Agreement"), between the Company and the Minneapolis Partnership,
(i) the Minneapolis Partnership will assign to the Company the Minneapolis Interest, (ii) the Minneapolis Partnership and Minneapolis partners approving the Minneapolis Agreement will assign to the Company the Minneapolis Claims (as defined in the Minneapolis Agreement), (iii) the Company will assume up to $2.2 million of liabilities of the Minneapolis Partnership to AWS, and (iv) the Company will issue to the Minneapolis Partnership shares of Common Stock (the "Minneapolis Shares") having an aggregate exchange value equal to the sum of (A) $18 million plus (B) $500 for each wireless cable television subscriber in excess of 2,500 ("Additional Subscribers") the fifth business day preceding the consummation of the Minneapolis Transaction (or February 15, 1996 based upon a contemplated closing date of February 23, 1996) (currently anticipated to be 1,000 Additional Subscribers on the relevant date, and not anticipated to exceed 2,000 Additional Subscribers) (the "Minneapolis Transaction"). Under the terms of the Minneapolis Agreement, certain claims may be resolved by mutual agreement of the parties prior to closing, with any agreed damages relating thereto ("Stipulated Damages") to be paid from the liquidation of Minneapolis Shares in connection with the dissolution of the Minneapolis Partnership; provided, that the aggregate amount of such Stipulated Damages may not exceed $1 million. Pursuant to the terms of the Minneapolis Agreement, claims by the Company against the Minneapolis Partnership for breaches of the Minneapolis Agreement (other than Stipulated Damages) may only be made during the six-month period following the consummation of the Minneapolis Transaction, and the Company will not have any recourse to the Minneapolis partners other than to the extent that the Minneapolis Committee (as defined in the Minneapolis Agreement) is in possession of the proceeds of Minneapolis Shares liquidated for the payment of contingent claims (which Minneapolis Shares will have an aggregate exchange value of at least $500,000). Any claims asserted against the Minneapolis Partnership by the Company after the closing of the Minneapolis Transaction will be subject to the alternative dispute resolution procedures set forth in the Minneapolis Agreement.

  The exchange value of the Common Stock to be issued in the Minneapolis Transaction will be equal to the average closing price of the Common Stock as reported on the Nasdaq-NMS over the ten-trading-day period ending on the fifth business day preceding the consummation of the Minneapolis Agreement (or February 15, 1996 based upon a contemplated closing date of February 23, 1996); provided, however, that if such average is (a) greater than or equal to $23 per share but less than $30 per share, then the exchange value will be $23 per share, and (b) greater than or equal to $30 per share, then the exchange value will be (i) the product of the closing average multiplied by $23, divided by (ii) $30, and the number of Minneapolis Shares will be adjusted accordingly. Further, either the Minneapolis Partnership or the Company, at its option, may terminate the Minneapolis Agreement if such average closing price is below $17 per share. The Company currently intends to exercise such right, if applicable. As a result, a maximum of 1,117,647 shares of Common Stock are issuable in connection with the Minneapolis Agreement (assuming that there are 4,500 subscribers on the relevant date.)

  In connection with the Minneapolis Agreement, the Company has agreed to loan to the Minneapolis LLC up to $1,575,000 (the "Minneapolis Loan"), of which (a) $575,000 was advanced on October 31, 1995 and used to repay an existing obligation, and (b) $1 million ("Subscriber Proceeds") may be used for general working capital purposes (not to exceed $100,000) and for subscriber growth. The Company advanced $250,000 of the Subscriber Proceeds on October 31, 1995 and $234,000 on December 20, 1995 to fund working capital needs and subscriber growth. The Minneapolis Loan is secured by a first lien on the wireless cable channel assets in the Minneapolis, Minnesota market, and, upon the consummation of the Minneapolis Transaction, the Minneapolis Partnership will be responsible for the repayment of a portion of the Minneapolis Loan (approximately $215,000) from the proceeds of the Minneapolis Shares to be liquidated in connection with the dissolution of the Minneapolis Partnership. The Minneapolis Agreement also grants to the Company a right of first refusal with regard to the Minneapolis Interest.

  Conditions to Consummation of the Minneapolis Transaction. The consummation of the Minneapolis Transaction is conditioned upon the fulfillment or waiver (where permissible) of certain conditions set forth in the Minneapolis Agreement. The Minneapolis Transaction is also subject to the closing of the AWS Merger.

  Termination of the Minneapolis Agreement. In general, the Minneapolis Agreement may be terminated (i) by mutual consent of the Company and the Minneapolis Partnership, (ii) by either the Company or the Minneapolis Partnership if the Minneapolis Transaction has not been consummated by March 15, 1996 and (iii) under certain other circumstances.

MERGER OF HEARTLAND AFFILIATE WITH AND INTO CMAX

  CMAX Merger; Consideration. Upon consummation of the CMAX Merger, CMAX Merger Sub will be merged with and into CMAX (the "CMAX Merger") and CMAX will become a wholly owned subsidiary of the Company. Under the CMAX Merger Agreement, each share of CMAX Common Stock issued and outstanding immediately prior to the CMAX Merger (excluding the shares of CMAX Common Stock held by CMAX as treasury stock, all of which will be cancelled) will be converted into the right to receive that portion of a newly issued publicly tradeable share of Common Stock having an exchange value of $8.50 per share of CMAX Common Stock for an aggregate exchange value of approximately $80.8 million for all shares of CMAX Common Stock, subject to adjustment (the "CMAX Merger Consideration"). The exchange value of the Common Stock to be issued pursuant to the CMAX Merger will be equal to the average closing price of Common Stock as reported on the Nasdaq-NMS for the 20-trading-day period ending on the fifth business day preceding the consummation of the CMAX Merger (or February 15, 1996 based upon a contemplated closing date of February 23, 1996). If CMAX's Net Liabilities exceed its Permitted Net Liabilities (each as defined in the CMAX Merger Agreement) as of the closing of the CMAX Merger Agreement (such excess being referred to as "CMAX Excess Liabilities"), then the CMAX Merger Consideration will be reduced by the amount of the CMAX Excess Liabilities. The Company, at its option, may terminate the CMAX Merger Agreement if such average closing price is below $10 per share. The Company currently intends to exercise such right, if applicable. As a result, a maximum of 8,081,214 shares of Common Stock are issuable in connection with the CMAX Merger. CMAX, at its option, may terminate the CMAX Merger Agreement if the average closing price of Common Stock is above $34 per share.

  In connection with the execution of the CMAX Merger Agreement, CMAX entered into a Sublease and Purchase Agreement (the "Sublease Agreement") with the Company. Pursuant to the terms of the Sublease Agreement, CMAX subleased to the Company all of its wireless cable television rights in the Additional Texas Systems and Heartland paid CMAX a $2.4 million non-refundable deposit for such rights. If the CMAX Merger Agreement is terminated as a result of a breach thereof by CMAX or as a result of the acceptance by the Board of Directors of CMAX of a competing acquisition proposal, the Company will acquire such wireless cable television rights for nominal additional consideration. If the CMAX Merger Agreement is terminated for any other reason, the Company will acquire such wireless cable television rights for an amount equal to the difference between the appraised value of such rights and the $2.4 million previously paid by the Company.

  In connection with the CMAX Merger Agreement, the Company agreed to loan to CMAX ("CMAX Loan") up to $1,000,000 of which (a) $500,000 was advanced on December 29, 1995 to be used for working capital purposes, and (b) $500,000 may be used for subscriber growth. The CMAX Loan will not increase the amount of CMAX Excess Liabilities. Upon consummation of the CMAX Merger, it is anticipated that the CMAX Loan will remain as an inter-company obligation from CMAX to the Company. In the event that the CMAX Merger is not consummated, the CMAX Loan is payable August 29, 1996; provided, that if the CMAX Merger Agreement is terminated as a result of a competing acquisition proposal, then the CMAX Loan will be immediately due and payable.

  In connection with the CMAX Merger, the Company will grant registration rights to Charter Wireless Cable Holdings, L.L.C. ("Charter Wireless"), the majority stockholder of CMAX, with respect to shares to be issued to such stockholder in connection with the CMAX Merger that are subject to the restrictions on transfer contained in Rules 144 and 145 promulgated by the Commission under the Securities Act.

  For a period of three years from and after the date of the consummation of the CMAX Merger, Charterhouse Equity Partners, L.P., an affiliate of Charter Wireless, and Tommy L. Gleason, the President and Chief Executive Officer of CMAX, have agreed not to own or operate a wireless cable television business within a fifty-mile radius of any wireless television cable market acquired by the Company from CMAX.

  Stock Options; Warrants. Pursuant to the terms of the CMAX Agreement, all stock options and warrants to acquire shares of CMAX Common Stock will be exercised or terminated prior to the CMAX Effective Time (as defined herein).

  Conditions to Consummation of the CMAX Merger. The consummation of the CMAX Merger is conditioned upon the fulfillment or waiver (where permissible) of certain conditions set forth in the CMAX Merger Agreement.

  Effective Time of the CMAX Merger. If the CMAX Merger is approved by the requisite vote of the stockholders of CMAX and the other conditions of the consummation of the CMAX Merger are satisfied or, where permissible, waived, the CMAX Merger will become effective immediately upon the filing of a Certificate of Merger with the Secretary of State of Delaware (the "CMAX Effective Time"). The Certificate of Merger for the CMAX Merger will be filed only upon satisfaction or waiver (where permissible) of the conditions contained in the CMAX Merger Agreement and only if no party has exercised any right of termination provided in the CMAX Merger Agreement.

  Termination of the CMAX Merger Agreement. In general, the CMAX Merger Agreement may be terminated (i) by mutual consent of the Company and CMAX,
(ii) by either the Company or CMAX if the CMAX Merger has not been consummated by February 29, 1996 and (iii) under certain other circumstances.

TRANSACTION WITH TSC

  Asset Purchase; Consideration. Pursuant to the Amended and Restated Asset Purchase Agreement dated as of October 19, 1995 (the "TSC Agreement"), among the Company, TSC and Technivision, TSC will sell to the Company substantially all of the assets formerly held by Technivision, consisting of wireless cable television assets in Dayton, Ohio, Corpus Christi, Texas and El Paso, Texas, and the Company will issue to TSC the shares of Common Stock (the "TSC Shares") having an aggregate exchange value of (a) $36.75 million plus (b) $1,200 for each wireless cable television subscriber on the fifth business day preceding the consummation of the TSC Transaction (or February 15, 1996 based upon a contemplated closing date of February 23, 1996) in excess of amounts specified in the TSC Agreement (currently estimated to be $1.5 million, provided that the aggregate of such additional subscriber consideration shall not exceed $3.5 million) minus (c) the amount of any obligations assumed by the Company (not to exceed $5 million and currently estimated to be $5 million), minus (d) if the wireless cable television assets relative to the Dayton, Ohio market are sold prior to the consummation of the TSC Transaction, certain proceeds thereof to be retained by TSC. Pursuant to the terms of the TSC Agreement, TSC Shares having an aggregate exchange value of $5 million will be held in escrow for a period of approximately 18 months to satisfy certain indemnification obligations of TSC to the Company, and TSC Shares having an aggregate exchange value of up to $3.6 million (currently estimated to be $1 million) will be held in a separate escrow for up to six months (subject to extension) to secure the performance of certain post-closing covenants of TSC. The exchange value for the shares of Common Stock to be issued in the TSC Transaction will be equal to the average closing price of the Common Stock as reported on the Nasdaq-NMS over the 20-trading-day period ending on the fifth business day preceding the consummation of the TSC Transaction (or February 15, 1996 based upon a contemplated closing date of February 23, 1996). The Company, at its option, may terminate the TSC Agreement if such average closing price is below $16 per share. The Company currently intends to exercise such right, if applicable. As a result, a maximum of 2,515,625 shares of Common Stock (assuming $3.5 million in additional subscriber consideration and the assumption of no liabilities at closing) are issuable in connection with the TSC Transaction.

  Conditions to Consummation of the TSC Transaction. The consummation of the TSC Transaction is conditioned upon the fulfillment or waiver (where permissible) of certain conditions set forth in the TSC Agreement.

  Termination of the TSC Agreement. The TSC Agreement may be terminated (i) by mutual consent of the Company and TSC, (ii) by either the Company or TSC if the TSC Transaction has not been consummated by February 29, 1996 and (iii) under certain other circumstances.

PLANNED DIVESTITURES

  Certain of the wireless cable assets currently held by the Company and certain of the assets to be acquired by the Company in the Transactions are not part of the Company's current long-term business plan, either because they are inconsistent with the Company's focus on small to mid-sized markets with a significant number of LOS households unpassed by traditional hard-wire cable or because the Company's Board of Directors felt that the consideration to be received in a disposition thereof might be attractive when compared to developing and operating a wireless cable system in the market. The Board of Directors of the Company has identified the Maysville and Sweet Springs, Missouri, Grand Rapids/Moline Michigan, Bloom Center/Napoleon, Indiana and Flippin, Tennessee markets currently owned by the Company, and the Los Angeles, California, Dallas, Fort Worth and San Antonio, Texas, Memphis, Tennessee, Dayton, Ohio, Salt Lake City, Utah and Minneapolis, Minnesota markets to be acquired in the Transactions as being markets for which the Company should seek one or more disposition opportunities for cash, promissory notes, retained equity interests or a combination thereof. Notwithstanding its determination to seek the sale, exchange or other disposition of the Disposition Assets, the Company believes that some or all of such markets, properly developed and operated, offer attractive opportunities to participate in the wireless cable television industry.

  The Company is currently a party to an agreement relating to the disposition of the Memphis and Flippin, Tennessee markets. The Company expects to sell the Flippin market to TruVision for $1.5 million contemporaneously with the sale to TruVision by AWS of the Memphis market for $3.9 million. The Company will not retain a direct or indirect interest in these markets.

  Effective December 12, 1995, the Company, CAI and Newco, entered into the Participation Agreement, pursuant to which the Company or its subsidiaries will contribute or sell to Newco the wireless cable assets and all related liabilities of the Disposition Assets, other than the assets to be sold to TruVision as part of the Memphis Transaction and the Los Angeles, California channel rights of AWS (which the Company will seek to sell directly to a third party). Simultaneous with the Company's contribution and sale of these assets to Newco, CAI or its subsidiaries will contribute to Newco all of the outstanding capital stock of certain subsidiaries of CAI, which will retain all of their assets and liabilities related to the wireless cable markets of Bakersfield, California, Charlotte, North Carolina, Cleveland, Ohio and Stockton/Modesto, California. Subject to certain conditions, the Company or CAI may sell certain of these assets prior to the closing or contribute cash to Newco in lieu thereof. The Company contemplates that the Newco Transaction will close contemporaneously with or immediately following consummation of the Transactions.

  The combination of these assets in Newco will create a company with approximately 5.7 million LOS households and 54,700 subscribers. CAI is a publicly held wireless cable company headquartered in Albany, New York whose common stock is publicly traded on the Nasdaq-NMS under the symbol "CAWS."

  In connection with the Newco Transaction, the Company (or its contributing subsidiaries) will receive (i) shares of Newco Common Stock constituting approximately 39.76% of the outstanding shares of Newco Common Stock at the closing, (ii) approximately $28.3 million in cash payable by Newco at the closing, (iii) a promissory note in the principal sum of $25 million payable nine months from the closing and secured by proceeds of the Newco Financing and (iv) a promissory note in the sum $15 million payable ten years from the closing, and prepayable from asset sales and certain other events. Within six months of closing, CAI and the Company will complete certain so-called post-closing net working capital calculations. Components of such calculations include the relative accounts payable, accounts receivable and related working capital assets of the contributed systems, the number of granted channels represented and actually contributed to Newco for each market, increase or decrease in the number of subscribers in each contributed system from the number of subscribers stated in the Participation Agreement and related factors. Following the completion of these calculations, an increase or decrease will occur in the principal amounts of the promissory notes received by the Company from Newco, and CAI will either contribute to or be entitled to a distribution of cash from Newco, depending upon such calculations.

  In connection with the closing of the Newco Transaction, CAI, the Company and Newco will enter into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement will provide, among other things, that the Company and CAI will agree to vote their shares of Newco Common Stock in favor of a Board of Directors of Newco having nine members consisting of (i) up to four members designated by CAI (provided that at least one of whom may not be an affiliate of either CAI or the Company); (ii) up to three members designated by the Company (provided that at least one of whom may not be an affiliate of either CAI or the Company); (iii) the Chief Executive Officer of Newco; and (iv) the Chief Operating Officer of Newco. The Stockholders Agreement and Newco's Bylaws further provide that certain major transactions will require the affirmative approval of at least 70% (or 7 of 9) of the Directors of Newco.

  Consummation of the Newco Transaction is expected contemporaneously with or immediately following consummation of the Transactions and is subject to significant customary closing conditions, including, without limitation, consummation of the Transactions, receipt of certain consents (including consent of the holders of CAI's outstanding debt securities), consummation of the Newco Financing on terms acceptable to the Company and CAI, acceptable partition or interference agreements with respect to certain markets adjacent to the Newco markets, certain regulatory approvals, and satisfactory due diligence review by each party of the assets to be contributed to Newco. Such conditions may be waived in certain circumstances. No assurance can be given that such conditions will be satisfied. If such closing conditions are not satisfied, the Company will actively seek one or more disposition opportunities for this portion of the Disposition Assets for cash, promissory notes, retained equity interests or a combination thereof.

  If the divestiture of any of the Disposition Assets is not effected as currently anticipated by the Company's Board of Directors, the assets not disposed of will be held by the Company until other strategic uses can be found therefor.

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


                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth certain information as of the date of this Prospectus with respect to each person who is an executive officer or director of the Company:

             NAME            AGE                          POSITION
             ----            ---                          --------
   J.R. Holland, Jr.(/1/)..   52 Chairman of the Board
   David E. Webb...........   49 President, Chief Executive Officer and Director
   John R. Bailey..........   42 Senior Vice President -- Finance, Chief Financial Officer,
                                 Treasurer and Secretary
   Randy R. Hendrix........   35 Senior Vice President -- Marketing
   Thomas W. Dixon(/2/)....   48 Senior Vice President -- Operations
   Robert R. Story.........   40 Senior Vice President -- Installations
   David D. Hagey..........   35 Vice President, Controller and Assistant Secretary
   Alvin H. Lane,             53 Director
    Jr.(/3/)...............
   Dennis M.                  53 Director
    O'Rourke(/1/)..........
   John A. Sprague.........   43 Director
   Wes W. Watkins(/3/).....   57 Director
   L. Allen Wheel-            63 Director
    er(/1/)(/3/)...........

--------
(1) Member of the Compensation Committee.

(2) Mr. Dixon intends to resign upon the consummation of the Newco Transaction and to join Newco as its Senior Vice President--Operations.

(3) Member of the Audit Committee.

  J. R. Holland, Jr., began advising the Company as a consultant in October 1992 and became Chairman of the Board of Directors in October 1993. Mr. Holland has been employed as President of Unity Hunt Resources, Inc. since September 1991. Unity Hunt Resources is a large international, private holding company with interests in entertainment, cable television, retail, investments, real estate, natural resources and energy businesses. Mr. Holland is also the President of Hunt Capital. See "Principal Stockholders." From November 1988 to September 1991, Mr. Holland was Chairman of the Board and Chief Executive Officer of Nedinco, Inc., a large diversified, international holding company. Prior to that, Mr. Holland was President and a director of KSA Industries, Inc., a private, diversified company involved in entertainment, retail, transportation and energy businesses, and President and a director of Western Services International, Inc., a company involved in energy services, equipment and chemicals. Mr. Holland began his career with Booz-Allen & Hamilton, Inc., a major management consulting firm. In addition, Mr. Holland is currently a director of Placid Refining Company, Optical Securities Group, Inc. and Wireless One, Inc. Mr. Holland is expected to serve as a director of Newco upon consummation of the Newco Transaction.

  David E. Webb, co-founder of the Company, has been President and Chief Executive Officer and a director of the Company since its formation in September 1990. During 1989 and 1990, Mr. Webb began acquiring rights to wireless cable channels. From 1979 to January 1989, Mr. Webb was a shareholder, director and manager of Durant Cablevision, Inc. and its predecessor, a traditional hard-wire cable system company. Mr. Webb has been a shareholder and director of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony. Mr. Webb is currently a director of Wireless One, Inc. Mr. Webb is expected to serve as a director of Newco upon consummation of the Newco Transaction.

  John R. Bailey, began advising the Company as a financial consultant in July 1992 and joined the Company in September 1993 as Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary. Mr. Bailey was named Senior Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary in August 1994. From 1988 to September 1993, Mr. Bailey was the founder and Managing Director of Berkshire Partners, Inc., a private investment bank focusing upon private placements and mergers and acquisitions for communications clients. From February 1991 to February 1992, Mr. Bailey was a Senior Vice President and Chief Financial Officer of Comstock Resources, Inc., an energy company. From October 1989 to February 1991 and from 1980 to September 1985, Mr. Bailey was employed by Eppler, Guerin & Turner, Inc., an investment bank, as Vice President -- Corporate Finance. Prior to 1988, Mr. Bailey was employed by Bear, Stearns & Co. as an Associate Director and Kidder, Peabody & Co. Incorporated as a Vice President in Corporate Finance. Upon consummation of the Newco Transaction, Mr. Bailey will serve as the Acting Chief Financial Officer of Newco until Newco names a full-time Chief Financial Officer.

  Randy R. Hendrix began advising the Company as a marketing consultant in January 1991 and joined the Company as Vice President -- Marketing in September 1993. Mr. Hendrix was named Senior Vice President -- Marketing in August 1994. From 1986 to January 1991, Mr. Hendrix was employed as a Registered Representative for the Equitable Life Assurance Society. Prior to that, Mr. Hendrix served as Marketing Director-- Franchise Development for Curtis Mathis Corporation, a manufacturer and retailer of electronic appliances.

  Thomas W. Dixon began advising the Company as an operations consultant in March 1992 and joined the Company as Vice President -- Operations in September 1993. Mr. Dixon was named Senior Vice President -- Operations in August 1994. From 1985 to March 1992, Mr. Dixon was employed as a Vice President of Long Distance Savers, Inc., a long distance telephone company. Mr. Dixon's responsibilities included opening, staffing and training new company offices, as well as sales and marketing in the Louisiana-Texas-Oklahoma tri-state area. Mr. Dixon intends to resign upon the consummation of the Newco Transaction and to join Newco as its Senior Vice President -- Operations.

  Robert R. Story has been an adviser to the Company since its formation on construction, installations and related technical matters. Mr. Story also assisted the Company with numerous strategic acquisitions. Previously, Mr. Story was President of United States Wireless Cable, Inc., an Austin, Texas based wireless cable operator. In connection with the Company's purchase of the Lubbock operating system in May 1995, Mr. Story was named Senior Vice President--Installations. Mr. Story is responsible for the development of all residential receive sites, special application installations and the training of the Company personnel for these installations. Mr. Story has been a shareholder and officer of Clear-Vue TV, Inc., Durant Cablevision, Inc. and Green Country Radio, Inc.

  David D. Hagey joined the Company in June 1994 as Vice President, Controller and Assistant Secretary. Prior to joining the Company, Mr. Hagey was employed by KPMG Peat Marwick LLP for 11 years, most recently as Senior Manager.

  Alvin H. Lane, Jr., became a director of the Company in January 1994. In 1983, Mr. Lane founded, and since then has been the President of, Lane and Associates, a management consulting firm. Since October 1993, Mr. Lane has been the President of AHL Finance Company, L.L.C. From 1972 to 1983, Mr. Lane was the Chief Financial Officer and Secretary of the Dr Pepper Company. Mr. Lane is also Chairman of the Board of Love Bottling Company, a soft drink bottling franchise.

  Dennis M. O'Rourke became a director of the Company in January 1994. In 1985, Mr. O'Rourke founded, and since then has been the Chairman of the Board and Chief Executive Officer of, O'Rourke Companies Inc., a human resources consulting firm. Prior to that, Mr. O'Rourke was employed in various capacities by Boise Cascade Corporation, American Hospital Supply Corporation and General Motors Corporation.

  John A. Sprague became a director of the Company in January 1995. Since March 1994, Mr. Sprague has been the managing partner of Jupiter Partners L.P., an investment firm. From January 1993 until February 1994, Mr. Sprague was an independent investor. Prior to that, Mr. Sprague served as a General Partner of Forstmann Little & Co., an investment firm. Mr. Sprague is also a director of Insignia Financial Group, Inc.

  Wes W. Watkins became a director of the Company in January 1994. Since January 1991, Mr. Watkins has been the President of World Export Services, Inc., a company that invests in telecommunications, real estate and oil production. Mr. Watkins is also the Secretary and Representative for international trade for the State of Oklahoma. From January 1991 until December 1993, Mr. Watkins was the President of Global Communications, Inc., a wireless cable and satellite telecommunications consulting corporation. Prior to that, Mr. Watkins served for 14 years as a member of the House of Representatives of the United States Congress from the State of Oklahoma, serving on the Banking, Finance and Urban Affairs Committee and the House Appropriations Committee.

  L. Allen Wheeler, co-founder of the Company, has served as a director of the Company since its formation in September 1990. Mr. Wheeler has owned and managed diversified investments through Allen Wheeler Management, Inc., a personal holding company, for over 20 years. Mr. Wheeler's investments have emphasized the media/communications industries. Mr. Wheeler has been a shareholder, director and officer of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony. Mr. Wheeler is currently Chairman and Chief Executive Officer of Green Country Radio, Inc., which owns and operates one AM and one FM radio station and a television station.

  Executive officers serve at the discretion of the Board of Directors. All directors serve on the Board of Directors of the Company until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. Non-employee directors receive an annual fee of $5,000 and a meeting fee of $500 per meeting attended, plus reimbursement of out-of-pocket expenses, for their services as directors of the Company. In addition, each non-employee director of the Company (other than Mr. Wheeler) is entitled to receive stock options under the Company's Stock Option Plan for Non-Employee Directors for his services as a director. See "Management -- Stock Option Plans." Directors who are also employees do not receive any additional compensation for their services as directors.

  The Board of Directors has established two committees. The Compensation Committee is comprised of Messrs. Holland, O'Rourke and Wheeler and makes recommendations to the Board with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's Employee Stock Option Plan. The Audit Committee is comprised of Messrs. Lane, Watkins and Wheeler and oversees the activities of the Company's independent auditors and internal accounting controls.

EXECUTIVE COMPENSATION

  The following table sets forth a summary of the compensation of the Company's Chief Executive Officer and each other executive officer of the Company who earned in excess of $100,000 in annual salary and bonus during the Company's fiscal year ended December 31, 1994 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the Company's fiscal years ended December 31, 1994 and 1993, respectively.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-
                                                                    TERM
                                                                  COMPEN-
                                                                   SATION
                                                                   AWARDS
                                   ANNUAL COMPENSATION           ----------
                               --------------------------------- SECURITIES
                                                       OTHER     UNDERLYING     ALL
                                                       ANNUAL     OPTIONS/     OTHER
   NAME AND PRINCIPAL           SALARY       BONUS  COMPENSATION    SARS    COMPENSATION
        POSITION          YEAR   ($)          ($)      ($)/1/       (#)         ($)
------------------------  ---- --------      ------ ------------ ---------- ------------
David E. Webb...........  1994 $120,000        $--     $7,306         --      $13,228(/2/)
President and Chief
 Executive Officer        1993   60,750(/3/)    --        --          --       $2,250(/2/)
John R. Bailey..........  1994   90,000      45,000     4,200     100,000         --
Senior Vice President --  1993   94,850(/3/)    --        --          --          --
 Finance, Chief
 Financial Officer,
 Treasurer and Secretary
Randy R. Hendrix........  1994   90,000      45,000     6,668     130,000         --
Senior Vice President --
 Marketing                1993   59,782(/3/)    --        --          --          --
Thomas W. Dixon.........  1994   81,000      45,000     4,200      50,000         --
Senior Vice President --
 Operations               1993   30,000(/3/)    --        --          --          --

--------
(1) Other annual compensation is comprised of car allowances.
(2) Rental income paid by the Company for its operating offices. See "Business -- Properties" and "Certain Transactions."
(3) Paid by the Company in the form of consulting fees.

  Since the Initial Public Offering, Mr. Holland's annual base compensation for the fiscal year ended December 31, 1994, was $120,000. Such compensation is paid to Mr. Holland by Unity Hunt Resources, Inc., an affiliate of Hunt Capital, which receives a management fee equal to such amount from the Company for the provision of Mr. Holland's services. Mr. Holland devotes approximately 20 hours per week to the Company. See "Certain Transactions."

  The following table sets forth, for the fiscal year ended December 31, 1994, the number of individual grants of stock options made during such fiscal year to each of the Named Executive Officers. All options granted during the last fiscal year were granted pursuant to the Employee Option Plan at an exercise price equal to the fair market value on the date of grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                           POTENTIAL REALIZABLE VALUE
                          NUMBER OF                                          AT ASSUMED ANNUAL RATES
                          SECURITIES   PERCENT OF                                OF STOCK PRICE
                          UNDERLYING     TOTAL                               APPRECIATION FOR OPTION
                           OPTIONS/   OPTIONS/SARS EXERCISE                         TERM(/1/)
                             SARS      GRANTED TO  OR BASE                 ---------------------------
                         GRANTED(/2/) EMPLOYEES IN  PRICE     EXPIRATION        5%           10%
          NAME               (#)      FISCAL YEAR   ($/SH)       DATE          ($)           ($)
          ----           ------------ ------------ -------- -------------- ---------------------------
David E. Webb...........         0         N/A         N/A             N/A          N/A            N/A
John R. Bailey..........   100,000        18.8%     $10.50  April 21, 2001     $427,500       $996,200
Randy R. Hendrix........   130,000        24.5%     $10.50  April 21, 2001     $555,700     $1,295,000
Thomas W. Dixon.........    50,000         9.4%     $10.50  April 21, 2001     $213,700       $498,100

--------
(1) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the seven-year option term. The values are calculated in accordance with rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation.
(2) All options granted are non-qualified options granted at an exercise price equal to fair market value on the date of grant, are 40% vested and will continue to vest at a rate of 20% per year, subject to acceleration upon the death of the optionee or termination of the optionee following a Change of Control (as defined in the option agreements), and have a term of seven years.

  The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1994, by each of the Named Executive Officers and the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUES

                                             NUMBER OF SECURITIES      NUMBER OF UNEXERCISED
                          SHARES                  UNDERLYING               IN-THE-MONEY
                         ACQUIRED               OPTION/SARS AT            OPTION/SARS AT
                            ON     VALUE        FISCAL-YEAR-END           FISCAL YEAR-END
                         EXERCISE REALIZED            (#)                       (#)
                           (#)      ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
                         -------- -------- ------------------------- -------------------------
David E. Webb...........     0      N/A               N/A                       N/A
John R. Bailey..........   --       --           40,000/60,000           $ 90,000/$135,000
Randy R. Hendrix........   --       --           52,000/78,000           $117,000/$175,000
Thomas W. Dixon.........   --       --           20,000/30,000           $ 45,000/$ 67,500

NONCOMPETITION AGREEMENTS

  The Company has entered into noncompetition agreements with Messrs. Holland, Webb, Bailey, Hendrix, Dixon and Wheeler. The noncompetition agreements provide that none of such persons will engage in competitive activities during the term of their service with the Company and for a period of one year thereafter.

STOCK OPTION PLANS

  Employee Stock Option Plan. The Company adopted, effective upon consummation of the Initial Public Offering, the 1994 Employee Stock Option Plan (the "Employee Option Plan"), which provides for the grant to officers and employees of both "incentive stock options" within the meaning of Section 422 of the Code and stock options that are non-qualified for Federal income tax purposes. The total number of shares of Common Stock for which options may be granted pursuant to the Employee Option Plan is 950,000. The Employee Option Plan will terminate on the tenth anniversary of the consummation of the Initial Public Offering, and is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which of the Company's officers and employees receive options, the time when options are granted, whether the options are incentive stock options or non-qualified stock options, the terms of such options, the exercise date of any options and the number of shares subject to options. Members of the Compensation Committee (including Mr. Holland) are not eligible to receive options under the Employee Option Plan. Mr. Webb is not eligible to receive options under the Employee Option Plan. Directors who are also employees (other than Mr. Webb) are eligible to receive options under the Employee Option Plan. Non-employee directors are not eligible to receive options under the Employee Option Plan.

  The exercise price of incentive stock options granted under the Employee Option Plan may not be less than 100% of the fair market value of the Common Stock at the time of grant and the term of any option may not exceed 10 years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term of such option may not exceed five years.

  The exercise price of a non-qualified stock option is determined by the Compensation Committee on the date the option is granted. However, the exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the Common Stock at the time of grant.

  Options granted under the Employee Option Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee only during employment. Options granted under the Employee Option Plan typically vest over a five-year period, although options granted to certain employees (including Messrs. Bailey, Dixon and Hendrix) are 40% vested upon grant and vest an additional 20% per year over a three-year period. Upon the death of an optionee or the termination of the optionee following a Change of Control (as defined in the option agreements), the vesting of an option accelerates. Options granted under the Employee Option Plan expire after seven years, unless terminated earlier.

  The Company has granted options to purchase an aggregate of 772,000 shares of Common Stock to nine employees, including 160,000, 154,000, 130,000, 65,000 and 20,000 shares, respectively, to each of Messrs. Bailey, Hendrix, Dixon, Story and Hagey, at a weighted average exercise price per share equal to $13.52 per share. Options to purchase 130,000 shares of Common Stock have been cancelled.

  Stock Option Plan for Non-Employee Directors. The Company adopted, effective upon consummation of the Initial Public Offering, the 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). The purpose of the Non-Employee Directors Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of Common Stock. A total of 50,000 shares of Common Stock may be issued through the exercise of options granted pursuant to the Non-Employee Directors Plan. No option may be granted under the Non-Employee Directors Plan after 10 years following consummation of the Initial Public Offering.

  The Non-Employee Directors Plan is administered by the Board of Directors. Subject to the terms of the Non-Employee Directors Plan, the Board of Directors has the sole authority to determine questions arising under, and to adopt rules for the administration of, the Non-Employee Directors Plan. The Non-Employee Directors Plan may be terminated at any time by the Board of Directors, but such action will not affect options previously granted pursuant thereto.

  Directors of the Company who are not, and who have not been during the immediately preceding 12-month period, employees of the Company or any subsidiary of the Company (each, a "Non-Employee Director") are automatically participants in the Non-Employee Directors Plan. There are currently four directors, Messrs. Lane, O'Rourke, Sprague and Watkins, who are eligible to receive options under the Non-Employee Directors Plan. Mr. Wheeler is excluded from participating in the Non-Employee Directors Plan. More than one option may be granted to any one person and be outstanding at any time.

  Each Non-Employee Director who was in office on the consummation of the Initial Public Offering (Messrs. Lane, O'Rourke and Watkins) was, upon such consummation, automatically granted an option to acquire 4,000 shares of Common Stock at an exercise price per share equal to $10.50. Each Non-Employee Director who is in office on November 15 of any year (commencing with November 15, 1995) will, on the immediately succeeding January 1, automatically be granted an option to acquire 2,000 shares of Common Stock. The price of shares that may be purchased upon exercise of an option is the fair market value of the Common Stock on the date of grant, as evidenced by the average of the high and low sales prices of Common Stock on such date as reported on the Nasdaq National Market. The price of shares that may be purchased upon exercise of an option granted upon the consummation of the Initial Public Offering is the initial public offering price. Options granted pursuant to the Non-Employee Directors Plan, except as discussed below, are exercisable in installments of 25% upon each anniversary of the date of grant. The term of each option, except as discussed below, is for a period not exceeding seven years from the date of grant. Options may not be assigned or transferred except by will or by operation of the laws of descent and distribution.

  In the event of a Change in Control of the Company (as defined below), an option granted to a Non-Employee Director will become fully exercisable if, within one year of such Change in Control, such Non-Employee Director ceases for any reason to be a member of the Board of Directors. A Change in Control will be deemed to have occurred if (a) there is consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (b) the shareholders approve any plan or proposal for the liquidation or dissolution of the Company; (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any exercise of an option permitted in the event of a Change of Control must be made within 180 days of the relevant Non-Employee Director's termination as a director of the Company.

                             CERTAIN TRANSACTIONS

  The Company's founders, David E. Webb, the President and Chief Executive Officer, and L. Allen Wheeler, a member of the Board of Directors, began acquiring licenses, leases and options to wireless cable channels in 1989, both individually and through various controlled entities. In September 1990, Messrs. Webb and Wheeler formed WCI, and contributed to it certain assets in exchange for capital stock of WCI. In September 1993, WCI issued the Hunt Note to Unity Hunt, Inc. ("Unity Hunt"), an affiliate of Hunt Capital, pursuant to a loan agreement that provided for a one-year term loan in the principal amount of $988,000, to bear interest at the rate of 10% per annum, which was secured by substantially all of the assets of WCI. In October 1993, Hunt Capital, a principal stockholder of the Company and affiliate of J. R. Holland, Jr., the Chairman of the Board of the Company, purchased the Hunt Note from Unity Hunt in connection with an internal restructuring that included the dissolution of Unity Hunt. Hunt Capital purchased the Hunt Note for $996,390 (representing the outstanding principal balance plus accrued and unpaid interest through the date of transfer).

  The Company was incorporated in Delaware in October 1993 to succeed to the wireless cable businesses previously conducted by Messrs. Webb and Wheeler, directly and indirectly through various controlled entities, including WCI. Messrs. Webb and Wheeler contributed all capital stock of entities engaged in the wireless cable businesses owned by them to the Company and Hunt Capital contributed the Hunt Note, including accrued interest, and approximately $2,000,000 in cash to the Company. In exchange therefor, Messrs. Webb and Wheeler were each issued 2,000,000 shares of Common Stock by the Company and Hunt Capital was issued 4,000,000 shares. In addition, Messrs. Webb and Wheeler leased all other wireless cable channel license rights controlled, directly and indirectly, by them to the Company for a nominal amount and granted to the Company an option to purchase such license rights at a nominal price. Finally, the net amount (approximately $68,740) of all advances made to the Company's predecessors by, and all advances made from the Company's predecessors to, Messrs. Webb and Wheeler and certain entities controlled by them engaged in the wireless cable business was contributed to the Company. Such advances, in the form of non-interest-bearing cash transfers, generally arose as a result of borrowings made or services rendered, and included various amounts loaned by a wholly-owned subsidiary of the Company to Reed's Rail Service, Inc., an affiliate of Messrs. Webb and Wheeler, to fund such entity's railroad repair operations and the purchase of equipment; the outstanding balance of such indebtedness at December 31, 1992 was $117,284. Also included in such advances are various amounts loaned by Preferred Capital Corporation, an affiliate of Messrs. Webb and Wheeler, to a wholly-owned subsidiary of the Company for general corporate purposes; the outstanding balance of such indebtedness at December 31, 1992 was $42,235.

  During the years ended December 31, 1991, 1992, 1993 and 1994, the Company paid $52,078, $116,315, $376,206 and $24,000, respectively, to various entities controlled by Messrs. Webb and Wheeler for services performed in connection with the development of wireless cable systems or the acquisition of wireless cable channel rights. Such payments included $52,800 during the year ended December 31, 1992 and $258,555 during the year ended December 31, 1993 to Green Country Radio, an affiliate of Mr. Wheeler, for engineering and consulting services. The Company has not retained the services of such entities since the Initial Public Offering, and does not intend to do so in the future. During the year ended December 31, 1993, Mr. Robert R. Story was a director, officer and minority shareholder of Green Country. Mr. Story is currently the Senior Vice President --Installations of the Company.

  During the years ended December 31, 1993, 1994 and 1995, the Company paid $38,776, $50,559 and $52,103, respectively, to an accounting firm controlled by Mr. Webb for services rendered to the Company.

  During the year ended December 31, 1993, the Company paid $40,600 to World Export Services, Inc., an entity controlled by Wes W. Watkins, a director of the Company, for consulting services provided in connection with the acquisition of certain wireless cable channel rights. In June 1993, World Export Services, Inc. purchased approximately 10% and 5% minority interests, respectively, in two of the Company's subsidiaries for an aggregate of $45,000. Pursuant to the Minority Interests Exchange Offer, World Export Services, Inc. was issued an aggregate of 4,526 shares of Common Stock in exchange for such minority interests.

  The Company leases approximately 2,400 square feet for its operating offices in Durant, Oklahoma from an affiliate of Messrs. Webb and Wheeler for which the expense amounted to approximately $18,000 annually for the years ended December 31, 1991, 1992, 1993, 1994 and 1995. The Company also leases an aggregate of approximately an additional 8,113 square feet of office space in Durant, Oklahoma from affiliates of Messrs. Webb and Wheeler for which the expense amounted to approximately $4,000 for the year ended December 31, 1994 and $47,878 for the year ended December 31, 1995. See "Business -- Properties."

  Messrs. Webb and Wheeler pledged certain personal assets to secure, and personally guaranteed, notes payable by the Company to a bank totaling $970,000. Such notes were due in March 1995 and bore interest at variable and fixed rates ranging from 6% to 8% at December 31, 1993. The Company repaid such notes from the net proceeds of the Initial Public Offering.

  Mr. Holland's annual base compensation for 1994 and 1995 was $120,000, which was paid to him by Unity Hunt Resources, Inc., an affiliate of Hunt Capital of which Mr. Holland is President, which receives a management fee equal to such amount from the Company for the provision of Mr. Holland's services.

  In connection with a $1.0 million principal amount loan to U.S. Wireless by First National, the Company agreed to purchase such loan upon demand from First National for the aggregate amount of principal and interest thereon plus any other amounts owed to First National by U.S. Wireless. The loan was paid in full upon the consummation of the Lubbock Acquisition. See "Acquisitions and Recent Transactions -- Acquisitions of Minority Interests" and "Principal Stockholders." In addition, on December 15, 1994, the Company (i) loaned $2.0 million to U.S. Wireless, which loan is secured by 300,000 shares of the Company's Common Stock owned by U.S. Wireless and all of the rights of USWS in and to the Tulsa, Oklahoma wireless cable market, (ii) acquired the rights of U.S. Wireless in the Amarillo, Texas market and (iii) was granted an option to acquire the Tulsa, Oklahoma market. On May 3, 1995, the Company agreed to exercise the option on the Tulsa market and the closing of the Tulsa Acquisition is expected to occur in May 1995. In addition, U.S. Wireless and USWS agreed to repay the $2.0 million loan in full upon the consummation of the Tulsa Acquisition. See "Recent Transactions -- Other Acquisitions."

  On May 3, 1995, the Company acquired from Robert R. Story, an affiliate of USWS and U.S. Wireless, all of the issued and outstanding capital stock of RRSI, which owns and operates the Lubbock System, for $5.4 million in cash. Immediately prior to the consummation of the Lubbock Acquisition, RRSI acquired from USWS all of USWS's rights in the Lubbock System. Upon the consummation of the Lubbock Acquisition, the $1,000,000 principal amount loan to U.S. Wireless by First National was paid in full.

  Pursuant to the Loan Agreement, Hunt Capital and Mr. Wheeler agreed to loan the Company up to an aggregate of $4.0 million ($2.0 million each) and Jupiter agreed to loan to the Company, or to guarantee a bank loan to the Company in the amount of, $2.0 million. Borrowings under the Loan Agreement could be used solely for working capital. Borrowings under the Loan Agreement bore interest at 11% per annum. All accrued interest on, and the principal amount of, all borrowings under the Loan Agreement would have been due and payable in full on June 30, 1995, subject to prepayment upon the receipt by the Company of cash proceeds from any financing, refinancing or sale of assets. Amounts borrowed and repaid under the Loan Agreement could not be reborrowed. Borrowings under the Loan Agreement were secured by the capital stock and assets of the Company's subsidiaries operating the Lindsay and Shaw Systems. The Company borrowed $2.0 million under the Loan Agreement, funded $1.0 million each by Hunt Capital and Mr. Wheeler. The Company used a portion of the net proceeds of the sale of the Units to repay all amounts owed under the Loan Agreement.

  Pursuant to the Chemical Bank Loan, Chemical Bank agreed to loan the Company up to an aggregate of $2.0 million. Borrowings under the Chemical Bank Loan bore interest at the prime rate plus 1% per annum. All accrued interest on, and the principal amount of, all borrowings under the Chemical Bank Loan would have been due and payable on demand, but in any event not later than June 30, 1995. The Company paid Chemical Bank a facility fee of $5,000. Amounts borrowed and repaid under the Chemical Bank Loan could not be reborrowed. Borrowings under the Chemical Bank Loan were guaranteed by Jupiter and Mr. Sprague. The Company borrowed $1.0 million under the Chemical Bank Loan. The Company used a portion of the net proceeds of the sale of the Units to repay all amounts owed under the Chemical Bank Loan.

  The terms of the transactions described above were determined by the parties thereto, and the Company believes that such transactions involving affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth (a) certain information regarding the ownership of Common Stock as of February 1, 1996 with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers and (iv) all directors and officers as a group and (b) the effect of the Transactions (assuming the consummation of all of the Transactions and an average closing price during the relevant periods of $28 per share or $17 per share, the closing average at which the maximum number of shares of the Common Stock are issuable pursuant to the Transactions, of the Common Stock, as noted) on the amount and percentage of current holdings of shares of the Common Stock owned beneficially by each of such persons. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address for each stockholder is c/o the Company, 903 North Bowser, Suite 140, Richardson, Texas 75081.

                                                                     BENEFICIAL OWNERSHIP
                                                                          BEFORE THE
                                                                        TRANSACTIONS(1)
                                                                     ----------------------
                                                                      NUMBER OF
                                                                       SHARES      PERCENT
                                                                     ------------ ---------
Hunt Capital Group, L.L.C..................................             4,000,000     31.72%
David E. Webb..............................................             1,900,425     15.07
L. Allen Wheeler...........................................             2,000,000     15.86
Jupiter Partners, L.P.(/4/)................................             2,837,688     18.37
J. R. Holland, Jr.(/5/)....................................                   --
Alvin H. Lane, Jr.(/6/)....................................                 2,000         *
Dennis M. O'Rourke(/7/)....................................                 2,000         *
John A. Sprague(/8/).......................................                   --
Wes W. Watkins(/9/)........................................                 7,526         *
John R. Bailey(/1//0/).....................................                57,250         *
Randy R. Hendrix(/1//1/)...................................                92,400         *
Thomas W. Dixon(/1//2/)....................................                67,300         *
Robert R. Story............................................                 8,900         *
All officers and directors as a group
 (12
 persons)(/5/)(/6/)(/7/)(/8/)(/9/)(/1//0/)(/1//1/)(/1//2/)(/1//3/)..    4,141,801     32.27
                                                                          PRO FORMA BENEFICIAL OWNERSHIP
                                                                              AFTER THE TRANSACTIONS
                                                                     -----------------------------------------
                                                                     NUMBER OF  PERCENT(/2/)    PERCENT(/3/)
                                                                      SHARES   ($17 PER SHARE) ($28 PER SHARE)
                                                                     --------- --------------- ---------------
Hunt Capital Group, L.L.C..................................          4,000,000      17.14%          20.65%
David E. Webb..............................................          1,900,425       8.14            9.81
L. Allen Wheeler...........................................          2,000,000       8.57           10.33
Jupiter Partners, L.P.(/4/)................................          2,837,688      10.84           12.78
J. R. Holland, Jr.(/5/)....................................                --
Alvin H. Lane, Jr.(/6/)....................................              2,000          *               *
Dennis M. O'Rourke(/7/)....................................              2,000          *               *
John A. Sprague(/8/).......................................                --
Wes W. Watkins(/9/)........................................              7,526          *               *
John R. Bailey(/1//0/).....................................             57,250          *               *
Randy R. Hendrix(/1//1/)...................................             92,400          *               *
Thomas W. Dixon(/1//2/)....................................             67,300          *               *
Robert R. Story............................................              8,900          *               *
All officers and directors as a group
 (12
 persons)(/5/)(/6/)(/7/)(/8/)(/9/)(/1//0/)(/1//1/)(/1//2/)(/1//3/).. 4,141,801      17.58           21.13

--------
 * Less than 1%.

 (1) Based upon 12,611,132 shares of the Common Stock outstanding on February 1, 1996.

 (2) Percentage based on 23,332,434 shares of the Common Stock outstanding after the Transactions (based upon a closing average of $17 per share, the closing average at which the maximum number of shares of the Common Stock are issuable, assuming (i) that there will be 4,500 subscribers to the Minneapolis system on the relevant date, (ii) additional subscriber consideration of $3.5 million will be paid in the TSC Transaction, (iii) assumption of no liabilities in the TSC Transaction and (iv) CMAX's Net Liabilities do not exceed its Permitted Net Liabilities.

 (3) Percentage based on 19,375,081 shares of the Common Stock outstanding after the Transactions (based upon a closing average of $28 per share, the approximate closing average of the Common Stock over the preceding ten- and 20-day trading periods), assuming (i) that there will be 3,500 subscribers to the Minneapolis system on the relevant date, (ii) additional subscriber consideration of $1.5 million will be paid in the TSC Transaction, (iii) assumption of $5 million of liabilities in the TSC Transaction and (iv) CMAX's Net Liabilities do not exceed its Permitted Net Liabilities.

 (4) Address is 30 Rockefeller Plaza, Suite 4525, New York, N.Y. 10112. Jupiter is the holder of $40.0 million gross proceeds of the Convertible Notes. Each Convertible Note is convertible into the number of shares of Common Stock computed by dividing (i) the principal amount of the Convertible Note (after taking into account accretions in value) by (ii) the Conversion Price then in effect. The current Conversion Price is $15.34 per share.

 (5) Address is 1962 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201. Mr. Holland is the sole director, Manager and President of Hunt Capital. Hunt Capital is owned by trusts, of which Mr. Holland serves as a trustee. Mr. Holland disclaims beneficial ownership of the shares of Common Stock owned by Hunt Capital.

 (6) Includes 2,000 options granted to Mr. Lane under the Non-Employee Directors Plan, which are presently exercisable. Does not include options granted to Mr. Lane under the Non-Employee Directors Plan that are not presently exercisable.

 (7) Includes 2,000 options granted to Mr. O'Rourke under the Non-Employee Directors Plan, which are presently exercisable. Does not include options granted to Mr. O'Rourke under the Non-Employee Directors Plan that are not presently exercisable.

 (8) Mr. Sprague is indirectly a controlling general partner of Jupiter. Accordingly, Mr. Sprague may be deemed to be a beneficial owner of the shares issuable to Jupiter on conversion of the Convertible Notes. Mr. Sprague shares voting and investment power as to shares issuable to Jupiter on conversion of the Convertible Notes with Terry J. Blumer. Mr. Sprague disclaims beneficial ownership of such shares.

 (9) Includes 2,000 options granted to Mr. Watkins under the Non-Employee Directors Plan, which are presently exercisable. Does not include options granted to Mr. Watkins under the Non-Employee Directors Plan that are not presently exercisable.

(10) Includes 56,000 shares issuable upon the exercise of presently exercisable options. Excludes 64,000 shares issuable upon the exercise of options that are not presently exercisable.

(11) Includes 92,400 shares issuable upon the exercise of presently exercisable options. Excludes 64,000 shares issuable upon the exercise of options that are not presently exercisable.

(12) Includes 66,000 shares issuable upon the exercise of presently exercisable options. Excludes 44,000 shares issuable upon the exercise of options that are not presently exercisable.

(13) Includes 4,000 shares issuable upon the exercise of presently exercisable options issued to David D. Hagey for a total of 225,400 shares issuable upon the exercise of presently exercisable options held by officers and directors. Excludes shares issuable upon the exercise of options issued to Mr. Hagey that are not presently exercisable.

                             DESCRIPTION OF NOTES

GENERAL

  The Old Notes were, and the New Notes will be, issued under an Indenture, as supplemented (the "Indenture"), between the Company and First Trust of New York, National Association, as trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer.

  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the qualification of the Indenture under the Trust Indenture Act (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." As used in this section, the term "Company" refers only to Heartland Wireless Communications, Inc. and not to its subsidiaries and the term "Holder" refers to a holder of an Old Note or a New Note.

  The Notes are secured by a first priority security interest in the Escrow Account described under "Disbursement of Funds -- Escrow Account." The Notes are senior obligations of the Company ranking pari passu in right of payment to all existing and future Indebtedness of the Company, other than Indebtedness that is expressly subordinated to the Notes. The Company has no senior Indebtedness, other than the Notes. The Notes are senior in right of payment to the Convertible Notes, which are expressly subordinated to the Notes. However, subject to certain limitations set forth in the Indenture, the Company and its Subsidiaries may incur Indebtedness which is secured by assets of the Company and its Subsidiaries. In addition, the operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon the cash flow of its subsidiaries to meet its obligations under the Notes. As a result, the Notes are effectively subordinated to all existing liabilities and future Indebtedness and other liabilities and commitments of the Company's subsidiaries. Any right of the Company to receive assets of the Company's Subsidiaries or any future Subsidiaries of the Company, upon the latter's liquidation or reorganization (and the consequent right of the Holders to participate in those assets), will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, although other creditors of such Subsidiary may be secured by certain assets of such Subsidiary. As of September 30, 1995, on a pro forma basis after giving effect to the consummation of the Transactions, the outstanding liabilities of the Company's consolidated subsidiaries, including all the liabilities of consolidated subsidiaries that are not wholly-owned by the Company, were approximately $12.1 million. The Indenture permits the Company's subsidiaries to incur additional indebtedness in the future.

  The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, Bankers Trust Company will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which will be the Registrar's corporate trust office. The Company may change any Paying Agent and Registrar without notice to the Holders. The Company will pay principal (and premium, if any) on the Notes at the Paying Agent's corporate office in New York, New York. At the Company's option, interest may be paid by check mailed to the registered addresses of Holders.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $100 million and will mature on April 15, 2003. Interest on the Notes will accrue at the rate of 13% per annum and will be payable semiannually in cash on each April 15 and October 15 commencing on October 15, 1995, to the Persons who are registered Holders at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

OPTIONAL REDEMPTION

  Optional Redemption. The Notes will not be redeemable at the Company's option prior to April 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

       YEAR                                                           PERCENTAGE
       ----                                                           ----------
       1999..........................................................  105.571%
       2000..........................................................  103.714%
       2001..........................................................  101.857%
       2002 and thereafter...........................................  100.000%

  Optional Redemption Upon Sale of Equity to Strategic Equity
Investor. Notwithstanding the foregoing, in the event of the sale by the Company prior to April 15, 1998 of at least $25.0 million of its Capital Stock (other than Disqualified Stock) to a Strategic Equity Investor in a single transaction, the Company may, at its option, use the net cash proceeds of such sale of Capital Stock to redeem up to 25% of the Notes at a redemption price equal to 113% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 75% of the initial principal amount of the Notes remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock (other than Disqualified Stock), the Company shall make such redemption not more than 120 days after the consummation of any such sale of Capital Stock.

MANDATORY REDEMPTION

  Except as set forth below under "Offer to Purchase Upon Change of Control" and "Certain Covenants -- Limitation on Asset Sales," the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee or Paying Agent in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee or Paying Agent shall deem fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

  The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

  Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the Note prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, the Indenture limits the Company's ability to incur Indebtedness (see "Certain Covenants -- Limitation on Indebtedness") and there can be no assurance that the Company would be able to obtain such financing.

  The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under "Certain Covenants -- Merger, Consolidation and Sale of Assets" below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the governing law under the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make a Change of Control Offer.

  Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or Permitted Holders of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management or Permitted Holders of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities law and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

DISBURSEMENT OF FUNDS -- ESCROW ACCOUNT

  The Company placed approximately $24.1 million of the net proceeds realized from the sale of the Units, representing funds sufficient to pay two years' interest on the Notes, in the Escrow Account held by the Escrow Agent for the benefit of the Trustee under the Indenture in accordance with the Escrow and Disbursement Agreement. The Company entered into the Escrow and Disbursement Agreement, which provides, among other things, that funds may be disbursed from the Escrow Account only to pay interest on the Notes (or, if a portion of the Notes has been retired by the Company, funds representing the interest payment on the retired Notes may be paid to the Company) and, upon certain repurchases or redemptions thereof, to pay principal of and premium, if any, thereon. Pending such disbursement, the Company will cause all funds contained in the Escrow Account to be invested in Marketable Securities. Interest earned on these Marketable Securities will be added to the Escrow Account.

  The Notes are secured by a first priority security interest in the Escrow Account. See "Security" below.

CERTAIN COVENANTS

  Limitation on Restricted Payments. The Indenture provides that the Company and its Subsidiaries may not, directly or indirectly (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Wholly-Owned Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries (other than any such Equity Interests owned by the Company or a Wholly-Owned Subsidiary); (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu or subordinated in right of payment to the Notes, except in accordance with the scheduled repayment provisions set forth in the original documentation governing such Indebtedness; or (iv) in a single transaction or a series of related transactions, until the date on which the ratio of Annualized EBITDA to Consolidated Interest Expense equals or exceeds 1.75 to 1.00, make Investments in a cumulative amount for the Company and all of its Subsidiaries, in excess of (A) the sum of (1) $10 million and (2) 100% of the Net Proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or similar trust and other than Disqualified Stock) less (B) the cumulative amount of Net Proceeds received by the Company from the issue or sale of Equity Interests of the Company that has been applied to make Restricted Payments (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment: (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (b) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter, the Company could incur $1.00 of additional Indebtedness pursuant to the Annualized Cash Flow Ratio test described below under "Certain Covenants -- Limitation on Indebtedness"; and (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date, is less than the sum of: (x) 50% of the Consolidated Net Income (or if Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from the first day of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment, plus (y) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or similar trust and other than Disqualified Stock or the Net Proceeds from the sale of Equity Interests applied to make Investments in accordance with this covenant) since the Issue Date.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale for cash or Marketable Securities (other than to a Subsidiary of the Company) of other Equity Interests of the Company that are not Disqualified Stock; (iii) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof pursuant to any employment agreement, management equity subscription agreement or stock option plan or similar agreement in effect as of the Issue Date or entered into in the ordinary course of business for consideration which, when added to all loans made pursuant to clause (iv) below during the fiscal year and then outstanding, does not exceed $0.5 million in the aggregate in any fiscal year or $2.5 million in the aggregate over the life of the Notes; (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of loans and advances to employees of the Company or any Subsidiary thereof in the ordinary course of business which, when added to the aggregate consideration paid pursuant to clause (iii) above during the same fiscal year, does not exceed $0.5 million in any fiscal year or $2.5 million in the aggregate over the life of the Notes; provided that upon repayment of such loans or advances made after the Issue Date, such repaid amounts shall no longer be included in the principal amount of loans and advances made to employees; (v) so long as no Default or Event of Default shall have occurred and be continuing, a Permitted Refinancing; (vi) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement or other acquisition of Equity Interests of a Subsidiary of the Company for (A) Equity Interests of the Company that are not Disqualified Stock or (B) up to $1.0 million in the aggregate over the life of the Notes of cash consideration; (vii) the payment of funds to satisfy or discharge any liability or obligation incurred by the Company as a result of its joint and several liability as a general partner for all third-party liabilities and obligations of RuralVision Joint Venture, if any; (viii) the acquisition by the Company of the Cross Country Sale Assets; (ix) the acquisition by the Company of the Tulsa, Oklahoma wireless cable market from USWS; (x) the acquisition by the Company of the Amarillo, Texas market from U.S. Wireless; (xi) the payment of dividends on Preferred Stock of Subsidiaries outstanding on the Issue Date; (xii) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company from U.S. Wireless for consideration comprised of the note receivable related to the U.S. Wireless Loan; (xiii) Investments in Wireless Cable Related Assets made with the Net Cash Proceeds from an Asset Sale made in compliance with the first paragraph of the "Limitation on Asset Sales" covenant (whether such Asset Sale shall have been consummated prior to or after the Issue Date) or otherwise permitted by the "Limitation on Asset Sales" covenant, provided that if such Investment had been acquired in a simultaneous swap or exchange for the assets disposed of in such Asset Sale, such swap or exchange would have complied with the provisions of the third paragraph under the "Limitation on Asset Sales" covenant; (xiv) Investments that constitute part of an Asset Sale transaction consummated in compliance with or otherwise permitted by the provisions of the third paragraph under the "Limitation on Asset Sales" covenant; (xv) Investments in the Wireless Cable Business acquired in consideration for the issuance of Equity Interests of the Company (other than Disqualified Stock) and cash paid in lieu of the issuance of fractional shares and in satisfaction of any applicable dissenter's or appraisal rights; and
(xvi) the consummation of any of the Transactions. The amounts referred to in clauses (i), (ii), (iii), (iv) and (vi) shall be included as Restricted Payments in any computation made pursuant to clause (c) above. Restricted Payments shall be deemed not to include Permitted Payments and Permitted Investments.

  Not later than the making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate (as defined in the Indenture) stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

  Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, Guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness; provided that the Company (but not its Subsidiaries) may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Annualized Cash Flow Ratio of the Company as of the date of such incurrence or issuance shall not exceed (x) 7.0 to 1.0 if such incurrence or issuance occurs on or prior to the second anniversary of the Issue Date and
(y) 5.0 to 1.0 if such incurrence or issuance occurs thereafter.

  The foregoing limitation will not apply to: (i) Indebtedness evidenced by the Notes and the Indenture; (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness, other than any Existing Indebtedness required to be repaid with proceeds of the sale of the Units;
(iii) the incurrence by the Company and its Subsidiaries of Bank Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $25.0 million (less the amount of any then-outstanding Preferred Stock of Subsidiaries issued to refinance Indebtedness to the extent such amount has not been applied to reduce the amount of Indebtedness permitted under clause
(vii) below) , as such amount may be permanently reduced as specified in the "Limitation on Asset Sales" covenant described below, and reduced by the amount of any outstanding Guarantee incurred pursuant to clause (iv) below; provided that no Default or Event of Default shall have occurred and be continuing at the time of such incurrence; (iv) the Guarantee by the Subsidiaries of Bank Indebtedness permitted to be incurred by the Company pursuant to the immediately preceding paragraph; (v) Indebtedness of the Company issued to any Wholly-Owned Subsidiary; provided that (a) any such Indebtedness is unsecured and is subordinated to the Notes and (b) that any subsequent issuance or transfer of any Capital Stock which results in any Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Indebtedness to a Person not a Wholly-Owned Subsidiary will be deemed an incurrence of such Indebtedness; (vi) Indebtedness of a Subsidiary issued to and held by the Company or any Wholly-Owned Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock which results in a Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Indebtedness to a Person not a Wholly Owned Subsidiary of the Company will be deemed an incurrence of such Indebtedness;
(vii) the incurrence by the Company or its Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $15.0 million at any one time outstanding (less the amount of any then-outstanding Preferred Stock of Subsidiaries issued to refinance Indebtedness to the extent such amount has not been applied to reduce the amount of Indebtedness permitted under clause (iii) above); (viii) the incurrence (a "Permitted Refinancing") by the Company and its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness incurred pursuant to the Annualized Cash Flow Ratio test above or pursuant to clauses (ii), (iii), (iv) and (v) above ("Refinancing Indebtedness"), provided that: (a) the net proceeds of such Refinancing Indebtedness shall not exceed the principal amount of and required premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) and reasonable expenses incurred in connection therewith; (b) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (c) if the Indebtedness being extended, refinanced, renewed, replaced or refunded is subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being so extended, refinanced, renewed, replaced or refunded; (ix) the incurrence of obligations in respect of Interest Rate Agreements relating to Indebtedness to the extent that the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Agreement relates; or (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness owing to a Federal governmental authority relating to the purchase of wireless cable channels in an auction or other sale (or Indebtedness satisfying the requirements of (viii) (b) above issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund, such Indebtedness) in an amount not to exceed in the aggregate $30 million at any one time outstanding. The Company and its Subsidiaries may incur Acquired Debt only in compliance with this covenant.

  Limitation on Liens. The Indenture provides that neither the Company nor any of its Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

  The Indenture also provides that if the Company or any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, on any assets or other property to secure Indebtedness in violation of this covenant, the Company or such Subsidiary, as the case may be, shall make effective provision for securing the Notes equally and ratably with such Indebtedness as to such assets or other property for so long as such Indebtedness shall be so secured; provided that the provision of such equal and ratable security in favor of the Notes shall not cure any Default or Event of Default arising from such violation of the provisions of this covenant.

  Limitation on Issuance and Sale of Capital Stock of Subsidiaries. The Indenture provides that the Company will not sell any Capital Stock of a Subsidiary, and will not permit any Subsidiary to issue or sell any Capital Stock, or permit any Person, other than the Company and its Subsidiaries, to own or hold any such interest, other than (i) any interest owned or held on the Issue Date by, or issuable as of the Issue Date to, a Person other than the Company and its Subsidiaries in any Capital Stock of any Subsidiary or
(ii) any interest owned or held by a Person at the time that such Subsidiary became a Subsidiary (other than any such interest created or issued in anticipation of the acquisition of such Subsidiary by the Company); provided that the foregoing limitation shall not apply to (i) the sale of 100% of the Capital Stock of any Subsidiary made in accordance with "Limitation on Asset Sales" and (ii) issuances of Preferred Stock permitted pursuant to clauses (i) or (iii) of "Limitation on Preferred Stock of Subsidiaries."

  Limitation on Preferred Stock of Subsidiaries. The Indenture provides that the Company will not permit any of its Subsidiaries to issue, directly or indirectly, any Preferred Stock, except (i) Preferred Stock of Subsidiaries outstanding on the Issue Date, (ii) Preferred Stock issued to and held by the Company or a Subsidiary, except that any subsequent issuance or transfer of any Capital Stock which results in any Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Preferred Stock to a Person not a Wholly-Owned Subsidiary will be deemed an issuance of Preferred Stock;
(iii) Preferred Stock issued by a Person prior to the time (a) such Person became a Subsidiary, (b) such Person merges with or into a Subsidiary or (c) another Person merges with or into such Person (in a transaction in which such Person becomes a Subsidiary), in each case if such Preferred Stock was not issued in anticipation of such transaction; and (iv) Preferred Stock issued in exchange for, or the proceeds of which are used to refund Indebtedness or refinance Preferred Stock referred to in clause (i) or issued pursuant to clauses (ii) or (iii) (other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to the date of redemption or maturity of the Preferred Stock or Indebtedness being so refunded or refinanced); provided that (a) the liquidation value of such Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Indebtedness or Preferred Stock, as the case may be, so refunded or refinanced and (b) the Preferred Stock so issued (1) shall have a stated maturity not earlier than the stated maturity of the Indebtedness or Preferred Stock being refunded or refinanced and (2) shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness or Preferred Stock being refunded or refinanced.

  Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceeds $20.0 million, the Company shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset Sale) and (ii) at least 80% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be cash or Marketable Securities and is received at the time of such disposition. Upon the consummation of an Asset Sale, the Company may apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either
(A) to prepay any Bank Indebtedness and, in the case of any Bank Indebtedness under any revolving credit facility, to effect a permanent reduction in the availability under such revolving credit facility, (B) to reinvest in Wireless Cable Related Assets or (C) to a combination of prepayment and investment permitted by the foregoing clauses (A) and (B). On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (A), (B) or (C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B) or (C) of the preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

  Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Subsidiaries aggregates at least $5.0 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

  Notwithstanding the two immediately preceding paragraphs, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 95% of the consideration for such Asset Sale, other than cash consideration, constitutes assets used in the business of the Company and its Subsidiaries on the date of such transaction, (ii) such Asset Sale is for Fair Market Value (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceeds $20.0 million, the Company shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset Sale) and (iii) the assets acquired in such an Asset Sale have historically generated revenues in an amount at least equal to (1) the revenues attributable to the assets disposed of in such Asset Sale, multiplied by (2) a fraction, the numerator of which is the amount of consideration other than cash consideration received in such Asset Sale, and the denominator of which is the total amount of consideration received in such Asset Sale; provided that any consideration received by the Company or its Subsidiaries, as the case may be, in an Asset Sale permitted to be consummated under this paragraph that does not constitute assets to be used in the operations of the Company or its Subsidiaries shall constitute Net Cash Proceeds which are subject to the provisions of the two preceding paragraphs. In addition, notwithstanding the two immediately preceding paragraphs, the Company will be permitted (i) to consummate the Wireless One Transaction without complying with such paragraphs, (ii) to sell the Call Markets to Wireless One or Wireless One LCC without complying with such paragraphs, (iii) to sell any or all of the RuralVision Sale Assets on or prior to December 31, 1995 without complying with such paragraphs, (iv) to sell any or all of the assets acquired in the AWS Transaction, the CableMaxx Transaction or the TechniVision Transaction on or prior to the first anniversary of the consummation of each such Transaction without complying with such paragraphs, (v) to sell any or all of the assets acquired by way of an Investment permitted by clause (xv) of the second paragraph of the "Limitation on Restricted Payments" covenant on or prior to the first anniversary of the consummation of such acquisition without complying with such paragraphs and (vi) to sell, in a single transaction or a series of transactions, assets for up to $25 million of non-cash consideration, provided, in the case of clauses (iii), (iv), (v) and (vi), that the Company receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceed $20.0 million, the Company

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

shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset
Sale).

  Each Net Proceeds Offer will be mailed within 25 days following the Net Proceeds Offer Trigger Date to the record Holders as shown on the register of Holders, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

  Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company and its Subsidiaries may not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary (i) to pay dividends or make any other distributions to the Company or any of its Subsidiaries on or in respect of its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; (ii) to make loans or advances to the Company or any of its Subsidiaries or Investments in Subsidiaries; or (iii) to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (a) any encumbrance or restriction pursuant to the Notes or the Indenture; (b) applicable law; (c) Existing Indebtedness, other than any Existing Indebtedness required to be repaid with proceeds of the sale of the Units to be issued on the Issue Date; (d) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (e) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness pursuant to an agreement referred to in clause (c) or (d) or contained in any amendment to an agreement referred to in clause (c) or (d); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no more restrictive than encumbrances or restrictions contained in the refinanced or amended agreements; (f) with respect to clause (iii) above, by reason of customary non-assignment provisions in leases entered into in the ordinary course of business; or (g) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, which obligations do not cover any asset other than the asset acquired.

  Merger, Consolidation or Sale of Assets. The Company will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into (a) the Company or (b) any of its Subsidiaries in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary or (iii) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to another Person or Persons or adopt a plan of liquidation, (iv) directly or indirectly, purchase, lease or otherwise acquire all or substantially all of the property and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person or acquire Equity Interests or other ownership interests of any other Person such that such Person becomes a Subsidiary or (v) permit any of its Subsidiaries to enter into any such transaction unless (i) either (A) the Company or such Subsidiary shall be the survivor of such merger or consolidation or (B) the surviving Person (if not the Company or such Subsidiary) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia

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

and such surviving Person shall expressly assume all the obligations of the Company or such Subsidiary, as the case may be, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness under the Annualized Cash Flow Ratio test in compliance with the "Limitation on Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving Person agrees to be bound thereby and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The foregoing will not be deemed to apply to Permitted Investments or Investments permitted under the covenant "Limitation on Restricted Payments" above.

  The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause (c) of the first paragraph of the covenant "Limitation on Restricted Payments" above, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

  Transactions with Affiliates. The Indenture provides that the Company and its Subsidiaries may not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or with an Affiliate of any such owner (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee: (x) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000 but less than $3.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (y) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $3.0 million but less than $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested directors of the Board of Directors of the Company, and (z) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate and certifying to the matters referred to in (i) above and a written opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an independent investment banking firm of national standing with respect to any such Affiliate Transaction. Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (a) any employment or option agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business that is approved by the Compensation Committee of the Board of Directors of the Company; (b) the payment by the Company of annual fees to Unity Hunt Resources, Inc. for the provision of Mr. Holland's services to the Company in an amount equal to Mr. Holland's annual base compensation from the Company, which amount is approved by the Compensation Committee of the Board of Directors of the Company; (c) transactions between or among the Company and one or more of its Wholly Owned Subsidiaries provided that such transactions are not otherwise

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

prohibited; (d) Restricted Payments, Permitted Payments and Permitted Investments; (e) Affiliate Transactions in existence on the Issue Date, including, without limitation, channel leases and options between the Company and any of its Subsidiaries, on the one hand, and Messrs. Webb and Wheeler and their respective Affiliates, on the other hand, and the lease with respect to the Company's operating offices in Durant, Oklahoma and agreements between the Company, on the one hand, and U.S. Wireless and/or USWS, on the other hand, as in effect on the Issue Date; (f) channel leases and options with Affiliates entered into after the Issue Date; provided such leases are no less beneficial to the Company or the applicable Subsidiary than any such leases in effect on the Issue Date, meet the standard described in clause (i) above and are approved by a majority of the disinterested directors of the Board of Directors of the Company; (g) amendments to or renewals of the agreements and leases referred to in clauses (d) and (e) above; provided that any such amendments or renewals are no less beneficial to the Company or the applicable Subsidiary than the agreement or lease being amended or renewed, meet the standard described in clause (i) above and are approved by a majority of the disinterested directors of the Board of Directors of the Company; (h) payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities to the extent permitted by law; and (i) the issuance of stock options (and shares of stock upon the exercise thereof) pursuant to any stock option plan approved by the Board of Directors and stockholders of the Company and loans or advances to employees for relocation or travel related expenses consistent with ordinary past practices.

  Conduct of Business. The Indenture provides that the Company and its Subsidiaries may not, directly or indirectly, engage in any business other than the Wireless Cable Business; provided that in the event a Change of Control occurs in which a Strategic Equity Investor gains control of the Company this covenant shall no longer be of force or effect.

  Provision of Information. The Company (at its own expense) shall file with the Trustee within 15 days after it files them with the Commission copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act) ("SEC Reports"). Upon qualification of the Indenture under the Trust Indenture Act, the Company shall also comply with the provisions of Trust Indenture Act
Section 314(a). In the event that the Company is not required or shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission and the Trustee. If the Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply such information to the Trustee at least five days prior thereto. The Company shall provide to any Holder any information concerning the Company reasonably requested by such Holder (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A promulgated under the Securities Act.

SECURITY

  The Notes are secured, pending disbursement pursuant to the Escrow and Disbursement Agreement, by a pledge of the Escrow Account, which initially contained approximately $24.1 million of the net proceeds from the sale of the Units (the "Collateral"), representing funds sufficient to pay two years' interest on the Notes.

  The Company entered into the Escrow and Disbursement Agreement providing for the grant by the Company to the Trustee for the benefit of the Holders of security interests in the Collateral. All such security interests will secure the payment and performance when due of all of the Obligations of the Company under the Indenture with respect to the Notes and under such Notes, as provided in the Escrow and Disbursement Agreement. The Liens created by the Escrow and Disbursement Agreement will be first priority security interests in the Collateral. The ability of Holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

  Funds will be disbursed from the Escrow Account only to pay interest on the Notes and, upon certain repurchases or redemptions of the Notes, to pay principal of and premium, if any, thereon. Pending such

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

disbursements, all funds contained in the Escrow Account will be invested in Marketable Securities. Upon the acceleration of the maturity of the Notes or the failure to pay principal at maturity or upon certain redemptions and repurchases of the Notes, the Escrow and Disbursement Agreement provides for the foreclosure by the Trustee upon the net proceeds of the Escrow Account. Under the terms of the Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and second, to the Obligations under the Notes and the Indenture.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default:

    (i) the failure to pay interest on any Notes when the same becomes due and payable and such default continues for a period of 30 days;

    (ii) (a) the failure to pay the principal or premium when due on the Notes at maturity, upon redemption, upon acceleration or otherwise or (b) the failure to redeem or purchase the Notes when required pursuant to the Indenture and the Notes (including, without limitation, failure to make payments when due pursuant to a Change of Control Offer or Net Proceeds Offer);

    (iii) failure by the Company to comply with the provisions described under "Offer to Purchase Upon Change of Control" or "Certain Covenants --
   Limitation on Asset Sales," or the failure by the Company to comply with the first sentence of the provision described under "Disbursement of Funds -- Escrow Account;"

    (iv) failure to comply with the covenant described under "Certain Covenants -- Merger, Consolidation or Sale of Assets;"

    (v) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its agreements in the Indenture or the Notes or in the Escrow and Disbursement Agreement (other than those referred to in (i), (ii), (iii) or (iv) above);

    (vi) a default in the payment of principal at final maturity under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, in a principal amount of at least $3.0 million (after the expiration of any applicable grace period with respect thereto);

    (vii) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (including any interest thereon) of the Company or its Subsidiaries (or the payment of which is Guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, if (i) as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company and its Subsidiaries the maturity of which has been accelerated, aggregates $3.0 million or more;

    (viii) one or more final judgments rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $3.0 million which judgments are not stayed within 60 days after their entry;

    (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; or

    (x) repudiation by the Company of its obligations under the Escrow and Disbursement Agreement for any reason.


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

  If any Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon such declaration, the principal of, and premium, if any, and interest on the Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid premiums related to redemptions of the Notes contained in the Indenture or the Notes, the amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Notes or, if voluntary prepayment is not then permitted, the premium set forth in the Indenture.

  No Holder has the right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the Holders of at least 25% in principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice, and the Trustee has not within such 15-day period received directions inconsistent with such written request by Holders of a majority in principal amount of the outstanding Notes. Such limitations do not apply, however, to suits instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. In case an Event of Default shall occur and be continuing, the Trustee will exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to certain provisions of the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders unless they have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. The Trustee may withhold from Holders notice of any continuing default (except a default in payment) if it determines in good faith that the withholding of such notice is in the interest of such Holders.

  The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (viii) of the description above of Events of Default, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

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

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or the Escrow and Disbursement Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

    (i) the rights of Holders of outstanding Notes to receive solely from trust funds payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be;

    (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (iii) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

    (iv) the Legal Defeasance provisions of the Indenture.

  In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described above under "Events of Default" will no longer constitute Events of Default with respect to the Notes. In the event of Legal Defeasance or Covenant Defeasance, the security interests described above under "Security" will be released.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

    (a) the Company must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes, on the stated maturity or on the applicable optional redemption date, as the case may be, without reinvestment of the deposited U.S. Government Securities and other deposited monies;

    (b) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (c) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

    (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

    (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

    (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

    (h) the Company delivers to the Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 123 days following the deposit (or, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code or
  Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or
  (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

    (i) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee or Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of it for all purposes.

MODIFICATION OF INDENTURE OR NOTES

  From time to time, the Company and the Trustee, without the consent of the Holders of the Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders. The Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel in executing any supplemental indenture. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder of the Notes affected thereby, no amendment may:

    (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (ii) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or change the date on which any Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

    (iii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

    (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default relating solely to the principal or interest that has become due solely because of the acceleration);

    (v) make any Note payable in money other than that stated in the Notes;

    (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes on or after the due date thereof or to bring suit to enforce such payment;

    (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the captions "Offer to Purchase Upon Change of Control" and "Certain Covenants -- Limitation on Asset Sales");

    (viii) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

    (ix) make any change in the foregoing amendment and waiver provisions; or

    (x) directly or indirectly release Liens on all or substantially all of the Collateral except as permitted by the Escrow and Disbursement Agreement.

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

GOVERNING LAW

  The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used herein and in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person or Indebtedness incurred by such Person in connection with the acquisition of assets, including, without limitation, Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above or (iii) any Person in which such Person has, directly or indirectly, a 5% or greater voting or economic interest or the power to control. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Annualized Cash Flow Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person to the Annualized EBITDA of such Person for the relevant period.

  "Annualized EBITDA" as of any date of determination means the aggregate amount of EBITDA for the most recent fiscal quarter for which financial information has been filed with the Commission multiplied by four; provided, however, that (i) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Annualized EBITDA is an incurrence of Indebtedness (including Acquired Debt), EBITDA for such fiscal quarter will be calculated after giving effect on a pro forma basis to (a) such Indebtedness, as if such Indebtedness had been incurred on the first day of such fiscal quarter and (b) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such fiscal quarter, (ii) if since the beginning of such fiscal quarter the Company or any Subsidiary of the Company has made any Asset Sale, EBITDA for such fiscal quarter will be (a) reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such fiscal quarter or (b) increased by an amount equal to EBITDA (if negative) directly attributable thereto for such fiscal quarter and (iii) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Person which becomes a Subsidiary of the Company as a result of such Investment or an Investment in an existing Subsidiary with the result that such Investment will result in the consolidation of a greater percentage of such Subsidiary's Consolidated Net Income (other than a transfer of operating assets from the Company or one Subsidiary to another Subsidiary) or has made an acquisition of assets (other than from the Company or another Subsidiary of the Company), including any acquisition of assets occurring in connection with a transaction causing a calculation of Annualized EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such fiscal quarter will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such fiscal quarter. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or an Investment, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, however, that such officer shall apply in his calculations the historical EBITDA associated with such assets for the most recent fiscal quarter for which financial information is available. If any Indebtedness (including Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

  "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than (i) a disposition of property or assets at Fair Market Value in the ordinary course of business, (ii) a disposition that constitutes a Restricted Payment and (iii) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-Owned Subsidiary.

  "AWS Transaction" means the acquisition by the Company of the capital stock of American Wireless Cable Systems, Inc., a Delaware corporation, and the acquisition by the Company of the assets of Wireless Cable TV Associates #38 and of Fort Worth Wireless Cable TV Associates for consideration comprised of Equity Interests of the Company.

  "Bankruptcy Code" means Title 11, United States Code, as amended.

  "Bank Indebtedness" means loans made by banks, trust companies and other institutions principally engaged in the business of lending money to businesses to the Company or a Subsidiary under a credit facility, loan agreement or similar agreement.

  "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and
(ii) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

  "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions are required to close in the State of New York or Texas.

  "CableMaxx Transaction" means the acquisition by the Company of the capital stock of CableMaxx, Inc., a Delaware corporation ("CableMaxx"), for consideration comprised of Equity Interests of the Company or the acquisition by the Company of the assets of CableMaxx related to the Amarillo, Athens, Lubbock and Sherman/Denison, Texas markets for either $2.4 million or the fair market value of such assets in cash.

  "Call Markets" means Fanning Springs, Florida; Leesburg, Florida; and Lake City, Florida.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

  "Capital Stock" means any and all shares, interests, participations, warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether outstanding on the date of issuance of the Notes or thereafter issued, including any Preferred Stock.

  "Change of Control" means the occurrence of any of the following events:

    (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of (a) more than 35% of the total Voting Stock or Equity Market Capitalization of the Company or (b) a greater percentage of the voting power of the total Voting Stock of the Company than that represented by the voting power of the Voting Stock of the Company then beneficially owned, in the aggregate, by the Permitted Holders; or

    (ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof the stockholders of the Company immediately prior to the date of such transaction cease to own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee corporation, or Persons owning a majority of the Voting Stock of the Company immediately prior to such transaction cease to own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee corporation; or

    (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

    (iv) the Company adopts a plan of liquidation or dissolution.

  "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Consolidated Income Tax Expense" for any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations of such Person and its consolidated Subsidiaries with respect to such period in accordance with GAAP.

  "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: the amount of interest in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), and the interest component of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP, provided that each of the foregoing shall only be included in the calculation of Consolidated Interest Expense to the extent such amounts reduce Consolidated Net Income for such period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP, provided that there shall be excluded (i) the Net Income of any Person (other than a consolidated Subsidiary) in which such Person or any of its consolidated Subsidiaries has a joint interest with a third party, including, without limitation, interests accounted for on the equity method, except to the extent of the amount of dividends or distributions actually paid to such Person or its consolidated Subsidiary during such period; (ii) except to the extent includable pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (iii) the Net Income (if positive), or any portion thereof, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that (A) the Company's equity in the Net Income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) without duplication, any gains or losses attributable to Asset Sales; (v) Net Income (if positive), arising from the adoption of changes in accounting policy to comply with GAAP or voluntarily by the Company with the consent of its independent auditors that so qualify under Regulation S-X of the Securities Act; (vi) Net Income arising for periods prior to the date of a transaction in connection with the accounting treatment for a merger, combination or consolidation under the pooling of interests method; and (vii) foreign currency translation gains and losses.

  "Contributed Markets" means Bedias/Huntsville, Texas; Freeport, Texas; Milano, Texas; Baton Rouge, Louisiana; Ferriday, Louisiana; Holly Ridge, Louisiana; Jena, Louisiana; Leesville, Louisiana; Monroe, Louisiana; Natchitoches, Louisiana; Ruston, Louisiana; Alberta/Salem, Alabama; Ariton, Alabama; Bankston, Alabama; Bucks, Alabama; Six Mile, Alabama; Society Hill, Alabama; Tharpton, Alabama; Village Springs, Alabama; Charing, Georgia; Groveland, Georgia; Hoggards Mill, Georgia; Jeffersonville, Georgia; Mathews, Georgia; Tarboro, Georgia; Valdosta, Georgia; Ocala, Florida; and Tallahassee, Florida.


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

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in the covenant described under "Offer to Purchase Upon Change of Control" and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the covenant described under "Offer to Purchase Upon Change of Control."

  "EBITDA" for any period means the Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP for such period and (iv) all other non-cash charges (other than noncash charges which require an accrual of or reserve for cash charges in future periods), and less any non-cash items which have the effect of increasing Consolidated Net Income for such period.

  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

  "Equity Market Capitalization" of any Person means, as of any day of determination, the product of (a) the aggregate number of outstanding shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by an independent investment banking firm of national repute.

  "Escrow Account" means an escrow account for the deposit of approximately $24.1 million of the net proceeds from the sale of the Units under the Escrow and Disbursement Agreement.

  "Escrow Agent" means Bankers Trust Company, as Escrow Agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such agreement.

  "Escrow and Disbursement Agreement" means the Escrow and Disbursement Agreement, dated as of the date of the Indenture, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement of funds from the Escrow Account, as amended.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.


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

  "Existing Indebtedness" means the Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or
(ii) entered into the purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (unless such Guarantee shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

  "Indebtedness" of any Person means, without duplication: (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor or any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (the amount of Indebtedness represented by any Disqualified Stock will be the liquidation preference, plus accrued and unpaid dividends); (vi) to the extent not otherwise included, Interest Rate Agreements; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment for which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided that if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.


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

  "Interest Rate Agreement" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Investments" means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and (ii) all acquisitions by such Person of assets to be used in the Wireless Cable Business (other than any such acquisitions of equipment made in the ordinary course of such Person's business and other than any acquisition or lease (and any deposit required to be made in connection therewith) of additional channel rights on or after the Issue Date in any wireless cable market listed in the offering memorandum relating to the issuance of the Units or any wireless cable market or "Basic Trading Area" (as defined by Rand McNally) in which the Company and its Restricted Subsidiaries
(A) as of the date of the Indenture, have channel rights, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing, or (B) as of the date of such acquisition or lease, have rights with respect to at least eight wireless cable channels, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing).

  "Issue Date" means the date on which Notes are first authenticated and issued.

  "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, lease, easement, restriction, covenant, right-of-way, charge, encumbrance or other similar lien of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Marketable Securities" means (i) U.S. Government Securities maturing not more than two years after the date of acquisition; (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's; (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

  "Moody's" means Moody's Investors Service Inc. and its successors.

  "Net Cash Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (excluding, without limitation, any consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such property or assets or received in any other noncash form), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), any relocation expenses incurred as a result thereof, Federal, state, provincial, foreign and local taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), title and recording tax expenses, and in each case net of appropriate amounts to be provided by the Company or its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any

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

indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Notes) and net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a release of such Lien or a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments required to be made to minority interests holders in Subsidiaries or joint ventures as a result of such Asset Sale. Net Cash Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary to cash.

  "Net Income" of any person for any period means the net income (loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary gains and losses as determined in accordance with GAAP shall be excluded.

  "Net Proceeds" means, with respect to any issuance or sale of Equity Interests, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts and commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Opinion of Counsel" means an opinion in writing signed by legal counsel reasonably satisfactory to the Trustee.

  "Permitted Designee" means (i) a spouse, child or grandchild (whether such relationship arises from birth, adoption or through marriage) of a Permitted Holder, (ii) any trust, corporation, partnership or other entity, a majority in interest of the beneficiaries, stockholders, partners or owners (direct or beneficial) of which are Permitted Holders and/or Persons of the type referred to in clause (i) above or (iii) any Person so long as a Permitted Holder owns at least 50% of the Voting Stock of such Person.

  "Permitted Holders" means Hunt Capital Group L.L.C. and its Affiliates, David E. Webb and L. Allen Wheeler and their Permitted Designees.

  "Permitted Investment" means (a) any Investments by the Company in a Subsidiary (provided that, in the case of Wholly-Owned Subsidiaries, if such Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary (except by reason of the sale by the Company or its Wholly-Owned Subsidiary of the Equity Interests therein), then any Investment in such Subsidiary will be deemed to be a Restricted Payment at the time of such event determined in accordance with the "Limitation on Restricted Payments" covenant); and (b) any Investments in Marketable Securities.

  "Permitted Liens" means:

    (i) Liens on (x) the Escrow Account and all funds and securities therein securing only the Notes equally and ratably or (y) other assets of the Company or any Subsidiary thereof securing only the Notes equally and ratably;

    (ii) Liens to secure Bank Indebtedness incurred by the Company or the Subsidiaries in compliance with the "Limitation on Indebtedness" covenant and Guarantees incurred by the Subsidiaries in compliance with clause (iv) of the second paragraph of "Certain Covenants -- Limitation on Indebtedness" executed in connection therewith;

    (iii) Liens on the property of the Company or its Subsidiaries created solely for the purpose of securing purchase money obligations incurred in compliance with the Indenture; provided that (a) such property so

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

  acquired is for use in lines of business related to the Company's or its Subsidiaries' business as it exists immediately prior to the issuance of the related Indebtedness, (b) no such Lien shall extend to or cover other property or assets of the Company and its Subsidiaries other than the respective property so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets;

    (iv) Liens on the property or assets of a Subsidiary acquired after the Issue Date or on property or assets acquired in an asset purchase transaction with a Person that is not an Affiliate created solely to secure the obligations that financed the acquisition of such Subsidiary or such property and assets; provided that (a) no such Lien shall extend to or cover property or assets of the Company and its Subsidiaries other than the property or assets of the Subsidiary so acquired or the property or assets so acquired and (b) no such Lien shall extend to the Capital Stock of any Subsidiary so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall not exceed the original purchase price of such Subsidiary or such property or assets;

    (v) Liens on the assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Subsidiaries and (b) do not extend to any other property of the Company or any of its Subsidiaries;

    (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as required by GAAP shall have been made therefor;

    (vii) Liens existing on the date of the Indenture;

    (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and

    (ix) extensions or renewals of any Liens referred to in clauses (i) through (viii) above, provided that such extension or renewal does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended or renewed.

Notwithstanding the foregoing, Permitted Liens may not extend to the Escrow Account or the Escrow and Disbursement Agreement.

  "Permitted Payments" means, with respect to the Company or any of its Subsidiaries, (a) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (b) any dividend, other distribution, loan or advance to the Company by any of its Subsidiaries or by a Subsidiary to another Subsidiary; (c) any defeasance, redemption, repurchase or other acquisition for value of any Indebtedness of the Company with the proceeds from the issuance of (i) Indebtedness which is subordinate to the Notes at least to the extent and in the manner as the Indebtedness to be defeased, redeemed, repurchased or otherwise acquired is subordinate in right of payment to the Notes; provided that (1) such newly-issued subordinated Indebtedness provides for no payments of principal by way of sinking fund, mandatory redemption, defeasance or otherwise by the Company or its Subsidiaries (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a Change of Control covenant which (x) is no more favorable to the holders of such Indebtedness than the provisions in favor of the Holders and
(y) such Indebtedness provides that the Company or its Subsidiaries will not repurchase such Indebtedness pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company upon a Change of Control) prior to the maturity of the Indebtedness being replaced and (2) the proceeds of such new Indebtedness are utilized for

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

such purpose within 45 days of issuance or (ii) Capital Stock (other than Disqualified Stock) issued in accordance with the provisions of the Indenture; and (d) the redemption or repurchase by a Wholly-Owned Subsidiary of its Capital Stock owned by the Company.

  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Strategic Equity Investor" means any Person that, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has an Equity Market Capitalization of at least $2 billion and is engaged in the business of (i) transmitting video, voice or data through wireless and other transmission facilities, (ii) creating, developing or packaging entertainment or communication programming or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above.

  "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of the outstanding Voting Stock (or other interests, including partnership interests) is owned directly or indirectly by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

  "S&P" means Standard & Poor's Corporation and its successors.

  "TechniVision Transaction" means the acquisition by the Company of the assets of TechniVision, Inc. for consideration comprised of Equity Interests of the Company.

  "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

  "Transactions" means the AWS Transaction, the CableMaxx Transaction, the TechniVision Transaction and the Wireless One Transaction, collectively.

  "U.S. Government Securities" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

  "Voting Stock" of any Person means all outstanding classes of Capital Stock of any entity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing (i) the then outstanding principal amount or stated value of such Indebtedness or Preferred Stock, as the case may be, into (ii) the total of the product obtained

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

by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, or preference in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

  "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding Capital Stock (other than directors' qualifying shares), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, of which is owned by the Company or another Wholly-Owned Subsidiary of the Company or a combination thereof.

  "Wireless Cable Business" means, when used in reference to any Person, that such Person, directly or indirectly, is engaged primarily in the business of
(i) transmitting video, voice or data primarily through wireless transmission facilities, (ii) utilizing wireless cable channels for any commercial purpose permitted by the FCC, (iii) creating, developing and packaging programming that may be used to satisfy educational programming requirements for ITFS channels and advertising, that, in either case, is transmitted over one or more of the Company's wireless cable channels or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i), (ii) or (iii) above.

  "Wireless Cable Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Wireless Cable Business.

  "Wireless One Transaction" means either (i) the transaction contemplated by the Letter of Intent dated July 17, 1995, between the Company and Wireless One Operating Company, a Delaware corporation ("Old Wireless One"), whereby, among other things, Wireless One, Inc., a newly-formed Delaware corporation ("Wireless One"), will acquire (A) all of the outstanding capital stock of Old Wireless One (which will retain all of its assets and liabilities except its wireless cable assets and certain related liabilities with respect to the Springfield, Missouri market which the Company will acquire) for consideration comprised of the Common Stock, $.01 par value per share (the "Wireless One Common Stock"), of Wireless One and (B) the wireless cable assets and related liabilities of certain Subsidiaries of the Company with respect to the Contributed Markets for consideration comprised of Wireless One Common Stock and promissory notes of Wireless One, or (ii) the transaction contemplated by the Letter Agreement dated September 11, 1995 between the Company and Old Wireless One, whereby, among other things, a newly-formed limited liability company ("Wireless One LLC") will acquire (x) all of the assets of Old Wireless One for consideration comprised of interests in Wireless One LLC and
(y) all of the wireless cable assets and related liabilities of certain Subsidiaries of the Company with respect to the Contributed Markets for consideration comprised of interests in Wireless One LLC and promissory notes of Wireless One LLC.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

  On November 30, 1994, the Company consummated the private placement of $40,150,000 in gross proceeds of the Convertible Notes, representing an aggregate principal amount payable at maturity of $62,351,722 to Jupiter and an accredited individual pursuant to the terms of the Note Purchase Agreement. The Convertible Notes were issued with an original issue discount of approximately 35.607% from the principal amount at the maturity thereof. The Convertible Notes mature November 1, 2004. The yield to maturity of the Convertible Notes will be 9% per annum (computed on a semi-annual bond equivalent basis). No periodic interest payments are due on the Convertible Notes prior to the Applicable Date, after which interest will be payable in cash semi-annually in arrears on each May 1 and November 1, commencing with the first such date after the Applicable Date, which shall be no later than November 30, 1999. The Convertible Notes may be converted to Common Stock at the option of the holders thereof at any time prior to maturity, unless previously redeemed by the Company, into the number of shares of Common Stock computed by dividing the accreted value thereof (or, if after the Applicable Date, the principal amount at maturity thereof plus accrued and unpaid interest) (the "Applicable Amount") by the Conversion Price of $15.34. The Conversion Price will not be adjusted for accrued original issue discount, but will be subject to adjustment upon the occurrence of certain events affecting the Common Stock. The Convertible Notes are redeemable, in whole or in part, at the option of the Company at any time on or after November 30, 1999, at a redemption price equal to the principal amount at maturity thereof plus accrued and unpaid interest, except that no such redemption may be made unless the market price of the Common Stock for 20 trading days within a period of 30 consecutive trading days ending no later than the fifth trading day preceding the redemption notice, which 20 trading days must include the thirtieth trading day of such period, exceeds 150% of the Conversion Price on each of such 20 trading days. The Note Purchase Agreement contains certain covenants that, among other things, limit or prohibit the ability of the Company and its subsidiaries to pay dividends, to liquidate or dissolve, to merge or sell all or substantially all of its assets, to sell or lease channel rights, to enter into a new business, to make certain acquisitions and to incur certain indebtedness.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of certain Federal income tax consequences of the exchange of Old Notes for New Notes pursuant to the Exchange Offer and of the ownership of the New Notes. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The following discussion assumes that holders will hold the New Notes, and have held the Old Notes, as capital assets.

  The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the Exchange Offer or of the purchase, ownership or disposition of the New Notes or that any such different position would not be sustained.

  The tax treatment of a holder of New Notes may vary depending on his or its particular situation or status. This summary does not address the tax consequences to taxpayers who are subject to special rules such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign entities and individuals, persons holding New Notes as a part of a hedging or conversion transaction or a straddle and holders whose "functional currency" is not the U.S. dollar, or aspects of Federal income taxation that may be relevant to a holder based upon such holder's particular tax situation. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws.

  EACH HOLDER SHOULD CONSULT HIS OR ITS OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR IT OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES PURSUANT TO THE EXCHANGE OFFER AND OF THE OWNERSHIP OF NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

  Although the matter is not entirely free from doubt, the exchange of an Old Note for a New Note pursuant to the Exchange Offer should not be treated as an exchange or otherwise as a taxable event for Federal income tax purposes. Accordingly, the New Notes should have the same issue price as the Old Notes and each holder should have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the Exchange Offer.

  Notwithstanding the foregoing, the IRS might attempt to treat the Exchange Offer as an "exchange" for Federal income tax purposes. In such event, the Exchange Offer could be treated as a taxable transaction in which case a holder could be required to recognize gain or loss equal to the difference between such holder's tax basis in the Old Notes and the issue price of the New Notes, and the amount of original issue discount ("OID") on such New Notes, if any, could be different from the amount of OID on the Old Notes. In addition, if the issue price of the New Notes is deemed to be less than the adjusted issue price of the Old Notes, the Company could recognize cancellation of indebtedness income in an amount equal to such difference. The following assumes that the exchange of an Old Note for a New Note will not be treated as an exchange, and that the New Notes and Old Notes will be treated as the same instruments for Federal income tax purposes.

NEW NOTES

  Payments of Interest; Original Issue Discount. Holders of the New Notes will be required to include payments of qualified stated interest (as defined below) received thereon in taxable income in accordance with their respective methods of accounting. In addition, because the Old Notes were issued with OID, the New Notes will also bear OID that holders will be required to include in income on a yield-to-maturity basis over the term of the New Notes. As a result, a holder will generally realize taxable income with respect to the New Notes as the OID accrues, regardless of the holder's method of accounting.

  Pursuant to final Treasury Regulations regarding OID (the "OID Regulations"), a debt instrument bears OID if its "stated redemption price at maturity" exceeds its "issue price." The stated redemption price at maturity of a New Note will equal its principal amount. The issue price of the New Notes will equal the issue price of the Old Notes, that was determined by allocating the issue price of the Units between their component parts based on their relative fair market values. The holder of an investment unit must use the issuer's allocation unless the holder discloses on its Federal income tax return for the year that includes the acquisition date of such Unit that it plans to use an allocation that is inconsistent with the issuer's allocation. The Company allocated $958 to each $1,000 principal amount of Old Notes and $42 to the six Warrants comprising each Unit and has used such allocation to determine that the issue price of the Old Notes is $958 for each $1,000 principal amount. Such allocation is not binding on the IRS.

  Taxation of Original Issue Discount. Each holder of a New Note will be required to include in gross income an amount equal to the sum of the "daily portions" of the OID of the New Note for all days during the taxable year in which such holder holds the New Note ("accrued OID") without regard to when the cash attributable to such income is received. The daily portion of the OID is determined by allocating to each day in any "accrual period" a pro rata portion of OID allocable to that accrual period. The "accrual period" for a debt instrument may be of any length and may vary in length over the terms of the New Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of the New Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusting for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. Special rules apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a New Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium, as described below) and reduced by any payments made on such New Note on or before the first day of the accrual period. Under these rules, a holder of a New Note will have to include in income increasingly greater amounts of OID in successive accrual periods.

  In general, the Company is required to furnish certain information to the IRS, and will furnish annually to record holders of the New Notes, other than corporations and other exempt holders, information with respect to OID accruing during the calendar year, as well as interest paid during that year. This information will be based upon the adjusted issue price of the debt instrument as if the holder were the original holder of the debt instrument. In addition, each New Note will bear a legend setting forth the issue date, the issue price, the total amount of OID, the yield to maturity and certain other information, or such legend will indicate how a holder can receive such information.

  Subsequent holders who purchase New Notes for an amount other than the adjusted issue price, and/or on a date other than the end of an accrual period, will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for Federal income tax purposes. The subsequent purchaser's aggregate includible income may vary depending upon the amount paid for the New Note. See "Acquisition Premium of a Subsequent Purchaser" and "Market Discount of a Subsequent Holder" below.

  Effect on Original Issue Discount of Optional Redemption and Offer to Redeem. In the event of a Change of Control or in the event of certain asset sales, the Company will be required, subject to certain conditions, to offer to redeem all of the New Notes. The OID Regulations provide that a required redemption upon the occurrence of a contingent event such as a change of control or asset sale will not affect the yield or maturity date of the New Note unless, based on all of the facts and circumstances as of the issue date, it is more likely than not that the contingent event will occur. In addition, the Company may elect to redeem all or some of the New Notes at any time after April 15, 1999. The OID Regulations provide that an issuer will be deemed to exercise an optional redemption right with respect to a debt instrument if so doing would reduce the yield to maturity of such debt instrument. The Company does not believe that pursuant to the OID Regulations any of the redemption provisions of the New Notes described above should affect the computation of the yield to maturity of any New Note and will treat the New Notes accordingly.

  Acquisition Premium of a Subsequent Purchaser. An acquisition premium will exist if a subsequent purchaser purchases a New Note at a cost that is in excess of its "adjusted issue price" (as defined above), but less than or equal to the sum of all amounts payable on the New Note after the purchase date. A subsequent holder of a New Note who purchases the New Note at an acquisition premium may reduce the OID otherwise includible in gross income. This reduction of OID for a taxable period is equal to the product of (i) the OID includible in gross income for such taxable period (as otherwise determined) and (ii) a fraction, the numerator of which is the excess of the cost of the New Note over its adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the New Note after the purchase date, other than qualified stated interest, over the New Note's adjusted issue price. The holder of a New Note purchased at an acquisition premium is permitted to elect to compute OID accruals by treating the purchase as a purchase at original issue and applying a constant yield method.

  Market Discount of a Subsequent Holder. If a subsequent holder of a New Note that was purchased at a "market discount" thereafter realizes gain upon its disposition or retirement, such gain will be taxed as ordinary income to the extent of the market discount that has accrued on a straight-line basis (or on a constant interest rate basis, if such basis of accrual has been elected by the holder under Section 1276(b) of the Code) while the debt instrument was held by such holder. "Market discount" with respect to a New Note is the amount by which the "revised issue price" of a New Note (i.e., the issue price increased by the portion of OID previously included in the gross income of prior holders, determined without regard to any reduction of OID attributable to any acquisition premium) exceeds the holder's basis in the New Note immediately after acquisition (unless such excess is less than 0.25% of the stated redemption price at maturity of the New Note multiplied by the number of complete years from acquisition by such holder to maturity, in which case there is no "market discount"). If a subsequent holder makes a gift of a New Note, accrued market discount, if any, will be recognized as if such holder had sold such New Note for a price equal to its fair market value. The market discount rules also provide that a holder who acquires a New Note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such New Note until the holder disposes of the New Note in a taxable transaction.

  The New Notes provide for optional redemption, in whole or in part, and, in the case of Change of Control, a mandatory offer to redeem, prior to maturity. If the New Notes were redeemed, a holder generally would be required to include in gross income as ordinary income, for Federal income tax purposes, the portion of the payment that is attributable to accrued market discount on the New Notes, if any.

  A holder of New Notes acquired at a market discount may elect to include market discount in gross income, for Federal income tax purposes, as the discount accrues either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of New Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments, and with respect to the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

  Sale, Exchange, Redemption, Retirement or Other Disposition of New Notes. In general, subject to the market discount provisions discussed above, the holder of a New Note will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of such debt instrument measured by the difference between (i) the amount of cash and fair market value of property received in exchange therefor and (ii) the holder's adjusted tax basis in such debt instrument.

  A holder's initial tax basis in a New Note will be equal to the issue price allocated to such New Note. See "Payments of Interest; Original Issue Discount" above. The holder's initial tax basis in a New Note will be increased from time to time by the portion of OID previously included in gross income to the date of disposition (and the accrual of market discount, if any, that the holder has previously elected to include in gross income on an annual basis) and decreased from time to time to reflect the receipt of any payments on such New Note.

  Any gain or loss on the sale, exchange, redemption, retirement or other disposition of a New Note should be capital gain or loss (except as discussed in "Market Discount of a Subsequent Holder" above), provided the New Note was a capital asset in the hands of the holder. Any capital gain or loss will be long-term capital gain or loss if the debt instrument had been held for more than one year and otherwise will be short-term capital gain or loss.

BACKUP WITHHOLDING

  The backup withholding rules require a payor to deduct and withhold a tax if
(i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed to report properly the receipt of "reportable payments" on several occasions and the IRS has notified the payor that withholding is required or (iv) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to withholding under Section 3406 of the Code. If any one of the events discussed above occurs, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the New Notes. A "reportable payment" includes, among other things, interest actually paid and OID in respect of a New Note and amounts paid through brokers in retirement of a New Note. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's Federal income tax, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax exempt organizations) are not subject to the backup withholding and information reporting requirements. A holder should consult his or its tax advisor as to his or its qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                             PLAN OF DISTRIBUTION

  Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Accordingly, any holder who is an affiliate of the Company or any holder using the Exchange Offer to participate in a distribution of the New Notes will not be able to rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 120 days from the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until        , 1996 (90 days from the date
of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 120 days from the date of this Prospectus, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any holder in connection with resales of the New Notes). The Company has agreed to indemnify the Initial Purchasers and any broker-dealers participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the New Notes will be passed upon for the Company by O'Sullivan Graev & Karabell, LLP, New York, New York.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company as of December 31, 1993 and 1994, and for each of the years in the three-year period ended December 31, 1994, and the balance sheets of Cross Country Division as of December 31, 1993 and 1994, and the related statements of operations and division equity and cash flows for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994 have been included herein and in the Registration Statement of which this Prospectus forms a part in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The report of KPMG Peat Marwick LLP covering the financial statements of Cross Country Division contains an explanatory paragraph that refers to a business combination in 1994 accounted for as a purchase involving assets comprising a portion of Cross Country Division. As a result of the acquisition, financial information of Cross Country Division for periods after August 18, 1994 is presented on a different cost basis than that for periods before August 18, 1994 and, therefore, such information is not comparable.

  The financial statements of Technivision as of May 31, 1995 and 1994, and for each of the years in the three-year period ended May 31, 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the May 31, 1995, financial statements contains an explanatory paragraph that states that the Technivision recurring losses from operations and excess of current liabilities over current assets raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

  The consolidated balance sheets as of June 30, 1994 and 1995 and the consolidated statements of operations, stockholders' equity and cash flows of CMAX for the period December 18, 1992 to June 30, 1993 and the fiscal years ended June 30, 1994 and 1995, and of the CMAX Predecessor for the period commencing July 1, 1992 to December 17, 1992, included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as indicated in their report with respect thereto, which includes an explanatory paragraph which states that specified circumstances raise substantial doubt about CMAX's ability to continue as a going concern, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The financial statements of American Wireless Systems, Inc. included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

  The consolidated financial statements of Fort Worth Wireless Cable T.V. Associates included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report which includes an explanatory paragraph that describes factors raising substantial doubt about the Company's ability to continue as a going concern.

  The consolidated financial statements of Wireless Cable TV Associates #38 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report which includes an explanatory paragraph that describes factors raising substantial doubt about the Company's ability to continue as a going concern.

  The combined financial statements of RuralVision Central, Inc. and RuralVision South, Inc. included in this Prospectus have been included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, appearing herein and upon the authority of said firm as experts in accounting and auditing.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
              AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS:
Heartland Wireless Communications, Inc.:
  Independent Auditors' Report............................................  F-3
  Consolidated Balance Sheets as of December 31, 1993 and 1994 and
   September 30, 1995 (unaudited).........................................  F-4
  Consolidated Statements of Operations for the years ended December 31,
   1992, 1993 and 1994 and for the nine months ended September 30, 1994 and 1995 (unaudited)...................................................  F-5
  Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1992, 1993 and 1994 and for the nine months ended
   September 30, 1995 (unaudited).........................................  F-6
  Consolidated Statements of Cash Flows for the years ended December 31,
   1992, 1993 and 1994 and for the nine months ended September 30, 1994 and 1995 (unaudited)...................................................  F-7
  Notes to Consolidated Financial Statements..............................  F-8
American Wireless Systems, Inc.:
  Report of Independent Public Accountants................................ F-23
  Balance Sheets as of December 31, 1993 and 1994 and September 30, 1995
   (unaudited)............................................................ F-24
  Statements of Operations for the ten months ended December 31, 1992, the years ended December 31, 1993 and 1994 and for the nine months ended
   September 30, 1994 and 1995 (unaudited)................................ F-25
  Statements of Stockholders' Equity for the ten months ended December 31,
   1992, the years ended December 31, 1993 and 1994 and for the nine months ended September 30, 1995 (unaudited)............................ F-26
  Statements of Cash Flows for the ten months ended December 31, 1992, the years ended December 31, 1993 and 1994 and for the nine months ended
   September 30, 1994 and 1995 (unaudited)................................ F-27
  Notes to Financial Statements........................................... F-28
Fort Worth Wireless Cable T.V. Associates:
  Report of Independent Public Accountants................................ F-40
  Consolidated Balance Sheets as of December 31, 1993 and 1994 and
   September 30, 1995 (unaudited)......................................... F-41
  Consolidated Statements of Operations for the years ended December 31,
   1992, 1993 and 1994 and for the nine months ended September 30, 1994 and 1995 (unaudited)................................................... F-42
  Consolidated Statements of Partners' Equity for the years ended December
   31, 1992, 1993 and 1994 and for the nine months ended September 30,
   1995 (unaudited)....................................................... F-43
  Consolidated Statements of Cash Flows for the years ended December 31,
   1992, 1993 and 1994 and for the nine months ended September 30, 1994 and 1995 (unaudited)................................................... F-44
  Notes to Consolidated Financial Statements.............................. F-45
Wireless Cable T.V. Associates #38:
  Report of Independent Public Accountants................................ F-50
  Consolidated Balance Sheets as of December 31, 1993 and 1994 and
   September 30, 1995 (unaudited)......................................... F-51
  Consolidated Statements of Operations for the ten months ended December
   31, 1992, the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1994 and 1995 (unaudited)................... F-52
  Consolidated Statements of Partners' Equity for the ten months ended
   December 31, 1992, the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995 (unaudited)....................... F-53
  Consolidated Statements of Cash Flows for the ten months ended December
   31, 1992, the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1994 and 1995 (unaudited)................... F-54
  Notes to Consolidated Financial Statements.............................. F-55

                                                                          PAGE
                                                                          -----
CableMaxx, Inc. and Supreme Cable Co., Inc. and Subsidiaries:
  Report of Independent Accountants......................................  F-61
  Consolidated Balance Sheets as of June 30, 1994 and 1995, and September
   30, 1995 (unaudited)..................................................  F-62
  Consolidated Statements of Operations for the period of July 1, 1992 to
   December 17, 1992, the period of December 18, 1992 to June 30, 1993, the years ended June 30, 1994 and 1995, and the three month periods ended September 30, 1994 and 1995, (unaudited)........................  F-63
  Consolidated Statements of Stockholders' Equity for the period of
   December 18, 1992 to June 30, 1993, the years ended June 30, 1994 and
   1995, and the three month period ended September 30, 1995,
   (unaudited)...........................................................  F-64
  Consolidated Statements of Cash Flows for the period of July 1, 1992 to
   December 17, 1992, the period of December 18, 1992 to June 30, 1993, the years ended June 30, 1994 and 1995, and the three month periods ended September 30, 1994 and 1995, (unaudited)........................  F-65
  Notes to Consolidated Financial Statements.............................  F-66
TechniVision, Inc.
  Independent Auditors' Report...........................................  F-75
  Balance Sheets as of May 31, 1994 and 1995 and November 30, 1995
   (unaudited)...........................................................  F-76
  Statements of Operations for the years ended May 31, 1993, 1994 and
   1995 and for the six months ended November 30, 1994 and 1995
   (unaudited)...........................................................  F-77
  Statements of Stockholders' Deficit for the years ended May 31, 1993,
   1994 and 1995 and for the six months ended November 30, 1995
   (unaudited)...........................................................  F-78
  Statements of Cash Flows for the years ended May 31, 1993, 1994 and
   1995 and for the six months ended November 30, 1994 and 1995
   (unaudited)...........................................................  F-79
  Notes to Financial Statements..........................................  F-80
UNAUDITED PRO FORMA FINANCIAL INFORMATION:
Heartland Wireless Communications, Inc.:
  Introduction to Unaudited Pro Forma Condensed Financial Statements for
   Consummated Events....................................................  F-85
  Unaudited Pro Forma Condensed Consolidated Balance Sheet for Consum-
   mated Events as of September 30, 1995.................................  F-86
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for
   Consummated Events for the year ended December 31, 1994...............  F-87
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for
   Consummated Events for the nine months ended September 30, 1995.......  F-88
  Notes to Pro Forma Statements for Consummated Events...................  F-89
RuralVision Central, Inc. and RuralVision South, Inc.:
  Report of Independent Certified Public Accounts........................  F-91
  Combined Balance Sheets as of December 31, 1992 and 1993 and August 18,
   1994 (unaudited)......................................................  F-92
  Combined Statements of Operations for the years ended December 31,
   1991, 1992 and 1993 and for the six months ended June 30, 1993 (unau-
   dited) and the period from January 1, 1994 to August 18, 1994 (unau-
   dited)................................................................  F-93
  Combined Statements of Stockholders' Deficit for the years ended Decem-
   ber 31, 1991, 1992 and 1993 and the period from January 1, 1994 to Au-
   gust 18, 1994 (unaudited).............................................  F-94
  Combined Statements of Cash Flows for the years ended December 31,
   1991, 1992 and 1993 and for the six months ended June 30, 1993 (unau-
   dited) and the period from January 1, 1994 to August 18, 1994 (unau-
   dited)................................................................  F-95
  Notes to Combined Financial Statements.................................  F-96
Cross Country Division:
  Independent Auditor's Report........................................... F-103
  Balance Sheets as of December 31, 1993 and 1994 and June 30, 1995 (un-
   audited).............................................................. F-104
  Statements of Operations and Division Equity for the year ended Decem-
   ber 31, 1993, the period from January 1, 1994 to August 18, 1994, the six months ended June 30, 1994 (unaudited), the period from August 19,
   1994 to December 31, 1994 and the six months ended June 30, 1995 (un-
   audited).............................................................. F-105
  Statements of Cash Flows for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994, the six months ended
   June 30, 1994 (unaudited), the period from August 19, 1994 to December
   31, 1994 and the six months ended June 30, 1995 (unaudited)........... F-106
  Notes to Financial Statements.......................................... F-107

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors
Heartland Wireless Communications, Inc.:

  We have audited the accompanying consolidated balance sheets of Heartland Wireless Communications, Inc. and subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heartland Wireless Communications, Inc. and subsidiaries as of December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas

March 3, 1995, except as to note 11 which is as of March 27, 1995

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                              DECEMBER 31
                                         -----------------------  SEPTEMBER 30,
                                            1993        1994          1995
                                         ----------  -----------  -------------
                                                                   (UNAUDITED)
Current assets:
 Cash and cash equivalents.............  $  815,305  $11,985,953  $ 37,155,064
 Restricted assets--investments in debt
  securities...........................         --           --     11,669,874
 Subscriber receivables, net of
  allowance for doubtful accounts of
  $25,082 in 1993, $122,901 in 1994 and
  $551,866 in 1995.....................      74,560      219,287     1,407,830
 Prepaid expenses and other............     300,967      829,790     1,981,640
 Note receivable (note 9)..............         --     2,000,000           --
 Assets held for sale (note 8).........         --    12,500,000     9,200,000
                                         ----------  -----------  ------------
  Total current assets.................   1,190,832   27,535,030    61,414,408
                                         ----------  -----------  ------------
Investment in joint venture (note 8)...         --    12,044,392           --
Systems and equipment, net (notes 2 and
 3)....................................   3,036,226   16,765,179    46,027,017
Leased license investment, net of
 accumulated amortization of $14,167 in
 1993, $179,593 in 1994 and $785,362 in
 1995 (note 8).........................   4,286,867   16,740,139    64,726,389
Excess of cost over fair value of net
 assets acquired, net of accumulated
 amortization of $80,815 in 1994 and
 $223,819 in 1995 (note 4).............         --     2,565,178     4,470,286
Restricted assets--investment in debt
 securities............................         --           --     13,077,340
Other assets, net......................     151,141    2,271,610    10,435,034
                                         ----------  -----------  ------------
                                         $8,665,066  $77,921,528  $200,150,474
                                         ==========  ===========  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable......................  $  522,240  $ 3,840,744  $  3,745,724
 Accrued expenses and other
  liabilities..........................     329,783    1,062,253     6,498,639
 Current portion of long-term debt
  (note 3).............................     338,851       19,918       616,610
                                         ----------  -----------  ------------
  Total current liabilities............   1,190,874    4,922,915    10,860,973
                                         ----------  -----------  ------------
Long-term debt, less current portion
 (note 3)..............................   1,253,678   40,485,934   139,428,429
Deferred income taxes (note 6).........         --     1,045,959     1,287,560
Other long-term liabilities............      13,520          --            --
Minority interests in subsidiaries
 (note 4)..............................   1,714,426    1,385,835       279,695
Stockholders' equity (note 5):
 Common stock, $.001 par value;
  authorized 50,000,000 shares, issued
  8,000,000 shares in 1993, 11,109,280
  shares in 1994 and 12,476,393 shares
  in 1995..............................       8,000       11,109        12,476
 Additional paid-in capital............   5,029,675   33,658,204    63,047,864
 Accumulated deficit...................    (545,107)  (3,588,428)  (14,766,523)
                                         ----------  -----------  ------------
  Total stockholders' equity...........   4,492,568   30,080,885    48,293,817
                                         ----------  -----------  ------------
Commitments and contingencies (notes 7,
 8 and 10).............................  $8,665,066  $77,921,528  $200,150,474
                                         ==========  ===========  ============

       See accompanying notes to consolidated financial statements.

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   NINE MONTHS
                                                                      ENDED
                              YEAR ENDED DECEMBER 31               SEPTEMBER 30
                          ---------------------------------  -------------------------
                            1992       1993        1994         1994          1995
                          --------  ----------  -----------  -----------  ------------
                                                                   (UNAUDITED)
Revenues................  $205,382  $  868,765  $ 2,229,494  $ 1,289,526  $  9,292,837
                          --------  ----------  -----------  -----------  ------------
Operating expenses:
 Systems operations.....    36,042     118,649      527,476      320,029     2,894,074
 Cost of goods sold.....       --      202,162      235,025      235,025           --
 Selling, general and
  administrative........   147,927     646,611    4,183,307    2,042,124     7,449,699
 Depreciation and amor-
  tization..............    34,919     138,560    1,097,668      418,960     3,966,120
                          --------  ----------  -----------  -----------  ------------
 Total operating ex-
  penses................   218,888   1,105,982    6,043,476    3,016,138    14,309,893
                          --------  ----------  -----------  -----------  ------------
 Operating loss.........   (13,506)   (237,217)  (3,813,982)  (1,726,612)   (5,017,056)
Other income (expense):
 Interest income........     1,185       9,610      379,654      189,308     2,044,092
 Interest expense.......    (1,392)    (82,916)    (589,767)    (128,789)   (8,908,459)
 Equity in losses of
  joint venture (note
  8)....................       --          --      (386,985)    (163,119)     (128,663)
 Other expense (notes 3,
  4 and 9)..............   (37,109)    (95,578)    (227,204)     (34,192)     (475,146)
                          --------  ----------  -----------  -----------  ------------
 Total other income (ex-
  pense)................   (37,316)   (168,884)    (824,302)    (136,792)   (7,468,176)
                          --------  ----------  -----------  -----------  ------------
 Loss before income tax-
  es....................   (50,822)   (406,101)  (4,638,284)  (1,863,404)  (12,485,232)
Income tax benefit (note
 6).....................       --          --     1,594,963      649,510     1,307,137
                          --------  ----------  -----------  -----------  ------------
 Net loss...............  $(50,822) $ (406,101) $(3,043,321) $(1,213,894) $(11,178,095)
                          ========  ==========  ===========  ===========  ============
Net loss per common
 share..................  $   (.01) $     (.05) $      (.30) $      (.13) $       (.96)
                          ========  ==========  ===========  ===========  ============

       See accompanying notes to consolidated financial statements.

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             COMMON STOCK
                          ------------------   ADDITIONAL    ACCUMULATED
                            SHARES   AMOUNT  PAID-IN CAPITAL   DEFICIT        TOTAL
                          ---------- ------- --------------- ------------  ------------
Balance, December 31,
 1991...................   8,000,000 $ 8,000   $   253,593   $    (88,184) $    173,409
Equity transactions of
 subsidiaries (note 4)..         --      --        881,235            --        881,235
Net loss................         --      --            --         (50,822)      (50,822)
                          ---------- -------   -----------   ------------  ------------
 Balance, December 31,
  1992..................   8,000,000   8,000     1,134,828       (139,006)    1,003,822
Formation of Heartland
 Wireless Communica-
 tions, Inc.
 (note 1)...............         --      --      3,000,000            --      3,000,000
Equity transactions of
 subsidiaries (note 4)..         --      --        807,472            --        807,472
Other (note 9)..........         --      --         87,375            --         87,375
Net loss................         --      --            --        (406,101)     (406,101)
                          ---------- -------   -----------   ------------  ------------
 Balance, December 31,
  1993..................   8,000,000   8,000     5,029,675       (545,107)    4,492,568
Issuance of common stock
 pursuant to initial
 public offering (note
 5).....................   2,415,000   2,415    22,349,798            --     22,352,213
Issuance of common stock
 for acquisitions (note
 4).....................     694,280     694     6,278,731            --      6,279,425
Net loss................         --      --            --      (3,043,321)   (3,043,321)
                          ---------- -------   -----------   ------------  ------------
 Balance, December 31,
  1994..................  11,109,280  11,109    33,658,204     (3,588,428)   30,080,885
Issuance of common
 stock, primarily for
 minority interests and
 other acquisitions (un-
 audited)...............   1,367,113   1,367    29,389,660            --     29,391,027
Net loss (unaudited)....         --      --            --     (11,178,095)  (11,178,095)
                          ---------- -------   -----------   ------------  ------------
 Balance, September 30,
  1995 (unaudited)......  12,476,393 $12,476   $63,047,864   $(14,766,523) $ 48,293,817
                          ========== =======   ===========   ============  ============

       See accompanying notes to consolidated financial statements.

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31                SEPTEMBER 30
                          -----------------------------------  -------------------------
                             1992        1993        1994         1994          1995
                          ----------  ----------  -----------  -----------  ------------
                                                                     (UNAUDITED)
Cash flows from operat-
 ing activities:
 Net loss...............  $  (50,822) $ (406,101) $(3,043,321) $(1,213,894) $(11,178,095)
 Adjustments to recon-
  cile net loss to net
  cash provided by (used
  in) operating activi-
  ties:
 Depreciation and amor-
  tization..............      34,919     138,560    1,097,668      418,960     3,966,120
 Deferred income tax
  benefit...............         --          --    (1,594,963)    (649,510)   (1,307,137)
 Accretion on convert-
  ible discount notes...         --          --       301,125          --      3,156,858
 Equity in losses of
  joint venture.........         --          --       386,985      163,119       128,663
 Other..................       5,100      65,668      (16,205)       7,890        12,216
 Changes in assets and
  liabilities:
  Subscriber receiv-
   ables................      (6,123)    (68,437)     (57,362)     (21,942)   (1,160,242)
  Inventories...........         --     (251,172)         --           --            --
  Prepaid expenses and
   other................      (6,496)   (395,300)    (656,061)    (308,385)     (765,834)
  Accounts payable, ac-
   crued expenses and
   other liabilities....      51,442     809,962    4,292,617      567,250     4,789,383
                          ----------  ----------  -----------  -----------  ------------
   Net cash provided by
    (used in) operating
    activities..........      28,020    (106,820)     710,483   (1,036,512)   (2,358,068)
                          ----------  ----------  -----------  -----------  ------------
Cash flows from invest-
 ing activities:
 Investment in joint
  venture...............         --          --   (12,431,379) (11,649,908)   (5,426,432)
 Proceeds from assets
  held for sale.........         --          --           --           --      3,323,250
 Purchases of systems
  and equipment.........    (604,082) (2,072,937) (12,414,501)  (4,011,480)  (25,575,252)
 Expenditures for leased
  licenses..............    (797,655) (3,068,084)  (3,354,471)  (2,465,265)   (1,592,024)
 Restricted assets --
  investment in debt se-
  curities..............         --          --           --    (7,283,777)  (24,747,214)
 Acquisitions...........         --          --   (16,300,000)         --    (11,422,814)
 Issuance of note re-
  ceivable..............         --          --    (2,000,000)         --            --
 Other..................         --          --           --           --     (2,250,000)
                          ----------  ----------  -----------  -----------  ------------
   Net cash used in in-
    vesting activities..  (1,401,737) (5,141,021) (46,500,351) (25,410,430)  (67,690,486)
                          ----------  ----------  -----------  -----------  ------------
Cash flows from financ-
 ing activities:
 Proceeds from issuance
  of common stock.......         --    2,000,000   22,352,213   22,283,365           --
 Proceeds from Units Of-
  fering................         --          --           --           --    100,000,000
 Proceeds from minority
  interest owners.......   1,430,900   1,553,355          --           --            --
 Purchase of minority
  interests.............         --          --    (1,608,895)  (1,408,858)          --
 Proceeds from short-
  term borrowings and
  notes payable.........         --    2,992,364   10,408,542   10,408,542     3,070,070
 Proceeds from convert-
  ible discount notes...         --          --    40,150,000
 Payments on short-term
  borrowings and notes
  payable...............         --     (399,835) (11,946,344)  (2,001,071)   (3,105,977)
 Payments to stockhold-
  ers and affiliates....    (523,493)   (727,189)         --           --            --
 Proceeds from stock-
  holders and affili-
  ates..................     578,035     479,480          --           --            --
 Debt issuance costs....         --          --    (2,395,000)    (495,000)   (4,783,975)
 Other..................         --          --           --           --         37,547
                          ----------  ----------  -----------  -----------  ------------
   Net cash provided by
    financing activi-
    ties................   1,485,442   5,898,175   56,960,516   28,786,978    95,217,665
                          ----------  ----------  -----------  -----------  ------------
Net increase (decrease)
 in cash and cash equiv-
 alents.................     111,725     650,334   11,170,648    2,340,036    25,169,111
Cash and cash equiva-
 lents at beginning of
 period.................      53,246     164,971      815,305      815,305    11,985,953
                          ----------  ----------  -----------  -----------  ------------
Cash and cash equiva-
 lents at end of peri-
 od.....................  $  164,971  $  815,305  $11,985,953  $ 3,155,341  $ 37,155,064
                          ==========  ==========  ===========  ===========  ============

       See accompanying notes to consolidated financial statements.

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   THREE YEARS ENDED DECEMBER 31, 1994

       (INFORMATION AS OF SEPTEMBER 30, 1995 AND FOR THE NINE-MONTH

         PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS UNAUDITED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business and History

  Heartland Wireless Communications, Inc. (the "Company") develops, owns and operates wireless cable television systems. The Company has wireless cable channel rights in various wireless cable television markets located primarily in the central United States. The Company's first operational system, located in Ada, Oklahoma, commenced operations in April 1992. Currently, the Company provides service in fifteen markets located in Texas, Oklahoma, Kansas and Louisiana. Systems in other markets are currently under construction and development by the Company.

 (b) Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Significant intercompany balances and transactions between the entities have been eliminated in consolidation.

  The Company was formed in October 1993 to succeed to the wireless cable businesses previously conducted by two of the current principal stockholders of the Company. The two stockholders contributed their ownership in all capital stock of entities engaged in the wireless cable businesses, including Wireless Communications, Inc. ("WCI") which was formed in September 1990. In addition, the stockholders agreed to lease all other wireless cable channel lease rights controlled by them to the Company and grant to the Company an option to purchase such channel rights at a nominal cost. The formation of the Company and consolidation of the existing wireless cable businesses has been accounted for as a combination of entities under common control in a manner similar to a pooling of interests. Accordingly, the Company's results of operations for periods prior to its formation include the results of operations of all wireless cable businesses previously conducted, either directly or indirectly, through various controlled entities of the stockholders, including WCI.

 (c) Systems and Equipment

  Systems and equipment are stated at cost and include the cost of transmission equipment as well as subscriber installations. Reception equipment on subscriber premises and costs associated with subscriber installations are capitalized. Upon subscriber disconnect, the Company continues to depreciate the full capitalized installation cost subsequent to the disconnection. Depreciation and amortization are recorded on a straight-line basis for financial reporting purposes over useful lives ranging from 6 to 10 years. Repair and maintenance costs are charged to expense when incurred; renewals and betterments are capitalized.

  Equipment awaiting installation consists primarily of accessories, parts and supplies for subscriber installations and is stated at the lower of average cost or market.

 (d) Leased License Investment

  Leased license investment includes costs incurred to acquire wireless cable channel rights. Costs incurred to acquire channel rights issued by the Federal Communications Commission ("FCC") are deferred and amortized ratably over estimated useful lives of 20 years beginning with inception of service in each respective market. As of December 31, 1994, approximately $12,040,000 of the leased license investment was not yet subject to amortization. The Company continually reevaluates the propriety of the carrying amounts of the leased license investment with respect to each market as well as the amortization period based on management's estimate of

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES the fair value of each market to determine whether current events and circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life.

 (e) Revenue Recognition

  Revenues from subscribers are recognized in the period of service. Revenues from the sale of subscriber premises equipment are recognized upon delivery of such equipment to a subscriber ($237,730 in 1994 and $213,005 in 1993). Installation fees are recognized upon origination of service to a subscriber to the extent of costs incurred to obtain subscribers. Installation revenues in excess of such costs will be deferred and amortized over six years.

 (f) Systems Operations

  Systems operations expenses consist principally of programming fees, channel lease costs, tower rental and other costs of providing services.

 (g) Income Taxes

  Deferred income taxes are recognized for the tax consequences in future years of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

 (h) Sales of Subsidiary Stock

  Gains and losses from the sales of stock by the Company's majority-owned subsidiaries are accounted for as equity transactions in consolidation.

 (i) Net Loss Per Common Share

  Net loss per common share is based on the net loss applicable to the weighted average number of common shares outstanding of 8,000,000 for the years ended December 31, 1992 and 1993, 10,041,000 for the year ended December 31, 1994 and 9,693,000 and 11,624,000 for the nine-month periods ended September 30, 1994 and 1995, respectively. The weighted average number of common shares outstanding in each period gives retroactive effect to an 8,000-for-one split of the Company's common stock (see note 5).

  Shares issuable upon exercise of stock options and warrants are antidilutive and have been excluded from the calculation. Fully-diluted loss per common share is not presented as it would not materially differ from primary loss per common share.

 (j) Statements of Cash Flows

  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

  During the years ended December 31, 1992 and 1993, the Company had noncash investing and financing activities. During 1992, an affiliate contributed systems and equipment in the amount of $133,403 for preferred stock in a subsidiary of the Company. During 1993, the Company acquired certain systems and equipment by assuming notes payable in the amount of $388,017, certain individuals contributed assets and services in the amount of $96,000 in exchange for common and preferred stock in certain of the Company's subsidiaries, and stockholders of the Company contributed certain equipment and channel rights in the amount of $114,511.

  Cash paid during 1993 and 1994 for interest was $67,124 and $296,596, respectively (none in 1992).

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

 (k) Interim Financial Information

  In the opinion of management, the accompanying unaudited consolidated condensed financial information of the Company contains all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of September 30, 1995, and the results of operations and cash flows for the nine months ended September 30, 1994 and 1995. These results are not necessarily indicative of the results to be expected for the full fiscal year.

(2) SYSTEMS AND EQUIPMENT

  Systems and equipment consists of the following at December 31, 1993 and 1994:

                                                         1993        1994
                                                      ----------  -----------
   Equipment awaiting installation................... $  336,920  $ 3,034,453
   Subscriber premises equipment and installation
    costs............................................    676,347    6,581,632
   Transmission equipment and system construction
    costs............................................  1,969,039    7,350,607
   Office furniture and equipment....................    139,946      406,936
   Buildings and leasehold improvements..............     70,286      145,550
                                                      ----------  -----------
                                                       3,192,538   17,519,178
   Accumulated depreciation and amortization.........   (156,312)    (753,999)
                                                      ----------  -----------
                                                      $3,036,226  $16,765,179
                                                      ==========  ===========

  As of December 31, 1994, equipment awaiting installation and approximately $914,000 of transmission equipment and system construction costs were not yet subject to depreciation.

(3) LONG-TERM DEBT

  Long-term debt at December 31, 1993 and 1994 consists of the following:

                                                            1993       1994
                                                         ---------- -----------
   Convertible subordinated discount notes.............. $      --  $40,451,125
   Notes payable........................................  1,592,529      54,727
                                                         ---------- -----------
                                                          1,592,529  40,505,852
   Less current portion.................................    338,851      19,918
                                                         ---------- -----------
                                                         $1,253,678 $40,485,934
                                                         ========== ===========

  On November 30, 1994, the Company consummated the private placement of $40,150,000 in gross proceeds of 9% Convertible Subordinated Discount Notes ("Convertible Notes") pursuant to the terms of a Note Purchase Agreement. The Convertible Notes accrete at a rate of 9% compounded semiannually, to an aggregate principal amount of $62.4 million at November 30, 1999. Thereafter, interest accrues at the rate of 9% per annum and is payable semiannually from November 30, 1999 or earlier upon the occurrence of a Material Default (as defined in the Note Purchase Agreement). The Convertible Notes mature on November 1, 2004 and are subordinated as to all existing and future indebtedness of the Company other than indebtedness that is expressly subordinated to the Convertible Notes. The Note Purchase Agreement contains covenants that, among other things, prohibit or limit the ability of the Company and its subsidiaries to pay dividends, to sell or lease channel rights, to make certain acquisitions and incur certain indebtedness.

  At the option of a holder, the Convertible Notes are convertible into common stock of the Company at $15.34 per share (the "Conversion Price"). The Convertible Notes are redeemable at the option of the Company

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES at any time on or after November 30, 1999 at 100% of the principal amount at maturity plus accrued and unpaid interest. However, such redemption right is only available if the market price of the Company's common stock exceeds 150% of the Conversion Price for a specified trading period. As the Convertible Notes have been outstanding for only a short period of time, the carrying amounts of borrowings outstanding at December 31, 1994 approximate estimated fair value.

  On March 31, 1994, the Company entered into an agreement with a bank for a $15,000,000 Revolving Credit Facility (the "Facility"). Outstanding borrowings under the Facility will bear interest at the bank's corporate base rate plus 1.5% per annum or LIBOR plus 4.0% per annum, at the Company's option. The Facility will be on a revolving basis for three years with all outstanding borrowings at the end of the third year converting to a term loan payable in equal quarterly installments over three years. The Company must pay an annual commitment fee of 3/8% per annum on the unused portion of the Facility. The total amount of borrowings under the Facility will be subject to certain limitations. Borrowings under the Facility will be secured by substantially all the Company's assets and the capital stock of the Company's subsidiaries. The Facility contains certain restrictive covenants that, among other things, require the Company to satisfy certain financial ratios, and limit the ability of the Company and its subsidiaries to pay dividends, repurchase Company stock and incur additional indebtedness. No amounts were outstanding under the Facility at December 31, 1994. Prior to borrowing any funds under the Facility, the Company would need to obtain a waiver from the bank of certain conditions and covenants relating to the sale of the Convertible Notes. The Company does not currently intend to borrow any funds under the Facility. The Company is actively pursuing alternative bank financing on terms, including an increased amount of a facility, which the Company believes are more favorable than those under the Facility.

  In 1994, the Company incurred a recapitalization charge of $205,575 that is included in other expense in the accompanying statement of operations. This charge related to costs incurred in connection with a rescinded offering of debt securities.

  Aggregate maturities of long-term debt as of December 31, 1994 for the five years ending December 31, 1999 are as follows: 1995--$19,918; 1996--$21,054 and 1997--$13,755.

(4) MINORITY INTERESTS

  In connection with the development of certain wireless cable television markets, the Company has sold stock in certain of its subsidiary companies principally for cash. Total consideration received from the sales of subsidiary stock amounted to $1,430,900 in 1992 and $1,553,355 in 1993. In addition to providing a portion of the cash necessary for market development, the sales of subsidiary stock were intended to provide for local community involvement and ownership in the related wireless cable systems. Minority ownership interests in the outstanding common stock of such subsidiary companies range from 5% to 49.9999%.

  As a result of the sales of subsidiary stock, the Company's investment in majority-owned subsidiaries increased by $881,235 in 1992 and $807,472 in 1993. Such increases have been recorded by the Company as additional paid-in capital in the accompanying consolidated statements of stockholders' equity. The Company has not provided deferred income taxes on such increases since the Company ultimately expects to recover its investments in the subsidiaries in a tax-free manner.

  Certain of the Company's subsidiaries have issued preferred stock, a portion of which is held by outside third parties. Preferred stock owned by outside third parties in the amounts of $453,935 at December 31, 1993 and 1994 has been reflected as minority interests in the accompanying consolidated balance sheets. Dividends on the preferred stock accrue at 8% of the stated value per share per year and are cumulative. Preferred stock dividends of the subsidiaries with respect to the third party ownership were $14,006 in 1992, $26,606 in 1993 and $36,315 in 1994 and are included in other expense in the accompanying statements of operations.

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

  In April 1994, the Company acquired all of the outstanding minority ownership interests held by the minority interest owner in six of the Company's majority-owned subsidiaries in exchange for the issuance by the Company of 650,000 restricted shares of common stock. As a result of the acquisition, the six subsidiaries became wholly-owned subsidiaries of the Company. Additionally, at various dates during 1994, the Company acquired minority interests in certain other subsidiaries for an aggregate of approximately $1,609,000 in cash and 44,280 restricted shares of common stock.

  The acquisitions of the minority ownership interests were accounted for as purchases. For financial reporting purposes, the total purchase price was approximately $7,882,000 and assumes a value per share of $8.93 to $10.75 for the restricted shares. The excess (approximately $2,646,000) of the purchase price over the fair value of the net identifiable assets acquired will be amortized on a straight-line basis over 20 years. Pro forma disclosures that include the effects of the acquisitions of the minority interests would not be materially different from historical information and have not been presented.

  In February 1995, the Company offered to exchange approximately 380,000 shares of its common stock for the minority interests in certain of its subsidiaries (the "Minority Interest Exchange Offer"). The exchange ratio with respect to each minority interest was determined by management of the Company based upon the estimated fair market value of each respective subsidiary. The Minority Interest Exchange Offer expired on March 15, 1995. On March 15, 1995, Heartland issued an aggregate of 304,038 shares of common stock in exchange for minority interests in 21 subsidiaries.

(5) STOCKHOLDERS' EQUITY

 (a) Change in Capital Structure

  On January 18, 1994, the board of directors filed a restated certificate of incorporation to increase the number of authorized shares of common stock to 50,000,000, change the common stock from $.01 par to $.001 par value and authorize 10,000,000 shares of preferred stock at $.01 par value per share. In addition, the Company effected an 8,000-for-one split of its common stock. The consolidated financial statements, including all references to the number of shares of common stock and all per share information, have been adjusted to reflect the common stock split and other changes in the capital structure on a retroactive basis.

 (b) Public Offering

  On April 28, 1994, the Company completed an initial public offering of 2,100,000 shares of its common stock. On June 9, 1994, the Company sold an additional 315,000 shares of common stock upon exercise by the underwriters of their over-allotment option. The aggregate net proceeds to the Company were approximately $22.3 million. The net proceeds have been used to repay indebtedness, construct operating systems, finance operating losses in certain markets and corporate overhead, acquire certain minority interests in subsidiaries, acquire or secure the Company's existing channel rights and fund a portion of the acquisition of certain RuralVision Joint Venture assets.

 (c) Stock Options

  In April 1994, the Company adopted the 1994 Employee Stock Option Plan which provides for the granting of options to purchase a maximum of 950,000 shares of common stock. Options may be granted to key employees at exercise prices of not less than 100% of the fair market value of the common stock on the date of grant. Options typically vest over a five-year period (although options granted to certain employees are 40% vested upon grant and vest an additional 20% per year over a three-year period) and expire at the end of option periods of not more than seven years.

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

  During 1994, the Company also adopted the 1994 Stock Option Plan for Non-Employee Directors which provides for the granting of options to purchase a maximum of 50,000 shares of common stock. Generally, each non-employee director will be granted on an annual basis an option to acquire 2,000 shares of common stock at exercise prices equal to the fair market value of the common stock on the date of grant. Options granted generally become exercisable in 25% cumulative annual installments beginning one year from the date of grant and expire at the end of option periods of not more than seven years.

  The following table summarizes the 1994 activity in stock options under these plans:

                                                       NUMBER OF
                                                        OPTIONS    PRICE RANGE
                                                       ---------  --------------
   Granted............................................  543,000   $10.50-$11.125
   Cancelled.......................................... (130,000)  $10.50
                                                       --------
     Outstanding at December 31, 1994.................  413,000   $10.50- 11.125
                                                       ========
     Exercisable at December 31, 1994.................  148,000   $10.50
                                                       ========

  As of December 31, 1994, 587,000 shares were available for grant under the stock option plans.

(6) INCOME TAXES

  Income tax benefit of $1,594,963 for the year ended December 31, 1994 consists of a deferred tax benefit.

  Income tax benefit for the years ended December 31, 1992, 1993 and 1994 differed from the amount computed by applying the U.S. federal income tax rate of 34% to loss before income taxes as a result of the following:

                                               1992      1993        1994
                                             --------  ---------  -----------
   Computed "expected" tax benefit.......... $(17,299) $(138,074) $(1,577,017)
   Amortization of goodwill.................      --         --        27,540
   State tax benefit, net...................      --         --      (103,500)
   Loss for which no tax benefit was recog-
    nized...................................   17,299    138,074       58,014
                                             --------  ---------  -----------
                                             $    --   $     --   $(1,594,963)
                                             ========  =========  ===========

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 and 1994 are presented below:

                                                          1993        1994
                                                        ---------  ----------
   Deferred tax assets:
     Accounts receivable, principally due to allowance
      for doubtful accounts............................ $   8,528  $   45,473
     Basis differences between assigned values and tax
      bases of stock of subsidiaries...................       --      791,453
     Investment in joint venture.......................       --      609,668
     Accretion on Convertible Notes ...................       --      115,486
     Leased license investment, principally due to
      start-up costs not yet deductible for tax
      purposes.........................................   120,538     120,538
     Net operating loss carryforwards..................   136,359   1,082,567
                                                        ---------  ----------
       Total gross deferred tax assets.................   265,425   2,765,185
     Less valuation allowance..........................  (183,295)   (791,553)
                                                        ---------  ----------
       Net deferred tax assets.........................    82,130   1,973,632
                                                        ---------  ----------
   Deferred tax liabilities:
     Systems and equipment, principally due to differ-
      ences in depreciation............................   (82,130)    (81,575)
     Leased license investment.........................       --   (2,938,016)
                                                        ---------  ----------
       Total gross deferred tax liabilities............   (82,130) (3,019,591)
                                                        ---------  ----------
       Net deferred tax liability...................... $     --   $1,045,959
                                                        =========  ==========

  The net changes in the total valuation allowance for the years ended December 31, 1994 and 1993 were increases of $183,295 and $791,553, respectively. The Company has recognized deferred tax assets to the extent such assets can be realized through future reversals of existing taxable temporary differences.

  As of December 31, 1994, the Company has approximately $2,926,000 of federal income tax loss carryforwards which expire in years 2005 through 2009.

(7) LEASES

  The Company leases from third parties channel rights licensed by the FCC. Under FCC rules, the base term of each lease cannot exceed the term of the underlying FCC license. FCC licenses for wireless cable channels generally must be renewed every ten years, and there is no automatic renewal of such licenses. The use of such channels by the lessors is subject to regulation by the FCC and, therefore, the Company's ability to continue to enjoy the benefits of these leases is dependent upon the lessors' continuing compliance with applicable regulations. The remaining initial terms of the Company's channel leases range from 5 to 10 years, although certain of the Company's channel leases have initial terms expiring in the next several years. Most of the Company's leases provide for either a right of first refusal or automatic renewal of their terms upon FCC renewal of the underlying license, grant the Company a right of first refusal to purchase the channels after the expiration of the lease and/or require the parties to negotiate renewal in good faith. Although the Company does not believe that the termination of or failure to renew a single channel lease would adversely affect the Company, several of such terminations or failures in one or more markets that the Company actively serves could have a material adverse effect on the Company. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various subscriber levels.

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

  Payments under the channel rights lease agreements begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. Channel rights lease expense was $1,000, $25,260 and $94,865 for the years ended December 31, 1992, 1993 and 1994, respectively.

  In connection with the purchase of certain assets on December 1, 1994 for RuralVision Joint Venture as discussed in note 8, the Company is obligated under channel rights lease agreements which require royalty payments upon grant of the channel rights. Channel rights lease expense was $72,132 for year ended December 31, 1994.

  The Company also has certain operating leases for office space, equipment and transmission tower space. Rent expense incurred in connection with other operating leases was $24,375, $41,761 and $205,210 for the years ended December 31, 1992, 1993 and 1994, respectively.

  Future minimum lease payments due under channel rights leases for operational systems and other noncancellable operating leases in effect at December 31, 1994 are as follows:

                                                                         OTHER
        YEAR ENDING                                         CHANNEL    OPERATING
       DECEMBER 31,                                      RIGHTS LEASES  LEASES
       ------------                                      ------------- ---------
          1995.........................................   $1,481,275    $25,941
          1996.........................................    1,599,500     26,139
          1997.........................................    1,650,000     25,573
          1998.........................................    1,649,450     16,461
          1999.........................................    1,629,100      1,212

(8) RURALVISION ACQUISITION

  On August 19, 1994, RuralVision Joint Venture ("RuralVision Joint Venture"), a newly-formed general partnership in which each of the Company and Cross Country Wireless Inc. ("Cross Country") have a 50% interest, purchased certain assets (the "Rural Vision Assets"), including five operating wireless cable systems and channel rights in approximately 100 markets, from RuralVision Central, Inc. and RuralVision South, Inc. (collectively, "RuralVision"). The aggregate purchase price of approximately $50.0 million for the RuralVision Assets was comprised of a $46.0 million note bearing interest at the rate of 8% per annum (the "RuralVision Note") and approximately $4.0 million of acquisition-related costs paid primarily by the Company and Cross Country. The Company and Cross Country have guaranteed the payment of the RuralVision Note. As of December 31, 1994, the remaining balance outstanding under the RuralVision Note was $8.0 million. The Company's investment in RuralVision Joint Venture has been accounted for under the equity method of accounting.

  On January 27, 1995, the Company, Cross Country and RuralVision entered into the Venture Distribution Agreement, as a result of which the Company (i) paid an additional $4.32 million (including accrued interest of $320,000) in satisfaction of 50% of the remaining balance of the RuralVision Note, (ii) paid $513,000 (including accrued interest of $13,000) in satisfaction of 50% of the remaining balance of certain liabilities which RuralVision Joint Venture had assumed, and (iii) received a distribution (the "RuralVision Distribution") from RuralVision Joint Venture of an operating wireless cable system and wireless cable channel rights in 36 other markets with a carrying amount of approximately $16.0 million. As part of this transaction, the Company granted to Cross Country the right to "put" or sell certain remaining RuralVision Joint Venture assets to the Company for $3.25 million (reduced dollar for dollar by the proceeds of any prior partial sales of such assets) on May 17, 1995. Although the Company remains a 50% partner in RuralVision Joint Venture, the Company, pursuant to

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES the Venture Distribution Agreement, has no economic interest in any remaining RuralVision Joint Venture assets or liabilities other than certain immaterial amounts of office furniture and equipment. As a result, subsequent to January 27, 1995, the carrying amount of the Company's investment in RuralVision Joint Venture is zero.

  Summarized condensed financial information of RuralVision Joint Venture follows:

                           BALANCE SHEET AS OF

                            DECEMBER 31, 1994

                                  ASSETS

   Current assets, including assets to be sold of $20,000,000.... $20,969,043
   Systems and equipment.........................................   6,118,015
   Leased license investment.....................................   4,626,244
                                                                  -----------
                                                                  $31,713,302
                                                                  ===========

                       LIABILITIES AND VENTURERS' EQUITY

   Current liabilities, including notes payable of $9,000,000.... $10,537,272
   Venturers' equity.............................................  21,176,030
                                                                  -----------
                                                                  $31,713,302
                                                                  ===========

                        STATEMENT OF OPERATIONS FOR THE
                  PERIOD FROM AUGUST 19, 1994 (INCEPTION) TO
                               DECEMBER 31, 1994

   Subscription revenues......................................... $ 1,269,184
   Operating expenses............................................   2,043,154
                                                                  -----------
     Net loss.................................................... $  (773,970)
                                                                  ===========

  On December 1, 1994 the Company acquired an operating wireless cable system and wireless cable channel rights in 37 other markets from RuralVision Joint Venture for an aggregate purchase price of $14.0 million in cash. The Company has allocated the purchase price on a preliminary basis to the assets acquired and liabilities assumed based on the estimated fair values of such assets and liabilities.

  In connection with the Company's allocation of the purchase price of the acquisition on December 1, 1994, the Company has identified wireless cable channel rights in certain markets which management expects to sell and has classified $12.5 million of such assets as assets held for sale as of December 31, 1994. Based on management's analysis of additional assets to be sold that were included in the assets distributed to the Company as part of the January 27, 1995 Venture Distribution Agreement, the assets held for sale increased to $21.5 million. The assets held for sale as of December 31, 1994 represent wireless cable channel rights in 26 markets.

  Management's determination of the carrying amount of the assets held for sale is based on a number of factors including the markets' stage of development; the value of any channel rights lease agreements held by a market; the potential number of households in the relevant market; the number of channels available in the relevant market; the number of channel rights granted or pending in the relevant market; the capital necessary to commence operations in the relevant market; competitive factors; and the estimated rental payments under channel rights lease agreements and certain other costs that will be capitalized during the estimated holding period. The Company expects to sell certain markets within one year from the date of acquisition from RuralVision Joint Venture. Rental expense under channel rights lease agreements and other costs associated with

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES the assets held for sale amounting to approximately $30,000 have been capitalized and included in assets held for sale. Since the assets held for sale are nonoperating markets, no other operating profit or loss has been excluded from the Company's 1994 consolidated statement of operations. Additionally, any difference between the carrying amounts and the sale prices on the ultimate disposition of the assets held for sale will be treated as an adjustment of the original purchase price allocation.

  Although the Company expects to sell the assets held for sale for $12.5 million ($21.5 million subsequent to the Venture Distribution Agreement) within one year from the date of their acquisition from RuralVision Joint Venture, there can be no assurance that any sales will be consummated. The Company has entered into definitive agreements and letters of intent to sell certain of the assets held for sale for $4.19 million comprised of $3.515 million of cash and a $675,000 note receivable. In the event the Company is unable to dispose of the assets held for sale within such time frame, the Company would fund approximately $500,000 to $750,000 of rental payments and other costs related to the assets held for sale through August 1995 from the Company's existing available cash, proceeds from the sale of assets held for sale, or other sources of financing, if secured. In addition, if the Company is unable to dispose of certain of the assets held for sale the Company may be required, due to the expiration of construction permits, to construct operating systems for certain assets held for sale. The amount of such funding would approximate $3,000,000 for the period from the estimated date of disposition through December 31, 1995. Should construction of operating systems of certain assets held for sale be required, the Company believes that the value of the constructed systems would be significantly enhanced. However, based on the estimated dates of disposition, the Company currently does not anticipate that such construction will be required during 1995. The amount and timing of the Company's obligations to fund rental payments and other costs attributable to the assets held for sale will depend upon a number of factors, many of which are not within the control of the Company, including the timing of the disposition of the assets held for sale, programming costs and equipment costs.

  Unaudited consolidated condensed pro forma results of operations for 1993 and 1994, as if the December 1, 1994 acquisition of assets from RuralVision Joint Venture discussed above had occurred at the beginning of the respective periods, follow:

                                                          1993        1994
                                                       ----------  -----------
   Subscription revenues.............................. $1,709,433  $ 3,087,379
                                                       ==========  ===========
   Net loss........................................... $ (565,005) $(3,870,410)
                                                       ==========  ===========
   Loss per common share.............................. $     (.07) $      (.35)
                                                       ==========  ===========

(9) RELATED PARTY TRANSACTIONS

  The Company has had certain advances to and from stockholders and affiliates. As of October 31, 1993, these advances were converted to equity by the Company and the stockholders and affiliates. The net amount of such conversion of $68,743 has been recorded as additional paid-in capital in the accompanying consolidated statements of stockholders' equity. Generally, these amounts arose as a result of advances to and from stockholders and affiliates for borrowings, or for services rendered in connection with the development of wireless cable television systems or acquisition of wireless cable channel rights. Such amounts were noninterest bearing.

  The Company paid $134,165 in 1992, $414,982 in 1993 and $74,559 in 1994 to
various affiliates for services performed in connection with the development of wireless cable television systems, acquisition of wireless cable channel rights and certain administrative services.

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

  During 1993, an entity owned by a director of the Company was paid $40,660 for consulting services provided in connection with the acquisition of certain wireless cable channel rights. Such amount has been included as part of the leased license investment in the accompanying consolidated balance sheets. Additionally, such entity purchased approximately 10% and 5% minority interests, respectively, in two of the Company's subsidiaries for $45,000.

  Subsequent to its formation in 1990, WCI utilized the services of several third-party consultants in conducting its business activities. Consulting services provided by these persons related principally to WCI's acquisition of wireless cable channel rights. In September and October 1993, certain of the persons that provided such consulting services to WCI joined the Company as executive officers.

  During 1993, the Company received inventory and other assets totaling $114,969 in exchange for forgiveness of advances of $172,132 to a formerly affiliated installation company. The Company has reflected the settlement of $57,163 in other expense in the accompanying 1993 consolidated statement of operations.

  The Company leases office space from an entity owned by certain stockholders of the Company for which the expense amounted to approximately $18,000 in 1992 and 1993 and $22,224 in 1994.

  On December 15, 1994, the Company entered into an agreement with a stockholder and its affiliate pursuant to which the Company loaned $2.0 million to the stockholder secured by 300,000 shares of the Company's common stock owned by the stockholder and all of the affiliate's assets in and to the Tulsa, Oklahoma wireless cable market. The loan bears interest at 12% per annum with all accrued interest and the outstanding principal balance due on June 15, 1995. In addition, on December 15, 1994, the affiliate granted to the Company an option for the Company to acquire the Tulsa, Oklahoma wireless cable market. The option is exercisable at any time after January 20, 1995 and continuing through June 15, 1995. The purchase price to be paid upon any exercise of the option is up to a maximum of $5.2 million, subject to adjustment based on the number of granted channels. In addition, the affiliate has the right to obtain a release of this option at any time prior to June 15, 1995, by payment of a $300,000 release price and payment in full of the loan.

(10) COMMITMENTS AND CONTINGENCIES

  The Company has entered into a series of noncancellable agreements to purchase entertainment programming for retransmission which expire in 1994 through 1998. The agreements generally require monthly payments based upon the number of subscribers to the Company's systems, subject to certain minimums.

  In connection with a $1,000,000 loan from a bank to a stockholder of the Company, the Company has agreed to purchase such loan upon demand from the bank for the aggregate amount of principal and interest thereon plus any other amounts owed to the bank by the stockholder. The loan is secured by all of the wireless cable assets of the stockholder relating to the Lubbock, Texas market, including wireless cable channel rights, equipment and accounts receivable.

  The Company is a party to a legal proceeding incidental to its business which, in the opinion of management, is not expected to have a material adverse effect on the Company's consolidated financial position or operating results.

(11) SUBSEQUENT EVENT

  Pursuant to a loan agreement dated March 27, 1995 (the "Loan Agreement"), two stockholders of the Company have agreed to loan the Company up to an aggregate of $4.0 million ($2.0 million each) and a holder of the Convertible Notes has agreed to loan to the Company, or to guarantee a bank loan to the Company in the

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES amount of, $2.0 million. Borrowings under the Loan Agreement may be used solely for working capital. Borrowings under the Loan Agreement will bear interest at 11% per annum. All accrued interest on, and the principal amount of, all borrowings under the Loan Agreement will be due and payable in full on June 30, 1995, subject to prepayment upon the receipt by the Company of cash proceeds from any financing, refinancing or sale of assets. Amounts borrowed and repaid under the Loan Agreement may not be reborrowed. Borrowings under the Loan Agreement will be secured by the capital stock and assets of two of the Company's operating subsidiaries. As of March 27, 1995, the Company had borrowed $2.0 million under the Loan Agreement, funded $1.0 million each by the two stockholders.

(12) OTHER SUBSEQUENT INFORMATION (UNAUDITED)

 (a) Accounting Change

  In the third quarter of 1995, the Company changed, effective January 1, 1995, its method of accounting for the direct costs and installation fees related to subscriber installations to achieve a better matching of its revenues and expenses and to conform its accounting practices with those of other companies in the wireless cable industry. Pursuant to the change, the Company's policy is to capitalize the excess of direct costs of subscriber installations over installation fees. These direct costs include reception materials and equipment on subscriber premises, installation labor and overhead charges, and direct commissions. Such capitalized costs are amortized on a subscriber-by-subscriber basis over the estimated average subscription term (presently six years). Any unamortized balance of the non-recoverable portion of the cost of a subscriber installation is fully depreciated upon subscriber disconnect and the related cost and accumulated depreciation are removed from the balance sheet. The Company periodically evaluates the estimated amortization period and the recoverability of these costs to determine whether circumstances warrant adjustments to the carrying amounts or revised estimates of the useful life. An impairment loss would be recognized if the expected future operating cash flows from subscribers in an individual market are less than the carrying amount of subscriber installation costs in such market.

  Prior to the accounting change, the Company's policy was to expense all direct commissions associated with subscriber installations and to recognize as revenue all installation fees to the extent of selling costs (including direct commissions) incurred to obtain subscribers. Historically, such selling costs have exceeded installation fees. In addition, upon subscriber disconnect, the Company continued to depreciate the full capitalized installation cost subsequent to the disconnection. The Company has not presented the cumulative effect of the change in accounting because the effect of this change on periods prior to January 1, 1995 was not material. In addition, the results of operations for any prior annual period would not differ materially from results under the new method of accounting. The effect of this change on the nine-month period ended September 30, 1995 was to decrease net loss by approximately $210,000 ($.02 per common share).

 (b) Units Offering

  On April 26, 1995, the Company consummated a private placement of 100,000 units (the "Units") consisting of $100.0 million aggregate principal amount of 13% Senior Notes due 2003 ("Senior Notes") and 600,000 warrants to purchase an equal number of shares of common stock at an exercise price of $19.525 per share to the initial purchasers. The Company placed approximately $24.1 million of the approximately $95.3 million net proceeds realized from the sale of the Units into an escrow account and used approximately $3.0 million of such proceeds to repay indebtedness. In connection with the issuance of the Senior Notes, the Company agreed, among other things, to file within 30 days of the issue date a registration statement with the Securities and Exchange Commission (the "Commission") with respect to an offer to exchange new notes registered under the Securities Act of 1933 for the Senior Notes, which new notes will be identical in all respects to the Senior Notes, except that the new notes will not contain terms with respect to transfer restrictions and to cause such registration statement to become effective within 120 days of the issue date. As of September 30,

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

1995, the Company had not caused such registration statement to become effective within the 120-day period. As a result, subsequent to August 24, 1995, the Company has been required to pay additional interest on the outstanding Senior Notes. The amount of additional interest will increase by an additional 0.50% per annum for each subsequent 90-day period until such obligations are complied with, up to a maximum amount of additional interest of 2.00% per annum.

  Between September 12, 1995 and September 29, 1995, the Company engaged in the solicitation of consents from the holders of the Senior Notes to amend certain provisions of the indenture to permit the Company to consummate the Wireless One Transaction and the Transactions (as hereinafter defined) and additionally amend certain definitions and covenants. The proposed amendments to the indenture received approval of approximately 95.5% in aggregate principle amount of the Senior Notes and became effective as of October 2, 1995 upon the execution of a supplemental indenture. The Company paid an aggregate of $955,000 to consenting holders in October 1995.

  The amounts placed in the escrow account have been invested in U.S. Treasury Notes. As of September 30, 1995, $100.0 million aggregate principal amount of the Senior Notes remain outstanding.

 (c) Acquisitions of Minority Interests in Subsidiaries

  On March 15, 1995, the Company consummated the Minority Interest Exchange offer and issued an aggregate of 304,038 shares of common stock in exchange for minority interests in 21 subsidiaries (18 of which are now wholly-owned). The Company has used the purchase method to account for the acquisitions of these minority interests. For financial statement purposes, the total purchase price was approximately $5.1 million, including out-of-pocket expenses of approximately $500,000. A deferred tax liability of approximately $1.4 million has been recorded for differences between the assigned values and the tax bases of assets and liabilities recognized in the acquisitions of the minority interests. A corresponding amount has been recorded as excess purchase price over the fair value of net identifiable assets acquired and will be amortized over a 20-year period.

  Pro forma disclosures that include the effects of the acquisitions of the minority interests are not materially different from historical information and are not presented.

 (d) RuralVision Joint Venture

  On May 17, 1995, Cross Country exercised its right to sell certain remaining RuralVision Joint Venture assets to the Company and, as a consequence, the Company acquired such markets. In addition, on May 17, 1995, the Company assigned its remaining interest in RuralVision Joint Venture to an unrelated third party in exchange for nominal consideration and, as a result, ceased to be a joint venturer thereof on such date.

  In connection with the RuralVision Distribution and the Company's acquisition of other wireless cable channel rights from RuralVision Joint Venture in December 1994, the Company identified wireless cable channel rights in certain markets which will be either sold, exchanged or conveyed. The remaining balance at September 30, 1995 of $9.2 million of assets held for sale represents assets that were sold or conveyed for cash subsequent to September 30, 1995.

 (e) Other Acquisitions and Divestitures

  In May 1995, the Company purchased an operating wireless cable system in the Lubbock, Texas market and wireless cable channel rights in the Tulsa, Oklahoma market for approximately $5.4 million (plus approximately $0.2 million of acquisition-related costs) and $3.8 million (plus approximately $0.1 million of acquisition-related costs) in cash, respectively (the "Lubbock and Tulsa Acquisitions").

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

  In May 1995, the Company sold certain wireless cable channel rights in five markets to an unaffiliated entity for $2.7 million in cash. These assets comprised a portion of the assets held for sale.

  On July 18, 1995, the Company privately placed 1,029,707 shares of its common stock to RuralVision Joint Venture in exchange for $20,000,000 in cash. Immediately subsequent to the issuance of the shares to RuralVision Joint Venture, the Company acquired substantially all of the remaining assets of RuralVision Joint Venture, consisting primarily of wireless cable systems located in Lykens, Ohio; Paragould, Arkansas; Sikeston, Missouri and channel rights in additional markets located in five states for $20,000,000 in cash (the "Cross Country Acquisition").

  Summarized below is the unaudited pro forma information for the nine months ended September 30, 1994 and 1995 as if the Cross Country Acquisition and the Lubbock and Tulsa Acquisitions had been consummated as of the beginning of 1994 and 1995. The pro forma information does not purport to represent what the Company's results of operations actually would have been had such transactions or events occurred on the dates specified, or to project the Company's results of operations for any future period.

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                  -------------------------
                                                     1994          1995
                                                  -----------  ------------
   Revenues...................................... $ 3,075,000  $ 10,872,000
                                                  ===========  ============
   Net loss...................................... $(1,655,000) $(11,794,000)
                                                  ===========  ============
   Net loss per common share..................... $      (.54) $       (.93)
                                                  ===========  ============

 (f) Wireless One

  In October 1995, the Company contributed certain assets and related liabilities with respect to two operating wireless cable systems and certain other wireless cable markets in Texas, Louisiana, Alabama, Georgia and Florida to Wireless One, Inc. ("Wireless One") for consideration consisting of approximately 35% of the outstanding common stock of Wireless One and approximately $10.0 million of notes. A portion of these assets comprise the assets held for sale presented in the accompanying balance sheet. Wireless One is a newly-formed corporation into which Wireless One Operating Company, a privately-held wireless cable company, was merged. On October 18, 1995, Wireless One completed an initial public offering of 3,000,000 shares of its common stock and, concurrently therewith, consummated the sale of $150,000,000 in gross proceeds of 13% Senior Notes due 2003. As a result and pursuant to the merger agreement, Wireless One repaid the $10.0 million of notes from the proceeds of the offerings.

  In October 1995, the Company executed an agreement to sell wireless cable channel rights in Flippen, Tennessee for $1.5 million in cash. The transaction is subject to customary closing conditions, including each party's Board of Directors and lender approvals, due diligence review and other conditions.

 (g) Pending Acquisitions

  In September 1995, the Company executed an agreement to acquire Cablemaxx, Inc. ("Cablemaxx") for approximately $80.8 million in common stock of the Company. The agreement provides for the conversion of the common stock of Cablemaxx at a rate of $8.50 per share, subject to adjustment, into common stock of the Company, with the exchange rate determined by the average price of the Company's common stock preceding the closing date of the transaction.

  In September 1995, the Company entered into agreements to acquire American Wireless Cable Systems, Inc. ("AWS") and the assets of Wireless Cable TV Associates #38 (the "Minneapolis Partnership") and Fort

         HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

Worth Wireless Cable TV Associates (the "Fort Worth Partnership") for an aggregate of approximately $65.3 million of common stock of the Company.

  In October 1995, the Company entered into a definitive agreement with Technivision, Inc. ("Technivision") whereby the Company will acquire substantially all of the assets of Technivision for approximately $36.75 million of the Company's common stock, less an amount of assumed obligations which shall not exceed $5.0 million.

  These transactions (collectively, the "Transactions") are subject to certain conditions, including, without limitation, approval by the shareholders of each company.

  The Company is also currently pursuing opportunities to dispose of certain wireless cable channel rights, presently held by or sought to be acquired by the Company pursuant to the Transactions, and expects to sell, contribute or exchange such assets in one or more transactions.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of American Wireless Systems, Inc.:

  We have audited the accompanying balance sheets of American Wireless Systems, Inc. (a Delaware corporation) as of December 31, 1993 and 1994, and the related statements of operations, stockholders' equity and cash flows for the ten months ended December 31, 1992, and the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Wireless Systems, Inc. as of December 31, 1993 and 1994, and the results of its operations and its cash flows for the ten months ended December 31, 1992, and the years ended December 31, 1993 and 1994, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Phoenix, Arizona,

October 19, 1995.

                      AMERICAN WIRELESS SYSTEMS, INC.

                              BALANCE SHEETS

                        DECEMBER 31, 1993 AND 1994

                    AND SEPTEMBER 30, 1995 (UNAUDITED)

                                  ASSETS

                                            1993         1994          1995
                                         ----------  ------------  ------------
Cash and cash equivalents (note 2).....  $3,244,275  $    376,621  $  1,182,653
Marketable securities (note 2).........   2,318,252           --            --
Income tax receivable (note 10)........     401,316           --            --
Debt issuance costs (note 2)...........     591,957           --            --
Prepaid expenses and other current as-
 sets..................................     227,180       186,242        89,724
                                         ----------  ------------  ------------
  Total current assets.................   6,782,980       562,863     1,272,377
Property and equipment, at cost, net
 (note 2)..............................     228,782       431,790       218,404
Investments in and advances to joint
 ventures (note 4).....................   1,208,709     3,436,048     2,998,398
Investments in wireless cable systems
 (notes 1 and 4).......................     957,813     2,430,866     2,987,940
License deposits and other assets (note
 2)....................................     123,009        88,333        77,179
                                         ----------  ------------  ------------
                                         $9,301,293  $  6,949,900  $  7,554,298
                                         ==========  ============  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable......................  $  300,939  $    482,342  $    419,186
 Accrued liabilities...................     389,779       345,063       219,337
 Convertible subordinated notes payable
  (note 7).............................   7,707,000           --            --
 Notes payable -- current portion......         --            --         99,442
                                         ----------  ------------  ------------
  Total current liabilities............   8,397,718       827,405       737,965
                                         ----------  ------------  ------------
Deferred compensation (note 6).........         --        354,636       233,044
                                         ----------  ------------  ------------
Notes payable (note 1).................         --            --      1,800,000
                                         ----------  ------------  ------------
Commitments and contingencies (note 9)
Stockholders' equity (notes 1, 3, 7, 8,
 9 and 10):
 Common stock, $.01 par value,
  40,000,000 shares authorized,
  3,346,841 shares outstanding in 1993
  and 5,709,187 shares outstanding in
  1994 and 1995 (unaudited)............      33,468        57,092        57,092
 Additional paid-in capital............   9,671,629    20,239,069    20,239,069
 Accumulated deficit...................  (8,801,522)  (14,528,302)  (15,512,872)
                                         ----------  ------------  ------------
  Total stockholders' equity...........     903,575     5,767,859     4,783,289
                                         ----------  ------------  ------------
                                         $9,301,293  $  6,949,900  $  7,554,298
                                         ==========  ============  ============

   The accompanying notes are an integral part of these balance sheets.

                      AMERICAN WIRELESS SYSTEMS, INC.

                         STATEMENTS OF OPERATIONS

                FOR THE TEN MONTHS ENDED DECEMBER 31, 1992,

              THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND

       THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995 (UNAUDITED)

                                                                      SEPTEMBER 30
                          -----------  -----------  -----------  ------------------------
                             1992         1993         1994         1994         1995
                          -----------  -----------  -----------  -----------  -----------
                                                                       (UNAUDITED)
Revenue:
 Management fees........  $       --   $       --   $    83,333  $    58,333  $    75,000
                          -----------  -----------  -----------  -----------  -----------
General and administra-
 tive expenses:
 Compensation...........    1,786,719    1,502,006    1,920,002    1,554,057      630,070
 Outside services.......      552,018      476,008    1,111,104      409,267      335,807
 Other..................    1,019,789      780,920    1,127,356      807,536      633,354
                          -----------  -----------  -----------  -----------  -----------
 Total expenses.........    3,358,526    2,758,934    4,158,462    2,770,860    1,599,231
                          -----------  -----------  -----------  -----------  -----------
Loss from operations....   (3,358,526)  (2,758,934)  (4,075,129)  (2,712,527)  (1,524,231)
                          -----------  -----------  -----------  -----------  -----------
Loss from operations of
 joint ventures.........      (85,210)    (184,906)    (200,436)    (157,794)    (136,298)
                          -----------  -----------  -----------  -----------  -----------
Other income (expense),
 net
 Interest expense.......          --      (775,525)    (976,867)    (978,695)    (126,119)
 Other (note 7).........          --        69,205     (474,348)    (528,080)     802,078
                          -----------  -----------  -----------  -----------  -----------
                                  --      (706,320)  (1,451,215)  (1,506,775)     675,959
                          -----------  -----------  -----------  -----------  -----------
Net loss................  $(3,443,736) $(3,650,160) $(5,726,780) $(4,377,096) $  (984,570)
                          ===========  ===========  ===========  ===========  ===========
Net loss per share (note
 2).....................  $     (1.33) $     (1.16) $     (1.26) $     (1.06) $      (.17)
                          ===========  ===========  ===========  ===========  ===========
Weighted average shares
 outstanding............    2,595,689    3,159,397    4,540,362    4,135,431    5,709,187
                          ===========  ===========  ===========  ===========  ===========

     The accompanying notes are an integral part of these statements.

                      AMERICAN WIRELESS SYSTEMS, INC.

                    STATEMENTS OF STOCKHOLDERS' EQUITY

                FOR THE TEN MONTHS ENDED DECEMBER 31, 1992,

              THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND

           THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)

                             COMMON STOCK      ADDITIONAL
                          --------------------   PAID-IN
                           SHARES    PAR VALUE   CAPITAL      DEFICIT        TOTAL
                          ---------  --------- -----------  ------------  -----------
Balance, March 1, 1992..  2,469,120   $ 1,333  $     2,667  $ (1,707,626) $(1,703,626)
Sale of common stock to
 officer................    102,880        56          111           --           167
Assumption of net
 liabilities by
 shareholders (note 3)..        --     24,331    7,202,219           --     7,226,550
Issuance of common stock
 in connection with
 Short Takes, Inc.
 merger, net of offering
 costs of $102,060 (note
 1).....................    546,666     5,467      561,473           --       566,940
Net loss................        --        --           --     (3,443,736)  (3,443,736)
                          ---------   -------  -----------  ------------  -----------
Balance, December 31,
 1992...................  3,118,666    31,187    7,766,470    (5,151,362)   2,646,295
Private placements of
 common stock, net of
 offering costs of
 $361,123 (note 1)......    346,666     3,466    2,547,411           --     2,550,877
Redemption of common
 stock owned by Wireless
 California (note 3)....   (258,333)   (2,583)  (2,167,417)          --    (2,170,000)
Contribution of income
 tax receivable
 (note 10)..............        --        --       401,316           --       401,316
Conversion of notes.....    126,509     1,265      973,982           --       975,247
Common stock issued.....     13,333       133      149,867           --       150,000
Net loss................        --        --           --     (3,650,160)  (3,650,160)
                          ---------   -------  -----------  ------------  -----------
Balance, December 31,
 1993...................  3,346,841    33,468    9,671,629    (8,801,522)     903,575
Private placements of
 common stock, net of
 offering costs of
 $48,990 (note 1).......    240,000     2,400    1,964,610           --     1,967,010
Conversion of notes.....  2,105,679    21,057    8,542,356           --     8,563,413
Exercise of common stock
 warrants at $3.75......        667         7        2,493           --         2,500
Exercise of common stock
 warrants at $3.00......     13,333       133       39,867           --        40,000
Common stock to be is-
 sued...................      2,667        27       29,973           --        30,000
Contribution of income
 tax receivable
 (note 10)..............        --        --       (11,859)          --       (11,859)
Net loss................        --        --           --     (5,726,780)  (5,726,780)
                          ---------   -------  -----------  ------------  -----------
Balance, December 31,
 1994...................  5,709,187    57,092   20,239,069   (14,528,302)   5,767,859
Net loss (unaudited)....        --        --           --       (984,570)    (984,570)
                          ---------   -------  -----------  ------------  -----------
Balance, September 30,
 1995 (unaudited).......  5,709,187   $57,092  $20,239,069  $(15,512,872) $ 4,783,289
                          =========   =======  ===========  ============  ===========

     The accompanying notes are an integral part of these statements.

                      AMERICAN WIRELESS SYSTEMS, INC.

                         STATEMENTS OF CASH FLOWS

                FOR THE TEN MONTHS ENDED DECEMBER 31, 1992,

              THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND

       THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995 (UNAUDITED)

                                                                      SEPTEMBER 30
                                                                 -----------------------
                             1992         1993         1994         1994         1995
                          -----------  -----------  -----------  -----------  ----------
                                                                      (UNAUDITED)
Cash flows from operat-
 ing activities:
 Net loss...............  $(3,443,736) $(3,650,160) $(5,726,780) $(4,377,096) $ (984,570)
 Adjustments to
  reconcile net loss to
  cash used for
  operating activities:
 Depreciation and amor-
  tization .............       34,321      442,933      637,049      613,717      66,079
 Loss on disposal of
  assets................          --        16,136       55,043       49,090     200,357
 Gain on sale of as-
  sets..................          --           --           --           --     (786,646)
 Loss from operations
  of joint ventures.....       85,210      184,906      200,436      157,794     136,298
 Repricing of common
  stock warrants (note
  7)....................          --           --       425,000      425,000         --
 Deferred compensation
  (note 6)..............          --           --       529,462      566,381         --
 Changes in assets and
  liabilities:
  Decrease (increase)
   in prepaid expenses
   and other assets.....       46,292     (198,332)     438,793     (128,280)     96,518
  Decrease (increase)
   in accounts payable
   and accrued
   liabilities..........     (291,485)     530,142      232,831       (2,276)   (199,321)
                          -----------  -----------  -----------  -----------  ----------
   Net cash used for op-
    erating activities..   (3,569,398)  (2,674,375)  (3,208,166)  (2,695,670) (1,471,285)
                          -----------  -----------  -----------  -----------  ----------
Cash flows from invest-
 ing activities:
 Acquisition of property
  and equipment.........     (160,960)     (77,055)    (287,291)    (241,677)    (40,035)
 Investment in and ad-
  vances to wireless ca-
  ble systems...........     (749,395)    (755,271)  (3,820,312)  (3,546,334)   (662,090)
 Purchases of marketable
  securities............          --    (2,318,252)         --           --          --
 Proceeds from sales of
  marketable securi-
  ties..................          --           --     2,438,604    1,325,950         --
 Proceeds from sale of
  wireless cable televi-
  sion system...........          --           --           --           --    1,250,000
 Deposits made on li-
  cense acquisitions ...          --       (69,122)         --           --        1,154
                          -----------  -----------  -----------  -----------  ----------
   Net cash used for in-
    vesting activities..     (910,355)  (3,219,700)  (1,668,999)  (2,462,061)    549,029
                          -----------  -----------  -----------  -----------  ----------
Cash flows from financ-
 ing activities:
 Proceeds from issuance
  of notes payable......          --           --           --           --    2,800,000
 Proceeds from issuance
  of convertible notes
  payable...............          --     8,736,000          --           --          --
 Payment of notes pay-
  able .................          --           --           --           --   (1,071,712)
 Net proceeds from sale
  of common stock ......      567,107    2,550,877    2,009,511    2,009,511         --
 Redemption of common
  stock.................          --    (2,170,000)         --           --          --
 Deferred debt issuance
  costs.................          --    (1,083,371)         --           --          --
 Cash received from af-
  filiates .............    4,425,875      525,000          --           --          --
                          -----------  -----------  -----------  -----------  ----------
   Net cash provided by
    financing activi-
    ties................    4,992,982    8,558,506    2,009,511    2,009,511   1,728,288
                          -----------  -----------  -----------  -----------  ----------
Net (decrease) increase
 in cash and cash equiv-
 alents.................      513,229    2,664,431   (2,867,654)  (3,148,220)    806,032
Cash and cash equiva-
 lents, beginning of
 year/period............       66,615      579,844    3,244,275    3,244,275     376,621
                          -----------  -----------  -----------  -----------  ----------
Cash and cash equiva-
 lents, end of
 year/period............  $   579,844  $ 3,244,275  $   376,621  $    96,055  $1,182,653
                          ===========  ===========  ===========  ===========  ==========
Supplemental disclosure
 of cash flow
 information --  cash
 paid during the
 year/period for
 interest...............  $       --   $       --   $   351,510  $   351,510  $  134,566
                          ===========  ===========  ===========  ===========  ==========
Supplemental disclosure
 of noncash activities--
 During 1993 and 1994,
 respectively, 126,509
 and 2,105,679 shares of
 the Company's common
 stock were issued
 pursuant to the
 conversion of $975,247
 and $8,563,413 in
 principal amount of
 convertible notes
 payable plus accrued
 interest...............

     The accompanying notes are an integral part of these statements.

                     AMERICAN WIRELESS SYSTEMS, INC.

                      NOTES TO FINANCIAL STATEMENTS

      DECEMBER 31, 1994 AND 1993 AND SEPTEMBER 30, 1995 (UNAUDITED)

(1) BACKGROUND, ORGANIZATION AND OPERATIONS

 (a) Background and Organization

  American Wireless Systems, Inc. (the Company) was originally incorporated in Minnesota in 1988 as Short Takes, Inc. The Company ceased its prior business activities in April 1991, at which time the Company began searching for a suitable business for acquisition or merger. Its sole asset was cash of $669,000 on December 17, 1992, when it acquired certain operating assets and liabilities of AWS, Inc. (formerly American Wireless Systems, Inc.), a California corporation (Wireless California) in exchange for 2,572,000 shares of common stock which represented 82.5% of the outstanding common stock of the Company. For accounting purposes, this transaction has been treated as an issuance of common stock for cash by Wireless California (the reverse acquisition). See Note 3 for additional discussion of this transaction.

  In April 1993, the stockholders approved changing the Company's name from Short Takes, Inc. to American Wireless Systems, Inc. In addition, the Company was reincorporated in the state of Delaware and declared a reverse stock split of 1-for-2.5. On October 18, 1994, the stockholders of the Company approved a reverse stock split of 1-for-3. The accompanying financial statements have been retroactively restated to reflect these reverse stock splits.

 (b) Operations

  The Company currently owns an interest in and manages the operations of wireless cable television systems in Minneapolis and Fort Worth, and holds an interest in or owns the rights to certain wireless cable television channels in Los Angeles, Dallas, Memphis and formerly Pittsburgh. Wireless cable is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the Federal Communications Commission (FCC) to antennae located at the subscriber's premises.

  The Company's wireless cable systems are all in either the initial development stage or in the early operating stage; therefore, significant additional investment will be required to develop those systems to a level which will provide positive cash flow.

  During 1993 and 1994, the Company raised an aggregate of approximately $13,664,000, including $8,736,000 of convertible subordinated notes (the "Notes") through three private placements of common stock and notes. The Notes matured July 15, 1994, and have been converted into shares of the Company's common stock (see Note 7).

  In April 1994, the Company filed a Registration Statement on Form SB-2 in connection with a proposed public offering, which was amended to include the offer and sale of 2,500,000 units, each unit consisting of two shares of common stock and one warrant to purchase one share of common stock. For a variety of reasons, the Company elected not to proceed with the proposed offering.

  Since January 1995, the Company has been pursuing various financing options which culminated in signing of an Agreement Of Merger with Heartland Wireless Communications, Inc. (Heartland) on September 11, 1995 (the "Merger Agreement"). The Merger Agreement provides for the Company's stockholders to exchange their stock in the Company for stock in Heartland. The Merger with Heartland will give the Company's stockholders $34,000,000 in Heartland common stock, of which $30,750,000 will be distributed immediately and $3,250,000 will be held in escrow for one year to indemnify Heartland for potential liabilities (Note 9). The conversion ratio into Heartland common stock will be the trading price of Heartland stock based on the average closing price for the 10 trading days ending on the fifth day before consummation of the Merger, provided Heartland's trading

                     AMERICAN WIRELESS SYSTEMS, INC.

price is at least $20 per share and not greater than $26 per share. If Heartland's trading price is below $20 per share, the exchange price will be $20 per share; if the trading price is above $26 per share, the exchange price will be $26 per share.

  In February and April 1995, the Company obtained loans totalling $1,000,000 from a shareholder of the Company. These loans carried an interest rate of 15% per annum, were secured by various assets of the Company and were paid off in September 1995.

  In connection with the Merger Agreement, the Company received a $200,000 nonrefundable deposit and a loan for $1,800,000. The promissory note, dated May 26, 1995 and amended August 17, 1995, is due 12 months after the Heartland Merger Agreement is consummated or abandoned, carries an interest rate of 2% above the prime rate with interest payable quarterly, and is secured by a security interest in the Company's wireless channel rights in the Dallas market.

  On September 29, 1995, the Company sold its assets in the Pittsburgh market for $1,250,000 in cash.

  The Company is currently negotiating to sell its assets in the Memphis market for $3,900,000. The Company is currently involved in litigation with the same company that has offered to purchase this market. According to the proposed agreement, at the time of closing of this transaction, all litigation between the two parties will be withdrawn and all claims will be waived (note
9).

(2) SIGNIFICANT ACCOUNTING POLICIES

  The accompanying financial statements reflect the application of the following accounting policies:

 (a) Cash Equivalents

  The Company considers all highly liquid investments and time deposits with an initial maturity of three months or less to be cash equivalents.

 (b) Marketable Securities

  Marketable securities are carried at the lower of cost or market. The Company primarily invests in treasury securities.

 (c) Debt Issuance Costs

  The costs associated with the issuance of debt are deferred and amortized over the life of the debt using the effective interest rate method. Amortization of debt issuance costs for the years ended December 31, 1994 and 1993, was approximately $592,000 and $405,000, respectively.

 (d) Property and Equipment

  Property and equipment represent corporate furniture and equipment unrelated to the wireless cable television systems. Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets.

                     AMERICAN WIRELESS SYSTEMS, INC.

  Property and equipment consists of the following:

                                                DECEMBER 31,
                                 DEPRECIABLE  ------------------  SEPTEMBER 30,
                                 LIFE (YEARS)   1993      1994        1995
                                 ------------ --------  --------  -------------
                                                                   (UNAUDITED)
   Computer equipment..........        5      $ 86,074  $112,083    $103,756
   Furniture and fixtures......        7        60,645    58,093      26,369
   Office and other equipment..      5-7       135,461   384,782     213,508
   Autos.......................        5         4,700       --          --
                                              --------  --------    --------
                                               286,880   554,958     343,633
   Less accumulated deprecia-
    tion.......................                (58,098) (123,168)   (125,229)
                                              --------  --------    --------
                                              $228,782  $431,790    $218,404
                                              ========  ========    ========

 (e) Investment in Joint Ventures

  The Company accounts for its investments in joint ventures under the equity method of accounting.

 (f) Investment in Wireless Cable Systems

  Investment in wireless cable systems consists principally of payments for channel rights which are amortized over their estimated useful life of ten years once placed in service.

 (g) License Deposits

  License deposits represent deposits made under agreements to acquire FCC frequency rights.

 (h) Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (SFAS No.
109). Under SFAS No. 109, deferred taxes are provided based on the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities, using enacted tax rates in the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

 (i) Net Loss Per Share

  The calculation of net loss per share is based on the weighted average number of shares outstanding. Common stock equivalents are not considered as their effect would be anti-dilutive.

 (j) Unaudited Financial Information

  The financial statements as of September 30, 1995, and for the nine months ended September 30, 1994 and 1995, have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for such periods.

(3) THE REVERSE ACQUISITION

  Wireless California, the predecessor to certain of the Company's wireless cable operations, was incorporated in April 1991 to acquire and subsequently sell or develop wireless cable systems in various markets in the United States. In accordance with the terms of the asset purchase agreement between Wireless California and the Company, only the assets and liabilities related solely to the Wireless California wireless cable systems development and operations were acquired by the Company. The transaction specifically excluded any assets or

                     AMERICAN WIRELESS SYSTEMS, INC.

liabilities related to Wireless California's activities in selling its interests in the wireless cable systems (see Note 9).

  Subsequent to the reverse acquisition, Wireless California began to wind down its affairs until, on August 30, 1993, its remaining net assets (consisting primarily of common stock of the Company) were distributed to its shareholders who then contributed such assets, except for the common stock of the Company, to a limited liability corporation, AWS Liquidating, L.L.C. (AWS
LLC).

  In connection with its private placements in 1993, the Company redeemed 138,333 shares of common stock owned by Wireless California and 120,000 shares of common stock of the Company owned by the shareholders of Wireless California. The redemption price of $8.40 per share was equal to the offering price in the private placements. A substantial amount of the proceeds were used to discharge the remaining obligations of Wireless California.

(4) INVESTMENTS IN AND ADVANCES TO JOINT VENTURES AND WIRELESS CABLE SYSTEMS

  Investments in and advances to joint ventures and wireless cable systems represent the historical costs incurred to develop the wireless cable systems, including the acquisition of the FCC frequency rights and the head-end transmission equipment and consists of the following:

                                               DECEMBER 31,
                                           --------------------- SEPTEMBER 30,
                                              1993       1994        1995
                                           ---------- ---------- -------------
                                                                  (UNAUDITED)
   Jointly Owned Systems:
     Minneapolis/St. Paul, Minnesota...... $  545,655 $  436,446  $  345,819
     Advances to Minneapolis/St. Paul,
      Minnesota...........................        --   2,050,882   2,079,386
     Ft. Worth, Texas.....................    261,720    243,054     205,389
     Advances to Ft. Worth, Texas.........        --     253,177     367,804
     Pittsburgh, Pennsylvania.............    401,334    452,489         --
                                           ---------- ----------  ----------
                                           $1,208,709 $3,436,048  $2,998,398
                                           ========== ==========  ==========
   Wholly Owned Systems:
     Los Angeles, California.............. $      --  $  972,653  $1,469,444
     Memphis, Tennessee...................    571,462    733,153     799,960
     Dallas, Texas........................    386,351    725,060     718,536
                                           ---------- ----------  ----------
                                           $  957,813 $2,430,866  $2,987,940
                                           ========== ==========  ==========

 (a) Jointly Owned Systems

  The Company currently owns an equity interest in operating wireless cable systems in Minneapolis, Minnesota (AWS-Minneapolis) (25% interest) and Ft. Worth, Texas (AWS-Ft. Worth) (20% interest) and formerly owned an equity interest in a wireless cable system under development in Pittsburgh, Pennsylvania (25% interest).

  The Minneapolis system has been in operation since March 1993. The Company's joint venture partner is a general partnership which was formed to acquire an interest in and jointly develop and operate the Minneapolis wireless cable system. In accordance with the terms of the joint venture agreement, losses are to be allocated in accordance with contributed capital and profits are to be allocated (i) in accordance with contributed capital to the extent of previously allocated losses and then (ii) 25% to the Company and 75% to the general partnership.

                     AMERICAN WIRELESS SYSTEMS, INC.

  In April 1994, the Company loaned the Minneapolis general partnership $2,000,000 to fund additional development of the system. The loan bears interest at 8% per annum and was originally payable in full in 18 months. Prior to the due date, the Company agreed to extend the maturity of the loan until the earlier of (i) February 28, 1996 or (ii) the abandonment of the Heartland Merger Agreement. In the event that the loan is not repaid by the due date, the Company will receive an additional equity interest in the Minneapolis joint venture of approximately 10%.

  AWS-Minneapolis received additional funding in May 1995 of $550,000 from Tsunami Capital Corporation (Tsunami). The loan was made by Tsunami in anticipation of a reverse merger between AWS-Minneapolis and Tsunami. The loan is due December 31, 1995, and carries an interest rate of 12% per annum.

  On October 4, 1995, the Company's joint venture partner signed a contract to sell its 75% interest in AWS-Minneapolis to Heartland. As part of this agreement Heartland agreed to loan AWS-Minneapolis up to $1,575,000, of which $575,000 will be used to repay Tsunami and the remainder to fund subscriber growth.

  The Ft. Worth system has been in operation since November 1992. The Company's joint venture partner is a general partnership which was formed to acquire an interest in and jointly develop and operate the Ft. Worth wireless cable system. The Ft. Worth system has been operated through an informal joint venture agreement. The accompanying financial statements include an estimate of the Company's pro rata losses in this system.

  AWS-Ft. Worth does not have sufficient funds to continue development of the system. The Company's joint venture partner also does not have funds to contribute to the joint venture and has expressed its belief that either Wireless California or the Company is obligated to provide additional funds to develop the system to a positive cash flow position. Neither Wireless California nor the Company believes it has such an obligation; however, the Company is negotiating the terms of additional funding to continue development of the system in conjunction with definitive joint venture and management agreements. In order to protect the Company's interest in the assets of AWS-Ft. Worth, the Company has advanced $253,177 through December 31, 1994 and an additional $114,627 during 1995 to fund negative cash flow of the system and maintain the current subscriber base.

  On October 4, 1995, the Company's joint venture partner in AWS-Ft. Worth signed a contract with Heartland to sell its 80% interest in AWS-Ft. Worth. Pursuant to the agreement, Heartland has agreed to assume up to $570,000 of amounts due to the Company. Additionally, Heartland has agreed to loan the Ft. Worth partnership $500,000 secured by its interest in AWS-Ft. Worth.

  The Pittsburgh system is still in its initial development stage. On September 29, 1995, the Company sold all of its interest in the assets of the Pittsburgh market for $1,250,000 in cash.

  Selected combined balance sheet data related to the Company's jointly owned operating systems is as follows (in 000's):

                                                    DECEMBER 31,
                                                   --------------- SEPTEMBER 30,
                                                    1994    1995       1995
                                                   ------- ------- -------------
                                                                    (UNAUDITED)
   Current assets................................. $   461 $   402    $  450
   Total assets...................................  12,001  10,846     9,713
   Total liabilities..............................     296     790     1,577
   Members equity.................................  11,705  10,056     8,136
   AWS' interest..................................     725     525       389

                     AMERICAN WIRELESS SYSTEMS, INC.

  Selected combined operating data related to the Company's jointly owned operating systems is as follows (in 000's):

                                    DECEMBER 31,              SEPTEMBER 30,
                                -----------------------  -----------------------
                                1992    1993     1994       1994        1995
                                -----  -------  -------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
   Revenues.................... $ 146  $ 1,064  $ 1,187    $   822     $ 1,191
   Operating expenses..........  (947)  (3,814)  (4,363)    (3,181)     (3,494)
                                -----  -------  -------    -------     -------
   Net loss.................... $(801) $(2,750) $(3,176)   $(2,359)    $(2,303)
                                =====  =======  =======    =======     =======
   AWS' interest............... $ (85) $  (185) $  (200)   $  (158)    $  (136)
                                =====  =======  =======    =======     =======

 (b) Wholly Owned Systems

  The Company's investment in wholly owned systems consists primarily of the costs to acquire the rights to FCC licenses in Dallas (16), Los Angeles (9) and Memphis (22). The lease agreements provide for the Company to pay for the excess airtime use, new transmission equipment and all other operating expenses of the channels including co-location costs.

  The Company is currently negotiating a contract to sell its assets in the Memphis market for $3,900,000 to TruVision Cable, Inc. (TruVision) (Note 9).

(5) RELATED PARTIES

 (a) Wireless California

  Since the reverse acquisition on December 17, 1992, the Company has entered into certain transactions with Wireless California, including the redemption of 258,333 shares of common stock owned by Wireless California and the shareholders of Wireless California (see Note 3), certain transactions related to income taxes (see Note 10), the purchase of additional FCC licenses not covered by the original acquisition agreement for $80,000 and the payment of certain lease expenses related to the Pittsburgh wireless cable system. In 1994, the Company advanced $35,000 to pay administrative penalties assessed Wireless California by the State of Arizona (see Note 9). The members of AWS L.L.C. have agreed to reimburse the Company upon sale of the previously escrowed shares (see Note 8). All transactions with Wireless California subsequent to August 1993 have been approved by a majority of the independent directors of the Company.

 (b) AWS-Ft. Worth and AWS-Minneapolis

  The Company serves as the manager and operator of the Minneapolis joint venture. The terms of the Management Agreement, which was signed in April 1994, provide for annual management service fees equal to the greater of 5% of collected gross revenues or $100,000.

  The Company also serves as the manager to the Ft. Worth joint venture although no formal management agreement exists. No management service fees have been accrued relative to the Ft. Worth system.

  In its capacity as manager, the Company contracted for subscriber installation services and subscriber equipment on behalf of AWS-Ft. Worth and AWS-Minneapolis to Wireless Technologies, Inc. (WTI), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly owned subsidiary of North American Cable Corporation (NACC), a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television

                     AMERICAN WIRELESS SYSTEMS, INC.

systems, with operations and business experience in the United States, England and several other countries around the world. A former officer and director of the Company beneficially owns 50% of the stock of North American Cable Corporation.

  WTI purchased certain of the subscriber equipment that it sold to AWS-Ft. Worth and AWS-Minneapolis from Micom Products, Ltd., a Delaware limited liability company engaged in the distribution of subscriber equipment for wireless cable systems. Micom is owned by the beneficial owners of approximately 36% of the Company's common stock.

  In 1992, 1993 and 1994, payments were made by the Company, Wireless California and the joint ventures to WTI of $421,650, $924,054 and $74,449, respectively, for installation services and related subscriber equipment. In 1992, 1993 and 1994, payments were made by WTI to Micom of $22,018, $114,644 and $2,766, respectively, for subscriber equipment.

 (c) American Wireless Systems, Inc.

  In connection with the acquisition of the rights to utilize the FCC licenses in Los Angeles (Note 4), the Company agreed to pay a finder's fee of $75,000 to the president of NACC as consideration for the introduction of the Company to the license holder of the eight channels.

  In February and April 1995, the Company obtained loans totalling $1,000,000 from a shareholder of the Company who is a principal in the firm which served as the placement agent for the Company's private offerings in 1993 and 1994 (Note 1). In addition, this individual and certain other related entities are shareholders of the Company's common stock.

(6) SEVERANCE AGREEMENT

  Effective August 1994, an individual who held the position of Chairman of the Board, President and Chief Financial Officer resigned. In connection with such resignation, this individual entered into a severance agreement with the Company, whereby the Company agreed to pay this individual his annual base salary, as provided by the terms of his employment agreement, a bonus, if any, consistent with the bonuses awarded to certain other officers and certain other expenses for a period of three years. As a result, the Company recognized approximately $566,000 of expense in the third quarter of 1994, of which approximately $355,000 is a long-term liability. Upon the consummation of the merger with Heartland (Note 1), the unpaid portion becomes due and payable in full.

  In September 1994, this individual resigned as a director of the Company. In connection with such resignation, the Company granted this individual a warrant to acquire 33,333 shares of common stock at $8.40 per share. This warrant was granted on October 1, 1994, has a ten-year term and became fully exercisable on April 1, 1994.

(7) CONVERTIBLE SUBORDINATED NOTES PAYABLE

  At December 31, 1993, the Company had $7,707,000 in convertible subordinated notes ("Notes") outstanding. Through May 1994, $462,000 in principal amount of the Notes had been converted into shares of the Company's common stock. The remaining $7,245,000 in Notes were called for prepayment by the Company in May 1994. Holders of $4,232,000 in principal amount of the Notes elected to receive cash payment for their investment as opposed to converting their Notes into shares of the Company's common stock. Because the Company did not anticipate the relatively high level of repayment, the Company did not have adequate funds available to pay all of the Noteholders who elected repayment. In accordance with the terms of the Notes, the conversion price of the Notes was adjusted from $8.40 per share to $3.75 per share. Following the redemption

                     AMERICAN WIRELESS SYSTEMS, INC.

date, the Company agreed to permit all of the Noteholders, including the Noteholders that had elected repayment, to elect repayment or to convert their Notes into shares of the Company's common stock at the adjusted conversion price of $3.75 per share. Holders of all but $703,500 in principal amount of the Notes agreed to convert their Notes into shares of the Company's common stock at $3.75 per share. The placement agent for the Notes arranged for the holders of the remaining $703,500 in principal amount of the Notes to sell their Notes to certain accredited investors who converted such Notes into shares of common stock at $3.75 per share by September 30, 1994.

  As consideration for services rendered in connection with the conversion of the Notes, the Company agreed to adjust the exercise price of existing warrants held by the placement agent to acquire 165,732 shares of common stock held by certain affiliates of the placement agent. As a result, the Company recognized other expense of approximately $425,000 in the third quarter of 1994.

  In connection with the issuance of the Notes in 1993, the Company also granted contingent warrants (see Note 8).

(8) STOCKHOLDERS' EQUITY

 (a) Outstanding Warrants and Options

  As of December 31, 1994, the Company had outstanding warrants and options as follows:

   Warrants to acquire common stock assumed in the reverse
    acquisition; exercisable at $10.08 through November 1996........  $ 27,066
   Warrants to acquire common stock assumed in the reverse
    acquisition; exercisable at $3.75 through April 1995............    19,333
   Warrants to acquire common stock issued to the placement agent in connection with the 1993 private placements; exercisable at
    $3.75 through August and November 1998..........................   138,666
   Contingent warrants to acquire common stock issued to the
    Noteholders in connection with the 1993 private placements;
    exercisable at $12.00 through July 1995.........................    15,833
   Contingent warrants to acquire common stock issued to the
    Noteholders in connection with the 1993 private placements;
    exercisable at $12.00 through July 1996.........................   330,833
   Warrants to acquire common stock issued to a third party for services provided to the Company; exercisable at $6.75 through
    August 2004.....................................................     8,333
   Warrants to acquire common stock issued to a private investor;
    exercisable at $12.00 through July 1996.........................    60,000
   Warrants to acquire common stock issued to a former officer and director of the Company in connection with a severance
    agreement; exercisable at $8.40 through September 2004..........    33,333

 (b) Escrowed Shares

  Approximately 1.88 million shares of the Company's outstanding common stock, which were owned by the former owners of Wireless California, were released from escrow in February 1995. The shares were pledged by the former shareholders to secure the indemnification of the Company by Wireless California for potential losses incurred from claims arising out of the prior offerings of general partnership interests by Wireless California (see Note
9). In December 1994, the Company made a $35,000 claim on the escrowed shares for an advance to Wireless California (see Note 5). All but 50,000 shares were released from escrow and distributed to the members of AWS L.L.C. in February 1995. The remaining 50,000 shares have been retained to potentially fund a claim made by the Company which is currently being disputed by AWS L.L.C. The shares will remain in escrow until the dispute is resolved. No other claims were made on the escrowed shares.

                     AMERICAN WIRELESS SYSTEMS, INC.

 (c) Stock Option Plan

  In April 1993, the Company adopted the 1993 Stock Option Plan (the Plan) which reserved 416,666 shares of common stock to be issued to officers, directors, key employees and independent consultants who provide valuable services to the Company. The terms of the options are to be established by the Board of Directors on the date of grant.

  Activity in the Plan is as follows:

                                                        NUMBER OF OPTION PRICE
                                                         SHARES    PER SHARE
                                                        --------- ------------
   Options outstanding at December 31, 1992............      --            --
   Granted.............................................  151,666  $6.75-$15.75
   Canceled............................................      --            --
   Exercised...........................................      --            --
                                                         -------
   Options outstanding at December 31, 1993............  151,666  $6.75-$15.75
   Granted.............................................   25,000  $      15.75
   Canceled............................................  (13,333) $6.75-$15.75
   Exercised...........................................      --            --
                                                         -------
   Options outstanding at December 31, 1994............  163,333  $6.75-$15.75
   Granted.............................................      --            --
   Canceled (unaudited)................................  (48,333) $6.75-$ 8.40
   Exercised...........................................      --            --
                                                         -------
   Options outstanding at September 30, 1995
    (unaudited)........................................  115,000  $6.75-$15.75
                                                         =======
   Options available for grant (unaudited).............  301,666
                                                         =======
   Exercisable at end of period (unaudited)............   74,582  $6.75-$15.75
                                                         =======

  Prior to the completion of the merger with Heartland, the Company intends to terminate the Plan.

(9) COMMITMENTS AND CONTINGENCIES

 (a) Commitments

  The Company leases office space, equipment and licenses under various operating leases. Future obligations under these leases are as follows for years ending December 31:

                                                                        AMOUNT
                                                                      ----------
   1995.............................................................. $  568,000
   1996..............................................................    265,000
   1997..............................................................    255,000
   1998..............................................................    170,000
   1999..............................................................     48,000
   Thereafter........................................................     72,000
                                                                      ----------
                                                                      $1,378,000
                                                                      ==========

 (b) Prior Offerings of General Partnership Interests by Wireless California

  Prior to the sale of certain assets by Wireless California to the Company, approximately $29,000,000 was raised in connection with the offering of general partnership interests in three general partnerships, each of which

                     AMERICAN WIRELESS SYSTEMS, INC.

was formed for the purpose of acquiring an interest in the rights to develop and operate a wireless cable television system in Ft. Worth, Minneapolis and Pittsburgh. Through an affiliate, Wireless California participated in the offer and sale of the general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and applicable state laws. Certain current and former officers and directors of the Company were formerly officers and directors of Wireless California.

  Following an investigation by the Securities and Exchange Commission (the Commission) involving the activities of Wireless California in connection with the offer and sale of the general partnership interests as described above, the Company and certain of its current and former officers, without admitting or denying any wrongdoing, agreed to consent to an order of the Commission to cease and desist from committing or causing any violation and any future violations of the securities registration provisions of the 1993 Act and the broker-dealer registration provisions of the Exchange Act.

  Securities administrators in 22 states also have conducted or are presently conducting investigations of the activities related to the unregistered sale of the general partnership interests described above. The actions taken by the various state securities administrators range from no action taken to the issuance of 15 cease and desist orders and consent orders pursuant to which Wireless California, the issuing general partnerships, and certain officers of Wireless California were required to cease selling general partnership interests without registration, to offer rescission to individuals who purchased general partnership interests and, in certain cases, to pay administrative penalties. In addition, AWS L.L.C. has entered into a consent order with the State of Illinois pursuant to which AWS L.L.C. agreed to cease and desist from selling general partnership interests without registration, to pay an administrative penalty, and to cause a rescission offer to be made to Illinois residents. Following an investigation by the State of Arizona, AWS L.L.C. and current and former officers of the Company consented to an order of the Arizona Corporation Commission to cease and desist from selling securities unless the sale is registered or exempt from registration and to the imposition of an administrative penalty against AWS L.L.C. The Company also consented to a separate order that requires the Company to make an offer of rescission to all general partners who are Arizona residents or who were offered and sold their interests from Arizona. To the knowledge of the Company, there are no other active federal or state regulatory proceedings or investigations.

  Following the completion of the Company's proposed public offering, the Company intended to effect a rescission offer to purchase the interests of the general partners in the three general partnerships that own an interest in joint ventures with the Company. Due to the Company's inability to complete the offering and its current lack of funds, the Company is currently unable to offer to purchase the general partnership interests, and will not have the ability to complete the orders of rescission imposed by the State of Arizona unless alternative financing is obtained or alternatives to rescission are arranged. Accordingly, the Company will seek to amend the order to provide for alternatives to rescission, although there can be no assurance that the Company will be successful in this regard. The Arizona order provides that if the offers to purchase are not made, the Company will be required to pay to the Arizona Corporation Commission an amount equal to the amount of the investment made by all general partners who are Arizona residents, or approximately $566,000, plus interest from the time of investment. There can be no assurance that the Company will be able to satisfy the Arizona rescission orders.

  Since October 31, 1992, Wireless California, the general partnerships and the current and former officers of the Company have ceased all activities involving the offer and sale of general partnership interests, although one of the general partnerships continued to raise funds through capital calls to existing general partners after such date. In addition to the rescission offer described above, Wireless California and the general partnership issuers voluntarily elected to offer to purchase the general partnership interests of certain general partners in exchange for cash in an amount equal to the funds contributed by such general partners. As of October 19, 1995, approximately 1,170 of the approximately 1,930 purchasers of general partnership interests had been offered

                     AMERICAN WIRELESS SYSTEMS, INC.

rescission or a return of their investment by Wireless California or the general partnership issuers and approximately 80 had accepted the offer, all of which have been paid. None of such offers, however, were necessarily conducted in accordance with the statutory requirements of the various states. To the extent such requirements were not met, potential securities liability arising from the offer and sale of the general partnership interests will not be statutorily eliminated until the statutes of limitation with respect to such claims have expired or an offer is made in accordance with the statutory rescission requirements of any state.

  In September 1995, AWS and the Pittsburgh general partnership sold all of their wireless cable assets in the Pittsburgh market to a publicly held wireless cable company. As consideration for the sale of its assets in the Pittsburgh market, the Pittsburgh general partnership received approximately $11,250,000 in cash and short-term notes, which amount exceeded the aggregate amount that would have been required if all Pittsburgh general partners were offered and accepted rescission.

  There can be no assurance that current general partners or any governmental agency will not institute proceedings against Wireless California or the Company as the successor to Wireless California based on a failure to register the general partnership interests in connection with a public offering or for damages based on alleged omissions or misrepresentations of material information in connection with the sale of such interests. In connection with the acquisition of certain assets of Wireless California, the Company expressly disclaimed any liabilities of Wireless California arising out of the offer and sale of the general partnership interests described above. There is a possibility, however, that a successful claim against Wireless California could be asserted against the Company based on a number of theories involving successor liability. The institution of legal action against the Company arising out of the offer and sale of general partnership interests by Wireless California could result in substantial defense costs to the Company and the diversion of efforts by the Company's management, and the imposition of liabilities which could have a material adverse effect on the Company. Based on its experience to date, however, taking into account the status of investigations by various state securities administrators, the absence of any asserted claim for rescission having been instituted by any of the general partners against any of the general partnerships, Wireless California or the Company, the Company's assessment of the current value of the general partnership interests, the relatively small number of general partners who have accepted previous offers by Wireless California or its shareholders to purchase general partnership interests, the existence of a number of possible defenses to any claims asserted against it, the existence and terms of the agreements between the Fort Worth and Minneapolis general partnerships and Heartland (Note 4) and other factors, the Company does not believe the ultimate resolution of this matter will have a material impact on its financial condition or its results of operations.

 (c) Other Contingencies

  The Company is currently named as a defendant in two separate lawsuits. On May 16, 1995, William R. Jenkins, the former Chief Executive Officer of the Company, filed a lawsuit in Arizona state court alleging breach of his employment contract and requesting as damages all amounts due under the employment contract, treble damages under the Arizona statute, attorney's fees and costs. On June 2, 1995, the Company filed a Petition to Compel Arbitration and an Answer including counterclaims. The Company estimates that the amount due under Mr. Jenkins' employment contract, if he were successful, is approximately $167,000. The Company maintains that no amounts are due to Mr. Jenkins as he was terminated for cause and breached his employment contract. The Company believes it has adequate grounds to successfully defend this lawsuit.

  On June 21, 1995, TruVision, with whom the Company had entered into a letter of intent relating to the sale of the Company's Memphis assets, filed a lawsuit, as amended on June 29, 1995, in the state of Mississippi alleging that the Company breached the letter of intent, that the parties entered into a binding agreement which was breached, and that the Company committed fraud and negligent misrepresentation. The Company disputes

                     AMERICAN WIRELESS SYSTEMS, INC.

these claims based on the position that it lawfully terminated the letter of intent. The Amended Complaint requests damages in the amount of $28,196,642 and punitive damages in the amount of $20,000,000, together with interest and all costs of court. The Company believes it has adequate grounds to successfully defend this lawsuit. The Company is currently negotiating with TruVision to sell its assets in the Memphis market under a new contract. According to the terms of the contract, at the time of closing, each party will sign a release of all claims against the other.

  The Company is also the subject of two threatened lawsuits. American Telecasting, Inc. ("ATI") has sent letters to the Company claiming that the Company breached a term sheet and has requested payment of $1,800,000 as the alleged termination fee owed to ATI under the term sheet, plus expenses. The Company has responded to ATI and disputes all of ATI's claims. The Company believes that ATI's claims are without merit and would vigorously defend any lawsuit filed.

  By letter dated January 31, 1995, Laidlaw Holdings, Inc. ("Laidlaw"), the underwriter of the Company's proposed public offering, claims that the Company owes Laidlaw $182,165 as accountable expenses under a Letter Agreement between the parties dated November 20, 1994. A follow-up letter was sent to the Company on July 13, 1995. By letter dated February 3, 1995, from the Company to Laidlaw, the Company asserted that Laidlaw terminated the Letter Agreement and believes that if a claim is filed by Laidlaw, the Company has adequate grounds to successfully defend the claim.

(10) INCOME TAXES

  In connection with the reverse acquisition, the basis in the assets acquired and liabilities assumed by the Company were substantially the same for book and tax purposes.

  For income tax reporting purposes, the Company was included in the consolidated tax returns of Wireless California through August 13, 1993, the date that Wireless California's ownership interest in the Company dropped below 80%. As a result, the net operating losses generated by the Company from December 18, 1992 (the date subsequent to the reverse acquisition) through August 13, 1993, of approximately $1,000,000 were utilized by Wireless California to reduce its tax obligations and to recapture approximately $300,000 of previously paid taxes. In exchange, Wireless California agreed to contribute this refund to the capital of the Company.

  Since December 18, 1992, the Company has generated $8,199,000 in net operating losses of which $890,000 was utilized by Wireless California through August 13, 1993, and an additional $310,000 has been recognized for financial reporting purposes to recapture taxes previously paid by Wireless California as described above. Approximately $517,000 in net operating losses were utilized to offset taxable income in prior year consolidated tax returns filed with Wireless California. As of December 31, 1994, therefore, the Company has approximately $6,482,000 in net operating loss carryforwards available for financial reporting and income tax purposes which expire in 2009.

  In 1994 and 1995, there were no material temporary differences between financial reporting and income tax reporting. As a result, at December 31, 1994 and September 30, 1995 (unaudited), the Company has a net deferred tax asset of approximately $2,593,000 and $2,931,000, respectively, which relates primarily to its available net operating loss carryforwards. As the realizability of this tax asset is solely dependent on the Company's ability to generate future taxable income, this asset has been fully reserved.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management Committee and Partners of

Fort Worth Wireless Cable T.V. Associates:

  We have audited the accompanying consolidated balance sheets of FORT WORTH WIRELESS CABLE T.V. ASSOCIATES (WCTVA or the Partnership) (a general partnership) as of December 31, 1993 and 1994, and the related consolidated statements of operations, partners' equity and cash flows for the years ended December 31, 1992, 1993 and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCTVA as of December 31, 1993 and 1994, and the results of their operations and their cash flows for the years ended December 31, 1992, 1993 and 1994, in conformity with generally accepted accounting principles.

  The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has incurred losses since inception and expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. The Partnership currently does not have sufficient cash reserves to cover such anticipated losses. These factors raise substantial doubt about the Partnership's ability to continue as a going concern. The Partnership's current plans are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Arthur Andersen LLP

Phoenix, Arizona,

October 19, 1995.

                 FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                          (A GENERAL PARTNERSHIP)

                        CONSOLIDATED BALANCE SHEETS

       DECEMBER 31, 1993 AND 1994 AND SEPTEMBER 30, 1995 (UNAUDITED)

                                  ASSETS

                                            1993         1994         1995
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
Current assets:
  Cash and cash equivalents (note 1).... $    94,898  $    21,836  $    25,014
  Accounts receivable...................      90,458       51,750       45,931
  Prepaid expenses and other current
   assets...............................      18,230       23,923       16,525
                                         -----------  -----------  -----------
    Total current assets................     203,586       97,509       87,470
Investment in wireless systems and
 equipment, at cost, net
 (notes 1 and 4)........................   4,463,630    3,763,423    3,179,029
                                         -----------  -----------  -----------
                                         $ 4,667,216  $ 3,860,932  $ 3,266,499
                                         ===========  ===========  ===========

                        LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
  Accounts payable and accrued
   liabilities.......................... $    85,451  $   300,047  $   547,286
  Advances from affiliates (note 1).....     109,730      471,613      660,025
                                         -----------  -----------  -----------
    Total current liabilities...........     195,181      771,660    1,207,311
                                         -----------  -----------  -----------
Minority interest (note 1)..............     206,073      143,792       99,742
                                         -----------  -----------  -----------
Commitments and contingencies (note 6)
Partners' equity (note 2):
  General partners' equity..............   7,384,979    6,064,497    5,078,463
  Less syndication costs................  (3,119,017)  (3,119,017)  (3,119,017)
                                         -----------  -----------  -----------
    Total partners' equity..............   4,265,962    2,945,480    1,959,446
                                         -----------  -----------  -----------
                                         $ 4,667,216  $ 3,860,932  $ 3,266,499
                                         ===========  ===========  ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                 FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                          (A GENERAL PARTNERSHIP)

                   CONSOLIDATED STATEMENTS OF OPERATIONS

           FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

     AND THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995 (UNAUDITED)

                                                                   SEPTEMBER 30
                                                              ------------------------
                           1992        1993         1994         1994         1995
                         ---------  -----------  -----------  -----------  -----------
                                                                    (UNAUDITED)
Revenues:
  Subscriber............ $  55,119  $   646,745  $   650,214  $   493,034  $   443,564
  Installation..........    76,121       84,554        7,517        6,112        5,054
  Other.................    13,141       60,578        9,529        6,113        2,963
                         ---------  -----------  -----------  -----------  -----------
    Total revenues......   144,381      791,877      667,260      505,259      451,581
                         ---------  -----------  -----------  -----------  -----------
Operating expenses:
  Operating and
   installation.........   232,148      594,747      567,461      420,763      396,302
  Selling and
   marketing............   106,422      101,089        3,206        3,393        3,144
  General and
   administrative.......   299,792      412,652      692,784      541,721      500,766
  Depreciation and
   amortization.........   250,215      754,116      786,572      608,724      581,451
                         ---------  -----------  -----------  -----------  -----------
    Total operating
     expenses...........   888,577    1,862,604    2,050,023    1,574,601    1,481,663
                         ---------  -----------  -----------  -----------  -----------
Loss from operations....  (744,196)  (1,070,727)  (1,382,763)  (1,069,342)  (1,030,082)
Minority interest in
 losses.................    76,446       57,689       62,281       47,974       44,048
                         ---------  -----------  -----------  -----------  -----------
Net loss................ $(667,750) $(1,013,038) $(1,320,482) $(1,021,368) $  (986,034)
                         =========  ===========  ===========  ===========  ===========

 The accompanying notes are an integral part of these consolidated statements.

                 FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                          (A GENERAL PARTNERSHIP)

                CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY

           FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

         AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)

                                          GENERAL                    TOTAL
                                         PARTNERS'   SYNDICATION   PARTNERS'
                                          EQUITY        COSTS       EQUITY
                                        -----------  -----------  -----------
Balance, December 31, 1991............. $ 4,959,517  $(2,424,000) $ 2,535,517
Capital contributions..................   4,668,750     (695,017)   3,973,733
Return of capital......................    (550,000)         --      (550,000)
Net loss...............................    (667,750)         --      (667,750)
                                        -----------  -----------  -----------
Balance, December 31, 1992.............   8,410,517   (3,119,017)   5,291,500
Return of capital......................     (12,500)         --       (12,500)
Net loss...............................  (1,013,038)         --    (1,013,038)
                                        -----------  -----------  -----------
Balance, December 31, 1993.............   7,384,979   (3,119,017)   4,265,962
Net loss...............................  (1,320,482)         --    (1,320,482)
                                        -----------  -----------  -----------
Balance, December 31, 1994.............   6,064,497   (3,119,017)   2,945,480
Net loss (unaudited)...................    (986,034)         --      (986,034)
                                        -----------  -----------  -----------
Balance, September 30, 1995 (unau-
 dited)................................ $ 5,078,463  $(3,119,017) $ 1,959,446
                                        ===========  ===========  ===========

 The accompanying notes are an integral part of these consolidated statements.

                 FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                          (A GENERAL PARTNERSHIP)

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

           FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

     AND THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995 (UNAUDITED)

                                                                   SEPTEMBER 30
                                                               ----------------------
                            1992        1993         1994         1994        1995
                         ----------  -----------  -----------  -----------  ---------
                                                                    (UNAUDITED)
Cash flows from
 operating activities:
 Net loss............... $ (667,750) $(1,013,038) $(1,320,482) $(1,021,368) $(986,034)
 Adjustments to
  reconcile net loss to
  net cash used for
  operating activities:
 Depreciation and
  amortization..........    250,215      754,116      786,572      608,724    581,451
 Gain on sale of
  equipment.............        --           --           --           --      (9,048)
 Loss on disposal of
  assets................        --           --           --           --       4,570
 Minority interest in
  losses................    (76,446)     (57,689)     (62,281)     (47,974)   (44,048)
 Changes in assets and
  liabilities:
  (Increase) decrease
   in accounts
   receivable...........    (48,335)     (42,123)      38,708       37,282      5,819
  (Increase) decrease
   in prepaid expenses
   and other current
   assets...............    (24,170)       5,940       (5,693)      (1,569)     7,398
  Increase (decrease)
   in accounts payable
   and accrued
   liabilities..........    241,045     (155,594)     214,596      132,914    247,239
                         ----------  -----------  -----------  -----------  ---------
   Net cash used for
    operating
    activities..........   (325,441)    (508,388)    (348,580)    (291,991)  (192,653)
                         ----------  -----------  -----------  -----------  ---------
Cash flows from
 investing activities:
 Investment in wireless
  systems and
  equipment............. (1,933,269)    (738,967)     (86,365)     (62,761)   (22,984)
 Proceeds from sale of
  equipment.............        --           --           --           --      30,403
                         ----------  -----------  -----------  -----------  ---------
   Net cash (used for)
    provided by
    investing
    activities.......... (1,933,269)    (738,967)     (86,365)     (62,761)     7,419
                         ----------  -----------  -----------  -----------  ---------
Cash flows from
 financing activities:
 Cash contributed by
  (returned to)
  partners, net.........  4,118,750      (12,500)         --           --         --
 Syndication costs
  paid..................   (695,017)         --           --           --         --
   Net advances (to)
    from affiliates.....   (257,254)     366,984      361,883      285,780    188,412
                         ----------  -----------  -----------  -----------  ---------
   Net cash provided by
    (used for) financing
    activities..........  3,166,479      354,484      361,883      285,780    188,412
                         ----------  -----------  -----------  -----------  ---------
Net increase (decrease)
 in cash and cash
 equivalents............    907,769     (892,871)     (73,062)     (68,972)     3,178
Cash and cash
 equivalents, beginning
 of period..............     80,000      987,769       94,898       94,898     21,836
                         ----------  -----------  -----------  -----------  ---------
Cash and cash
 equivalents, end of
 period................. $  987,769  $    94,898  $    21,836  $    25,926  $  25,014
                         ==========  ===========  ===========  ===========  =========

 The accompanying notes are an integral part of these consolidated statements.

                FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                         (A GENERAL PARTNERSHIP)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      DECEMBER 31, 1993 AND 1994 AND SEPTEMBER 30, 1995 (UNAUDITED)

(1) ORGANIZATION

 (a) Background, Nature of Organization and Significant Accounting Policies

  Fort Worth Wireless Cable T.V. Associates (the Partnership), a California general partnership, was formed as of July 1, 1992. The Partnership is comprised of certain partners of Wireless Cable T.V. Associates #34 (WCTVA), a California general partnership, which was formed in 1991, who exchanged their interest in WCTVA for an interest in the Partnership, and some new partners who were admitted to the Partnership upon contributing cash thereto. Upon its formation, the Partnership acquired the assets and assumed the operations of WCTVA.

  Concurrent with its formation, WCTVA entered into a Services and Acquisition Agreement (the Agreement) with American Wireless Systems, Inc., a California corporation (Wireless California). Under the terms of the Agreement, Wireless California was obligated to provide various services including assistance with Federal Communications Commission (FCC) filings, market projections, and engineering services involving equipment assurances and new market evaluation assistance. In addition, Wireless California was to coordinate construction of broadcast facilities (commonly referred to as head-end equipment) and assign to WCTVA a 75% interest in certain FCC licenses.

  Wireless Cable television is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the FCC to antennae located at the subscriber's premises.

  The development and operations of the system have been conducted through an informal joint venture relationship between the Partnership and American Wireless Systems, Inc., a Delaware corporation (AWS-Delaware), which acquired its interest in the informal joint venture from Wireless California in December 1992. American Wireless Systems of Ft. Worth (AWS-Ft. Worth), a general partnership, has been established through which the operations of the informal joint venture have been conducted. AWS-Ft. Worth was initially capitalized through the contribution by WCTVA and Wireless California of their respective interests in the FCC licenses and head-end equipment. Subsequent to the formation of AWS-Ft. Worth, the Partnership acquired an additional 4.99% interest in AWS-Ft. Worth such that the ownership is now 79.99% for the Partnership and 20.01% for AWS-Delaware.

 (b) Operations

  The system had approximately 1,900 and 1,750 subscribers at December 31, 1993 and 1994, respectively, which is not sufficient to provide positive cash flow. Additionally, neither the joint venture nor the Partnership has sufficient funds to support the installation of additional subscribers sufficient to enable the joint venture to reach a positive cash flow. The Partnership's joint venture partner, AWS-Delaware, has indicated that it is not required to provide any funding to support system growth, however, AWS-Delaware has advanced $253,177 from May 1, 1993 to December 31, 1994, and an additional $114,627 during 1995 (unaudited) to fund negative cash flow. Such advances are included in advances from affiliates in the accompanying consolidated financial statements.

  On September 11, 1995, AWS-Delaware and Heartland Wireless Communications, Inc. ("Heartland") executed an Agreement and Plan of Merger, pursuant to which a wholly-owned subsidiary of Heartland would be merged into AWS and AWS would become a wholly-owned subsidiary of Heartland. On October 4, 1995, the Partnership and Heartland executed an Asset Purchase Agreement (the "Fort Worth Agreement") pursuant to which Heartland would purchase the Partnership's 79.99% interest in AWS-Ft. Worth. Pursuant to the Fort

                FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Worth Agreement, Heartland has agreed to assume up to $570,000 of liabilities associated with its joint venture interest. The consideration to be paid to the Partnership under the Fort Worth Agreement is $13.3 million payable in Heartland Common Stock, based upon an exchange value equal to the average trading price of Heartland Common Stock over the 10-day period ending five business days prior to closing; provided that if such closing average is in excess of $23.00 per share, then the exchange value will be $23.00 per share. Subject to approval of two-thirds of the partners, the Partnership has agreed to effectuate the Agreement and Plan of Liquidation and, in connection therewith, liquidate shares of Heartland Common Stock having an aggregate exchange value in an amount necessary to satisfy certain known and contingent liabilities of the Partnership.

  In connection with the Fort Worth Agreement, Heartland has funded an Escrow Agreement with a third-party escrow agent in the amount of $100,000, and is obligated to fund an additional $55,000 per month starting November 1, 1995, until the transaction closes. In addition, Heartland has agreed to loan the Partnership $500,000 secured by the Partnership's interest in AWS-Ft. Worth. The loan carries an interest rate of 10% per annum prior to maturity and is due in accordance with the terms of the documents evidencing and securing the loan.

 (c) Consolidation

  The accompanying consolidated financial statements include the accounts of the Partnership and AWS-Ft. Worth. All significant intercompany accounts have been eliminated in consolidation.

 (d) Cash Equivalents

  The Partnership considers all highly liquid instruments and time deposits with an initial maturity of three months or less to be cash equivalents.

 (e) Property and Equipment

  Property and equipment is stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

 (f) Frequency Rights

  Included in investment in wireless systems and equipment is $3,218,864, $3,231,364 and $3,231,364 of frequency rights as of December 31, 1993 and 1994, and September 30, 1995 (unaudited), respectively, which are being amortized over a ten-year period.

 (g) Revenue Recognition

  Subscription revenues are recognized in the period of service. Installation fees are recognized as revenues upon subscriber hook-up.

 (h) Income Taxes

  No income tax liability or benefit is presented in the accompanying consolidated financial statements as it will accrue to the partners.

 (i) Unaudited Financial Information

  The unaudited financial statements as of September 30, 1995, and for the nine months ended September 30, 1994 and 1995, have been prepared by the Partnership without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information included herein, reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for such periods.

                FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(2) PARTNERS' EQUITY

  In 1991 WCTVA, sold approximately 800 general partnership units at $6,250 each, which provided capital of $5,000,000. Subsequent to their initial contribution, certain partners requested a return of their capital; therefore, $40,483 of the gross proceeds were returned. The initial offer and sale of WCTVA interests were made by Wireless California (Note 6). Approximately $2,424,000 was paid for costs incurred in connection with the offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

  As discussed in note 1, the Partnership was formed in July 1992. The partners of WCTVA were given the option to either exchange their interest in WCTVA for an interest in the Partnership or to receive a return of their initial contribution. The owners of 88 WCTVA partnership units elected to receive a return of their contribution. An additional 747 units of the Partnership were sold which provided additional capital of $4,668,750. The offer and sale of the Partnership units were also made by Wireless California. Approximately $695,000 was paid for costs incurred in connection with this offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

(3) JOINT VENTURE

  As indicated in note 1, AWS-Ft. Worth has been operated through an informal joint venture agreement (the "Agreement"). Key aspects of the Agreement utilized in the development of the accompanying consolidated financial statements are as follows:

 (a) Initial Capital Contributions

  Each member contributed to AWS-Ft. Worth their respective interests in the wireless cable system assets to the joint venture in exchange for their ownership interests of 79.99% (the Partnership) and 20.01% (AWS-Delaware.) The accompanying consolidated financial statements reflect such contributed assets at their respective owners' historical cost which does not directly correlate to the ownership interests.

 (b) Allocations of Profits and Losses

  Profits and losses have been allocated in accordance with the respective ownership percentages (the initial ownership percentages as adjusted for additional cash contributions).

 (c) Management

  Wireless California and its successor, AWS-Delaware, have provided management services to the joint venture since its inception. These services have been provided through an informal management agreement. Management services expense of $16,666, $100,000, $100,000, $75,000 and $75,000 has been provided in the accompanying consolidated financial statements for the years ended December 31, 1992, 1993 and 1994, and the nine months ended September 30, 1994 and 1995 (unaudited), respectively.

                FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(4) INVESTMENT IN WIRELESS SYSTEMS AND EQUIPMENT

  Investment in wireless systems and equipment consists of the following:

                              ESTIMATED       DECEMBER 31,
                             USEFUL LIFE ------------------------  SEPTEMBER 30,
                              IN YEARS      1993         1994          1995
                             ----------- -----------  -----------  -------------
                                                                    (UNAUDITED)
   Frequency rights........       10     $ 3,218,864  $ 3,231,364   $ 3,231,364
   Broadcast equipment and
    inventory..............      3-7       2,094,317    2,166,958     2,157,402
   Vehicles................        5          48,593       48,689        48,173
   Office equipment........      5-7         100,653      101,582        93,053
   Leasehold improvements..        7           5,534        5,534         8,770
                                         -----------  -----------   -----------
                                           5,467,961    5,554,127     5,538,762
   Less: Accumulated depre-
    ciation and amortiza-
    tion...................               (1,004,331)  (1,790,704)   (2,359,733)
                                         -----------  -----------   -----------
                                         $ 4,463,630  $ 3,763,423   $ 3,179,029
                                         ===========  ===========   ===========

(5) RELATED PARTY TRANSACTIONS

  The Partnership had several transactions with Wireless California including the original sale of general partnership interests, the transactions contemplated under the services and acquisition agreement and the informal joint venture and management agreements. In addition to the Partnership and AWS-Ft. Worth, AWS-Delaware is the minority owner of a wireless cable system joint venture with another partnership in Minneapolis/St. Paul, Minnesota.

  AWS-Ft. Worth had contracted subscriber installation services to Wireless Technologies, Inc. (WTI), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly owned subsidiary of North American Cable Corporation, a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television systems, with operations in the United States, England and several other countries around the world. A former Chief Executive Officer and Director of AWS-Delaware beneficially owns 50% of the stock of North American Cable Corporation.

  WTI purchased certain of the subscriber equipment that it sold to AWS-Ft. Worth from Micom Products, Ltd. (Micom), a Delaware limited liability company engaged in the distribution of subscriber equipment for traditional and wireless cable systems. Micom is owned by the beneficial owners of approximately 36% of AWS-Delaware.

  In 1992 and 1993, payments of $196,860 and $542,521, respectively, were made to WTI for installation services and related subscriber equipment. In 1992, payments of $22,018 were made by WTI to Micom. Effective July 1993, AWS-Ft. Worth ceased utilizing the services of WTI.

                FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(6) COMMITMENTS AND CONTINGENCIES

 (a) Commitments

  AWS-Ft. Worth leases office space under an operating lease. Future obligations under this lease are as follows for years ending December 31:

      1995............................................................. $ 57,968
      1996.............................................................   60,570
      1997.............................................................   61,200
      1998.............................................................   15,300
                                                                        --------
                                                                        $195,038
                                                                        ========

  Lease expense of $34,224, $62,347, $55,830, $41,873 and $43,060 has been recorded for the years ended December 31, 1992, 1993 and 1994, and the nine months ended September 30, 1994 and 1995 (unaudited), respectively.

  AWS-Ft. Worth holds frequency rights to 14 wireless cable channels in the Ft. Worth market under several leases. Thirteen local broadcast channels are also transmitted for a total programming package of 27 channels. The channel leases have original lease periods from five to ten years with options to renew. Future minimum lease payments for the FCC licenses are as follows for years ending December 31:

      1995............................................................. $108,300
      1996.............................................................  108,300
      1997.............................................................   60,500
      1998.............................................................    1,200
      1999.............................................................    1,200
      Thereafter.......................................................    2,900
                                                                        --------
                                                                        $282,400
                                                                        ========

  Lease expense of $62,918, $93,013, $90,460, $63,235 and $81,225 has been recorded for the years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995 (unaudited), respectively.

 (b) Contingencies

  The original formation of WCTVA and the subsequent formation of the Partnership involved the sale of general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and applicable state laws. As of December 31, 1994, securities administrators in 20 states as well as the Securities and Exchange Commission
(SEC) have conducted or are currently conducting investigations of the activities related to the unregistered sale of the general partnership interests.

  To date, the investigations have focused on Wireless California and its successor AWS-Delaware, the Partnership's joint venture partner in AWS-Ft. Worth; however, there is a possibility that future actions could be taken against the Partnership. Such actions could involve fines, administrative penalties and the requirement for the Partnership to file information with the SEC pursuant to the Securities Exchange Act of 1934, as amended. Management believes that any such penalties or fines should be the responsibility of Wireless California and does not believe that any such actions will have a material impact on its financial condition or its operations.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management Committee and Partners of

Wireless Cable T.V. Associates #38:

  We have audited the accompanying consolidated balance sheets of Wireless Cable T.V. Associates #38 (WCTVA or the Partnership) (a general partnership) as of December 31, 1993 and 1994, and the related consolidated statements of operations, partners' equity and cash flows for the ten months ended December 31, 1992 and the years ended December 31, 1993 and 1994. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCTVA as of December 31, 1993 and 1994, and the results of their operations and their cash flows for the ten months ended December 31, 1992 and the years ended December 31, 1993 and 1994, in conformity with generally accepted accounting principles.

  The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has incurred losses since inception and expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. The Partnership currently does not have sufficient cash reserves to cover such anticipated losses. These factors raise substantial doubt about the Partnership's ability to continue as a going concern. The Partnership's current plans are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Arthur Andersen LLP

Phoenix, Arizona,

October 19, 1995.

                    WIRELESS CABLE T.V. ASSOCIATES #38

                          (A GENERAL PARTNERSHIP)

                        CONSOLIDATED BALANCE SHEETS

       DECEMBER 31, 1993 AND 1994 AND SEPTEMBER 30, 1995 (UNAUDITED)

                                  ASSETS

                                            1993         1994         1995
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
Current assets:
  Cash and cash equivalents (note 1).... $   167,897  $   620,058  $   177,941
  Accounts receivable...................      17,862      111,848      197,300
  Prepaid expenses and other current as-
   sets.................................      69,999       13,840       25,918
                                         -----------  -----------  -----------
    Total current assets................     255,758      745,746      401,159
Investment in wireless systems and
 equipment, at cost, net
 (notes 1 and 5)........................   7,135,982    6,679,478    6,083,417
                                         -----------  -----------  -----------
                                         $ 7,391,740  $ 7,425,224  $ 6,484,576
                                         ===========  ===========  ===========

                        LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabili-
   ties................................. $    74,690  $   162,033  $   177,199
  Advances from affiliates..............         --        49,112       55,304
  Notes payable and obligations under
   capital lease
   (notes 1 and 4)......................      26,287    2,016,692    2,578,562
                                         -----------  -----------  -----------
    Total current liabilities...........     100,977    2,227,837    2,811,065
                                         -----------  -----------  -----------
Minority interest (note 1)..............     518,520      380,365      289,737
                                         -----------  -----------  -----------
Commitments and contingencies (note 7)
Partners' equity (note 2):
  General partners' equity..............  11,388,243    9,433,022    7,999,774
  Less syndication costs................  (4,616,000)  (4,616,000)  (4,616,000)
                                         -----------  -----------  -----------
    Total partners' equity..............   6,772,243    4,817,022    3,383,774
                                         -----------  -----------  -----------
                                         $ 7,391,740  $ 7,425,224  $ 6,484,576
                                         ===========  ===========  ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                    WIRELESS CABLE T.V. ASSOCIATES #38

                          (A GENERAL PARTNERSHIP)

                   CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE TEN MONTHS ENDED DECEMBER 31, 1992 AND

              THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND

       THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995 (UNAUDITED)

                                                                  SEPTEMBER 30
                                                             ------------------------
                           1992       1993         1994         1994         1995
                         --------  -----------  -----------  -----------  -----------
                                                                   (UNAUDITED)
Revenues:
  Subscriber............ $  9,261  $   220,537  $   459,215  $   285,484  $   643,381
  Installation..........      --        31,584       11,360        8,629       10,896
  Other.................   14,433       20,031       64,471       35,644       86,318
                         --------  -----------  -----------  -----------  -----------
    Total revenues......   23,694      272,152      535,046      329,757      740,595
                         --------  -----------  -----------  -----------  -----------
Operating expenses:
  Operating and instal-
   lation...............   62,053      690,835    1,187,795      826,474    1,092,248
  Selling and market-
   ing..................      237       70,881       71,317       39,539       11,137
  General and adminis-
   trative..............   26,446      443,772      391,839      236,332      361,932
  Depreciation and
   amortization.........    6,158      738,860      977,471      719,045      799,154
                         --------  -----------  -----------  -----------  -----------
    Total operating ex-
     penses.............   94,894    1,944,348    2,628,422    1,821,390    2,264,471
                         --------  -----------  -----------  -----------  -----------
Loss from operations....  (71,200)  (1,672,196)  (2,093,376)  (1,491,633)  (1,523,876)
Minority interest in
 losses.................    8,764      127,217      138,155      102,488       90,628
                         --------  -----------  -----------  -----------  -----------
Net loss................ $(62,436) $(1,544,979) $(1,955,221) $(1,389,145) $(1,433,248)
                         ========  ===========  ===========  ===========  ===========

 The accompanying notes are an integral part of these consolidated statements.

                    WIRELESS CABLE T.V. ASSOCIATES #38

                          (A GENERAL PARTNERSHIP)

                CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY

              FOR THE TEN MONTHS ENDED DECEMBER 31, 1992 AND

              THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND

           THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)

                                          GENERAL                    TOTAL
                                         PARTNERS'   SYNDICATION   PARTNERS'
                                          EQUITY        COSTS       EQUITY
                                        -----------  -----------  -----------
Balance, February 28, 1992 (incep-
 tion)................................. $       --   $       --   $       --
Capital contributions..................  12,075,082   (4,616,000)   7,459,082
Net loss...............................     (62,436)         --       (62,436)
                                        -----------  -----------  -----------
Balance, December 31, 1992.............  12,012,646   (4,616,000)   7,396,646
Capital contributions..................     920,576          --       920,576
Net loss...............................  (1,544,979)         --    (1,544,979)
                                        -----------  -----------  -----------
Balance, December 31, 1993.............  11,388,243   (4,616,000)   6,772,243
Net loss...............................  (1,955,221)         --    (1,955,221)
                                        -----------  -----------  -----------
Balance, December 31, 1994.............   9,433,022   (4,616,000)   4,817,022
Net loss (unaudited)...................  (1,433,248)         --    (1,433,248)
                                        -----------  -----------  -----------
Balance, September 30, 1995 (unau-
 dited)................................ $ 7,999,774  $(4,616,000) $ 3,383,774
                                        ===========  ===========  ===========

 The accompanying notes are an integral part of these consolidated statements.

                    WIRELESS CABLE T.V. ASSOCIATES #38

                          (A GENERAL PARTNERSHIP)

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE TEN MONTHS ENDED DECEMBER 31, 1992 AND

              THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND

       THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995 (UNAUDITED)

                                                                     SEPTEMBER 30,
                                                                ------------------------
                            1992         1993         1994         1994         1995
                         -----------  -----------  -----------  -----------  -----------
                                                                      (UNAUDITED)
Cash flows from
 operating activities:
 Net loss............... $   (62,436) $(1,544,979) $(1,955,221) $(1,389,145) $(1,433,248)
 Adjustments to
  reconcile net loss to
  net cash provided by
  (used for) operating
  activities:
 Depreciation and
  amortization..........       6,158      738,860      977,471      719,045      799,154
 Minority interest in
  losses................      (8,764)    (127,217)    (138,155)    (102,488)     (90,628)
 Changes in assets and
  liabilities:
  (Increase) decrease
   in accounts
   receivable...........      (3,631)     (14,222)     (93,986)      15,524      (85,452)
  (Increase) decrease
   in prepaid expenses
   and other current
   assets...............      (5,901)     (64,098)      56,159         (497)     (29,078)
  Increase (decrease)
   in accounts payable
   and accrued
   liabilities..........     177,855     (103,166)      87,343      152,593       51,231
                         -----------  -----------  -----------  -----------  -----------
   Net cash provided by
    (used for) operating
    activities..........     103,281   (1,114,822)  (1,066,389)    (604,968)    (788,021)
                         -----------  -----------  -----------  -----------  -----------
Cash flows from
 investing activities:
 Investment in wireless
  systems and
  equipment.............  (5,983,256)  (1,214,519)    (520,967)    (334,408)    (203,093)
                         -----------  -----------  -----------  -----------  -----------
   Net cash used for
    investing
    activities..........  (5,983,256)  (1,214,519)    (520,967)    (334,408)    (203,093)
                         -----------  -----------  -----------  -----------  -----------
Cash flows from
 financing activities:
 Cash contributed by
  partners, net.........  12,075,082      920,576          --           --           --
 Proceeds from issuance
  of notes payable......         --           --     2,000,000    2,000,000      550,000
 Net advances (to) from
  affiliates............    (178,844)     178,844       49,112     (104,336)       6,192
 Syndication costs
  paid..................  (4,616,000)         --           --           --           --
 Payments on capital
  lease.................         --        (2,445)      (9,595)      (4,797)      (7,195)
                         -----------  -----------  -----------  -----------  -----------
   Net cash provided by
    financing
    activities..........   7,280,238    1,096,975    2,039,517    1,890,867      548,997
                         -----------  -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............   1,400,263   (1,232,366)     452,161      951,491     (442,117)
Cash and cash
 equivalents, beginning
 of period..............         --     1,400,263      167,897      167,897      620,058
                         -----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents, end of
 period................. $ 1,400,263  $   167,897  $   620,058  $ 1,119,388  $   177,941
                         ===========  ===========  ===========  ===========  ===========

 The accompanying notes are an integral part of these consolidated statements.

                    WIRELESS CABLE T.V. ASSOCIATES #38

                         (A GENERAL PARTNERSHIP)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      DECEMBER 31, 1993 AND 1994 AND SEPTEMBER 30, 1995 (UNAUDITED)

(1) ORGANIZATION:

 (a) Background, Nature of Organization and Significant Accounting Policies

  Wireless Cable T.V. Associates #38 (WCTVA or the Partnership) was formed in February 1992 to develop and operate a wireless cable television system in Minneapolis, Minnesota as a joint venture partner with American Wireless Systems, Inc., a California corporation (Wireless California).

  Wireless cable television is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the Federal Communications Commission (FCC) to antennae located at the subscriber's premises.

  Concurrent with its formation, WCTVA entered into a Services and Acquisition Agreement (the "Agreement") with Wireless California. Under the terms of the Agreement, Wireless California provided various services including assistance with Federal Communications Commission (FCC) filings, market projections, and engineering services involving equipment assurances and new market evaluation assistance. In addition, Wireless California coordinated construction of broadcast facilities (commonly referred to as head-end equipment) and assigned to WCTVA a 75% interest in certain FCC licenses previously held by Wireless California.

  Subsequent to the construction of the head-end equipment in March 1993, the development and operations of the system have been conducted through a joint venture relationship between WCTVA and Wireless California (see Note 3). American Wireless Systems of Minneapolis L.L.C. ("AWS-Minneapolis"), a limited liability company, was established through which the operations of the joint venture have been conducted. AWS-Minneapolis was initially capitalized through the contribution by WCTVA and Wireless California of their respective interests in the FCC licenses and head-end equipment.

  In December 1992, the Partnership's joint venture partner, Wireless California, sold substantially all of its assets, including its remaining 25% interest in AWS Minneapolis, to a publicly traded company which also subsequently assumed the name of American Wireless Systems, Inc. ("AWS-Delaware"). The former shareholders of Wireless California, beneficially own approximately 36% of AWS-Delaware.

 (b) Operations

  The system, which was launched in March 1993, had approximately 800 and 2,200 subscribers at December 31, 1993 and 1994, respectively, which is not sufficient to provide positive cash flow. Additionally, neither the joint venture nor the Partnership has sufficient funds to support the installation of additional subscribers to enable the joint venture to reach positive cash flow. As a result of these factors, in April 1994, the Partnership borrowed $2,000,000 from AWS-Delaware to fund additional development of the system. AWS-Minneapolis received additional funding in May 1995, of $550,000 from Tsunami Capital Corp. ("Tsunami"). The loan was made by Tsunami in anticipation of a reverse merger between AWS-Minneapolis and Tsunami.

  On September 11, 1995, AWS-Delaware and Heartland Wireless Communications, Inc. ("Heartland") executed an Agreement and Plan of Merger pursuant to which a wholly-owned subsidiary of Heartland would be merged into AWS-Delaware and AWS-Delaware would become a wholly-owned subsidiary of Heartland. On October 4, 1995, the Partnership and Heartland executed an Asset Purchase Agreement pursuant to which the Partnership agreed to sell to Heartland its membership interest in AWS-Minneapolis ("Minneapolis Agreement"). In addition, pursuant to the Minneapolis Agreement, Heartland has agreed to assume the obligation to repay the $2,000,000 note owned by the Partnership to AWS-Delaware. The consideration to be paid to the Partnership under the Minneapolis Agreement is $18 million (plus the assumption of liabilities) plus

                    WIRELESS CABLE T.V. ASSOCIATES #38

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

$500 per subscriber added from October 4, 1995 to the closing date, payable in Heartland Common Stock, based upon an exchange value equal to either (a) the lesser of $23 per share and the average closing price of Heartland Common Stock as reported on the Nasdaq Stock Market's National Market over the ten-trading-day period ending on the fifth business day preceding the date of the closing of the Minneapolis Agreement or (b) if such closing average is equal to or in excess of $30 per share, then (i) the product of the closing average multiplied by $23, divided by (ii) $30. Subject to the approval of two-thirds of the partners, the Partnership has agreed to effectuate the Agreement and Plan of Liquidation and, in connection therewith, liquidate shares of Heartland Common Stock having an aggregate exchange value in an amount necessary to satisfy certain contingent liabilities of the Partnership.

  In connection with the Heartland transaction, AWS-Minneapolis received a $1,575,000 loan from Heartland of which $575,000 was utilized to pay the Tsunami note plus interest and the remaining $1,000,000 can be utilized to fund subscriber growth. The $1,000,000 loan can be drawn down in increments of not less than $25,000 and not more than $250,000, and carries an interest rate of prime plus 2%, as defined, and is due on the earlier of (i) the closing of the Heartland transaction, (ii) the termination of the Heartland transaction, as defined, or (iii) February 28, 1997.

 (c) Consolidation

  The accompanying consolidated financial statements include the accounts of the Partnership and AWS-Minneapolis. All significant intercompany accounts have been eliminated in consolidation.

 (d) Cash Equivalents

  The Partnership considers all highly liquid instruments and time deposits with an initial maturity of three months or less to be cash equivalents. At December 31, 1993 and 1994 and September 30, 1995 (unaudited), cash equivalents include a $105,000 restricted deposit collateralizing the AWS-Minneapolis office lease.

 (e) Property and Equipment

  Property and equipment is stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

 (f) Frequency Rights

  Included in investment in wireless systems and equipment is $6,204,332 of frequency rights as of December 31, 1993 and 1994 and September 30, 1995 (unaudited), which are being amortized over a ten-year period.

 (g) Revenue Recognition

  Subscription revenues are recognized in the period of service. Installation fees are recognized as revenues upon subscriber hook-up.

 (h) Income Taxes

  No income tax liability or benefit is presented in the accompanying consolidated financial statements as it will accrue to the partners.

 (i) Unaudited Consolidated Financial Information

  The unaudited consolidated financial statements as of September 30, 1995, and for the nine months ended September 30, 1994 and 1995, have been prepared by the Partnership without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein, reflects, in the

                    WIRELESS CABLE T.V. ASSOCIATES #38

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for such periods.

(2) PARTNERS' EQUITY

  In 1992, WCTVA sold approximately 1,744 general partnership units at $6,250 each, which provided capital of $10,900,000. Additional funds of $1,175,082 (188 units) and $920,576 (147 units) were contributed by existing partners during 1992 and 1993, respectively. The initial offer and sale of WCTVA units were made by Wireless California. WCTVA reimbursed Wireless California approximately $4,616,000 for costs incurred in connection with the offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

(3) JOINT VENTURE

  As indicated in Note 1, the Minneapolis wireless cable system has been operated through a joint venture agreement (the "Agreement"). A summary of the provisions of this agreement are as follows:

 (a) Initial Capital Contributions

  Each member contributed to AWS-Minneapolis their respective interests in the wireless cable system assets to the joint venture in exchange for their initial ownership interests of 75% (the Partnership) and 25% (AWS-Delaware.) The accompanying consolidated financial statements reflect such contributed assets at their respective owners' historical cost which does not directly correlate to the ownership interests.

 (b) Additional Capital Contributions

  The Partnership is to make additional cash contributions to develop and operate the system as it deems necessary. AWS-Delaware is only permitted to make additional contributions with the consent of the Partnership.

 (c) Allocations of Profits and Losses

  Profits and losses are to be allocated in accordance with the respective ownership percentages (the initial ownership percentages as adjusted for additional cash contributions).

 (d) Cash Distributions

  Distributions of available operating cash flows are to be made in accordance with the member's existing capital contribution percentages.

 (e) Management

  AWS-Delaware has provided management services to the joint venture since its inception under the terms of a management agreement which provides for an annual fee to AWS-Delaware equal to the greater of 5% of collected gross revenues or $100,000 annually. The Partnership has the right to terminate the management agreement upon 30 days' prior notice. Management services expense of $--0--, $--0--, $83,333, $58,334 and $75,000 has been provided for the ten months ended December 31, 1992 and the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1994 and 1995 (unaudited), respectively.

                    WIRELESS CABLE T.V. ASSOCIATES #38

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(4) NOTES PAYABLE AND OBLIGATIONS UNDER CAPITAL LEASE

  Notes payable, including accrued interest, and obligations under capital lease consist of the following:

                                                  DECEMBER 31,
                                               ------------------
                                                                  SEPTEMBER 30,
                                                1993      1994        1995
                                               ------- ---------- -------------
                                                                   (UNAUDITED)
Note payable to AWS-Delaware, interest at 8%,
 due February 28, 1995; secured by a 10%
 interest in the joint venture, as defined...  $    -- $2,000,000  $2,000,000
Note payable to Tsunami, interest at 12%, due
 December 31, 1995, subject to alternate
 payment arrangements, as defined............      --         --      569,067
Obligations under capital lease, aggregate
 monthly payments of $810 through September
 1996........................................   26,287     16,692       9,495
                                               ------- ----------  ----------
                                               $26,287 $2,016,692  $2,578,562
                                               ======= ==========  ==========

(5) INVESTMENT IN WIRELESS SYSTEMS AND EQUIPMENT

  Investment in wireless systems and equipment consists of the following:

                                             DECEMBER 31,
                                         ----------------------
                              ESTIMATED
                             USEFUL LIFE                         SEPTEMBER 30,
                              IN YEARS      1993        1994         1995
                             ----------- ----------  ----------  -------------
                                                                  (UNAUDITED)
Frequency rights............      10     $6,204,332  $6,204,332   $6,204,332
Broadcast equipment and
 inventory..................     3-7      1,513,430   2,010,842    2,240,796
Vehicles....................       5         77,271      77,271       77,271
Office equipment............     5-7         83,279     106,834       78,747
Leasehold improvements......       7          1,450       1,450        1,450
                                         ----------  ----------   ----------
                                          7,879,762   8,400,729    8,602,596
Less: Accumulated
 depreciation and
 amortization...............               (743,780) (1,721,251)  (2,519,179)
                                         ----------  ----------   ----------
                                         $7,135,982  $6,679,478   $6,083,417
                                         ==========  ==========   ==========

(6) RELATED PARTY TRANSACTIONS

  The Partnership had several transactions with Wireless California including the original sale of general partnership interests and the transactions contemplated under the services and acquisition agreement. In addition to the Partnership and AWS-Minneapolis, AWS-Delaware is the minority owner of a wireless cable system joint venture with another general partnership in Ft. Worth, Texas.

  In its capacity as manager of AWS-Minneapolis, AWS-Delaware contracted subscriber installation services to Wireless Technologies, Inc. (WTI), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly owned subsidiary of North American Cable Corporation, a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television systems, with operations in the United States, England and several other countries around the world. A former Chief Executive Officer and Director of AWS-Delaware beneficially owns 50% of the stock of North American Cable Corporation.

                    WIRELESS CABLE T.V. ASSOCIATES #38

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  WTI purchased certain of the subscriber equipment that it sold to AWS-Minneapolis from Micom Products, Ltd. (Micom), a Delaware limited liability company engaged in the distribution of subscriber equipment for traditional and wireless cable systems. Micom is owned by the beneficial owners of approximately 36% of AWS-Delaware.

  In 1993, payments of $381,534 were made to WTI for installation services and related subscriber equipment. In 1993 and 1994, payments of $114,644 and $2,766, respectively, were made by WTI to Micom. Effective August 1993, AWS-Minneapolis ceased utilizing the services of WTI.

(7) COMMITMENTS AND CONTINGENCIES

 (a) Commitments

  Beginning January 1, 1993, AWS-Minneapolis began leasing office space under an operating lease. Future obligations under this lease are as follows for years ending December 31:

         1995.......................................... $ 89,496
         1996..........................................   98,280
         1997..........................................   98,280
         1998..........................................   98,280
                                                        --------
                                                        $384,336
                                                        ========

  Lease expense of $62,378, $57,269, $43,541 and $66,971 has been recorded for the years ended December 31, 1993 and 1994, and for the nine months ended September 30, 1994 and 1995 (unaudited).

  AWS-Minneapolis holds frequency rights to 21 wireless cable channels in the Minneapolis market under several leases. Eight local broadcast channels are also transmitted for a total programming package of 29 channels. The channel leases have original lease periods from five to ten years with options to renew. Future minimum lease payments for the FCC licenses are as follows for years ending December 31:

         1995........................................ $  368,488
         1996........................................    371,488
         1997........................................    324,988
         1998........................................    303,988
         1999........................................    303,988
         Thereafter..................................    467,912
                                                      ----------
                                                      $2,140,852
                                                      ==========

  Lease expense of $21,292, $248,350, $317,180, $235,610 and $263,560 has been recorded for the ten months ended December 31, 1992 and the years ended December 31, 1993 and 1994, and for the nine months ended September 30, 1994 and 1995 (unaudited), respectively.

 Contingencies

  The original formation of WCTVA involved the sale of general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and applicable state laws. Securities administrators in 22 states as well as the

                    WIRELESS CABLE T.V. ASSOCIATES #38

                         (A GENERAL PARTNERSHIP)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Securities and Exchange Commission (SEC) have conducted or are currently conducting investigations of the activities related to the unregistered sale of the general partnership interests.

  To date, the investigations have focused on Wireless California and its successor, AWS-Delaware, the Partnership's joint venture partner in AWS-Minneapolis, however, there is a possibility that future actions could be taken against the Partnership. Such actions could involve fines, administrative penalties and the requirement for the Partnership to file required 1934 Act information with the SEC. Management believes that any such penalties or fines should be the responsibility of Wireless California and does not believe that any such actions will have a material impact on its financial condition or its operations.

                    REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

CableMaxx, Inc.

Supreme Cable, Inc.

  We have audited the accompanying consolidated balance sheets of CableMaxx, Inc. as of June 30, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the period December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995. We have also audited the consolidated statements of operations and cash flows of Supreme Cable Co., Inc. and Subsidiaries (the "Predecessor") for the period from July 1, 1992 to December 17, 1992. These financial statements are the responsibility of CableMaxx, Inc.'s and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CableMaxx, Inc. as of June 30, 1994 and 1995, and the results of its operations and its cash flows for the period from December 18, 1992 to June 30, 1993 and the years ended June 30, 1994 and 1995, and the consolidated results of operations and cash flows of the Predecessor for the period from July 1, 1992 to December 17, 1992, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11, the Company has entered into a merger agreement which is pending approval. However, the Company's inability to generate through operations or borrow under its revolving credit facility sufficient cash flows to fund operations, the Company's expectation that it will not meet certain financial covenant requirements under its revolving credit facility and the Company's inability to meet the debt service requirements as currently exist under its revolving credit facility raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustment relating to the recoverability of asset carrying amounts or the amount of liabilities that might result should the Company be unable to continue as a going concern.

                                          COOPERS & LYBRAND L.L.P.

Austin, Texas

August 25, 1995

                              CABLEMAXX, INC.

                        CONSOLIDATED BALANCE SHEETS

                                                JUNE 30,
                                         ------------------------  SEPTEMBER 30,
                                            1994         1995          1995
                                         -----------  -----------  -------------
                                                                    (UNAUDITED)
                ASSETS
Cash and cash equivalents..............  $   875,963  $ 2,206,303   $   786,392
Investments............................   13,682,358          --            --
Subscriber receivables, net of allow-
 ance for doubtful accounts of approxi-
 mately $211,000, $64,000, and $86,000
 (unaudited) as of June 30, 1994 and
 1995 and September 30, 1995, respec-
 tively................................      398,602      341,974       457,733
Prepaids and other.....................      653,054      318,300       480,704
Systems and equipment, net.............   24,681,896   27,424,267    26,447,933
Intangible assets, net.................   12,910,798   21,663,254    21,271,892
                                         -----------  -----------   -----------
    Total assets.......................  $53,202,671  $51,954,098   $49,444,654
                                         ===========  ===========   ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabili-
 ties..................................  $ 5,131,799  $ 2,687,361   $ 2,851,680
Due to affiliates......................      260,198      235,476       366,004
Subscriber deposits....................      262,089      207,241       198,751
Deferred revenue.......................      262,650      307,954       308,179
Notes payable..........................    3,200,000   10,807,500    10,807,500
                                         -----------  -----------   -----------
    Total liabilities..................    9,116,736   14,245,532    14,532,114
                                         -----------  -----------   -----------
Commitments
Stockholders' equity:
  Preferred stock, $.01 par value;
   5,000,000 shares authorized, none
   issued and outstanding..............          --           --            --
  Common stock, $.01 par value;
   20,000,000 shares authorized,
   8,600,000, 9,507,311, and 9,507,311
   (unaudited) shares issued and
   outstanding as of June 30, 1994 and
   1995 and September 30, 1995,
   respectively........................       86,000       95,073        95,073
  Additional paid-in capital...........   53,274,159   57,670,727    57,670,727
  Accumulated deficit..................   (9,274,224) (20,057,234)  (22,853,260)
                                         -----------  -----------   -----------
    Total stockholders' equity.........   44,085,935   37,708,566    34,912,540
                                         -----------  -----------   -----------
    Total liabilities and stockholders'
     equity............................  $53,202,671  $51,954,098   $49,444,654
                                         ===========  ===========   ===========

       See accompanying notes to consolidated financial statements.

                              CABLEMAXX, INC.

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    PREDECESSOR
                                                    CONSOLIDATED
                                                    ------------
                                                    PERIOD FROM   PERIOD FROM
                                                    JULY 1, 1992  DECEMBER 18,
                                                         TO         1992 TO     YEAR ENDED    YEAR ENDED
                                                    DECEMBER 17,    JUNE 30,     JUNE 30,      JUNE 30,
                                                        1992          1993         1994          1995
                                                    ------------  ------------  -----------  ------------
Revenues....................................        $ 1,834,789   $ 2,276,602   $ 7,709,411  $ 13,463,076
                                                    -----------   -----------   -----------  ------------
Operating expenses:
 Systems operations.........................            855,503     1,091,694     3,758,927     6,301,007
 Selling, general and administrative........          1,028,220     1,335,557     7,125,701     9,051,185
 Depreciation and amortization..............          1,149,138     1,338,356     4,239,005     8,274,058
                                                    -----------   -----------   -----------  ------------
  Total operating expenses..................          3,032,861     3,765,607    15,123,633    23,626,250
                                                    -----------   -----------   -----------  ------------
Operating loss..............................         (1,198,072)   (1,489,005)   (7,414,222)  (10,163,174)
Interest expense............................           (343,214)     (288,320)     (505,928)     (875,109)
Other income................................            505,488         2,073       421,178       255,273
                                                    -----------   -----------   -----------  ------------
  Net loss..................................        $(1,035,798)  $(1,775,252)  $(7,498,972) $(10,783,010)
                                                    ===========   ===========   ===========  ============
Net loss per share..........................                      $     (0.35)  $     (1.05) $      (1.21)
                                                                  ===========   ===========  ============
Weighted average number of shares
 outstanding................................                        5,100,000     7,141,667     8,902,437
                                                                  ===========   ===========  ============
                                                      THREE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                    -------------------------
                                                       1994         1995
                                                    ------------ ------------
                                                          (UNAUDITED)
Revenues....................................        $ 3,143,660  $ 3,633,462
                                                    ------------ ------------
Operating expenses:
 Systems operations.........................          1,441,821    1,540,162
 Selling, general and administrative........          2,188,320    2,080,532
 Depreciation and amortization..............          1,732,175    2,514,350
                                                    ------------ ------------
  Total operating expenses..................          5,362,316    6,135,044
                                                    ------------ ------------
Operating loss..............................         (2,218,656)  (2,501,582)
Interest expense............................           (100,502)    (311,169)
Other income................................             81,569       16,725
                                                    ------------ ------------
  Net loss..................................        $(2,237,589) $(2,796,026)
                                                    ============ ============
Net loss per share..........................        $     (0.26) $     (0.29)
                                                    ============ ============
Weighted average number of shares
 outstanding................................          8,600,000    9,507,311
                                                    ============ ============

       See accompanying notes to consolidated financial statements.

                              CABLEMAXX, INC.

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                          PREFERRED STOCK       COMMON STOCK    ADDITIONAL
                          -----------------   -----------------   PAID-IN
                          SHARES    AMOUNT     SHARES   AMOUNT    CAPITAL     DEFICIT        TOTAL
                          -------   -------   --------- ------- ----------- ------------  ------------
Balance, December 18,
 1992...................       --        --         --      --          --           --            --
Issuance of common
 stock..................       --        --   5,100,000 $51,000 $15,199,000          --   $ 15,250,000
Net loss for period.....       --        --         --      --          --  $ (1,775,252)   (1,775,252)
                           -------   -------  --------- ------- ----------- ------------  ------------
Balance, June 30, 1993..       --        --   5,100,000  51,000  15,199,000   (1,775,252)   13,474,748
                           -------   -------  --------- ------- ----------- ------------  ------------
Issuance of common
 stock..................       --        --   3,500,000  35,000  38,075,159          --     38,110,159
Net loss for the year...       --        --         --      --          --    (7,498,972)   (7,498,972)
                           -------   -------  --------- ------- ----------- ------------  ------------
Balance, June 30, 1994..       --        --   8,600,000  86,000  53,274,159   (9,274,224)   44,085,935
                           -------   -------  --------- ------- ----------- ------------  ------------
Issuance of common
 stock..................       --        --     907,311   9,073   4,396,568          --      4,405,641
Net loss for the year...       --        --         --      --          --   (10,783,010)  (10,783,010)
                           -------   -------  --------- ------- ----------- ------------  ------------
Balance, June 30, 1995..       --        --   9,507,311  95,073  57,670,727  (20,057,234)   37,708,566
                           -------   -------  --------- ------- ----------- ------------  ------------
Net loss, for the three
 months ended September
 30, 1995 (unaudited)...       --        --         --      --          --    (2,796,026)   (2,796,026)
Balance, September 30,
 1995 (unaudited).......       --        --   9,507,311 $95,073 $57,670,727 $(22,853,260) $ 34,912,540
                           =======   =======  ========= ======= =========== ============  ============

       See accompanying notes to consolidated financial statements.

                              CABLEMAXX, INC.

                         STATEMENTS OF CASH FLOWS

                                                    PREDECESSOR
                                                    CONSOLIDATED
                                                    ------------
                                                    PERIOD FROM   PERIOD FROM
                                                      JULY 1,     DECEMBER 18,
                                                       1992 TO      1992 TO     YEAR ENDED    YEAR ENDED
                                                    DECEMBER 17,    JUNE 30,     JUNE 30,      JUNE 30,
                                                        1992          1993         1994          1995
                                                    ------------  ------------  -----------  ------------
Cash flows from operating activities:
 Net loss...................................        $(1,035,798)  $(1,775,252)  $(7,498,972) $(10,783,010)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
 Depreciation and amortization..............          1,149,138     1,338,356     4,239,005     8,274,058
 Interest capitalized into notes payable....                --            --        150,000       157,500
 (Gain)/loss on sale of short-term
  investments...............................                --            --       (100,164)       16,696
 Accretion of discount on short-term
  investments...............................                --            --       (238,561)      (76,567)
 Changes in assets and liabilities:
  Subscriber receivables....................            200,353       (28,055)     (259,539)       56,628
  Prepaids and other........................           (200,973)      (44,675)     (571,390)      334,754
  Accounts payable and accrued
   liabilities..............................            652,411     1,154,420       735,938    (2,828,438)
  Due to affiliates.........................                --        203,629        56,569       (24,722)
  Subscriber deposits.......................            (28,455)      (16,158)      (78,080)      (54,848)
  Deferred revenue..........................                --            --        170,166        45,304
                                                    -----------   -----------   -----------  ------------
   Net cash provided by (used in) operating
    activities..............................            736,676       832,265    (3,395,028)   (4,882,645)
                                                    -----------   -----------   -----------  ------------
Cash flows from investing activities:
 Acquisition of wireless cable systems......                --    (12,372,712)          --            --
 Purchases of systems and equipment.........           (654,581)   (3,175,684)  (14,445,866)   (9,414,480)
 Purchases of rights/options................            (27,073)          --     (3,248,830)   (5,456,264)
 Purchase of trademark/tradename............                --        (10,000)          --            --
 Purchase of investments....................                --            --    (69,470,839)          --
 Proceeds from sale of investments..........                --            --     56,127,206    13,742,229
                                                    -----------   -----------   -----------  ------------
   Net cash used in investing activities....           (681,654)  (15,558,396)  (31,038,329)   (1,128,515)
                                                    -----------   -----------   -----------  ------------
Cash flows from financing activities:
 Proceeds from issuance of common stock.....                --     12,500,000    38,110,159           --
 Proceeds from borrowings...................             64,797     2,854,161     3,689,692     7,450,000
 Repayments of borrowings...................           (577,778)     (153,322)   (6,490,531)          --
 Loan acquisition costs.....................                --       (474,708)          --       (108,500)
                                                    -----------   -----------   -----------  ------------
   Net cash provided by (used in) financing
    activities..............................           (512,981)   14,726,131    35,309,320     7,341,500
                                                    -----------   -----------   -----------  ------------
Net increase (decrease) in cash.............           (457,959)          --        875,963     1,330,340
Cash and cash equivalents, beginning of pe-
 riod.......................................            502,406           --            --        875,963
                                                    -----------   -----------   -----------  ------------
Cash and cash equivalents, end of period....        $    44,447   $        --   $   875,963  $  2,206,303
                                                    ===========   ===========   ===========  ============
                                                      THREE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                    -------------------------
                                                       1994         1995
                                                    ------------ ------------
                                                          (UNAUDITED)
Cash flows from operating activities:
 Net loss...................................        $(2,237,589) $(2,796,026)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
 Depreciation and amortization..............          1,732,175    2,514,350
 Interest capitalized into notes payable....                --           --
 (Gain)/loss on sale of short-term
  investments...............................             16,696          --
 Accretion of discount on short-term
  investments...............................            (76,567)         --
 Changes in assets and liabilities:
  Subscriber receivables....................           (129,824)    (115,759)
  Prepaids and other........................            (63,829)    (162,404)
  Accounts payable and accrued
   liabilities..............................         (3,004,028)    (152,681)
  Due to affiliates.........................           (223,495)     130,528
  Subscriber deposits.......................             (9,822)      (8,490)
  Deferred revenue..........................             28,977          225
                                                    ------------ ------------
   Net cash provided by (used in) operating
    activities..............................         (3,967,306)    (590,257)
                                                    ------------ ------------
Cash flows from investing activities:
 Acquisition of wireless cable systems......
 Purchases of systems and equipment.........         (2,620,827)    (804,667)
 Purchases of rights/options................            (19,497)     (24,987)
 Purchase of trademark/tradename............                --           --
 Purchase of investments....................                --           --
 Proceeds from sale of investments..........         13,742,229          --
                                                    ------------ ------------
   Net cash used in investing activities....         11,101,905     (829,654)
                                                    ------------ ------------
Cash flows from financing activities:
 Proceeds from issuance of common stock.....                --           --
 Proceeds from borrowings...................                --           --
 Repayments of borrowings...................                --           --
 Loan acquisition costs.....................                --           --
                                                    ------------ ------------
   Net cash provided by (used in) financing
    activities..............................                --           --
                                                    ------------ ------------
Net increase (decrease) in cash.............          7,134,599   (1,419,911)
Cash and cash equivalents, beginning of pe-
 riod.......................................            875,963    2,206,303
                                                    ------------ ------------
Cash and cash equivalents, end of period....        $ 8,010,562  $   786,392
                                                    ============ ============

       See accompanying notes to consolidated financial statements.

                             CABLEMAXX, INC.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  The following notes, insofar as they are applicable to the three month periods ended September 30, 1994 and 1995, are not audited. In management's opinion, all adjustments consisting of only normal recurring accruals considered necessary for the fair presentation of such financial statements are included. Interim results are not necessarily indicative of results for a full year.

(1) DESCRIPTION OF BUSINESS

  CableMaxx, Inc. develops, owns and operates wireless cable television systems and currently provides wireless cable television service to subscribers in Austin, San Antonio, Temple/Killeen and Waco, Texas.

  On December 18, 1992, Charter Cable Corporation and Charter Cable (San Antonio), Inc. acquired the Austin and San Antonio wireless cable systems from certain sellers (collectively, the "Predecessor"). These corporations were wholly-owned by Charter Wireless Cable Holdings, L.L.C. ("Charter Holdings"). Charter Holdings is owned by an affiliate of Charterhouse Group International, Inc. ("Charterhouse"), Galaxy Cablevision, L.P. ("Galaxy") and Galaxy Management, Inc. CableMaxx, Inc. was capitalized with $12,500,000 cash, $2,000,000 previously deposited with the Predecessor by Galaxy, and an ownership interest in Charter Holdings valued at $750,000 which was conveyed to the Predecessor in connection with the acquisition.

  In September 1993, Charter Cable (San Antonio), Inc. was merged with and into Charter Cable Corporation, which changed its name to CableMaxx, Inc. and which simultaneously increased its authorized and outstanding shares of $.01 par value Common Stock to 20,000,000 and 5,100,000 shares, respectively. This merger and change in capital structure have been reflected in the financial statements as of June 30, 1993. The Board of Directors is authorized to determine all rights and privileges associated with the preferred stock, including dividend and voting rights, redemption provisions and liquidation preferences.

  In November 1993, CableMaxx, Inc. sold in an initial public offering ("IPO"), 3,500,000 shares of its common stock, par value $.01 per share ("Common Stock"), at an initial price of $12.00 per share, resulting in net proceeds to the Company of $38,110,159 after underwriting discounts and costs in connection with the IPO.

  In connection with the IPO, in November 1993, CableMaxx, Inc. granted to one of the representatives of the Underwriters warrants to purchase an aggregate of 100,000 shares of Common Stock (the "Warrants"). The consideration for the Warrants was $10,000. The Warrants are exercisable from November 29, 1994 through November 28, 1998, at an exercise price of $14.40 per share of Common Stock, subject to adjustment pursuant to the terms of the Warrants.

  In December, 1994, in order to create a holding company structure to facilitate CableMaxx, Inc.'s access to sources of financing, CM Newco, Inc., a wholly-owned subsidiary of CableMaxx Holdings, Inc. ("Holdings"), was merged with and into CableMaxx, Inc. As a result of such merger, (i) Holdings changed its name to CableMaxx, Inc. (the "Company"), is now owned by the stockholders of the former CableMaxx, Inc., immediately prior to such merger, and (ii) CableMaxx, Inc., which changed its name to CableMaxx (Texas), Inc., is now a wholly-owned subsidiary of the Company.

  The accompanying balance sheets as of June 30, 1994 and 1995 and the statements of operations and cash flows for the period December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995 include the consolidated accounts of the Company. All significant intercompany balances and transactions between the entities have been eliminated.

                                CABLEMAXX, INC.

(2) ACQUISITIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Acquisitions

  On December 18, 1992, the Company acquired assets and assumed liabilities related to the Austin and San Antonio wireless cable operations of the Predecessor. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the total acquisition cost has been allocated to the net assets acquired based on the fair values of the assets and liabilities at the date of acquisition. The results of operations of the Austin and San Antonio wireless cable systems are included in the financial statements since the date of acquisition. The acquisition included the following assets and liabilities (amounts rounded):

                                                  ACQUIRED     PREDECESSOR COST
                                                 ASSETS AND   OF ACQUIRED ASSETS
                                                 LIABILITIES   AND LIABILITIES
                                                 -----------  ------------------
Accounts receivable, net........................ $   111,000      $  111,000
Systems and equipment...........................   8,095,000       7,295,000
Intangible assets...............................  10,397,000         224,000
Deposits........................................      37,000          37,000
Subscriber deposits and deferred revenue........    (517,000)       (517,000)
                                                 -----------      ----------
  Net assets acquired........................... $18,123,000      $7,150,000
                                                 ===========      ==========

The acquisition costs consisted of the following (amounts rounded):

Cash paid to Predecessor and certain of their affiliates........... $ 9,934,000
Amount previously deposited with Predecessor by Galaxy.............   2,000,000
Subordinated seller note...........................................   3,000,000
Ownership interest in Charter Holdings.............................     750,000
Acquisition costs..................................................   2,439,000
                                                                    -----------
                                                                    $18,123,000
                                                                    ===========

  The ownership interest in Charter Holdings was purchased from the Predecessor by Galaxy for $750,000 in February 1993.

  In connection with the acquisition, the Company also received options to acquire wireless cable channel leases, tower leases and head-end sites in the Sherman/Denison, Temple/Killeen, Waco, Lubbock, Athens and Amarillo, Texas markets which did not constitute existing operating wireless cable systems. For an aggregate price of approximately $1,133,000, the Company exercised these options in April 1994, and reimbursed Galaxy approximately $217,000 for costs necessary to maintain the options assets and properties during the option period. Upon exercise of the options, the Company negotiated a settlement with a third party totalling $500,000 to terminate all disputes and claims related to channel rights in certain of the aforementioned markets. All such costs are classified as "Intangible assets--channel rights."

  In February 1995, the Company completed the acquisition of wireless cable channel rights in Salt Lake City, Utah for approximately $11 million, consisting of cash in the amount of $6.6 million and the issuance of 907,311 shares of common stock. These rights do not constitute an existing operating wireless cable system. Under the Acquisition Agreement, the Company is obligated to maintain the related licenses and perform all other obligations imposed under each channel lease.

 (b) Cash and Cash Equivalents

  All investments including repurchase agreements purchased with remaining maturities of three months or less are cash equivalents. Cash and cash equivalents balances generally do not exceed FDIC coverage.

                             CABLEMAXX, INC.

 (c) Investments

  At June 30, 1994, the Company's short-term investments consisted primarily of U.S. Government instruments and were carried at the lower of amortized cost or market, with cost approximating market at fiscal year end. Realized gains or losses if any are determined on the specific identification method and are reflected in income.

 (d) Systems and Equipment

  Systems and equipment is carried at cost and includes the cost of transmission equipment as well as subscriber installations. Reception equipment on subscriber premises and outside contractor costs associated with subscriber installations including successful and unsuccessful transmission reception testing are capitalized. Upon subscriber disconnect, the Predecessor expensed remaining unamortized installation labor and certain materials. The Company has elected to depreciate the full capitalized installation cost subsequent to disconnect. Capitalized installation costs are accounted for under the composite method. Cost of maintenance and repairs is charged to expense as incurred. Upon sale or retirement, the related cost and accumulated depreciation are removed from their respective accounts, and any resulting gain or loss is credited or charged to income.

  Systems and equipment is depreciated as follows:

                                    COMPANY                    PREDECESSOR
                          ---------------------------- ---------------------------
                             METHOD          TERM         METHOD         TERM
                          ------------- -------------- ------------- -------------
Wireless cable systems:
  Subscriber installa-
   tions:
    Material............  Straight-line 5.5 to 7 years Straight-line 7 years
    Outside contract la-
     bor................  Straight-line 3 years        Straight-line 7 years
  Head-end, tower and
   transmission
   equipment............  Straight-line 7 to 10 years  Straight-line 7 to 20 years
Vehicles, furniture and
 equipment..............  Straight-line 3 to 10 years  Straight-line 5 years
Leasehold improvements..  Straight-line 10 years            --            --

  During the fiscal years ended June 30, 1994 and 1995 the Company transferred ownership of installation materials to independent contractors. As a result, ownership of materials removed from disconnected homes remains with the independent contractors. Accordingly, the lives for this equipment are shorter than estimated in prior years. The Company has changed the useful lives for installation materials to 5.5 years, effective July 1, 1994. The effect of this change in estimate increased depreciation expense and increased net loss in the year ended June 30, 1995 by approximately $543,000. The effect of this change was not significant in the year ended June 30, 1994.

 (e) Intangible Assets

  Intangible assets are amortized as follows:

                                   COMPANY                     PREDECESSOR
                          -------------------------- -------------------------------
                               METHOD         TERM      METHOD           TERM
                          ----------------  -------- ------------- ----------------
Channel rights and        Straight-line     15 years Straight-line Original term of
 goodwill...............                                           channel lease--5
                                                                   to 10 years
Trademark/tradename.....  Straight-line     15 years Straight-line 10 years
Loan acquisition costs..  Straight-line     6 years       --              --
                          which
                          approximates
                          interest method

                             CABLEMAXX, INC.

  Channel rights and goodwill include the allocation of the excess of purchase price over the fair value of tangible assets and liabilities acquired. The Company reviews goodwill for impairment from time to time, measuring impairment based upon expected future undiscounted cash flows from operations.

 (f) Revenue Recognition

  Revenues from subscribers are recognized in the month that the service is provided. Installation fees are recognized as revenue upon origination of service to subscribers to the extent of any costs incurred to obtain the subscriber, which are expensed as incurred.

 (g) Income Taxes

  Deferred income taxes are recognized for the tax consequences in future years of differences between tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

(3) SYSTEMS AND EQUIPMENT

  Systems and equipment consisted of the following:

                                                              JUNE 30,
                                                       ------------------------
                                                          1994         1995
                                                       -----------  -----------
   Wireless cable systems............................. $26,606,302  $35,805,422
   Vehicles, furniture and equipment..................   1,678,329    2,156,052
   Building and leasehold improvements................     704,474      820,102
   Land...............................................      50,030       50,030
                                                       -----------  -----------
                                                        29,039,135   38,831,606
   Accumulated depreciation and amortization..........  (4,357,239) (11,407,339)
                                                       -----------  -----------
                                                       $24,681,896  $27,424,267
                                                       ===========  ===========

(4) INTANGIBLE ASSETS

  Intangible assets consisted of the following:

                                                              JUNE 30,
                                                       ------------------------
                                                          1994         1995
                                                       -----------  -----------
   Channel rights and goodwill........................ $13,645,276  $23,507,181
   Loan acquisition costs.............................     475,644      584,144
   Trademark/tradename................................      10,000       10,000
                                                       -----------  -----------
                                                        14,130,920   24,101,325
   Accumulated amortization...........................  (1,220,122)  (2,438,071)
                                                       -----------  -----------
                                                       $12,910,798  $21,663,254
                                                       ===========  ===========

(5) NOTES PAYABLE

  Notes payable consisted of the following:

                                                                JUNE 30,
                                                         ----------------------
                                                            1994       1995
                                                         ---------- -----------
   Revolving credit and term loan....................... $   50,000 $ 7,500,000
   Subordinated seller note.............................  3,150,000   3,307,500
                                                         ---------- -----------
                                                         $3,200,000 $10,807,500
                                                         ========== ===========

                             CABLEMAXX, INC.

  On December 18, 1992, the Company entered into a revolving credit and term loan agreement (the "Agreement") with Fleet National Bank allowing it to borrow up to $14.5 million to fund up to $1 million of closing costs in connection with the acquisition and for working capital and capital expenditures in connection with the construction, ownership and operation of the existing wireless cable systems.

  Advances under the Agreement are subject to limits based on multiples of the Company's annualized adjusted net operating income and certain other performance factors. As a result of such limits, the Company's availability under the Agreement will vary over time. Subject to certain mandatory payment provisions as set forth in the Agreement, amounts borrowed are not required to be repaid prior to December 31, 1995 at which time the outstanding amounts borrowed convert to a term loan with quarterly repayments of principal due as follows:

                                                                     ANNUAL
                                                                  PERCENTAGE OF
                                                                   OUTSTANDING
                                                                    PRINCIPAL
               QUARTERLY DATES                                         DUE
               ---------------                                    -------------
   March 31, 1996 through December 31, 1996......................       21%
   March 31, 1997 through December 31, 1997......................       37%
   March 31, 1998 through December 31, 1998......................       42%

  In addition to the specified quarterly principal repayments, the Agreement provides for a mandatory repayment based upon excess cash flow, as defined, for annual periods ending December 31, 1996 and after.

  Interest on the revolving credit and term loan is due on the last day of each quarter. The Company has the option to elect either a fixed rate or floating rate based on prime or LIBOR plus applicable margin of interest from time to time throughout the term of the loan. The interest rate in effect on amounts borrowed under this Agreement was 11.58% at June 30, 1995. The Company is also required to pay a commitment fee equal to one-half of one percent of the unused portion of the line of credit. Amounts borrowed are collateralized by substantially all of the Company's assets, including its interests in channel lease agreements.

  The Agreement contains restrictions on capital expenditures and payments to affiliates, as well as certain restrictive covenants that require the Company to maintain specific financial ratios, minimum subscriber levels and minimum net operating income, among other criteria, as defined by the Agreement. While the Company has obtained a waiver of fiscal 1995 covenant violations, it expects to violate certain of these restrictive financial covenants during fiscal 1996, resulting in expected events of default under the existing terms of the Agreement and leading to possible acceleration of indebtedness by the Lender. The Company is currently seeking to amend the Agreement in order to resolve these expected events of default. The Company obtained a waiver for a covenant violation for the fiscal quarter ended September 30, 1995 (unaudited).

  The current Agreement does not provide for any more advances to the Company. Current cash reserves may not be sufficient to meet future operating needs and liabilities. In connection with the proposed merger discussed in Note 11, the Company sold its channel rights in Sherman, Lubbock, Amarillo and Athens for approximately $2.4 million (unaudited). In addition, the merger agreement was amended to allow the Company to borrow, if necessary, up to $1,000,000 (unaudited). The Company expects that these funds will enable the Company to continue operations through the proposed closing date of the merger. If the merger is not completed, the Company will have to find additional funding for operations. Management will continue to negotiate and seek to amend the current revolving credit facility and also pursue other areas of financing.

  The subordinated seller note is payable to the Predecessor as part of the consideration for the Company's acquisition of the wireless cable systems. The note is due December 18, 1998. Interest accrues on the note at the

                             CABLEMAXX, INC.

rate of 10% per annum. Fifty percent of interest accrued for the preceding twelve-month period as of each anniversary date is payable on the last day of the month of the next anniversary date. The remaining accrued interest is payable at 10% per annum on the note's due date. Obligations under this note are subordinated to the Company's indebtedness under the Agreement, and are subject to acceleration upon the occurrence of certain events.

  As of June 30, 1995, the aggregate scheduled maturities of notes payable due for each of the next five years are as follows:

     YEAR ENDING
       JUNE 30,                                                        AMOUNT
     -----------                                                     ----------
         1996....................................................... $  787,500
         1997.......................................................  2,175,000
         1998.......................................................  2,962,500
         1999.......................................................  4,882,500

(6) INCOME TAXES

  The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The Company has a net operating loss carryforward for income tax purposes of approximately $19,211,000, which expires beginning in 2007. SFAS 109 requires that the tax benefit of net operating losses be reported as an asset to the extent management assesses the utilization of such net operating losses to be more likely than not. Since the Company has had net losses since inception, a valuation allowance of approximately $6,807,000 has been recorded to offset the deferred tax asset.

  Deferred income taxes result from temporary differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The source of these differences and tax effect of each is as follows (amounts rounded):

                                                              JUNE 30,
                                                       ------------------------
                                                          1994         1995
                                                       -----------  -----------
Deferred tax liability:
  Excess book basis over tax basis.................... $  (559,000)         --
Deferred tax assets:
  Net operating loss carryforward.....................   3,491,000  $ 6,532,000
  Deferred revenue....................................      89,000      105,000
  Allowance for doubtful accounts.....................      72,000       22,000
  Accrued liabilities.................................      51,000       23,000
  Excess of tax over book basis.......................         --       125,000
                                                       -----------  -----------
                                                         3,703,000    6,807,000
Valuation allowance...................................  (3,144,000)  (6,807,000)
                                                       -----------  -----------
                                                       $       --   $       --
                                                       ===========  ===========

  The valuation allowance adjustments of $2,541,000 and $3,663,000 for 1994 and 1995, respectively, offset the income tax benefit computed by applying the U.S. Federal statutory tax rates to pretax loss.

                             CABLEMAXX, INC.

(7) COMMITMENTS AND CONTINGENCIES

  The Company and its Predecessor lease from third parties channel rights licensed by the Federal Communication Commission ("FCC"). Under FCC rules, the base term of each lease cannot exceed the term of the underlying FCC license. FCC licenses for wireless cable frequencies range from five to ten years, and there is no automatic renewal of such licenses. The use of such frequencies by the third party lessors is subject to regulation by the FCC, and therefore the Company's ability to enjoy the benefit of these leases is dependent upon the third party lessors' continuing compliance with applicable regulations. The remaining terms of the Company's leases range from approximately one year to seven years. Most of the Company's leases provide for renewal of their terms upon FCC renewal of the underlying license or require the parties to negotiate renewal in good faith. Although the Company has no reason to believe that its leases will not be renewed or that the underlying FCC licenses will be canceled or not renewed, such event would prevent the Company from delivering programming over the affected frequencies, which could have a material adverse effect on the Company. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors including subscriber levels, subscriber revenues, the cost of transmission equipment and facilities, and facility operating costs as specified in the agreements.

  Payments under the leases begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. Channel rights lease expenses were approximately $168,000, $539,000 and $875,000 for the period from December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995, respectively, and $198,000 and $240,000 for the three months ended September 30, 1994 and 1995, (unaudited) respectively.

  Future minimum lease payments due under channel rights leases are as follows:

                          YEAR ENDING
                            JUNE 30,                     AMOUNT
                          -----------                   --------
          1996......................................... $516,400
          1997.........................................  555,500
          1998.........................................  560,500
          1999.........................................  479,500
          2000.........................................  360,000

  The Company and its Predecessor also have operating leases for office space and equipment, land for head-ends, and transmission facilities. Rental expenses incurred in connection with these leases approximated $64,000, $173,000 and $408,000 for the period from December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995, respectively, and $83,000 and $117,000 for the three months ended September 30, 1994 and 1995, (unaudited) respectively.

  Future minimum lease payments under such leases are as follows:

                          YEAR ENDING
                            JUNE 30,                     AMOUNT
                          -----------                   --------
          1996......................................... $434,100
          1997.........................................  420,800
          1998.........................................  427,600
          1999.........................................  440,500
          2000.........................................  361,200

  Wireless cable system equipment, excluding television-top converters which are provided by the Company, site reception testing and installation are provided through a third party contractor under three year agreement

                             CABLEMAXX, INC.

commencing in fiscal year 1994, which establish rate structures for such equipment and services by service area subject to periodic adjustment, specifying minimum charges aggregating $28,400 per month.

(8) RELATED PARTY TRANSACTIONS

  Prior to the IPO, the Company incurred management fees and expenses pursuant to the terms of a management agreement with Galaxy Management, Inc., an affiliate of Galaxy, under which it managed a significant portion of the Company's business. In addition to reimbursing expenses, the Company paid a management fee based on 3.5% of operating revenues as defined in the management agreement. Subsequent to the IPO, Galaxy Management, Inc. ceased to manage the Company's business, but continued to provide certain administrative services for the Company for which it receives reimbursement for certain of its salaries and expenses. Management fees and reimbursable expenses incurred in association with these agreements approximated $269,000 for the period from December 18, 1992 to June 30, 1993 and $523,000 and $320,000 for the years ended June 30, 1994 and 1995, respectively, and $88,000 and $47,000 for the three months ended September 30, 1994 and 1995, (unaudited) respectively. The Company's president and CEO who receives an annual salary of $200,000 under provisions of a two-year employment agreement is the principal stockholder and president of Galaxy Management, Inc.

  The Company shares certain operational and administrative expenses and facilities in Austin, Texas with Galaxy and its affiliates, and certain of its customer service representatives and executive and administrative personnel also provide such services for Galaxy. Shared expenses are allocated based upon the Company subscribers to Galaxy subscribers in Austin, Texas. Total expenses allocated to Galaxy for the period from December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995 approximated $100,000, $12,000 and $0, respectively, and $0 and $0 for the three months ended September 30, 1994 and 1995, (unaudited) respectively.

  Pursuant to the terms of a financial consulting agreement with Charterhouse, the Company was charged a consulting fee at the rate of $400,000 per annum through the IPO closing date and at the rate of $280,000 per annum thereafter. Expenses incurred in connection with this agreement approximated $214,000 for the period December 18, 1992 to June 30, 1993, and $330,000 and $280,000 for the years ended June 30, 1994 and 1995, respectively, and $70,000 and $70,000 for the three months ended September 30, 1994 and 1995, (unaudited) respectively. Payments in connection with this agreement are subordinated under the Company's revolving credit and term loan agreement. Certain directors of the Company also serve as officers of Charterhouse. In addition, certain other directors of the Company are also officers of Charter Communications.

  Commencing after the IPO through October 1994, the Company was charged a consulting fee of $10,000 per month under an agreement with Charter Communications. Expenses incurred in connection with this agreement approximated $70,000 and $40,000 for the years ended June 30, 1994 and 1995, respectively, and $30,000 and $0 for the three months ended September 30, 1994 and 1995, (unaudited) respectively.

  Amounts related to the above arrangements are included in due to affiliates as of June 30, 1994 and 1995.

  In connection with negotiating and structuring the acquisition, Charterhouse and Galaxy were paid fees of $330,000 and $500,000, respectively, which have been included in the purchase price allocation.

(9) SUPPLEMENTAL CASH FLOWS DISCLOSURES

  The Company and its Predecessor paid $119,000, $359,000 and $709,000 in interest (net of amounts capitalized into principal on notes payable) for the periods from December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995, respectively, and $20,000 and $148,000 for the three months ended September 30, 1994 and 1995, (unaudited) respectively.

                             CABLEMAXX, INC.

  The Predecessor had noncash investing and financing activities related to the acquisition and initial capitalization as disclosed in Notes 1 and 2. The Company had obligations amounting to approximately $2,853,000 and $384,000 related to systems and equipment additions which are included in accounts payable at June 30, 1994 and June 30, 1995, respectively, and $1,318,000 and $317,000 for the three months ended September 30, 1994 and 1995, (unaudited) respectively. Noncash financing activities included $150,000 and $157,500 of interest capitalized into the principal balance of notes payable during the years ended June 30, 1994 and June 30, 1995, respectively, and $0 and $0 for the three months ended September 30, 1994 and 1995, (unaudited) respectively.

(10) STOCK OPTION PLAN

  In December 1993, the Company adopted the CableMaxx, Inc. 1993 Stock Option Plan (the "Plan"). The Plan, which is administered by a committee of the Company's Board of Directors, provides for the grant of incentive stock options and nonqualified stock options to key managerial employees and consultants of the Company as determined by the committee. The Plan provides that the total number of shares of Common Stock that may be subject to options shall be 250,000 shares. The exercise price of the options granted under the Plan shall be at least 100% of the fair market value of the Common Stock on the date of grant. As of June 30, 1995, options for 117,500 shares have been granted at an exercise price of $12.00 per share, with one-third being exercisable.

(11) SUBSEQUENT EVENTS (UNAUDITED)

  In September 1995, the Company entered into a agreement (the "Merger Agreement") to merge with a subsidiary of Heartland Wireless Communications, Inc. ("Heartland"). The Merger Agreement provides for the conversion of the common stock of the Company at value of $8.50 per share, subject to adjustment, into Heartland common stock, with the exchange ratio determined by the average price of Heartland stock preceding the transaction date. The transaction is subject to approval by the shareholders' of each company and is subject, among other things, to consent by the Heartland bondholders. Should the Merger Agreement be terminated as a result of a third party acquisition proposal that is approved by the Board of Directors of the Company or recommended to the stockholders of the Company by the Board of Directors, a $2 million fee is payable to Heartland.

  In October 1995, the Company sold certain channel rights to Heartland for approximately $2.4 million subject to adjustment to the appraised value of such channel rights should the Merger Agreement be terminated for any reason other than the Company's breach thereof or the Company's acceptance of a third party's acquisition proposal.

  In connection with the Merger Agreement on December 26, 1995, the Company entered into a Loan Agreement (the "CMAX Loan") with Heartland for up to $1,000,000 bearing interest at a published prime rate plus 2% of which (a) $500,000 was advanced on December 29, 1995 to be used for working capital purposes, and (b) $500,000 is to be used for subscriber growth funded at a rate of $500 per additional subscriber. The CMAX Loan will not increase the amount of CMAX Excess Liabilities as set forth in the Merger Agreement. Upon consummation of the Merger Agreement, it is anticipated that the CMAX Loan will remain as an inter-company obligation from the Company to Heartland. In the event that the CMAX Merger Agreement is not consummated, the CMAX Loan is payable August 29, 1996; provided, that if the Merger Agreement is terminated as a result of a competing acquisition proposal, then the CMAX Loan will be immediately due and payable.

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders

TechniVision, Inc.:

  We have audited the accompanying balance sheets of TechniVision, Inc. as of May 31, 1994 and 1995, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended May 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TechniVision, Inc. as of May 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 1995, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has incurred cumulative losses since inception of $14,870,712 through May 31, 1995, and as of that date current liabilities exceeded current assets by $15,086,000. Additional capital or financing is needed to enable the Company to meet its debt service requirements in fiscal year 1996. These factors, as more fully discussed in note 2, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG Peat Marwick LLP

Dallas, Texas

October 25, 1995

                            TECHNIVISION, INC.

                              BALANCE SHEETS

                                  ASSETS

                                        MAY 31,       MAY 31,     NOVEMBER 30,
                                          1994          1995          1995
                                      ------------  ------------  ------------
                                                                  (UNAUDITED)
Current assets:
  Cash..............................  $      3,197  $     51,637  $     78,124
  Subscriber receivables, net of
   allowance for doubtful accounts
   of $48,996 in 1994 and $80,715 in
   1995.............................       349,702       386,390       324,281
  Prepaid expenses and other........        51,287        38,147       153,044
                                      ------------  ------------  ------------
    Total current assets............       404,186       476,174       555,449
Investment in equity security (note
 6).................................           --      1,638,629     1,134,473
Systems and equipment, net (notes 3
 and 4).............................    10,310,235     9,401,638     9,001,797
Leased license investment, net of
 accumulated amortization of
 $668,739 in 1994 and $863,504 in
 1995...............................     3,238,648     3,144,649     3,552,846
Other assets, net...................       405,166       216,495       306,620
                                      ------------  ------------  ------------
                                      $ 14,358,235  $ 14,877,585  $ 14,551,185
                                      ============  ============  ============
                   LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..................  $  1,909,767  $  1,990,880  $  2,676,813
  Accounts payable -- affiliates....        63,312       468,886       158,905
  Accrued expenses and other
   liabilities......................     1,185,073     1,642,771       806,353
  Current portion of long-term debt
   (note 4).........................    11,875,980    11,043,590    12,276,898
  Note payable -- affiliates........       489,201       415,906       955,984
                                      ------------  ------------  ------------
    Total current liabilities.......    15,523,333    15,562,033    16,874,953
Long-term debt, less current portion
 (note 4)...........................     7,177,542     6,198,499     6,061,259
Stockholders' deficit:
  Common stock, $1 par value;
   authorized 30,000 shares, issued
   30,000 shares in 1994 and 1995...        30,000        30,000        30,000
  Paid-in capital...................     6,208,311     7,957,765     7,957,765
  Accumulated deficit...............   (14,580,951)  (14,870,712)  (16,372,792)
                                      ------------  ------------  ------------
    Total stockholders' deficit.....    (8,342,640)   (6,882,947)   (8,385,027)
Commitments (notes 5 and 8)
                                      ------------  ------------  ------------
                                      $ 14,358,235  $ 14,877,585  $ 14,551,185
                                      ============  ============  ============

              See accompanying notes to financial statements.

                            TECHNIVISION, INC.

                         STATEMENTS OF OPERATIONS

                                                                   SIX MONTHS ENDED
                                 YEARS ENDED MAY 31,                 NOVEMBER 30,
                         -------------------------------------  ------------------------
                            1993         1994         1995         1994         1995
                         -----------  -----------  -----------  -----------  -----------
                                                                      (UNAUDITED)
Revenues:
  Subscription.......... $ 3,796,172  $ 5,214,508  $ 6,663,988  $ 3,330,288  $ 3,268,823
  Installation..........     107,750      225,067       92,145       41,417       63,528
                         -----------  -----------  -----------  -----------  -----------
    Total revenues......   3,903,922    5,439,575    6,756,133    3,371,705    3,332,351
                         -----------  -----------  -----------  -----------  -----------
Operating expenses:
  Systems operations....   1,709,254    2,991,486    3,642,681    2,086,496    1,749,005
  Selling, general and
   administrative.......   1,617,598    2,664,162    2,803,415    1,138,360    1,364,880
  Depreciation and amor-
   tization.............   1,977,352    2,371,891    2,623,736    1,323,662    1,299,603
                         -----------  -----------  -----------  -----------  -----------
    Total operating ex-
     penses.............   5,304,204    8,027,539    9,069,832    4,548,518    4,413,488
                         -----------  -----------  -----------  -----------  -----------
    Operating loss......  (1,400,282)  (2,587,964)  (2,313,699)  (1,176,813)  (1,081,137)
                         -----------  -----------  -----------  -----------  -----------
Other income (expense):
  Gain on sale of assets
   (note 6).............         --           --     3,362,230          --       253,352
  Interest expense......  (1,063,620)    (959,647)  (1,338,292)    (543,326)    (674,295)
  Other expense.........         --      (105,000)         --           --           --
                         -----------  -----------  -----------  -----------  -----------
    Total other income
     (expense)..........  (1,063,620)  (1,064,647)   2,023,938     (543,326)    (420,943)
                         -----------  -----------  -----------  -----------  -----------
    Net loss............ $(2,463,902) $(3,652,611) $  (289,761)  (1,720,139)  (1,502,080)
                         ===========  ===========  ===========  ===========  ===========
Net loss per common
 share.................. $    (82.13) $   (121.75) $     (9.66) $    (57.34)      (50.07)
                         ===========  ===========  ===========  ===========  ===========

              See accompanying notes to financial statements.

                            TECHNIVISION, INC.

                    STATEMENTS OF STOCKHOLDERS' DEFICIT

                           COMMON STOCK  ADDITIONAL
                          --------------  PAID-IN   ACCUMULATED
                          SHARES AMOUNT   CAPITAL     DEFICIT        TOTAL
                          ------ ------- ---------- ------------  -----------
Balance, May 31, 1992.... 30,000 $30,000 $4,739,185 $ (8,464,438) $(3,695,253)
Net investment by
 parent..................    --      --   1,183,344          --     1,183,344
Net loss.................    --      --         --    (2,463,902)  (2,463,902)
                          ------ ------- ---------- ------------  -----------
Balance, May 31, 1993.... 30,000  30,000  5,922,529  (10,928,340)  (4,975,811)
Net investment by
 parent..................    --      --     285,782          --       285,782
Net loss.................    --      --         --    (3,652,611)  (3,652,611)
                          ------ ------- ---------- ------------  -----------
Balance, May 31, 1994.... 30,000  30,000  6,208,311  (14,580,951)  (8,342,640)
Net investment by
 parent..................    --      --   1,749,454          --     1,749,454
Net loss.................    --      --         --      (289,761)    (289,761)
                          ------ ------- ---------- ------------  -----------
Balance, May 31, 1995.... 30,000  30,000  7,957,765  (14,870,712)  (6,882,947)
Net loss (unaudited).....    --      --         --    (1,502,080)  (1,502,080)
                          ------ ------- ---------- ------------  -----------
Balance, November 30,
 1995 (unaudited)........ 30,000 $30,000 $7,957,765 $(16,372,792) $(8,385,027)
                          ====== ======= ========== ============  ===========

              See accompanying notes to financial statements.

                            TECHNIVISION, INC.

                         STATEMENTS OF CASH FLOWS

                                 YEARS ENDED MAY 31,            SIX MONTHS ENDED NOVEMBER 30,
                         -------------------------------------  ------------------------------
                            1993         1994         1995           1994            1995
                         -----------  -----------  -----------  --------------  --------------
                                                                         (UNAUDITED)
Cash flows from
 operating activities:
 Net loss............... $(2,463,902) $(3,652,611) $  (289,761) $   (1,720,139) $   (1,502,080)
 Adjustments to
  reconcile net loss to
  net cash provided by
  (used in) operating
  activities:
  Depreciation and
   amortization.........   1,977,352    2,371,891    2,623,736       1,323,662       1,299,603
  Gain on sale of
   assets...............         --           --    (3,362,230)            --         (253,352)
  Changes in assets and
   liabilities:
    Subscriber
     receivables........     (35,566)    (176,261)     (36,688)       (146,225)        (62,109)
    Prepaid expenses and
     other..............     (45,088)    (139,846)      23,875         (57,090)       (114,897)
    Accounts payable,
     accrued expenses
     and other
     liabilities........    (220,915)     128,918      944,385         544,053           8,425
                         -----------  -----------  -----------  --------------  --------------
      Net cash provided
       by (used in)
       operating
       activities.......    (788,119)  (1,467,909)     (96,683)        (55,739)       (624,410)
                         -----------  -----------  -----------  --------------  --------------
Cash flows from
 investing activities:
 Proceeds from sale of
  assets................         --           --     1,958,575             --          757,508
 Purchases of systems
  and equipment.........  (1,225,104)  (4,506,900)  (1,514,824)       (501,726)       (603,216)
 Expenditures for leased
  licenses..............         --      (139,098)    (163,354)        (81,677)            --
                         -----------  -----------  -----------  --------------  --------------
      Net cash provided
       by (used in)
       investing
       activities.......  (1,225,104)  (4,645,998)     280,397        (583,403)        154,292
                         -----------  -----------  -----------  --------------  --------------
Cash flows from
 financing activities:
 Net investment by
  parent................   1,183,344      285,782    1,749,454         988,824             --
 Advances from
  investors.............   1,124,000    5,876,000          --              --              --
 Proceeds (payments) on
  notes payable.........    (294,370)     (46,178)  (1,884,728)       (309,728)        496,605
                         -----------  -----------  -----------  --------------  --------------
      Net cash provided
       by (used in)
       financing
       activities.......   2,012,974    6,115,604     (135,274)        679,096         496,605
                         -----------  -----------  -----------  --------------  --------------
Net increase (decrease)
 in cash................        (249)       1,697       48,440          39,954          26,487
Cash at beginning of
 period.................       1,749        1,500        3,197           3,197          51,637
                         -----------  -----------  -----------  --------------  --------------
Cash at end of period... $     1,500  $     3,197  $    51,637  $       43,151  $       78,124
                         ===========  ===========  ===========  ==============  ==============

              See accompanying notes to financial statements.

                            TECHNIVISION, INC.

                      NOTES TO FINANCIAL STATEMENTS

                      THREE YEARS ENDED MAY 31, 1995

    (INFORMATION AS OF NOVEMBER 30, 1995 AND FOR THE SIX-MONTH PERIODS

              ENDED NOVEMBER 30, 1994 AND 1995 IS UNAUDITED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  TechniVision, Inc. ("TechniVision" or the "Company") develops, owns and operates wireless cable television systems. The Company currently has wireless cable channel rights in three markets (Dayton, Ohio and El Paso and Corpus Christi, Texas) and has operational systems in the Dayton and Corpus Christi markets. The Company is a majority-owned subsidiary of Three Sixty Corp. ("Three Sixty").

 (b) Investment in Equity Security

  The Company's investment in equity security is stated at cost and earnings are realized as dividends are received.

 (c) Systems and Equipment

  Systems and equipment are stated at cost and include the cost of transmission equipment as well as subscriber installations. Reception equipment on subscriber premises and costs associated with initial subscriber installations are capitalized. Upon subscriber disconnect, the Company continues to depreciate the full capitalized installation cost subsequent to the disconnection. Depreciation and amortization are recorded on a straight-line basis for financial reporting purposes over useful lives ranging from 3 to 10 years. Repair and maintenance costs are charged to expense when incurred; renewals and betterments are capitalized.

  Equipment awaiting installation consists primarily of accessories, parts and supplies for subscriber installations and is stated at the lower of average cost or market.

 (d) Intangible Assets

  Leased license investment includes costs incurred to acquire wireless cable channel rights. Costs incurred to acquire channel rights issued by the Federal Communications Commission ("FCC") are deferred and amortized ratably over an estimated useful life of 20 years beginning with inception of service in each respective market. As of May 31, 1994 and 1995, approximately $276,567 and $184,155 of the leased license investment was not yet subject to amortization. The Company continually reevaluates the propriety of the carrying amounts of the leased license investment based on undiscounted future cash flows with respect to each market as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life.

 (e) Revenue Recognition

  Revenues from subscribers are recognized in the period that the service is provided. Installation fees are recognized upon origination of service to a subscriber to the extent of costs incurred to obtain subscribers. Installation revenues in excess of such costs will be deferred and amortized over six years.

 (f) Systems Operations

  Systems operations expenses consist principally of programming fees, channel lease costs, tower rental and other costs of providing services.

 (g) Income Taxes

  The Company is included in the consolidated federal income tax return of Three Sixty. Total current and deferred tax expense is allocated to the Company as if such taxes were calculated on a separate return basis under

                            TECHNIVISION, INC.

the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." For the three years ended May 31, 1995, no tax benefit or expense was recorded by the Company as a result of losses incurred by the Company.

 (h) Statements of Cash Flows

  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

  Cash paid for interest during 1993, 1994 and 1995 was $1,049,926, $780,570 and $1,334,496, respectively.

 (i) Interim Financial Information

  In the opinion of management, the accompanying unaudited condensed financial information of the Company contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly the Company's financial position as of November 30, 1995, and the results of its operations and its cash flows for the six-month periods ended November 30, 1994 and 1995. These results are not necessarily indicative of the results to be expected for the full fiscal year.

(2) REALIZATION OF ASSETS

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As shown on the accompanying balance sheet, the Company's current liabilities exceeded its current assets by $15,086,000 at May 31, 1995. In addition, the Company has sustained losses through May 31, 1995 of $14,780,712. In order for the Company to meet its debt service requirements in fiscal year 1996, the Company must obtain additional capital or financing. Given these facts, the ability of the Company to continue as a going concern and the recoverability of a major portion of its recorded asset amounts is dependent upon its ability to meet its financing requirements on a continuing basis.

  The Company and its stockholders have been exploring financing and capitalization alternatives, including the possibility of a sale of the Company or its assets. As a result, in October 1995, the Company entered into a definitive agreement with Heartland Wireless Communications, Inc. ("Heartland") whereby Heartland will acquire substantially all of the assets of the Company for approximately $36.75 million of Heartland common stock, less an amount of assumed obligations which shall not exceed $5.0 million. This transaction is subject to certain conditions and there can be no assurance that the Company will be able to consummate such transaction. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or amounts of liabilities that might be necessary depending upon the outcome of these uncertainties.

(3) SYSTEMS AND EQUIPMENT

  Systems and equipment consists of the following at May 31, 1994 and 1995:

                                                        1994         1995
                                                     -----------  -----------
   Equipment awaiting installation.................. $   497,757  $   385,596
   Subscriber premises equipment and installation
    costs...........................................  10,865,123   11,762,796
   Transmission equipment and system construction
    costs...........................................   3,384,604    3,922,033
   Office furniture and equipment...................   1,063,133    1,200,060
   Buildings and leasehold improvements.............     342,199      342,199
                                                     -----------  -----------
                                                      16,152,816   17,612,684
   Accumulated depreciation and amortization........  (5,842,581)  (8,211,046)
                                                     -----------  -----------
                                                     $10,310,235  $ 9,401,638
                                                     ===========  ===========

                            TECHNIVISION, INC.

  As of May 31, 1994 and 1995, equipment awaiting installation and approximately $285,435 and $230,481 of transmission equipment and system construction costs were not yet subject to depreciation.

(4) LONG-TERM DEBT

  Long-term debt at May 31, 1994 and 1995 consists of the following:

                                                           1994        1995
                                                        ----------- -----------
   Philips Credit Corporation.......................... $10,000,000 $ 9,326,358
   Addison Group.......................................   1,660,000   1,600,000
   Investor advances/UCL Disgorgement Fund.............   7,000,000   6,000,000
   Other...............................................     393,522     315,731
                                                        ----------- -----------
                                                         19,053,522  17,242,089
   Less current portion................................  11,875,980  11,043,590
                                                        ----------- -----------
                                                        $ 7,177,542 $ 6,198,499
                                                        =========== ===========

  In 1990, TechniVision and Philips Credit Corporation ("PCC") entered into a credit agreement, as amended, whereby the Company could borrow a maximum of $10.0 million to finance principally the construction of and initial operational costs for the wireless cable system located in Corpus Christi. As of May 31, 1995, outstanding borrowings under the credit agreement amounted to $9,326,000. The note is secured by an interest in certain assets of the Company and bears interest at a rate floating at prime (9.00% at May 31, 1995) plus 1.85%.

  The Company has failed to make payments to PCC in accordance with the credit agreement and has failed to comply with certain financial and other covenants. As a result, on March 27, 1995, PCC and the Company entered into a forbearance agreement which, among other things, extended the due date of the note to January 2, 1996, contingent upon the Company entering into an agreement by September 30, 1995 to sell the assets of the Company.

  In connection with Three Sixty's acquisition of TechniVision in October 1989, the Company entered into a compensation agreement with the seller that provided for additional payments during the first five years after launching a market based on the number of subscribers added or a payment of $750,000 for each market sold during such period. Amounts paid under the compensation agreement with respect to additional subscribers are recorded as additional leased license investment. As of May 31, 1995, the Company has remaining obligations of $1,600,000 relating to the Dayton and Corpus Christi systems. The notes are secured by security interests in certain assets of the Company and bear interest at rates ranging from 8% to 10%. The obligations are currently due, and the lenders may, at their option, give notice that the amounts outstanding are immediately payable. As discussed in note 2, the Company and its stockholders have been exploring financing and capitalization alternatives, including the possibility of a sale of the Company or its assets. If the sale of the Company to Heartland is consummated, an additional $750,000 will be payable to the seller related to the El Paso market.

  During 1993, the Company entered into a series of agreements with certain third parties for the purpose of raising capital for the development of the Dayton, Corpus Christi, El Paso and Salt Lake City systems. The third parties were to receive interests in such systems in consideration for raising the agreed upon capital. Solely as a result of having received funds derived from securities laws violations committed by others, the Company was named as a relief defendant by the Securities and Exchange Commission ("SEC"). As a result, in February 1995, the Company voluntarily entered into an agreement with the SEC to disgorge the sum of $7.0 million, representing the proceeds it received from securities laws violations committed by others. The note is

                            TECHNIVISION, INC.

noninterest-bearing and is payable in full on December 31, 1996 or upon the sale of TechniVision. In April 1995, the Company paid $1.0 million on the note out of the proceeds from the sale of the Salt Lake City market (see note 6).

(5) LEASES

  The Company leases from third parties channel rights licensed by the FCC. Under FCC policy, the base term of most of these leases cannot exceed ten years from the time the lessee begins using the leased channel rights. FCC licenses for wireless cable channels range from five to ten years, and there is no automatic renewal of such licenses. The use of such channels by third parties is subject to regulation by the FCC and, therefore, the Company's ability to continue to enjoy the benefits of these leases is dependent upon the third party lessor's continuing compliance with applicable regulations. The remaining terms of the Company's channel leases range from less than one year to 10 years. Most of the Company's leases provide for automatic renewal of their terms upon FCC renewal of the underlying license, grant the Company a right of first refusal and/or require the parties to negotiate renewal in good faith. Although the Company does not believe that the termination of or failure to renew a single channel lease could adversely affect the Company, several of such terminations or failures in one or more markets that the Company actively serves could have a material adverse effect on the Company. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors, such as subscriber levels or subscriber revenues.

  Payments under the channel rights lease agreements begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. Channel rights lease expense was $61,190, $123,510 and $169,964 for the years ended May 31, 1993, 1994 and 1995, respectively.

  The Company also has certain operating leases for office space and transmission tower space. Rent expense incurred in connection with other operating leases was $90,059, $142,326 and $159,383 for the years ended May 31, 1993, 1994 and 1995, respectively.

  Future minimum lease payments due under channel rights leases for operational systems and other noncancellable operating leases in effect at May 31, 1995 are as follows:

                                                              CHANNEL    OTHER
       YEAR ENDING                                             RIGHTS  OPERATING
        MAY 31,                                                LEASES   LEASES
       -----------                                            -------- ---------
        1996................................................. $307,889 $148,770
        1997.................................................  307,889  158,970
        1998.................................................  325,889  163,170
        1999.................................................  361,889  116,000
        2000.................................................  361,889   99,600

(6) SETTLEMENT AGREEMENT/SALE OF SALT LAKE CITY MARKET

  In February 1995, the Company sold its wireless cable channel rights in the Salt Lake City market to CableMaxx, Inc. ("CableMaxx"). The sales price consisted of cash of $5.85 million and 907,311 restricted shares of CableMaxx common stock. In April 1995, the Company entered into a settlement agreement with various third parties with respect to certain claims and disputes which arose in connection with the development of the Dayton, Corpus Christi, El Paso and Salt Lake City systems (see note 4). The settlement agreement provided for, among other things, the dismissal of certain actions and mutual releases of claims among the parties and the manner of distribution among the parties to the settlement agreement of the cash and CableMaxx

                            TECHNIVISION, INC.

common stock from the sale of the Salt Lake City wireless cable channel rights. As a result of the sale of the channel rights and the settlement agreement, the Company received 50% of the proceeds from the sale and recorded a gain from the sale of the Salt Lake City channel rights of $3,362,000 during the year ended May 31, 1995.

(7) RELATED PARTY TRANSACTIONS

  The Company paid $305,496 in 1993, $1,055,029 in 1994 and $632,130 in 1995
to various affiliates for services performed in connection with the development of wireless cable television systems and certain administrative services.

(8) COMMITMENTS

  The Company has entered into a series of noncancellable agreements to purchase entertainment programming for retransmission which expire in 1994 through 1997. The agreements generally require monthly payments based upon the number of subscribers to the Company's systems, subject to certain minimums.

                 HEARTLAND WIRELESS COMMUNICATIONS, INC.

          PRO FORMA FINANCIAL INFORMATION FOR CONSUMMATED EVENTS

  The following Pro Forma Statements for Consummated Events present pro forma financial information of the Company with respect to various events (other than the Transactions). The Pro Forma Statements for Consummated Events are further adjusted for the effects of the Transactions as set forth on pages 35 to 59 of the Registration Statement.

  The Unaudited Pro Forma Condensed Consolidated Balance Sheet for Consummated Events as of September 30, 1995 gives effect to (i) the October 18, 1995 contribution of wireless cable systems located in Milano, Texas and Monroe, Louisiana and wireless cable channel rights in other markets located in Texas, Louisiana, Alabama, Georgia and Florida to Wireless One (the "Wireless One Transaction"), (ii) the issuance of approximately 91,000 shares of Heartland Common Stock related to the acquisition of wireless cable channel rights in a non-operating Alabama market and the contribution of such channel rights to Wireless One, (iii) the issuance by Wireless One of the $10.0 million of Wireless One notes as part of the Wireless One Transaction and the subsequent repayment of such notes, and (iv) the increase in the Company's equity interest in Wireless One as part of the Wireless One Transaction as if such events had occurred on September 30, 1995. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for Consummated Events for the year ended December 31, 1994 and the nine months ended September 30, 1995 give effect to (i) the issuance of 2,415,000 shares of Heartland Common Stock in the Company's initial public offering in April 1994, (ii) the sale in November 1994 of the Convertible Notes, (iii) the 1994 acquisitions of wireless cable systems in Milano, Texas and Lindsay, Oklahoma, (iv) the 1995 acquisitions of wireless cable systems in Shaw, Kansas, Lubbock, Texas, Lykens, Ohio, Paragould, Arkansas and Sikeston, Missouri and wireless cable channel rights in certain non-operating markets, (v) the 1994 and 1995 purchases by and distribution to the Company of certain non-operating markets previously owned by RuralVision Joint Venture, (vi) the issuance of 998,318 shares of Heartland Common Stock in 1994 and 1995 in exchange for minority interests in certain of the Company's subsidiaries, (vii) the issuance in July 1995 of 1,029,707 shares of Heartland Common Stock to RuralVision Joint Venture in exchange for $20,000,000 cash, (viii) the elimination of historical revenues and expenses associated with the wireless cable systems located in Milano, Texas and Monroe, Louisiana which were contributed to Wireless One in connection with the Wireless One Transaction and (ix) the Company's equity in pro forma losses of Wireless One, as if such events had occurred on January 1, 1994.

  The pro forma statements of operations financial information does not give effect to the sale of the Notes by the Company in April 1995. Assuming the Notes had been issued on January 1, 1994, interest expense, amortization of related debt issuance costs and amortization of debt discount would have increased by approximately $14 million and $4.6 million for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively.

  The Pro Forma Statements for Consummated Events and accompanying notes should be read in conjunction with the Company's consolidated financial statements (including notes thereto) appearing elsewhere in the Prospectus. The Pro Forma Statements for Consummated Events do not purport to represent what the Company's results of operations or financial position actually would have been had such events occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Statements for Consummated Events.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                   BALANCE SHEET FOR CONSUMMATED EVENTS

                            SEPTEMBER 30, 1995

                                      HISTORICAL WIRELESS ONE      HEARTLAND
                                       HEARTLAND TRANSACTION       PRO FORMA
                                      ---------- ------------      ---------

                                     ASSETS

Cash and cash equivalents.......... $ 37,155,064 $ 10,000,000 (B) $ 47,155,064
Restricted investments.............   11,669,874          --        11,669,874
Net assets held for cash sale or
 exchange..........................    9,200,000   (7,000,000)(B)    2,200,000
Other current assets...............    3,389,470     (354,189)(A)    3,035,281
                                    ------------ ------------     ------------
  Total current assets.............   61,414,408    2,645,811       64,060,219
Systems and equipment, net.........   46,027,017   (2,658,065)(A)   43,368,952
Leased license investment, net.....   64,726,389   (4,244,113)(A)   60,482,276
Investment in Wireless One.........          --    14,044,155 (A)   14,602,442
                                                  (10,000,000)(B)
                                                    2,000,000 (C)
                                                    8,558,287 (D)
Notes receivable...................          --                            --
Excess of cost over fair value of
 net assets acquired...............    4,470,286                     4,470,286
Restricted investments.............   13,077,340                    13,077,340
Net assets held for exchange.......          --                            --
Other assets, net..................   10,435,034                    10,435,034
                                    ------------ ------------     ------------
                                    $200,150,474 $ 10,346,075     $210,496,549
                                    ============ ============     ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt... $    616,610 $               $    616,610
Other current liabilities...........   10,244,363    (113,732)(A)   10,130,631
                                     ------------ -----------     ------------
  Total current liabilities.........   10,860,973    (113,732)      10,747,241
Long-term debt, less current por-
 tion...............................  139,428,429                  139,428,429
Deferred income taxes...............    1,287,560     (98,480)(A)    1,189,080
Other liabilities...................      279,695                      279,695
Stockholders' equity................   48,293,817   2,000,000 (C)   58,852,104
                                                    8,558,287 (D)
                                     ------------ -----------     ------------
                                     $200,150,474 $10,346,075     $210,496,549
                                     ============ ===========     ============

              See accompanying notes to pro forma statements.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

           UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          FOR CONSUMMATED EVENTS

                       YEAR ENDED DECEMBER 31, 1994

                                                        PRO FORMA ADJUSTMENTS
                                                       ----------------------------
                                                        WIRELESS
                         HISTORICAL   ACQUISITIONS         ONE          HEARTLAND
                          HEARTLAND    AND OTHER       TRANSACTION      PRO FORMA
                         -----------  ------------     -----------     ------------
Total revenues.......... $ 2,229,494  $ 5,472,554 (E)  $ (111,225)(M)  $  7,590,823
                         -----------  -----------      ----------      ------------
Operating expenses:
  Systems operations....     762,501    2,362,388 (E)     (55,590)(M)     4,188,612
                                        1,119,313 (F)
  Selling, general and
   administrative.......   4,183,307    2,300,261 (E)    (105,599)(M)     6,377,969
  Depreciation and
   amortization.........   1,097,668    1,322,786 (E)     (44,931)(M)     3,263,717
                                           68,778 (G)
                                          819,416 (H)
                         -----------  -----------      ----------      ------------
    Total operating
     expenses...........   6,043,476    7,992,942        (206,120)       13,830,298
                         -----------  -----------      ----------      ------------
    Operating loss......  (3,813,982)  (2,520,388)         94,895        (6,239,475)
Interest expense........    (589,767)  (3,595,266)(I)                    (4,185,033)
Equity in losses of
 investees..............    (386,985)     386,985 (J)  (1,004,594)(N)    (1,004,594)
Interest income and
 other..................     152,450          --                            152,450
                         -----------  -----------      ----------      ------------
    Loss before income
     taxes..............  (4,638,284)  (5,728,669)       (909,699)      (11,276,652)
Income tax benefit......   1,594,963      863,849 (K)                     2,458,812
                         -----------  -----------      ----------      ------------
    Net loss............ $(3,043,321) $(4,864,820)     $ (909,699)     $ (8,817,840)
                         ===========  ===========      ==========      ============
Net loss per share...... $     (0.30)                                  $      (0.70)
Weighted average shares
 outstanding............  10,041,000    2,407,412 (L)     93,032 (C)     12,541,444
                         ===========  ===========      ==========      ============

              See accompanying notes to pro forma statements.

                  HEARTLAND WIRELESS COMMUNICATIONS, INC.

           UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          FOR CONSUMMATED EVENTS

                   NINE MONTHS ENDED SEPTEMBER 30, 1995

                                         PRO FORMA ADJUSTMENTS
                                        ----------------------------
                                                          WIRELESS
                           HISTORICAL   ACQUISITIONS         ONE          HEARTLAND
                           HEARTLAND     AND OTHER       TRANSACTION      PRO FORMA
                          ------------  ------------     -----------     ------------
Total revenues..........  $  9,292,837  $ 1,283,545 (O)  $ (632,173)(M)  $  9,944,209
                          ------------  -----------      ----------      ------------
Operating expenses:
  Systems operations....     2,894,074      627,144 (O)    (399,687)(M)     3,371,531
                                            250,000 (P)
  Selling, general and
   administrative.......     7,449,699      587,774 (O)    (348,447)(M)     7,689,026
  Depreciation and amor-
   tization.............     3,966,120      350,966 (O)    (193,962)(M)     4,396,920
                                            256,602 (Q)
                                             17,194 (G)
                          ------------  -----------      ----------      ------------
    Total operating ex-
     penses.............    14,309,893    2,089,680        (942,096)       15,457,477
                          ------------  -----------      ----------      ------------
    Operating loss......    (5,017,056)    (806,135)        309,923        (5,513,268)
Interest expense........    (8,908,459)                                    (8,908,459)
Equity in losses of
 investees..............      (128,663)     128,663 (J)  (1,049,583)(N)    (1,049,583)
Interest income and oth-
 er.....................     1,568,946                                      1,568,946
                          ------------  -----------      ----------      ------------
    Loss before income
     taxes..............   (12,485,232)    (677,472)       (739,660)      (13,902,364)
Income tax benefit......     1,307,137   (1,307,137)(K)                           --
                          ------------  -----------      ----------      ------------
    Net loss............  $(11,178,095) $(1,984,609)       (739,660)     $(13,902,364)
                          ============  ===========      ==========      ============
Net loss per share......  $      (0.96)                                  $      (1.10)
                          ============                                   ============
Weighted average shares
 outstanding............    11,624,000      874,895 (L)      93,032 (C)    12,591,927
                          ============  ===========      ==========      ============

              See accompanying notes to pro forma statements.

                 HEARTLAND WIRELESS COMMUNICATIONS, INC.

           NOTES TO PRO FORMA STATEMENTS FOR CONSUMMATED EVENTS

(A) Reflects the contribution of wireless cable systems located in Milano, Texas and Monroe, Louisiana and wireless cable channel rights in other markets located in Texas, Louisiana, Alabama, Georgia and Florida to Wireless One.

(B) Reflects the issuance by Wireless One of the $10.0 million of Wireless One notes as part of the Wireless One Transaction and subsequent repayment of such notes.

(C) Reflects the issuance of approximately 93,000 shares of Heartland Common Stock related to the acquisition of wireless cable channel rights in a non-operating Alabama market and the contribution of such channel rights to Wireless One.

(D) Reflects the increase in Heartland's equity interest in Wireless One as part of the Wireless One Transaction as if such event had occurred on September 30, 1995. Subsequent to the Wireless One Transaction, Heartland's equity interest in Wireless One was approximately 26.6%.

(E) Reflects the historical revenues and expenses associated with the acquisitions of wireless cable systems in Milano, Texas in December 1994, Lindsay, Oklahoma in December 1994, Shaw, Kansas in January 1995, Lubbock, Texas in May 1995, Lykens, Ohio in July 1995, Paragould, Arkansas in July 1995, and Sikeston, Missouri in July 1995, until the respective acquisition dates of such systems.

(F) Reflects the incremental lease rental payments associated with the 1994 and 1995 purchases by and distribution to Heartland of certain non-operating markets previously owned by RuralVision Joint Venture.

(G) Reflects incremental amortization of the excess purchase price over the fair value of net identifiable assets acquired associated with the acquisitions of certain minority interests. Amortization of the excess purchase price over the fair value of net identifiable assets acquired is based on an estimated useful life of 20 years.

(H) Reflects the incremental amortization of leased license investment associated with the acquisitions of wireless cable systems in Milano, Texas, Lindsay, Oklahoma, Shaw, Kansas, Lubbock, Texas, Lykens, Ohio, Paragould, Arkansas, and Sikeston, Missouri. The acquisition dates of each respective system are set forth in note (E). Amortization of leased license investment is calculated beginning with inception of service in each respective market.

(I) Reflects incremental interest expense on $40 million of Convertible Notes issued by Heartland in November 1994 at a rate of 9.0% and incremental amortization of related debt issuance costs by the interest method over the life of such notes.

(J) Reflects the reversal of equity in losses in RuralVision Joint Venture due to the termination of such venture in January 1995 and acquisition of such venture's markets by Heartland.

(K) Reflects the adjustment to income tax benefit related to pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable differences.

(L) Reflects the incremental increase in weighted average shares of Heartland Common Stock outstanding related to the issuance of 2,415,000 shares in Heartland's initial public offering in April 1994, the exchange of 694,280 and 304,038 shares for minority interests in certain of the Company's subsidiaries in 1994 and 1995, respectively, and the issuance of 1,029,707 shares in July 1995 to RuralVision Joint Venture in exchange for $20,000,000 cash.

(M) Reflects the elimination of historical revenues and expenses associated with the wireless cable systems located in Milano, Texas and Monroe, Louisiana which were contributed to Wireless One.

                 HEARTLAND WIRELESS COMMUNICATIONS, INC.

(N) Reflects Heartland's equity in pro forma losses of Wireless One as if the Wireless One Transaction had occurred on January 1, 1994.

(O) Reflects the historical revenues and expenses associated with the wireless cable systems in Lubbock, Texas, Lykens, Ohio, Paragould, Arkansas, and Sikeston, Missouri until their respective acquisition dates. The acquisition dates of each respective system are set forth in note (E).

(P) Reflects the incremental lease rental payments associated with the 1995 purchases by and distribution to the Company of certain non-operating markets previously owned by RuralVision Joint Venture.

(Q) Reflects the incremental amortization of leased license investment associated with the acquisitions of wireless cable systems in Lubbock, Texas, Lykens, Ohio, Paragould, Arkansas, and Sikeston, Missouri. The acquisition dates of each respective system are set forth in note (E). Amortization of leased license investment is calculated beginning with inception of service in each respective market.

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders RuralVision Central, Inc. and RuralVision South, Inc.

  We have audited the accompanying combined balance sheets of RuralVision Central, Inc. and RuralVision South, Inc. (Kansas and Texas corporations, respectively) as of December 31, 1993 and 1992, and the related combined statements of operations, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of RuralVision Central, Inc. and RuralVision South, Inc. as of December 31, 1993 and 1992, and the combined results of their operations and cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in Note 2 to the financial statements, the Companies have incurred cumulative losses since inception of $17,269,353 through December 31, 1993, and as of that date liabilities exceeded assets by $17,204,736. Additional capital or financing is needed to enable pending licenses to be secured and additional systems to be built. These factors, among others, more fully discussed in Note 2, raise substantial doubt about the Companies' ability to continue as going concerns. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GRANT THORNTON

Kansas City, Missouri

February 10, 1994

                       RURALVISION CENTRAL, INC. AND

                          RURALVISION SOUTH, INC.

                          COMBINED BALANCE SHEETS

                                             DECEMBER 31,
                                       --------------------------   AUGUST 18,
                                           1992          1993          1994
                                       ------------  ------------  ------------
                                                                   (UNAUDITED)
                ASSETS
 Cash................................  $     25,907  $    248,271  $     97,598
 Accounts receivable -- trade, net of
  allowance for doubtful accounts of
  $46,495 in 1992, $89,423 in 1993
  and $106,987 in 1994 (note 1(c))...        35,979       205,170       201,838
 Inventories of subscriber reception
  equipment (note 1(i))..............       790,406       498,080       509,675
 Prepaid expenses and deposits.......       438,410       821,400     1,381,756
 Property and equipment, net (notes
  1(d) and 4)........................     7,734,063     7,468,540     7,268,923
 Deferred licensing costs (notes 1(c)
  and 3).............................     1,059,500     1,024,459     1,553,941
 Investment in joint venture (note
  9).................................           --         62,763           --
                                       ------------  ------------  ------------
                                       $ 10,084,265  $ 10,328,683  $ 11,013,731
                                       ============  ============  ============
 LIABILITIES AND STOCKHOLDERS' DEFI-
                  CIT
 Accounts payable....................  $  1,576,331  $    398,303  $    465,271
 Accrued expenses....................       358,471       352,980       139,976
 Notes payable -- related party (note
  5).................................    16,980,983    25,836,878    30,459,609
 Other notes payable (note 5)........     1,127,362       744,109     1,022,247
 Other liabilities...................       152,150       201,149       200,975
 Loss in excess of basis in joint
  venture (note 8)...................         8,549           --            --
                                       ------------  ------------  ------------
                                         20,203,846    27,533,419    32,288,078
 Stockholders' deficit:
   Common stock (note 7).............        21,996        24,440        24,440
   Additional paid-in capital........        42,621        40,177        40,177
   Accumulated deficit...............   (10,184,198)  (17,269,353)  (21,338,964)
                                       ------------  ------------  ------------
                                        (10,119,581)  (17,204,736)  (21,274,347)
 Commitments and contingencies (note
  6).................................
                                       ------------  ------------  ------------
                                       $ 10,084,265  $ 10,328,683  $ 11,013,731
                                       ============  ============  ============

         See accompanying notes to combined financial statements.

                       RURALVISION CENTRAL, INC. AND

                          RURALVISION SOUTH, INC.

                     COMBINED STATEMENTS OF OPERATIONS

                                                                              FOR THE PERIOD
                              YEARS ENDED DECEMBER 31,           SIX MONTHS   JANUARY 1, 1994
                         -------------------------------------      ENDED           TO
                            1991         1992         1993      JUNE 30, 1993 AUGUST 18, 1994
                         -----------  -----------  -----------  ------------- ---------------
                                                                         (UNAUDITED)
Wireless Cable Opera-
 tions:
  Revenues:
    Pay television reve-
     nue................ $   176,922  $ 2,225,128  $ 4,203,430   $ 2,032,697    $ 3,042,203
    Installation reve-
     nue................      97,101      247,320      136,305        88,597         53,390
                         -----------  -----------  -----------   -----------    -----------
      Total revenues....     274,023    2,472,448    4,339,735     2,121,294      3,095,593
  Costs and expenses:
    Programming costs...      33,401      528,088      980,254       464,116        699,245
    Direct selling and
     marketing..........      49,762      431,419      244,588       178,616        113,754
    Airtime lease fees..      18,000       90,208      183,083        84,792        151,062
    Depreciation and
     amortization.......     131,694      678,094    1,038,891       718,201        836,693
    Management fee paid
     to related party
     (note 8)...........      12,000      249,422      439,305       214,113        295,992
    Other operating
     costs..............     466,184    1,600,453    2,086,797     1,086,607      1,018,874
                         -----------  -----------  -----------   -----------    -----------
                             711,041    3,577,684    4,972,918     2,746,445      3,115,620
                         -----------  -----------  -----------   -----------    -----------
                            (437,018)  (1,105,236)    (633,183)     (625,151)       (20,027)
Licensing activities:
  Salaries..............      90,073      235,316      346,602       307,800        206,512
  Engineering...........     871,610    1,723,912      784,549       491,358        173,481
  Legal fees............     214,169      341,221      345,307       150,504        282,597
  Airtime lease fees on
   nonoperating sites...     360,672      403,347      968,254       338,040      1,003,511
  Other licensing
   costs................     124,420      646,252      222,669        62,146        279,565
  Less capitalized li-
   censing costs........  (1,027,430)     (28,350)         --            --             --
                         -----------  -----------  -----------   -----------    -----------
                             633,514    3,321,698    2,667,381     1,349,847      1,945,666
Expenses:
  General and
   administrative
   expenses.............   1,211,742    1,521,560    1,381,405       976,346        598,935
  Interest expense --
   related party........     287,795    1,536,566    2,406,124     1,049,403      2,073,012
  Interest expense --
   other................         --        18,520      140,742        45,572         38,251
  Equity in loss of
   joint venture........         --       110,549       66,422           --          80,043
                         -----------  -----------  -----------   -----------    -----------
                           1,499,537    3,187,195    3,994,693     2,071,321      2,790,242
Other income............         --           --      (210,102)      (16,798)      (686,323)
                         -----------  -----------  -----------   -----------    -----------
  Net loss.............. $(2,570,069) $(7,614,129) $(7,085,155)  $(4,029,521)   $(4,069,611)
                         ===========  ===========  ===========   ===========    ===========

         See accompanying notes to combined financial statements.

                       RURALVISION CENTRAL, INC. AND

                          RURALVISION SOUTH, INC.

               COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT

                            COMMON STOCK
                              (NOTE 7)    ADDITIONAL
                           --------------  PAID-IN   ACCUMULATED
                           SHARES AMOUNT   CAPITAL     DEFICIT        TOTAL
                           ------ ------- ---------- ------------  ------------
Balance January 1, 1991..      20 $10,000  $   --    $        --   $     10,000
Net loss.................     --      --       --      (2,570,069)   (2,570,069)
Issued during the year...  10,000  11,996   38,004            --         50,000
                           ------ -------  -------   ------------  ------------
Balance December 31,
 1991....................  10,020  21,996   38,004     (2,570,069)   (2,510,069)
Net loss.................     --      --       --      (7,614,129)   (7,614,129)
Issuance of warrants
 (note 7)................     --      --     4,617            --          4,617
                           ------ -------  -------   ------------  ------------
Balance December 31, 1992
 (note 11)...............  10,020  21,996   42,621    (10,184,198)  (10,119,581)
Net loss.................     --      --       --      (7,085,155)   (7,085,155)
Issuance of officer stock
 award
 (notes 10 and 11).......   1,113   2,444   (2,444)           --            --
                           ------ -------  -------   ------------  ------------
Balance December 31,
 1993....................  11,133  24,440   40,177    (17,269,353)  (17,204,736)
Net loss (unaudited).....     --      --       --      (4,069,611)   (4,069,611)
                           ------ -------  -------   ------------  ------------
Balance August 18, 1994..  11,133 $24,440  $40,177   $(21,338,964) $(21,274,347)
                           ====== =======  =======   ============  ============

         See accompanying notes to combined financial statements.

                       RURALVISION CENTRAL, INC. AND

                          RURALVISION SOUTH, INC.

                     COMBINED STATEMENTS OF CASH FLOWS

                                                                              FOR THE PERIOD
                              YEARS ENDED DECEMBER 31,           SIX MONTHS   JANUARY 1, 1994
                         -------------------------------------      ENDED           TO
                            1991         1992         1993      JUNE 30, 1993 AUGUST 18, 1994
                         -----------  -----------  -----------  ------------- ---------------
                                                                         (UNAUDITED)
Cash flows used in
 operating activities:
 Net loss............... $(2,570,069) $(7,614,129) $(7,085,155)  $(4,029,521)   $(4,069,611)
 Adjustments to
  reconcile net loss to
  net cash used by
  operating activities:
  Gain on sale of
   asset................         --           --       (34,350)          --             --
  Depreciation and
   amortization.........     174,210      854,521    1,194,897       718,203        836,693
  Equity in loss of
   joint venture........         --       110,549       66,422           --          80,043
  (Increase) decrease in
   assets:
   Accounts receivable..     (10,147)     (15,832)    (169,191)     (109,341)        50,436
   Inventories..........    (748,690)     (41,716)     292,326         5,952        (11,595)
   Prepaid expenses.....    (131,343)    (283,899)    (382,990)     (421,660)      (607,460)
   Deferred licensing
    costs...............    (903,001)    (192,499)      35,041           --        (510,455)
  (Decrease) increase in
   liabilities:
   Accounts payable.....     668,232      887,346   (1,178,028)     (823,856)       (88,027)
   Accrued expenses.....     173,401      185,070       (5,491)      704,668       (234,063)
   Accrued interest.....     286,880    1,532,740    2,406,124     1,049,403      2,073,012
   Other liabilities....      67,170       84,980       64,263        32,423         (1,701)
                         -----------  -----------  -----------   -----------    -----------
    Total adjustments...    (423,288)   3,121,260    2,289,023     1,155,792      1,762,937
                         -----------  -----------  -----------   -----------    -----------
    Net cash used in
     operating
     activities.........  (2,993,357)  (4,492,869)  (4,796,132)   (2,873,729)    (2,306,674)
                         -----------  -----------  -----------   -----------    -----------
Cash flows from
 investing activities:
 Proceeds from sale of
  vehicles..............         --           --       198,000           --             --
 Purchase of towers and
  transmitting
  equipment.............  (2,476,615)  (1,764,007)         --            --             --
 Purchase of subscriber
  equipment.............    (619,396)  (2,824,655)    (933,288)     (690,006)      (655,076)
 Purchase of other
  property and
  equipment.............    (247,134)    (740,946)    (175,000)          --             --
 Investment in joint
  venture...............         --       (66,000)    (137,734)      (63,737)       (17,280)
                         -----------  -----------  -----------   -----------    -----------
    Net cash used in
     investing
     activities.........  (3,343,145)  (5,395,608)  (1,048,022)     (753,743)      (672,356)
                         -----------  -----------  -----------   -----------    -----------
Cash flows from
 financing activities:
 Proceeds from issuance
  of common stock.......      50,000          --           --            --             --
 Proceeds from issuance
  of warrants...........         --         4,617          --            --             --
 Borrowings from
  stockholder...........   5,862,182    9,190,929    6,449,771     3,936,110       (853,771)
 Line of credit.........         --       907,996     (189,807)     (161,058)       (25,914)
 Other borrowings.......         --       219,366     (193,446)          --       2,000,000
 Advances from
  affiliate.............     467,560     (467,560)         --            --             --
                         -----------  -----------  -----------   -----------    -----------
    Net cash provided by
     financing
     activities.........   6,379,742    9,855,348    6,066,518     3,775,052      2,827,857
                         -----------  -----------  -----------   -----------    -----------
Net increase (decrease)
 in cash................      43,240      (33,129)     222,364       147,580       (151,173)
Cash at beginning of
 period.................      15,796       59,036       25,907        25,907        248,271
                         -----------  -----------  -----------   -----------    -----------
Cash at end of period... $    59,036       25,907      248,271       173,487         96,735
                         ===========  ===========  ===========   ===========    ===========
Supplemental disclosures of cash
 flow information:
  Cash paid for
   interest............. $       --   $    10,041  $    98,124   $    36,265    $       --
                         ===========  ===========  ===========   ===========    ===========
Noncash investing and
 financing activities:
 Licenses transferred to
  joint venture......... $       --   $    36,000  $       --    $       --     $       --
                         ===========  ===========  ===========   ===========    ===========

         See accompanying notes to combined financial statements.

                      RURALVISION CENTRAL, INC. AND

                         RURALVISION SOUTH, INC.

                  NOTES TO COMBINED FINANCIAL STATEMENTS

  (INFORMATION AS OF AUGUST 18, 1994 AND FOR THE SIX-MONTH PERIOD ENDED

    JUNE 30, 1993 AND JANUARY 1, 1994 TO AUGUST 18, 1994 IS UNAUDITED)

(1) SUMMARY OF ACCOUNTING POLICIES

  A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows.

 (a) Principles of Combination

  The accompanying combined financial statements include the accounts of RuralVision Central, Inc. and RuralVision South, Inc. Voting control of each company is vested in the same stockholders and the companies are under common management. Because of these relationships, the financial statements of the companies (hereinafter collectively referred to as RuralVision or the Company) have been prepared as if they were a single entity. All significant intercompany balances and transactions have been eliminated.

 (b) History and Business Activity

  Wireless Cable TV, Inc. was formed in May 1990, later named LDH Cablevision, Inc., and ultimately renamed RuralVision Central, Inc. RuralVision, Inc. was formed in December 1990 and its name was later changed to RuralVision South, Inc. Since inception, RuralVision has been in the business of developing wireless cable television systems in nonurban and rural markets in the United States. RuralVision controls or has pending applications for channels in 103 separate markets. The Company has commenced wireless service in five of these markets. The Company also has an interest in licenses in seven additional markets through agreements with other parties.

 (c) Deferred Licensing Costs

  RuralVision defers outside legal and engineering fees incurred to develop licenses in wireless cable markets. All additional costs related to site modifications and legal and engineering expenses associated with license amendments and defense of applications are expensed in the periods in which they are incurred. Capitalized costs are amortized over the ten-year life of the underlying licenses upon grant. Deferred costs related to abandoned markets are expensed when the licenses are abandoned. Management continually evaluates the recoverability of these deferred costs.

 (d) Property and Equipment

  Initial subscriber installation costs that are capitalized include reception equipment on subscriber premises, direct labor, outside contract labor and allocated overhead. All other initial subscriber costs, including marketing costs, are expensed as incurred. Depreciation and amortization is provided for on a straight-line basis over the following useful lives:

       Subscriber installation costs............................... 7 years
       Tower systems............................................... 10 years
       Furniture, fixtures and equipment........................... 5 to 7 years
       Buildings................................................... 20 years

 (e) Revenue Recognition

  Subscriber revenues are recognized in the period of service. Installation fees are recognized as revenues upon subscriber hook-up to the extent of costs incurred to obtain subscribers.

                      RURALVISION CENTRAL, INC. AND

                         RURALVISION SOUTH, INC.

           NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 (f) Airtime Leases

  Payments on granted airtime leases are expensed ratably in the year to which they relate.

 (g) Income Taxes

  Income taxes on any net earnings of RuralVision Central, Inc. and RuralVision South, Inc. would be payable by the stockholders pursuant to an election as an S Corporation under the Internal Revenue Code not to have the Company taxed as a corporation. Losses incurred also flow to the tax return of the stockholders. No income taxes would have been payable had this election not been made.

 (h) Inventories

  Inventories are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

 (i) Interim Financial Information

  In the opinion of management, the accompanying unaudited combined condensed financial information of the Company contains all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's results of operations and cash flows for the six months ended June 30, 1993 and the period from January 1, 1994 to August 18, 1994, and changes in stockholders' deficit for the period from January 1, 1994 to August 18, 1994. These results are not necessarily indicative of the results to be expected for the full fiscal year.

(2) REALIZATION OF ASSETS

  The accompanying combined financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As shown on the accompanying balance sheet, the Company's liabilities exceeded its assets by $17,204,736 at December 31, 1993. In addition, the Company has sustained losses through December 31, 1993 of $17,269,353. Continued losses are anticipated as pending licenses are secured and systems are developed. The Company must obtain additional capital to develop and secure licenses, build systems, obtain customers and become profitable. Given these facts, the ability of the Company to continue as a going concern and the recoverability of a major portion of its recorded asset amounts is dependent upon its ability to meet its financing requirements on a continuing basis, to maintain its present financing and to succeed in its future operations.

  The Company and its stockholders are currently exploring financing and capitalization alternatives, including the possibility of a sale of the Company or its assets. There can be no assurance that the Company will be able to obtain additional capital or financing.

  The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or amounts of liabilities that might be necessary depending upon the outcome of these uncertainties.

(3) DEFERRED LICENSING COSTS

  The Company has ownership and lease interests in applications pending and granted for both commercial and noncommercial wireless cable TV licenses. The noncommercial licenses are those that have been set aside by the Federal Communications Commission for "eligible" entities that provide instructional television services. Typically, four television channels are granted to each noncommercial licensee. Pursuant to exclusive lease agreements with noncommercial eligible entities, RuralVision incurs the cost of preparing and filing the

                      RURALVISION CENTRAL, INC. AND

                         RURALVISION SOUTH, INC.

           NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

applications, constructing the wireless cable systems, and providing certain minimum hours of educational programming per week. In exchange, the noncommercial licensees lease excess airtime exclusively to the Company, which may be used for commercial television services. The Company applies for commercial licenses in its own name; these licenses consist of one to four commercial channels.

  Deferred licensing costs consist of the following:

                                                             DECEMBER 31,
                                                         ---------------------
                                                            1992       1993
                                                         ---------- ----------
   Granted licenses..................................... $  304,000 $  497,859
   Pending licenses.....................................    785,000    585,500
                                                         ---------- ----------
                                                          1,089,000  1,083,359
   Less accumulated amortization on granted licenses....     29,500    (58,900)
                                                         ---------- ----------
                                                         $1,059,500 $1,024,459
                                                         ========== ==========

  The following is a summary of licenses:

                                                             DECEMBER 31,
                                                         ---------------------
                                                            1992       1993
                                                         ---------- ----------
   Noncommercial:
     Pending............................................        357        257
     Granted............................................        152        225
                                                         ---------- ----------
                                                                509        482
                                                         ========== ==========
   Commercial:
     Pending............................................        180        129
     Granted............................................         12          7
                                                         ---------- ----------
                                                                192        136
                                                         ========== ==========

  The Company has an interest in the following licenses through ventures with other parties (see note 9):

                                                             DECEMBER 31,
                                                         ---------------------
                                                            1992       1993
                                                         ---------- ----------
   Noncommercial:
     Pending............................................         21         11
     Granted............................................         15         23
                                                         ---------- ----------
                                                                 36         34
                                                         ========== ==========
   Commercial:
     Pending............................................          2          6
     Granted............................................          5          5
                                                         ---------- ----------
                                                                  7         11
                                                         ========== ==========

  In addition, the Company has certain rights to seven microwave frequencies in other markets. Subsequent to December 31, 1993, management was negotiating the sale of these rights to a nonrelated third party.

                      RURALVISION CENTRAL, INC. AND

                         RURALVISION SOUTH, INC.

           NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Five commercial licenses in one of the Company's currently operating markets have been granted in the name of related parties. Management intends to enter into agreements with these parties to lease the frequencies for nominal amounts.

  The ability to establish a viable wireless cable service market is dependent on the Company obtaining the rights to a sufficient number of channels in the market. The Company had licenses granted or pending, either directly or through joint ventures, in 110 markets as of December 31, 1993. Management believes that RuralVision will obtain channel rights in a significant number of these markets. In markets where, due to competing applications, the Company does not obtain sufficient channel rights to warrant construction of a system, the Company has historically been able to recover its capitalized costs through negotiated settlements with the competing applicants. Management believes this will continue to be the case.

(4) PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1992         1993
                                                       -----------  -----------
   Tower systems...................................... $ 4,240,622  $ 4,167,820
   Subscriber installation costs......................   3,444,051    4,185,899
   Vehicles...........................................     239,500          --
   Land and buildings.................................     286,328      366,381
   Furniture, fixtures and equipment..................     552,293      646,934
                                                       -----------  -----------
                                                         8,762,794    9,367,034
   Less accumulated depreciation......................  (1,028,731)  (1,898,494)
                                                       -----------  -----------
                                                       $ 7,734,063  $ 7,468,540
                                                       ===========  ===========

(5) NOTES PAYABLE

  Notes payable consisted of the following:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1992         1993
                                                       -----------  -----------
   Related party notes payable:
     Stockholder loans................................ $15,161,363  $21,611,134
     Accrued interest on stockholder loans............   1,819,620    4,225,744
                                                       -----------  -----------
                                                        16,980,983   25,836,878
   Other notes payable:
     Bank line of credit..............................     907,997      718,195
     Vehicle loan.....................................     188,365          --
     Other............................................      31,000       25,914
                                                       -----------  -----------
                                                       $ 1,127,362  $   744,109
                                                       ===========  ===========

  The stockholder loans consist of two unsecured notes payable on demand or, if no demand is made, on December 1, 1994. The notes bear interest at the rate of 12% compounded annually.

                      RURALVISION CENTRAL, INC. AND

                         RURALVISION SOUTH, INC.

           NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The bank line of credit provides for available borrowings of $810,000 and bears interest at the rate of 8% payable quarterly. The line is payable on demand, or, if no demand is made, in May 1994. The line is secured by real estate held in an affiliated company and the guarantee of the estate of the majority stockholder. In July 1994, the bank line of credit, of which $718,195 was outstanding, was assigned to the estate of the majority stockholder and accordingly has been reflected as an increase in the balance of notes payable-related party in the combined balance sheet as of August 18, 1994.

  The vehicle loan is payable in monthly payments of $1,787, including interest at prime plus 1% (7% at December 31, 1992). The vehicle that secured the loan was sold in 1993 and the loan was paid off.

(6) COMMITMENTS AND CONTINGENCIES

  As noted above, the Company has entered into agreements with educational institutions to lease excess airtime on noncommercial licenses. The standard agreement has a 10-year term and provides that the Company has the right to match any outside offer to lease the institution's excess air time at the end of the 10-year period. The leases require payments as follows:

   Initial nonrefundable fee.................................... $1,000
   Fee upon grant of license....................................        $ 4,000
   One year from the date of grant..............................  7,500
   Annual payment in years three through ten....................         10,000

  The Company has also entered into options to lease, and leases for, land for tower sites in the majority of the markets in which the Company has pending or granted lease rights. The option price generally averages $300 for a one-year option period and is renewable for an additional year at the same price. The lease terms are generally 15 years with a 10-year renewal option. The leases call for annual payments averaging $2,500 per year and allow for inflation increases based on the Consumer Price Index after the initial year. At December 31, 1993, the Company was committed on land leases for its five operating sites.

  The Company also leases vehicles, equipment and facilities under noncancellable operating leases.

  Minimum rental commitments under lease obligations are as follows:

                                                             GRANTED   ALL OTHER
                                                             AIRTIME   EXECUTED
                                                             LEASES     LEASES
                                                           ----------- ---------
   1994................................................... $ 2,097,500 $241,416
   1995...................................................   2,290,000   36,731
   1996...................................................   2,290,000   17,178
   1997...................................................   2,290,000   13,150
   1998...................................................   2,290,000   11,400
   Thereafter.............................................   7,370,000   86,000
                                                           ----------- --------
                                                           $18,627,500 $405,875
                                                           =========== ========

  The rental commitments shown above do not include lease obligations related to pending noncommercial licenses. Airtime lease obligations will increase substantially if additional pending noncommercial licenses are granted.

                      RURALVISION CENTRAL, INC. AND

                         RURALVISION SOUTH, INC.

           NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Lease expense in 1993, 1992 and 1991 under airtime leases was $1,151,337, $493,555 and $378,672, respectively. Rental expense under all other noncancellable operating leases in 1993, 1992 and 1991 was $339,939, $332,919 and $203,368, respectively.

  The Company has entered into agreements with certain corporate officers. The agreements provide that in the event of a sale of the Company, if the officers' employment is not continued, they will be paid a bonus of one year's salary.

(7) COMMON STOCK

  RuralVision Central, Inc. has 100 authorized shares of $500 par value common stock, of which 26.667 shares were outstanding at December 31, 1993. RuralVision South, Inc. has 100,000 authorized shares of $1 par value common stock, of which 11,106.66 shares were outstanding at December 31, 1993.

  In 1992 warrants to purchase 16 shares of RuralVision Central, Inc. common stock at a price of $1,250 per share were issued for total consideration of $3,840. At the same time, warrants to purchase 6,664 shares of RuralVision South, Inc. common stock at a price of $.65 per share were issued for total consideration of $777. The warrants were issued to related parties of the Company's stockholder. They can be exercised any time after December 31, 1995 and before April 1, 1996. The consideration paid was based upon an appraisal.

(8) RELATED PARTY TRANSACTIONS

  The Company leases facilities under a noncancellable operating lease from a stockholder. The lease provides for monthly rent of $6,600 through August 1994. Rental expense paid under the lease was $79,200, $79,200 and $60,000 in 1993, 1992 and 1991, respectively.

  The Company also operates under a management agreement with an affiliated company. Under the terms of the agreement, the Company pays the affiliate 10% of gross revenues for administrative services. Management fee expense in 1993, 1992 and 1991 was $439,305, $249,422 and $12,000, respectively. The Company also leased an airplane from the affiliate in 1992 and 1991. Total expense under this agreement was $85,500 in 1992 and 1991.

(9) JOINT VENTURES

  The Company entered into a 50% joint venture with a conflicting cable license applicant in 1992. The joint venture, RuralVision of Southern Illinois, was formed to combine the license rights of the two parties and develop four wireless cable systems. The Company contributed license rights with related deferred costs of $36,000 and cash of $66,000 in 1992 and cash of $137,734 in 1993.

  The summarized unaudited financial position of the unconsolidated joint venture at December 31, 1993 is as follows:

       Cable systems in progress...................................... $604,000
       Other assets...................................................   72,000
                                                                       --------
                                                                       $676,000
                                                                       --------
       Accounts payable...............................................    6,000
       Capital........................................................  670,000
                                                                       --------
                                                                       $676,000
                                                                       ========

                      RURALVISION CENTRAL, INC. AND

                         RURALVISION SOUTH, INC.

           NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The Company also has an agreement with another party in a market where RuralVision licenses are pending whereby the other party has a 10% interest in future net profits when the cable system is developed. The other party is also required to contribute toward development of the system.

  In addition, the Company has entered into agreements with conflicting license applicants to assign its noncommercial license applications in two markets and abandon noncommercial licenses in one market. As consideration the other parties have agreed to pay RuralVision $128,500. The Company will also receive approximately $.91 per subscriber per month in one market and 2% of gross revenues in the other market for a period of 10 years. The Company has no obligations to contribute to the development of the cable systems in any of these markets.

(10) STOCK GRANT

  In December 1992, common stock of both companies was awarded to an officer for services rendered. The award represents a 10% interest in each company after considering the additional shares granted. The stock was distributed to the officer in January 1993. In 1993 an additional cash bonus of $685,354 was awarded to the same officer. See note 11.

(11) PRIOR PERIOD ADJUSTMENT

  The combined balance sheet at December 31, 1992, and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended have been restated to reflect the correction of an overstatement of officer's compensation expense and the related accrual of $1,050,000 arising from the award of stock to an officer of the Company (see note 10). The accrued stock compensation, as originally determined, was based on inaccurate information. Accordingly, the 1992 combined financial statements have been restated by reducing the expense for the officer's stock award and the net loss by $1,050,000.

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors

Heartland Wireless Communications, Inc.:

  We have audited the accompanying balance sheets of Cross Country Division as of December 31, 1993 and 1994, and the related statements of operations and division equity and cash flows for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994. These financial statements are the responsibility of Cross Country Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cross Country Division as of December 31, 1993 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994, in conformity with generally accepted accounting principles.

  As discussed in note 1 to the financial statements, on August 19, 1994, RuralVision Joint Venture, a general partnership in which Cross Country Wireless, Inc. had a 50% interest, purchased certain wireless cable television assets, including assets comprising the Cross Country Division, in a business combination accounted for as a purchase. As a result of the acquisition, financial information for periods after August 18, 1994 is presented on a different cost basis than that for the periods before August 18, 1994 and, therefore, such information is not comparable.

                                          KPMG Peat Marwick LLP

Dallas, Texas

July 28, 1995

                          CROSS COUNTRY DIVISION

                              BALANCE SHEETS

                                                                                         DECEMBER 31, DECEMBER 31,  JUNE 30,
                                                                                             1993         1994        1995
                                                                                         ------------ ------------ -----------
                                                                                                                   (UNAUDITED)
                                         ASSETS
Current assets:
  Cash..................................................................................  $   50,370   $   41,745  $    9,348
  Subscriber receivables, net of allowance for doubtful accounts of $50,977 in 1993 and
   $77,979 in 1994......................................................................      65,675       77,979     132,317
  Prepaid expenses and other............................................................     200,886      228,080     223,218
                                                                                          ----------   ----------  ----------
    Total current assets................................................................     317,021      347,804     364,883
Systems and equipment, net (note 2).....................................................   3,630,952    3,260,737   3,072,768
Leased license investment, net of accumulated amortization of $13,850 in 1993 and
 $45,847 in 1994 (note 1(d))............................................................      55,150    6,232,469   6,170,347
                                                                                          ----------   ----------  ----------
                                                                                          $4,003,123   $9,841,010  $9,607,998
                                                                                          ==========   ==========  ==========
                            LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable and accrued expenses.................................................  $  208,627   $  121,169  $  646,460
  Unearned revenue......................................................................      98,630       93,715     151,389
                                                                                          ----------   ----------  ----------
    Total current liabilities...........................................................     307,257      214,884     797,849
Division equity (note 1(a)).............................................................   3,695,886    9,626,126   8,810,149
Commitments (notes 3 and 5).............................................................
                                                                                          ----------   ----------  ----------
                                                                                          $4,003,123   $9,841,010  $9,607,998
                                                                                          ==========   ==========  ==========

              See accompanying notes to financial statements.

                          CROSS COUNTRY DIVISION

               STATEMENTS OF OPERATIONS AND DIVISION EQUITY

                                                                                 JANUARY 1,  SIX MONTHS  AUGUST 18,  SIX MONTHS
                                                                     YEAR ENDED   1994 TO      ENDED      1994 TO       ENDED
                                                                    DECEMBER 31, AUGUST 18,  JUNE 30,   DECEMBER 31,  JUNE 30,
                                                                        1993        1994       1994         1994        1995
                                                                    ------------ ---------- ----------- ------------ -----------
                                                                                            (UNAUDITED)              (UNAUDITED)
Revenue............................................................. $1,952,207  $1,416,375  $1,064,905  $  710,697  $1,008,608
                                                                     ----------  ----------  ----------  ----------  ----------
Operating expenses:
  Systems operations................................................    966,153     733,688     498,055     421,074     540,997
  Selling, general and administrative...............................    839,522     398,938     331,511     242,206     297,127
  Depreciation and amortization.....................................    493,478     339,838     247,881     208,922     287,439
                                                                     ----------  ----------  ----------  ----------  ----------
    Total operating expenses........................................  2,299,153   1,472,464   1,077,447     872,202   1,125,563
                                                                     ----------  ----------  ----------  ----------  ----------
    Net loss........................................................   (346,946)    (56,089)    (12,542)   (161,505)   (116,955)
Division equity at beginning of period..............................  3,599,438   3,695,866   3,695,866   3,533,807   9,626,126
Elimination of RuralVision equity
 (note 1(a))........................................................        --          --          --   (3,533,807)        --
Net investment in and advances from
 (to) parents.......................................................    443,374    (105,970)   (225,328)  9,787,631    (699,022)
                                                                     ----------  ----------  ----------  ----------  ----------
Division equity at end of period.................................... $3,695,866  $3,533,807  $3,457,996  $9,626,126  $8,810,149
                                                                     ==========  ==========  ==========  ==========  ==========

              See accompanying notes to financial statements.

                          CROSS COUNTRY DIVISION

                         STATEMENTS OF CASH FLOWS

                                                                                             SIX                       SIX
                                                                             JANUARY 1,    MONTHS     AUGUST 19,     MONTHS
                                                                 YEAR ENDED   1994 TO       ENDED      1994 TO        ENDED
                                                                DECEMBER 31, AUGUST 18,   JUNE 30,   DECEMBER 31,   JUNE 30,
                                                                    1993        1994        1994         1994         1995
                                                                ------------ ----------  ----------- ------------  -----------
                                                                                         (UNAUDITED)               (UNAUDITED)
Cash flows from operating activities:
 Net loss......................................................  $(346,946)  $ (56,809)   $(12,542)  $  (161,505)   $(116,955)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization................................    493,478     339,838     247,881       208,922      287,439
  Other........................................................     96,538      71,574     121,634        55,363       14,551
  Changes in assets and liabilities:
   Subscriber receivables......................................    (58,738)    (12,471)      6,332           257      (54,338)
   Prepaid expenses and other..................................    (84,676)    (15,931)    (85,336)      (22,263)       4,862
   Accounts payable and accrued expenses.......................    (91,592)    (89,441)     29,092         1,983      525,291
   Unearned revenue............................................     27,118       2,332     (11,316)       10,924       57,674
                                                                 ---------   ---------    --------   -----------    ---------
    Net cash from provided by operating activities.............     35,182     239,812     295,745        86,510      718,524
                                                                 ---------   ---------    --------   -----------    ---------
Cash flows used in investing activities -- capital
 expenditures..................................................   (442,117)   (169,824)   (100,670)   (9,846,784)     (51,899)
                                                                 ---------   ---------    --------   -----------    ---------
Cash flows provided by (used in) financing activities -- net
 investment in and advances from (to) parents..................    443,374    (105,970)   (225,328)    9,787,631     (699,022)
                                                                 ---------   ---------    --------   -----------    ---------
Net increase (decrease) in cash................................     36,439     (35,982)    (30,253)       27,357      (32,397)
Cash at beginning of period....................................     13,931      50,370      50,370        14,388       41,745
                                                                 ---------   ---------    --------   -----------    ---------
Cash at end of period..........................................  $  50,370      14,388    $ 20,117        41,745    $   9,348
                                                                 =========   =========    ========   ===========    =========

              See accompanying notes to financial statements.

                          CROSS COUNTRY DIVISION

                      NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1993 AND 1994

 (INFORMATION AS OF JUNE 30, 1995 AND FOR THESIX-MONTH PERIODS ENDED JUNE 30,
                       1994 AND 1995 IS UNAUDITED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) General and Basis of Presentation

  Heartland Wireless Communications, Inc. ("Heartland") develops, owns and operates wireless cable television systems. On July 18, 1995, Heartland entered into an agreement with Cross Country Wireless, Inc. ("Cross Country"), whereby Heartland issued 1,029,707 shares of its common stock to RuralVision Joint Venture (the "Venture"), a general partnership in which Cross Country owns a 50% interest, in exchange for $20,000,000 cash in a single privately negotiated transaction. Immediately subsequent to the issuance of the shares to the Venture, Heartland acquired substantially all of the remaining assets of the Venture, consisting primarily of wireless cable systems located in Lykens, Ohio; Paragould, Arkansas; Sikeston, Missouri and channel rights in 12 markets located in five states (collectively, "Cross Country Division") for $20,000,000 cash.

  The accompanying financial statements reflect the historical financial position, results of operations and cash flows of the assets and liabilities comprising Cross Country Division. Until August 18, 1994, the assets and liabilities comprising Cross Country Division were owned by RuralVision Central, Inc. ("RuralVision"). Accordingly, the financial information as of and for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the six months ended June 30, 1994 includes historical financial information from RuralVision with respect to the assets and liabilities comprising Cross Country Division.

  On August 19, 1994, the Venture, a general partnership in which each of Heartland and Cross Country had a 50% interest, purchased certain wireless cable television assets, including assets comprising the Cross Country Division, from RuralVision. The Venture accounted for the acquisition as a purchase and, accordingly, established a new cost basis with respect to the assets purchased from RuralVision. Subsequent to August 19, 1994, the assets and liabilities comprising Cross Country Division were owned by the Venture. Accordingly, the financial information as of December 31, 1994 and for the period from August 19, 1994 to December 31, 1994 and the six months ended June 30, 1995 includes historical financial information from the Venture with respect to the assets and liabilities comprising Cross Country Division. As a result of the acquisition and the different cost basis with respect to the assets and liabilities comprising Cross Country Division, financial information for periods before and after August 19, 1994 is not comparable.

  On May 17, 1995, Heartland assigned its remaining interest in the Venture to an unrelated third party in exchange for nominal consideration and, as a result ceased to be a joint venturer thereof on such date.

  The accompanying financial statements include the assets, liabilities, revenues and expenses that are directly related to Cross Country Division. The financial statements do not include general unallocated corporate assets, liabilities, revenues and expenses of the parent entities which are not directly related to Cross Country Division or debt financing and associated interest expense and, therefore, may not necessarily reflect what the financial position and results of operations of Cross Country Division would have been had it been a separate, stand-alone entity during the periods covered by the financial statements.

 (b) Cash Management

  Cross Country Division primarily utilized central cash management systems of its parent entities to finance its operations. Cash requirements were satisfied either by transactions between Cross Country Division and its parent entities or by cash from operations. Such transactions are included in the division equity account in the balance sheets and as net investment in and advances (to) from parents in the statements of cash flows.

                          CROSS COUNTRY DIVISION

 (c)  Systems and Equipment

  Systems and equipment are stated at cost and include the cost of transmission equipment as well as subscriber installations. Receive-site equipment on subscriber premises and costs associated with subscriber installations are capitalized. All other initial subscriber costs, including marketing costs, are expensed as incurred. Depreciation and amortization are recorded on a straight-line basis for financial reporting purposes over useful lives ranging from 6 to 10 years. Repair and maintenance costs are charged to expense when incurred; renewals and betterments are capitalized.

  Equipment awaiting installation consists primarily of accessories, parts and supplies for subscriber installations and is stated at the lower of average cost or market.

 (d) Leased License Investment

  Leased license investment includes costs incurred to acquire wireless cable channel rights. Such costs were incurred by the parent entities on behalf of Cross Country Division and have been allocated to Cross Country Division on a proportional basis under a method that management believes is systematic and rational. Costs incurred to acquire channel rights issued by the Federal Communications Commission ("FCC") are deferred and amortized ratably over estimated useful lives of 20 years beginning with inception of service. Prior to August 19, 1994, leased license investment costs were amortized over ten years beginning at the grant of the license. As of December 31, 1994, approximately $3,800,000 of leased license investment was not subject to amortization. Cross Country Division continually reevaluates the propriety of the carrying amounts of the leased license investment as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life.

 (e) Revenue Recognition

  Revenues from subscribers are recognized in the period service is provided.

 (f) Channel Leases

  Prepayments on granted channel leases are expensed ratably in the year to which they relate.

 (g) Systems Operations

  Systems operations expenses consist principally of programming fees, channel lease costs, tower rental and other costs of providing services. Such amounts are charged to expense in the period incurred.

 (h) Income Taxes

  No provision for income taxes has been made as the liability for such taxes was that of the individual stockholders of RuralVision (as an S Corporation) or the Venturers rather than Cross Country Division.

 (i) Interim Financial Information

  In the opinion of management, the accompanying unaudited condensed financial information of Cross Country Division contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly Cross Country Division's financial position as of June 30, 1995, and the results of operations and cash flows for the six-month periods ended June 30, 1994 and 1995. These results are not necessarily indicative of the results to be expected for the full fiscal year.

                          CROSS COUNTRY DIVISION

(2) SYSTEMS AND EQUIPMENT

  Systems and equipment consists of the following at December 31, 1993 and 1994:

                                                           1993        1994
                                                        ----------  ----------
   Equipment awaiting installation....................  $  239,472  $  327,958
   Subscriber premises equipment and installation
    costs.............................................   1,868,122   1,317,882
   Transmission equipment and system construction
    costs.............................................   2,188,227   1,692,845
   Other, principally office furniture and equipment..      54,285      70,344
                                                        ----------  ----------
                                                         4,350,106   3,409,029
   Accumulated depreciation...........................    (719,154)   (148,292)
                                                        ----------  ----------
                                                        $3,630,952  $3,260,737
                                                        ==========  ==========

(3) LEASES

  Cross Country Division leases from third parties channel rights licensed by the FCC. Cross Country Division, through affiliates, has entered into leases with channel license holders and leases with applicants for channel licenses. Under FCC policy, the base term of most leases cannot exceed ten years from the time the lessee begins using the leased channel rights. FCC licenses for wireless cable channels generally must be renewed every ten years, and there is no automatic renewal of such licenses. The use of such channels by the lessors is subject to regulation by the FCC and, therefore, Cross Country Division's ability to continue to enjoy the benefits of these leases is dependent upon the lessors' continuing compliance with applicable regulations. The remaining initial terms of Cross Country Division's leases range from 4 to 10 years. Most of Cross Country Division's leases grant Cross Country Division a right of first refusal to match another lease offer after expiration of the lease and/or require the parties to negotiate renewal in good faith. The termination of or failure to renew a channel lease or termination of the channel license would result in Cross Country Division being unable to deliver television programming on such channel. Although Cross Country Division does not believe that the termination of or failure to renew a single channel lease could adversely affect Cross Country Division, several of such terminations or failures in one or more markets that Cross Country Division actively serves could have a material adverse effect on Cross Country Division. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based on various subscriber levels.

  Payments under the channel rights lease agreements generally begin upon the grant of the channel rights. Channel rights lease expense was $138,417, $158,875 and $96,458 for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994, respectively.

  Future minimum lease payments due under channel rights leases in effect at December 31, 1994 are as follows:

        YEAR ENDING
       DECEMBER 31,
       ------------
       1995............................................................ $410,650
       1996............................................................  437,500
       1997............................................................  437,500
       1998............................................................  437,500
       1999............................................................  437,500

                          CROSS COUNTRY DIVISION

  Cross Country Division also has certain operating leases for office space and transmission tower space which are generally cancellable or with terms less than one year. Rent expense incurred in connection with these leases was $22,184, $24,691 and $13,883 for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994, respectively.

(4) LIQUIDITY

  The growth of Cross Country Division's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for subscriber growth and system development. These activities may be financed in whole or in part by Cross Country Division through cash flows from operations or other sources of financing. The amount and timing of Cross Country Division's future capital requirements will depend upon a number of factors, many of which are not within Cross Country Division's control, including programming costs, equipment costs, marketing expenses, staffing levels, subscriber growth and competitive conditions. Failure to obtain any required additional financing could have a material adverse effect on the growth of Cross Country Division and the development of its markets.

(5) COMMITMENTS

  Cross Country Division has entered into a series of noncancellable agreements to purchase entertainment programming for retransmission which expire in 1995 through 1998. The agreements generally require monthly payments based upon the number of subscribers to Cross Country Division's systems, subject to certain minimums.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information....................................................    i
Prospectus Summary.......................................................    1
Risk Factors.............................................................   15
The Exchange Offer.......................................................   27
Pro Forma Financial Information Relative to the Transactions.............   35
Selected Historical Financial Data.......................................   60
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................   61
Business.................................................................   73
Wireless Cable Industry..................................................   82
Recent Transactions......................................................   90
The Transactions and Planned Divestitures................................   92
Management...............................................................   99
Certain Transactions.....................................................  104
Principal Stockholders...................................................  107
Description of Notes.....................................................  109
Description of Certain Indebtedness......................................  135
Certain Federal Income Tax Considerations................................  137
Plan of Distribution.....................................................  141
Legal Matters............................................................  141
Experts..................................................................  142
Index to Consolidated Financial Statements and Unaudited Pro Forma Finan-
 cial Information........................................................  F-1

  UNTIL       , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE NEW NOTES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         ----------------------------
                                  PROSPECTUS

                         ----------------------------


                              HEARTLAND WIRELESS
                             COMMUNICATIONS, INC.

                                 $100,000,000
                      13% SERIES B SENIOR NOTES DUE 2003

                                     , 1996


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") (Exhibit 3.1 to this Registration Statement) eliminates the liability of the Registrant's directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

  Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant's Restated By-Laws (the "By-laws") (Exhibit 3.2 to this Registration Statement) requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors (a form of which is Exhibit 10.3 to this Registration Statement), which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 2.1     Letter Agreement regarding formation of the Registrant (filed as
         Exhibit 2.1 to the Registrant's Registration Statement on Form S-1,
         File No. 33-74244 (the "Form S-1"), and incorporated herein by reference)
 2.2     Supplement to Letter Agreement regarding formation of the Registrant
         (filed as Exhibit 2.2 to the Form S-1 and incorporated herein by reference)
 2.3     Asset Purchase Agreement among RuralVision Joint Venture, RuralVision
         Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.3 to the
         Registrant's Registration Statement on Form S-1, File No. 33-84408
         (the "November Form S-1") and incorporated herein by reference)
 2.4     Supplemental Agreement to the Asset Purchase Agreement among
         RuralVision Joint Venture, RuralVision Central, Inc. and RuralVision
         South, Inc. (filed as Exhibit 2.4 to the November Form S-1 and incorporated herein by reference)
 2.5     Closing Agreement amending the Supplemental Agreement among
         RuralVision Joint Venture, RuralVision Central, Inc. and RuralVision
         South, Inc. (filed as Exhibit 2.5 to the November Form S-1 and incorporated herein by reference)
 2.6     Asset Purchase Agreement between RuralVision Joint Venture and Cable
         Equity Partners, Inc. (filed as Exhibit 2.6 to the November Form S-1 and incorporated herein by reference)
 2.7     Letter Agreement amending Asset Purchase Agreement between RuralVision
         Joint Venture and Cable Equity Partners, Inc. (filed as Exhibit 2.7 to the November Form S-1 and incorporated herein by reference)
 2.8     Letter Agreement between the Registrant and Cross Country Wireless,
         Inc. (filed as Exhibit 2.8 to the November Form S-1 and incorporated herein by reference)
 2.9     Letter Agreement between the Registrant and Cable Equity Partners,
         Inc. (filed as Exhibit 2.9 to the Registrant's Registration Statement
         on Form S-4, File No. 33-87076 (the "Form S-4"), and incorporated herein by reference)
 2.10    Lease Purchase Agreement between the Registrant and Choice Television of Iowa, L.C. (filed as Exhibit 2.10 to the Form S-4 and incorporated herein by reference)

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 2.11    Asset Purchase Agreement between the Registrant and RuralVision Joint
         Venture (filed as Exhibit 2.11 to the Form 8-K Current Report dated as of December 1, 1994 and filed with the Commission on December 14, 1994
         (the "Form 8-K"), and incorporated herein by reference)
 2.12    Agreement for Purchase and Sales of Assets between the Registrant and
         REC Services, Inc. (filed as Exhibit 2.12 to the Form S-4 and incorporated herein by reference)
 2.13    Letter Agreement among the Registrant, United States Wireless Cable,
         Inc. and United States Wireless Cable Systems, Inc. (filed as Exhibit
         2.13 to the Form S-4 and incorporated herein by reference)
 2.14    Letter Agreement among the Registrant, Cross Country Wireless, Inc.
         and RuralVision Joint Venture (filed as Exhibit 2.14 to the Form S-4 and incorporated herein by reference)
 2.15    Extension Agreement among the Registrant, Cross Country Wireless,
         Inc., Cross Country Wireless Cable West, L.P., RuralVision Joint
         Venture, RuralVision Central, Inc., RuralVision South, Inc. and
         Selling Shareholders of RuralVision Central, Inc. and RuralVision
         South, Inc. (filed as Exhibit 2.15 to the Form S-4 and incorporated herein by reference)
 2.16    Note Modification Agreement among the Registrant, Cross Country
         Wireless, Inc., Cross Country Wireless Cable West, L.P., RuralVision
         Joint Venture, RuralVision Central, Inc., RuralVision South, Inc., the
         Selling Shareholders of RuralVision Central, Inc. and RuralVision
         South, Inc., the Larry D. Hudson Trust and Jerri Hudson Bell (filed as
         Exhibit 2.16 to the Form S-4 and incorporated herein by reference)
 2.17    Asset Purchase Agreement between Heartland Wireless Paducah, Inc. and
         Cross Country Wireless, Inc. (filed as Exhibit 2.17 to the Form S-4 and incorporated herein by reference)
 2.18    First Amendment to Joint Venture Agreement between the Registrant and
         Cross Country Wireless, Inc. (filed as Exhibit 2.18 to the Form S-4 and incorporated herein by reference)
 2.19    Venture Distribution Agreement between the Registrant and RuralVision
         Joint Venture (filed as Exhibit 2.19 to the Form S-4 and incorporated herein by reference)
 2.20    Letter Agreement among the Registrant, United States Wireless Cable,
         Inc. and United States Wireless Systems, Inc.
 2.21    Stock Purchase Agreement between Wireless Communications, Inc. and
         Robert R. Story
 2.22    Asset Purchase Agreement between United States Wireless Systems, Inc.
         and Robert R. Story, Inc.
 2.23    Amended and Restated Agreement and Plan of Merger dated as of
         September 11, 1995, between American Wireless Systems, Inc., Heartland
         Merger Sub, Inc. and the Registrant (filed as Exhibit 2.22 to the
         Registrant's Registration Statement on Form S-4, File No. 33-65357,
         (the "January Form S-4"), and incorporated herein by reference)
 2.24    Amended and Restated Asset Purchase Agreement dated as of October 4,
         1995, between Fort Worth Wireless Cable T.V. Associates and the
         Registrant (filed as Exhibit 2.23 to the January Form S-4 and incorporated herein by reference)
 2.25    Amended and Restated Asset Purchase Agreement dated as of October 4,
         1995, between Wireless Cable TV Associates #38 and the Registrant
         (filed as Exhibit 2.24 to the January Form S-4 and incorporated herein by reference)
 2.26    Amended and Restated Agreement and Plan of Merger dated as of
         September 11, 1995, between CableMaxx, Inc., Heartland Merger Sub 2,
         Inc. and the Registrant (filed as Exhibit 2.25 to the January Form S-4 and incorporated herein by reference)
 2.27    Amended and Restated Asset Purchase Agreement dated as of October 19,
         1995, between Three Sixty Corp., Technivision, Inc. and the Registrant
         (filed as Exhibit 2.26 to the January Form S-4 and incorporated herein by reference)
 2.28    AWS Escrow Agreement (filed as Exhibit 2.27 to the January Form S-4 and incorporated herein by reference)
 2.29    FTW Claim Release (filed as Exhibit 2.28 to the January Form S-4 and incorporated herein by reference)
 2.30    FTW Claim Assignment (filed as Exhibit 2.29 to the January Form S-4 and incorporated herein by reference)

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 2.31    FTW Liquidation Plan (filed as Exhibit 2.30 to the January Form S-4 and incorporated herein by reference)
 2.32    Minneapolis Claim Assignment (filed as Exhibit 2.31 to the January
         Form S-4 and incorporated herein by reference)
 2.33    Minneapolis Liquidation Plan (filed as Exhibit 2.32 to the January
         Form S-4 and incorporated herein by reference)
 2.34    TSC Escrow Agreement (filed as Exhibit 2.33 to the January Form S-4 and incorporated herein by reference)
 2.35    TSC Liquidation Plan (filed as Exhibit 2.34 to the January S-4 and incorporated herein by reference)
 3.1     Restated Certificate of Incorporation of the Registrant (filed as
         Exhibit 3.1 to the Form S-1 and incorporated herein by reference)
 3.2     Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Form
         S-1 and incorporated herein by reference)
 4.1     1994 Employee Stock Option Plan of the Registrant (filed as Exhibit
         4.1 to the Form S-1 and incorporated herein by reference)
 *4.2    Revised Form of Nontransferable Incentive Stock Option Agreement under the 1994 Employee Stock Option Plan of the Registrant
 *4.3    Revised Form of Nontransferable Non-Qualified Stock Option Agreement
         under the 1994 Employee Stock Option Plan of the Registrant
 4.4     1994 Stock Option Plan for Non-Employee Directors of the Registrant
         (filed as Exhibit 4.4 to the Form S-1 and incorporated herein by reference)
 4.5     Form of Stock Option Agreement under the 1994 Stock Option Plan for
         Non-Employee Directors of the Registrant (filed as Exhibit 4.5 to the
         Form S-1 and incorporated herein by reference)
 4.6     Warrant Agreement between the Registrant and Gerard Klauer Mattison &
         Co., Inc. (including form of warrant certificate) (filed as Exhibit
         4.6 to the Form S-1 and incorporated herein by reference)
 4.7     Registration Rights Agreement among the Registrant, Jupiter Partners
         L.P. and Thomas R. Haack (filed as Exhibit 4.7 to the Form S-4 and incorporated herein by reference)
 4.8     Stockholders Agreement among the Registrant, Hunt Capital Group,
         L.L.C., David E. Webb, L. Allen Wheeler and Jupiter Partners L.P.
         (filed as Exhibit 4.8 to the Form S-4 and incorporated herein by reference)
 4.9     Note Purchase Agreement among the Registrant, Jupiter Partners L.P.
         and Thomas R. Haack (filed as Exhibit 4.9 to the Form S-4 and incorporated herein by reference)
 4.10    First Amendment to Note Purchase Agreement among the Registrant,
         Jupiter Partners L.P. and Thomas R. Haack (filed as Exhibit 4.10 to the Form 10-K Annual Report filed with the Commission on March 31,
         1995 (the "Form 10-K"), and incorporated herein by reference)
 *4.11   Second Amendment to Note Purchase Agreement among the Registrant,
         Jupiter Partners L.P. and Thomas R. Haack
 4.12    Indenture between the Registrant and First Trust of New York, National
         Association, as Trustee (the "Trustee") (previously filed as Exhibit
         4.11 hereto)
 *4.13   Supplemental Indenture dated October 2, 1995, between the Registrant and the Trustee
 4.14    Registration Rights Agreement among the Registrant, BT Securities
         Corporation ("BT Securities") and Lazard Freres & Co. ("Lazard")
         (previously filed as Exhibit 4.12 hereto)
 4.15    Securityholders' and Registration Rights Agreement among the
         Registrant, BT Securities and Lazard (previously filed as Exhibit 4.13 hereto)
 4.16    Warrant Agreement between the Registrant and Bankers Trust Company, as
         Warrant Agent (previously filed as Exhibit 4.14 hereto)
 4.17    Unit Agreement among the Registrant, Bankers Trust Company, as Unit
         Agent and Warrant Agent, and the Trustee (previously filed as Exhibit
         4.15 hereto)

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 4.18    Escrow and Disbursement Agreement among the Registrant, Bankers Trust
         Company, as Escrow Agent, and the Trustee (previously filed as Exhibit
         4.16 hereto)
 *5      Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding legality of securities being offered
 *8      Opinion of O'Sullivan Graev & Karabell, LLP regarding the material
         United States Federal income tax consequences to the holders of the securities being offered
 10.1    Standard Form of MMDS License Agreement (filed as Exhibit 10.1 to the
         Form S-1 and incorporated herein by reference)
 10.2    Standard Form of ITFS License Agreement (filed as Exhibit 10.2 to the
         Form S-1 and incorporated herein by reference)
 10.3    Form of Indemnity Agreement between the Registrant and each of its directors (filed as Exhibit 10.3 to the Form S-1 and incorporated herein by reference)
 10.4    Noncompetition Agreement between the Registrant and J. R. Holland, Jr.
         (filed as Exhibit 10.4 to the Form S-1 and incorporated herein by reference)
 10.5    Noncompetition Agreement between the Registrant and David E. Webb
         (filed as Exhibit 10.5 to the Form S-1 and incorporated herein by reference)
 10.6    Noncompetition Agreement between the Registrant and John R. Bailey
         (filed as Exhibit 10.6 to the Form S-1 and incorporated herein by reference)
 10.7    Noncompetition Agreement between the Registrant and Randy R. Hendrix
         (filed as Exhibit 10.7 to the Form S-1 and incorporated herein by reference)
 10.8    Noncompetition Agreement between the Registrant and Thomas W. Dixon
         (filed as Exhibit 10.8 to the Form S-1 and incorporated herein by reference)
 10.9    Noncompetition Agreement between the Registrant and L. Allen Wheeler
         (filed as Exhibit 10.9 to the Form S-1 and incorporated herein by reference)
 10.10   Credit Agreement between the Registrant and Bank One, Texas, N.A.
         (filed as Exhibit 10.10 to the November Form S-1 and incorporated herein by reference)
 10.11   Credit Agreement between the Registrant and Internationale Nederlanden
         (U.S.) Capital Corporation (filed as Exhibit 10.11 to the November
         Form S-1 and incorporated herein by reference)
 10.12   Standard Commercial Lease between the Registrant and Tech Concepts
         Joint Venture regarding the Registrant's Richardson, Texas office
         (filed as Exhibit 10.12 to the November Form S-1 and incorporated herein by reference)
 10.13   Building Lease Agreement dated June 1, 1990, between Wireless
         Communications, Inc. and The Federal Building, Inc. (filed as Exhibit
         10.13 to the Form 10-K and incorporated herein by reference)
 10.14   Building Lease Agreement dated January 2, 1995, between the Registrant and W&W Commercial Group, L.L.C. (filed as Exhibit 10.14 to the Form
         10-K and incorporated herein by reference)
 10.15   Building Lease Agreement dated May 1, 1994, between Wireless
         Communications, Inc. and The Federal Building, Inc. (filed as Exhibit
         10.15 to the Form 10-K and incorporated herein by reference)
 10.16   Loan Agreement dated March 27, 1995, among the Registrant, Hunt
         Capital Group, L.L.C., Jupiter Partners L.P. and L. Allen Wheeler
         (filed as Exhibit 10.16 to the Form 10-K and incorporated herein by reference)
 10.17   Purchase Agreement among the Registrant, BT Securities and Lazard
 *10.18  Building Lease Agreement dated November 20, 1995, between the
         Registrant and the Federal Building, Inc.
 *12.1   Statement re: Computation of Consolidated Earnings to Fixed Charges
 21      List of Subsidiaries
 *23.1   Consent of O'Sullivan Graev & Karabell, LLP (included as part of its opinion filed as Exhibit 5 hereto)
 *23.2   Consent of KPMG Peat Marwick LLP, independent certified public accountants (Registrant)
 *23.3   Consent of Arthur Andersen LLP, independent public accountants
 *23.4   Consent of Coopers & Lybrand L.L.P., independent accountants
 *23.5   Consent of KPMG Peat Marwick LLP, independent certified public accountants (Technivision)
 *23.6   Consent of Grant Thornton LLP, independent certified public accountants
 *23.7   Consent of KPMG Peat Marwick LLP, independent certified public accountants (Cross Country Division)

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 24      Powers of Attorney
 25      Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of First Trust of New York, National
         Association, as Trustee (separately bound)
 *99.1   Form of Letter of Transmittal
 *99.2   Form of Notice of Guaranteed Delivery
 *99.3   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees
 *99.4   Form of Letter to Clients

--------
 * Filed herewith.

  (b) Financial Statement Schedules

                                                                           PAGE
                                                                           ----
   Independent Auditors' Report..........................................  S-1
   Schedule II -- Valuation and Qualifying Accounts  -- Three years ended
         December 31, 1994...............................................  S-2

Schedules other than the above have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of that time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of February, 1996.

                                       HEARTLAND WIRELESS COMMUNICATIONS,
                                       INC.

                                               /s/ J. R. Holland, Jr.*
                                          By___________________________________
                                                    J. R. HOLLAND, JR.
                                                   Chairman of the Board

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 7th day of February, 1996, by the following persons in the capacities indicated:


                   SIGNATURE                             TITLE

                                                 Chairman of the
         /s/  J. R. Holland, Jr.*                 Board and Director
     -------------------------------------
              J. R. HOLLAND, JR.

                                                 President, Chief
            /s/ David E. Webb*                    Executive Officer
     -------------------------------------        and Director
                 DAVID E. WEBB                    (Principal
                                                  Executive Officer)

              /s/ John R. Bailey                 Senior Vice
     -------------------------------------        President--
                JOHN R. BAILEY                    Finance, Chief
                                                  Financial Officer,
                                                  Treasurer and
                                                  Secretary
                                                  (Principal
                                                  Financial Officer)

                                                 Vice President,
           /s/ David D. Hagey*                    Controller and
     -------------------------------------        Assistant Secretary
                DAVID D. HAGEY                    (Principal
                                                  Accounting Officer)

                                                 Director
         /s/ Alvin H. Lane, Jr.*
     -------------------------------------
              ALVIN H. LANE, JR.

                   SIGNATURE                             TITLE

                                                 Director
         /s/ Dennis M. O'Rourke*
     -------------------------------------
              DENNIS M. O'ROURKE

                                                 Director
           /s/ John A. Sprague*
     -------------------------------------
                JOHN A. SPRAGUE

                                                 Director
           /s/ Wes W. Watkins*
     -------------------------------------
                WES W. WATKINS

                                                 Director
          /s/ L. Allen Wheeler*
     -------------------------------------
               L. ALLEN WHEELER


     *By    /s/ John R. Bailey
            ----------------------------------
                JOHN R. BAILEY
                Attorney-in-Fact

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors
Heartland Wireless Communications, Inc.:

  The audits referred to in our report dated March 3, 1995, except as to note 11 which is as of March 27, 1995, included the related financial statement schedule as of December 31, 1994, and for each of the years in the three-year period ended December 31, 1994, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          KMPG Peat Marwick LLP

Dallas, Texas
March 3, 1995

                                                                     SCHEDULE II
            HEARTLAND WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS


                                         ADDITIONS
                                    -------------------               BALANCE
                         BALANCE AT CHARGED TO                         AT END
                         BEGINNING  COSTS AND  CHARGED                   OF
      DESCRIPTION        OF PERIOD   EXPENSES  TO OTHER    DEDUCTIONS  PERIOD
------------------------ ---------- ---------- --------    ---------- --------
Year ended December 31,
 1992:
  Allowance for doubtful
   accounts.............  $    --    $   501   $    --      $   --    $    501
                          ========   =======   ========     =======   ========
  Valuation allowance
   for deferred tax
   assets...............  $ 29,982   $   --    $ 17,279(b)  $   --    $ 47,261
                          ========   =======   ========     =======   ========
Year ended December 31,
 1993:
  Allowance for doubtful
   accounts.............  $    501   $26,065   $    --      $(1,484)  $ 25,082
                          ========   =======   ========     =======   ========
  Valuation allowance
   for deferred tax
   assets...............  $ 47,261      $--    $136,034(b)     $--    $183,295
                          ========   =======   ========     =======   ========
Year ended December 31,
 1994:
  Allowance for doubtful
   accounts.............  $ 25,082   $72,066   $ 25,753(a)  $   --    $122,901
                          ========   =======   ========     =======   ========
  Valuation allowance
   for deferred tax
   assets...............  $183,295   $-- ...   $608,258(b)  $   --    $791,553
                          ========   =======   ========     =======   ========

--------
(a) Allocation of assets from the purchase of Milano System.
(b) Recognized as a component of federal income tax benefit.

                               EXHIBIT INDEX

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  4.2    Revised Form of Nontransferable Incentive Stock Option Agreement under the 1994 Employee Stock Option Plan of the Registrant
  4.3    Revised Form of Nontransferable Non-Qualified Stock Option Agreement
         under the 1994 Employee Stock Option Plan of the Registrant
  4.11   Second Amendment to Note Purchase Agreement among the Registrant,
         Jupiter Partners L.P. and Thomas R. Haack
  4.13   Supplemental Indenture dated October 2, 1995, between the Registrant and the Trustee
  5      Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding legality of securities being offered
  8      Opinion of O'Sullivan Graev & Karabell, LLP regarding the material
         United States Federal income tax consequences to the holders of the securities being offered
 12.1    Statement re: Computation of Consolidated Earnings to Fixed Charges
  10.18  Building Lease Agreement dated November 20, 1995, between the
         Registrant and The Federal Building, Inc.
 23.1    Consent of O'Sullivan Graev & Karabell, LLP (included as part of its opinion filed as Exhibit 5 hereto)
 23.2    Consent of KPMG Peat Marwick LLP, independent certified public accountants (Registrant)
 23.3    Consent of Arthur Andersen LLP, independent public accountants
 23.4    Consent of Coopers & Lybrand L.L.P., independent accountants
 23.5    Consent of KPMG Peat Marwick LLP, independent certified public accountants (Technivision)
 23.6    Consent of Grant Thornton LLP, independent certified public accountants
 23.7    Consent of KPMG Peat Marwick LLP, independent certified public accountants (Cross Country Division)
 99.1    Form of Letter of Transmittal
 99.2    Form of Notice of Guaranteed Delivery
 99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees
 99.4    Form of Letter to Clients